UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Preliminary Proxy Statement

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Soliciting Material under §240.14a-12

UNITED STATES STEEL CORPORATION

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United States Steel Corporation
600 Grant Street,
Pittsburgh, Pennsylvania 15219-2800
(412) 433-1121
March 12, 2024
Dear Fellow USS Stockholders:
Following a robust and comprehensive review of strategic alternatives, on December 18, 2023, United States Steel Corporation (which we refer to as “USS,” the “Company,” “we,” “us,” and “our”) entered into an Agreement and Plan of Merger (as it may be amended from time to time, which we refer to as the “Merger Agreement”) with Nippon Steel North America, Inc., a New York corporation (which we refer to as “Parent”), 2023 Merger Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (which we refer to as “Merger Sub”), and, solely as provided in Section 9.13 therein, Nippon Steel Corporation, a Japanese corporation (which we refer to as “Guarantor” or “NSC”).
The Merger Agreement provides that, among other things, on the terms and subject to the conditions of the Merger Agreement, (i) Merger Sub will merge with and into the Company (which we refer to as the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent, and (ii) at the effective time of the Merger (which we refer to as the “Effective Time”), each outstanding share of common stock of the Company, par value $1.00 per share (which we refer to as “USS common stock”) (excluding (a) shares of USS common stock owned by the Company or any wholly owned subsidiary of the Company as treasury stock or otherwise, but including, for the avoidance of doubt, any shares of USS common stock held by any Company Employee Plan (as defined in the Merger Agreement) or trust related thereto (other than, for the avoidance of doubt, shares of USS common stock reserved for issuance under any of the Company Equity Plans (as defined in the Merger Agreement)) or held, directly or indirectly, by Parent, Merger Sub or any wholly owned subsidiary of Parent immediately prior to the Effective Time and (b) shares of USS common stock that are issued and outstanding immediately prior to the Effective Time (other than the shares described in the foregoing clause (a)) and that are held by holders who have not voted in favor of the adoption of the Merger Agreement or consented thereto in writing and are entitled to demand and properly demand, exercise and perfect appraisal of such shares pursuant to Section 262 of the General Corporation Law of the State of Delaware) will be automatically converted into the right to receive $55.00 per share in cash, without interest (which we refer to as the “Merger Consideration”), subject to any required tax withholding.
We will hold a special meeting of our stockholders (including any adjournments or postponements thereof, which we refer to as the “Special Meeting”) in connection with the proposed Merger on April 12, 2024, at 1:00 p.m. Eastern Time, via the Internet at www.virtualshareholdermeeting.com/X2024SM (which we refer to as the “Special Meeting website”), where you will be able to attend the Special Meeting, vote, and submit your questions. Please note you will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the Special Meeting and all references in the enclosed proxy statement to “attend” shall mean virtually attend the Special Meeting.
The Board of Directors of the Company (which we refer to as the “Board of Directors”), after considering the factors more fully described in the enclosed proxy statement, has unanimously (i) determined that it is fair to and in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement, (ii) authorized and approved the execution, delivery and performance of the Merger Agreement by the Company and the consummation of the transactions contemplated thereby, including the Merger, and (iii) resolved to recommend that the stockholders of the Company adopt the Merger Agreement and directed that such matter be submitted for consideration of the stockholders of the Company at the Special Meeting.
At the Special Meeting, USS stockholders will be asked to consider and vote on (1) the proposal to adopt the Merger Agreement (which we refer to as the “Merger Agreement Proposal”), (2) the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to USS’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (which we refer to as the “Compensation Proposal”) and (3) any proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (which we refer to as the “Adjournment Proposal”). The Board of Directors unanimously recommends that you vote: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement.
The proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the Merger Agreement and the Merger. You should carefully read and consider the entire enclosed proxy statement and its annexes, including the Merger Agreement, as they contain important information about, among other things, the Merger and how it affects you.
Your vote is very important, regardless of the number of shares of USS common stock that you own. Because stockholders cannot take any action at the Special Meeting unless one-third of the shares of USS common stock issued and outstanding and entitled to vote thereat is represented, it is important that you attend the Special Meeting or are represented by proxy at the Special Meeting. The Merger cannot be completed unless the Merger Agreement Proposal is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of USS common stock entitled to vote thereon. Whether or not you plan to attend the Special Meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying postage-prepaid reply envelope, or submit your proxy by telephone or the Internet (in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting — Voting at the Special Meeting”). If your shares of USS common stock are held in “street name” by your bank, broker or other nominee, your bank, broker or other nominee will be unable to vote your shares of USS common stock without instructions from you. You should instruct your bank, broker or other nominee to vote your shares of USS common stock in accordance with the procedures provided by your bank, broker or other nominee. If your shares of USS common stock are held in your name and you fail to return your proxy card, submit your proxy by telephone or via the Internet or vote virtually at the Special Meeting, or if your shares of USS common stock are held in “street name” by your bank, broker or other nominee and you fail to instruct your bank, broker or other nominee to vote your shares of USS common stock, then this will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.
If you have any questions or need assistance voting your shares of USS common stock, please contact USS’s proxy solicitor in connection with the Special Meeting:
INNISFREE M&A INCORPORATED
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders May Call Toll-Free: (877) 825-8621
Brokers May Call Collect: (212) 750-5833
On behalf of the Board of Directors, we thank you for your support and appreciate your consideration of these matters.

David B. Burritt	David S. Sutherland
President & CEO	Board Chair
Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated March 12, 2024, and, together with the enclosed form of proxy card, is first being mailed to USS stockholders on or about March 12, 2024.

United States Steel Corporation
600 Grant Street,
Pittsburgh, Pennsylvania 15219-2800
(412) 433-1121
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 12, 2024
Notice is hereby given that a special meeting (including any adjournments or postponements thereof, which we refer to as the “Special Meeting”) of stockholders of United States Steel Corporation, a Delaware corporation (which we refer to as “USS,” the “Company,” “we,” “us,” and “our”), will be held virtually via live webcast on April 12, 2024, beginning at 1:00 p.m. Eastern Time (unless the Special Meeting is adjourned or postponed). USS stockholders will be able to attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/X2024SM (which we refer to as the “Special Meeting website”). For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the Special Meeting and all references in the enclosed proxy statement to “attend” shall mean virtually attend the Special Meeting. You will not be able to attend the Special Meeting in person.
The Special Meeting is being held for the following purposes:
1.
To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of December 18, 2023 (as it may be amended from time to time, which we refer to as the “Merger Agreement”), by and among USS, Nippon Steel North America, Inc., a New York corporation (which we refer to as “Parent”), 2023 Merger Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (which we refer to as “Merger Sub”), and, solely as provided in Section 9.13 therein, Nippon Steel Corporation, a Japanese corporation (which we refer to as “Guarantor” or “NSC”). Pursuant to the terms of the Merger Agreement, subject to the terms and conditions set forth therein, Merger Sub will merge with and into USS (which we refer to as the “Merger”), with USS continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Parent (which we refer to as the “Merger Agreement Proposal”);

2.
To consider and vote on the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to USS’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (which we refer to as the “Compensation Proposal”); and

3.
To consider and vote on any proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (which we refer to as the “Adjournment Proposal”).

Only USS stockholders of record as of the close of business on March 4, 2024, are entitled to notice of the Special Meeting and to vote at the Special Meeting.
The Board of Directors unanimously recommends that you vote: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Whether or not you plan to attend the virtual Special Meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting — Voting at the Special Meeting”). If you attend the Special Meeting and vote thereat, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Agreement Proposal, without your instructions.
The enclosed proxy statement provides detailed information about the Special Meeting and a summary of the Merger Agreement and the Merger. The enclosed proxy statement, including the copy of the Merger Agreement attached thereto as Annex A, is incorporated by reference into this notice.
If you complete, date, sign and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the Merger Agreement Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.
By Order of the Board of Directors,
Megan Bombick
Secretary
United States Steel Corporation
Pittsburgh, Pennsylvania
Dated: March 12, 2024

YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) BY TELEPHONE; (2) OVER THE INTERNET; OR (3) BY COMPLETING, DATING AND SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote before the Special Meeting in the manner described in the enclosed proxy statement.
If you fail to (1) return your proxy card, (2) grant your proxy electronically over the Internet or by telephone or (3) attend the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Agreement Proposal but, assuming a quorum is present, will have no effect on the Compensation Proposal or the Adjournment Proposal.
You should carefully read and consider the entire accompanying proxy statement and its annexes, including the Merger Agreement, along with all of the documents incorporated by reference into the accompanying proxy statement, as they contain important information about, among other things, the Merger and how it affects you. If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of USS common stock, please contact our proxy solicitor:
INNISFREE M&A INCORPORATED
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders May Call Toll-Free: (877) 825-8621
Brokers May Call Collect: (212) 750-5833

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SUMMARY
This summary highlights selected information from this proxy statement related to the Merger and the Merger Agreement (as defined below) and may not contain all of the information that is important to you. To understand the Merger and the Merger Agreement more fully and for a more complete description of the legal terms of the Merger and the Merger Agreement, you should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including the Merger Agreement, along with all of the documents to which we refer in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement entitled “Where You Can Find More Information.” A copy of the Merger Agreement is attached as Annex A to this proxy statement. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger.
Except as otherwise specifically noted in this proxy statement, “USS,” “we,” “our,” “us,” the “Company” and similar words refer to United States Steel Corporation. Throughout this proxy statement, we refer to Nippon Steel North America, Inc. as “Parent,” 2023 Merger Subsidiary, Inc. as “Merger Sub,” Nippon Steel Corporation as “Guarantor” or “NSC,” and USS, Parent, and Merger Sub each as a “party” and together as the “parties.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of December 18, 2023 (as it may be amended from time to time), by and among USS, Parent, Merger Sub, and solely as provided in Section 9.13 therein, Guarantor, as the “Merger Agreement”; USS common stock, par value $1.00 per share, as “USS common stock”; and the holders of shares of USS common stock as “USS stockholders.” Unless indicated otherwise, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.
Parties Involved in the Merger (see page 30)
United States Steel Corporation
USS, with operations in the United States of America (“U.S.”) and Central Europe, is transforming itself into a customer-centric, world-competitive, Best for All® steelmaker by investing in the competitive advantages that differentiate USS in its customers’ eyes. USS is executing on its strategy by investing where it has distinct cost and capability advantages so that it is a superior steel solutions provider for its customers. By offering the new steels that its customers are increasingly demanding, USS aims to achieve world-competitive positioning in strategic, high-margin end markets and deliver high-quality, value-added products and innovative solutions utilizing a lower carbon footprint than previously available through its traditional integrated steelmaking model.
During 2023, USS had annual raw steel production capability of 22.4 million net tons (17.4 million tons in North America and 5.0 million tons in Europe). USS performs a wide range of applied research, development and technical support functions at facilities in Pennsylvania, Michigan, Texas and Slovakia. USS supplies customers throughout the world primarily in the automotive, construction, consumer (packaging and appliance), electrical, industrial equipment, service center/distribution, structural tubing and energy (oil country tubular goods (OCTG) and line pipe) markets. According to the World Steel Association’s latest published statistics, USS is the third largest U.S. based steel producer and the twenty-seventh largest steel producer in the world. USS is a Delaware corporation established in 1901. USS’s principal executive offices are located at 600 Grant Street, Pittsburgh, Pennsylvania 15219, and its telephone number is (412) 433-1121. USS common stock is listed on the New York Stock Exchange (which we refer to as the “NYSE”) and Chicago Stock Exchange (which we refer to as the “CSE”) under the symbol X.
Nippon Steel Corporation
NSC is Japan’s largest steelmaker and one of the world’s leading steel manufacturers. NSC has a global crude steel production capacity of approximately 66 million tons and employs approximately 100,000 people throughout the world. NSC’s primary manufacturing base is in Japan and the company has presence in 15 additional countries. NSC has focused on building cooperative and good relationships with employees, labor unions, suppliers, customers, and communities in the United States. As the ‘Best Steelmaker with World-Leading Capabilities,’ NSC pursues world-leading technologies and manufacturing capabilities and contributes to society by providing excellent products and services. NSC’s principal executive offices are located at 2-6-1 Marunouchi, Chiyoda-ku, Tokyo 100-8071, Japan, and its telephone number is +81-3-6867-4111. NSC is a publicly traded company listed on the Tokyo Stock Exchange, the Sapporo Securities Exchange, the Nagoya Stock Exchange and the Fukuoka Stock Exchange.
Nippon Steel North America, Inc.
Parent is a wholly owned subsidiary of NSC. Parent is a holding company through which NSC owns businesses that conduct operations in the United States. Parent’s principal executive offices are located at 920 Memorial City Way, Suite 700, Houston, Texas 77024, and its telephone number is (713) 654-7111.
2023 Merger Subsidiary, Inc.
Merger Sub is a wholly owned subsidiary of Parent and was incorporated on December 15, 2023, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any activities other than in connection with or as contemplated by the Merger Agreement.
The Merger (see page 93)
On the terms and subject to the conditions of the Merger Agreement, and in accordance with the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”), Merger Sub will merge with and into USS (which we refer to as the “Merger”), the separate corporate existence of Merger Sub will cease and USS will continue its corporate existence under the DGCL as the surviving corporation in the Merger (which we refer to as the “Surviving Corporation”). As a result of the Merger, USS common stock will no longer be publicly traded and will be delisted from the NYSE and the CSE. In addition, USS common stock will be deregistered under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), and USS, and from and after the Effective Date, the Surviving Corporation, will no longer file periodic or other reports with the United States Securities and Exchange Commission (which we refer to as the “SEC”). If the Merger is completed, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a stockholder of USS (except that stockholders who properly and validly exercise their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined under an appraisal proceeding as contemplated by Delaware law, as described in the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement —  Appraisal Rights”). The Merger will become effective at such time as the certificate of merger with respect to the Merger has been duly filed with the Delaware Secretary of State or at such later date or time as may be agreed by USS and Parent and specified in the certificate of merger in accordance with the DGCL (which we refer to as the “Effective Time”).
Merger Consideration (see page 94)
USS Common Stock
At the Effective Time, by virtue of the Merger and without any action on the part of USS, Parent, Merger Sub, or the holders of any securities of USS or Merger Sub, each share of USS common stock outstanding immediately prior to the Effective Time (excluding (a) each share that is owned by USS as treasury stock or otherwise, but including, for the avoidance of doubt, any shares of USS common stock held by any Company Employee Plan or trust related thereto (other than, for the avoidance of doubt, shares of common stock reserved for issuance under any of the Company Equity Plans) or held, directly or indirectly, by Parent or Merger Sub or any wholly owned subsidiary of Parent immediately prior to the Effective Time, which will be cancelled and will cease to exist, and (b) shares that are issued and outstanding immediately prior to the Effective Time (other than the shares described in the foregoing clause (a)) and that are held by holders of such Shares who have not voted in favor of the adoption of the Merger Agreement or consented thereto in writing and are entitled to demand and properly demand appraisal of such Shares, as applicable, pursuant to, and who have properly exercised and perfected their demands for appraisal rights under and comply in all respects with, Section 262 of the DGCL (which we refer to collectively, as the “Excluded Shares”)) will be converted automatically into the right to receive $55.00 in cash (which we refer to as the “Merger Consideration”), subject to any required tax withholding.

On the Closing Date, Parent will deposit (or cause to be deposited) with a designated paying agent a cash amount that is sufficient to pay the aggregate Merger Consideration in exchange for all shares of USS common stock outstanding immediately prior to the Effective Time (other than the Excluded Shares). For more information, please see the section of this proxy statement entitled “The Merger Agreement — Exchange and Payment Procedures.”
After the Merger is completed, you will have the right to receive the Merger Consideration in respect of each share of USS common stock that you own (other than any Excluded Shares) immediately prior to the Effective Time (subject to any required tax withholding), but you will no longer have any rights as a USS stockholder (except that USS stockholders who properly and validly exercise, perfect and do not withdraw their appraisal rights will not be entitled to receive the Merger Consideration and instead will have a right to receive payment of the “fair value” of their shares as determined pursuant to an appraisal proceeding, as contemplated by the DGCL). For more information, please see the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Appraisal Rights.”
Treatment of USS Equity Awards
Pursuant to the Merger Agreement, immediately prior to the Effective Time, and without any action on the part of Parent, USS or any other person, each award of restricted stock units representing the right to be issued shares of USS common stock or cash valued by reference to the value of shares of USS common stock that is subject to time-based vesting restrictions (we refer to each such award as a “Company RSU Award”) (or portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and be cancelled and converted into the right of the holder of each such Company RSU Award (or portion thereof) to receive (subject to any applicable withholdings) an amount in cash equal to the product of (i) the Merger Consideration, multiplied by (ii) the total number of shares of USS common stock subject to such Company RSU Award (or portion thereof) immediately prior to the Effective Time, together with any accrued and unpaid dividends corresponding to such vested Company RSU Award (or portion thereof).
Pursuant to the Merger Agreement, immediately prior to the Effective Time, and without any action on the part of Parent, USS or any other person, each award of restricted stock units representing the right to be issued shares of USS common stock or cash valued by reference to the value of shares of USS common stock that is subject to performance-based vesting restrictions (we refer to each such award as a “Company PSU Award”) (or portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and be cancelled and converted into the right of the holder of each such Company PSU Award (or portion thereof) to receive (subject to any applicable withholdings) an amount in cash equal to the product of (i) the Merger Consideration, multiplied by (ii) the total number of shares of USS common stock subject to such Company PSU Award (or portion thereof) immediately prior to the Effective Time, together with any accrued and unpaid dividends corresponding to such vested Company PSU Award (or portion thereof). The total number of shares of USS common stock subject to a Company PSU Award will be based on actual performance for any portion of a Company PSU Award that has been earned by its terms as of the Effective Time but has not yet vested. For any portion of a Company PSU Award that has not been earned by its terms as of the Effective Time, the total number of shares of USS common stock subject to a Company PSU Award will be based on deemed achievement of the greater of (1) maximum performance, if required by the applicable award agreement as of the date of the Merger Agreement, (2) actual performance or (3) target performance through the Effective Time.
Pursuant to the Merger Agreement, immediately prior to the Effective Time, and without any action on the part of Parent, USS or any other person, each award of options to purchase shares of USS common stock (we refer to each such award as a “Company Option Award”) (or portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and be cancelled, and converted into the right of the holder of each such Company Option Award to receive (subject to any applicable withholdings) an amount in cash equal to the product of (i) the positive difference, if any, of the Merger Consideration minus the applicable exercise price of such Company Option Award, multiplied by (ii) the number of shares of USS common stock subject to such Company Option Award immediately prior to the Effective Time (assuming full vesting for any Company Option Award (or portion thereof) that is subject to performance-based vesting). If the exercise price of any Company Option

Award (whether vested or unvested) is equal to or greater than the Merger Consideration, such Company Option Award will be cancelled without payment and will have no further force or effect.
Each deferred restricted stock unit representing the right to be issued a share of USS common stock or cash valued by reference to the value of shares of USS common stock under USS’s Deferred Compensation Program for Non-Employee Directors (each such award, which we refer to as “Company DSU Award”), will be converted into the right to receive an amount in cash equal to the Merger Consideration or such other amount contemplated by the Company DSU Award and settled in accordance with the terms thereof.
For more information, please see the section of this proxy statement entitled “The Merger Agreement —  Merger Consideration — Treatment of USS Equity Awards.”
Material U.S. Federal Income Tax Consequences of the Merger (see page 87)
The exchange of USS common stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. Holder (as defined in the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Material U.S. Federal Income Tax Consequences of the Merger”) who exchanges shares of USS common stock for cash in the Merger generally will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of USS common stock surrendered pursuant to the Merger by such U.S. Holder.
A Non-U.S. Holder (as defined in the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of shares of USS common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.
This proxy statement contains a general discussion of certain material U.S. federal income tax consequences of the Merger. This description does not address any non-income tax consequences, nor does it address state, local, non-U.S. or other tax consequences or the consequences to holders who are subject to special treatment under U.S. federal tax law. Consequently, you should consult your tax advisor to determine the particular tax consequences to you of the Merger.
Appraisal Rights (see page 82)
If the Merger is consummated, USS stockholders who continuously hold shares of USS common stock through the Effective Time, do not vote in favor of the adoption of the Merger Agreement, validly and properly demand appraisal of their shares of USS common stock and do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares of USS common stock in connection with the Merger under Section 262 of the DGCL. This means that USS stockholders who perfect their appraisal rights, do not thereafter withdraw their demand for appraisal, and follow the procedures in the manner prescribed by Section 262 of the DGCL may be entitled to have their shares of USS common stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of USS common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest to be paid on the amount determined to be fair value, if any (or in certain circumstances described in further detail in the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each USS stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, USS stockholders who wish to seek appraisal of their shares are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.
USS stockholders considering seeking appraisal should be aware that the fair value of their shares of USS common stock as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares.
To exercise your appraisal rights, you must: (a) submit a written demand for appraisal to USS before the vote is taken on the adoption of the Merger Agreement; (b) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (c) continue to hold your shares of USS common stock of record through the Effective Time; and (d) strictly comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Your failure to follow exactly the procedures specified under Section 262 of the DGCL may result in the loss of your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the Merger unless certain stock ownership conditions are satisfied by the USS stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Appraisal Rights,” which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is attached to this proxy statement as Annex D and may be accessed without subscription or cost at the Delaware Code Online (available at: https://delcode.delaware.gov/title8/c001/sc09/index.html#262) and is incorporated herein by reference. If you hold your shares of USS common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you may make a written demand for appraisal in your own name, but you must satisfy the conditions set forth above and your written demand must also reasonably identify the holder of record of the shares for which demand is made, be accompanied by documentary evidence of your beneficial ownership of stock (such as a brokerage or securities account statement containing such information or a letter from a broker or other record holder of such shares confirming such information) and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which you consent to receive notices given by the surviving corporation under Section 262 of the DGCL and to be set forth on the verified list required by Section 262(f) of the DGCL. For more information, please see the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Appraisal Rights.”
Regulatory Approvals Required for the Merger (see page 90)
U.S. Regulatory Clearances
Under the Merger Agreement, the Merger cannot be completed until the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (which we refer to as the “HSR Act”), has expired or been terminated and any and all agreements with governmental entities with competent jurisdiction over USS or Parent pursuant to which such parties have agreed not to consummate the transactions contemplated by the Merger Agreement under the HSR Act have expired or have been terminated.
Under the Merger Agreement, the Merger cannot be completed until one of the following events related to the Committee on Foreign Investment in the United States (which we refer to as “CFIUS”) has occurred (collectively, defined as “CFIUS Approval”): (a) CFIUS has issued a written notice to the parties that it has concluded all action pursuant to Section 721 of the Defense Production Act of 1950, as amended and codified at 50 U.S.C. Section 4565, and all implementing regulations thereof (which we refer to as “Section 721”) and has determined that there are no unresolved national security concerns with respect to the transactions contemplated by the Merger Agreement; or (b) CFIUS has sent a report to the President of the United States requesting the President’s decision and either (i) the President has announced a decision not to take any action to suspend or prohibit the transactions contemplated by the Merger Agreement or (ii) the President has not taken any action within 15 days from the date the President received the report from CFIUS; or (c) CFIUS has issued a written notice that the notified transaction is not a “covered transaction” within the meaning of Section 721.
Other Regulatory Clearances
The Merger is also subject to receipt of regulatory approvals in certain other jurisdictions under their applicable regulatory laws as amended from time to time (which, together with the expiration or earlier termination of the applicable waiting period and any and all agreements with governmental entities with competent jurisdiction over USS or Parent pursuant to which such parties have agreed not to consummate the transactions contemplated by the Merger Agreement, in each case, under the HSR Act, and the CFIUS Approval, we refer to as the “Required Regulatory Approvals”).
For more information, please see the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Regulatory Approvals Required for the Merger.” In each case, the Merger cannot be completed until the parties obtain clearance or approval to consummate the Merger or the waiting or review periods applicable to the Required Regulatory Approvals have expired or been terminated. Subject to the terms and conditions of the Merger Agreement, the parties have agreed to cooperate with each other and use their reasonable best efforts to make these filings as promptly as practicable (and in the case of any and all required filings under the HSR Act, by January 30, 2024) and to take all necessary actions to achieve the Required Regulatory Approvals.
Closing Conditions (see page 118)
The obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including (among other conditions), the following:
•
the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of USS common stock;

•
the absence of any injunction or similar charge, order, writ, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative, by any governmental entity in the U.S. or certain specified jurisdictions with competent jurisdiction over Parent, Merger Sub or USS and the absence of any applicable U.S. federal, state or local or non-U.S. law (including common law), statute, code, treaty, convention, ordinance, rule, regulation, judgment, charge, order, writ, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative, in each case that remains in effect and, in any case, prohibits or makes illegal the consummation of the Merger;

•
(a) the expiration or termination of the waiting period applicable to the consummation of the Merger and other transactions contemplated by the Merger Agreement under the HSR Act and the expiration or termination of any and all agreements with governmental entities with competent jurisdiction over USS or Parent pursuant to which such parties have agreed not to consummate the transactions contemplated by the Merger Agreement under the HSR Act, (b) CFIUS Approval shall have been obtained and (c) the receipt of all required consents and expirations or terminations of waiting or review periods (as applicable) with respect to the other Required Regulatory Approvals;

•
since the date of the Merger Agreement, the absence of a Company Material Adverse Effect;

•
the accuracy of the representations and warranties contained in the Merger Agreement (subject to certain materiality qualifiers); and

•
the compliance and performance by the parties, in all material respects, of their respective covenants and obligations required by the Merger Agreement to be complied with or performed by such party at or prior to the Closing.

Financing of the Merger (see page 81)
NSC has obtained debt financing commitments in respect of the funding of the Merger. The funding of the debt financing facilities, to the extent necessary, is contingent on the satisfaction of customary conditions, including (i) the execution and delivery of definitive documentation with respect to the debt financing facilities and (ii) the certification that all conditions precedent in the Merger Agreement have been satisfied or waived, other than those conditions that by their nature are to be satisfied on the Closing Date. The closing of the Merger is not conditioned upon Parent obtaining debt financing. For more information, please see the section of this proxy statement entitled “The Merger Agreement — Debt Financing.”
Guaranty (see page 113)
Guarantor has agreed to absolutely, unconditionally and irrevocably guarantee, as principal and not as surety, to USS, the Surviving Corporation and their successors and assigns the due and punctual payment and performance of each of the covenants, obligations and liabilities of Parent and Merger Sub, as applicable, under the Merger Agreement (which we refer to as the “Guaranteed Obligations”). The guaranty is one of payment and performance, not merely collection, and any breach or nonperformance of any such obligations of Merger Sub or Parent (or any of their successors or assigns) is also deemed to be a default of Guarantor. Guarantor’s obligations under the Merger Agreement are expressly limited to the Guaranteed Obligations and upon the full discharge and performance of all Guaranteed Obligations, Guarantor will no longer have any duties or obligations under the Merger Agreement.
Required Stockholder Approval (see page 24)
The affirmative vote of the holders of a majority of the outstanding shares of USS common stock entitled to vote thereon is required to approve the proposal to adopt the Merger Agreement (which we refer to as the “Merger Agreement Proposal”). As of March 4, 2024 (which we refer to as the “Record Date”), 112,408,001 votes constitute a majority of the outstanding shares of USS common stock entitled to vote thereon. Approval of the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to USS’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (which we refer to as the “Compensation Proposal”) requires the affirmative vote of the holders of the shares of USS common stock representing a majority of the votes cast by USS stockholders present or represented by proxy at the Special Meeting. Approval of the proposal to adjourn the special meeting of USS stockholders (such meeting, which we refer to as the “Special Meeting” and such proposal, which we refer to as the “Adjournment Proposal”) requires the affirmative vote of the holders of the shares of USS common stock representing a majority of the voting power present or represented by proxy at the Special Meeting, whether or not a quorum is present. The approval of the Compensation Proposal is advisory (non-binding) and is not a condition to the completion of the Merger.
As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 2,701,347 shares of USS common stock, representing approximately 1.20% of the shares of USS common stock outstanding as of the Record Date.
We currently expect that our directors and executive officers will vote all of their respective shares of USS common stock: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal, although none of them have entered into any agreements obligating them to do so.
The Special Meeting (see page 24)
Date, Time and Location
The Special Meeting to consider and vote on the Merger Agreement Proposal, the Compensation Proposal and, if necessary or appropriate, the Adjournment Proposal will be held virtually via live webcast on April 12, 2024, beginning at 1:00 p.m. Eastern Time (unless the Special Meeting is adjourned or postponed). USS stockholders will be able to attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/X2024SM (which we refer to as the “Special Meeting website”). For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” shall mean virtually present at the Special Meeting and all references in the enclosed proxy statement to “attend” shall mean virtually attend the Special Meeting.
Record Date; Shares Entitled to Vote
You are entitled to vote at the Special Meeting if you owned shares of USS common stock at the close of business on the Record Date. Each USS stockholder shall be entitled to one vote for each such share of USS common stock owned at the close of business on the Record Date.
Quorum
As of the Record Date, there were 224,816,000 shares of USS common stock outstanding and entitled to vote at the Special Meeting. Holders of one-third of the voting power of the outstanding shares of USS common stock entitled to vote on the Record Date present or represented by proxy at the Special Meeting will constitute a quorum at the Special Meeting.
Recommendation of the USS Board of Directors (see page 27)
The Board of Directors of USS (which we refer to as the “Board of Directors”) has unanimously: (a) determined that it is fair to and in the best interests of USS and its stockholders, and declared it advisable, to enter into the Merger Agreement, (b) authorized and approved the execution, delivery and performance of the Merger Agreement by USS and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and (c) resolved to recommend that the USS stockholders adopt the Merger Agreement and directed that such matter be submitted for consideration of the USS stockholders at the Special Meeting.
The Board of Directors unanimously recommends that you vote: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Opinion of Barclays Capital Inc. (see page 54)
USS engaged Barclays Capital Inc. (which we refer to as “Barclays”) to act as a financial advisor with respect to pursuing strategic alternatives for USS, including a possible sale of USS, pursuant to an engagement letter dated October 24, 2023. At a special meeting of the Board of Directors held to evaluate the Merger, Barclays rendered its oral opinion, subsequently confirmed in writing by delivery of a written opinion dated December 18, 2023, that, as of such date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Barclays’ written opinion, the Merger Consideration to be offered to the holders of USS common stock in the Merger was fair to such holders from a financial point of view, as more fully described in the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Opinion of Barclays Capital Inc.” beginning on page 54.
The full text of Barclays’ written opinion to the Board of Directors is attached as Annex B to this proxy statement. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety.
Barclays’ opinion, the issuance of which was approved by Barclays’ Fairness Opinion Committee, is addressed to the Board of Directors, addresses only the fairness, from a financial point of view, of the Merger Consideration to be offered to the holders of USS common stock and does not constitute a recommendation to any USS stockholder as to how such stockholder should vote with respect to the Merger or any other matter. The terms of the Merger were determined through arm’s-length negotiations between USS and NSC and were unanimously approved by the Board of Directors. Barclays did not recommend any specific form of consideration to USS or that any specific form of consideration constituted the only appropriate consideration for the Merger. Barclays was not requested to address, and its opinion does not in any manner address, USS’s underlying business decision to proceed with or effect the Merger, the likelihood of the consummation of the Merger, or the relative merits of the Merger as compared to any other transaction or business strategy in which USS may engage. In addition, Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the consideration to be offered to the holders of USS common stock in the Merger or otherwise. No limitations were imposed by the Board of Directors upon Barclays with respect to the investigations made or procedures followed by it in rendering its opinion. The engagement letter between USS and Barclays provides for aggregate fees of approximately $68 million in connection with the Merger, including a transaction fee of approximately $63 million upon the completion of the Merger, approximately $13 million of which was payable upon the announcement of the Merger. A $5 million fee was paid upon execution of the engagement letter between USS and Barclays for prior work performed in connection with the Merger. The engagement letter between USS and Barclays also contemplated an independence fee of $22.5 million that would have been payable solely in the event that USS did not enter into a definitive agreement with respect to a transaction by a certain date.

For additional information, see the section entitled “Proposal 1: Adoption of the Merger Agreement — Opinion of Barclays Capital Inc.” beginning on page 54 of this proxy statement.
Opinion of Goldman Sachs & Co. LLC (see page 60)
At a special meeting of the Board of Directors held to evaluate the Merger, Goldman Sachs & Co. LLC (which we refer to as “Goldman Sachs”) rendered its oral opinion, subsequently confirmed in writing by delivery of a written opinion dated December 18, 2023 that, as of such date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Goldman Sachs’ written opinion, the Merger Consideration to be paid to the holders (other than NSC and its affiliates) of USS common stock pursuant to the Merger Agreement was fair from a financial point of view to such holders.
The full text of the written opinion of Goldman Sachs to the Board of Directors, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken by Goldman Sachs in rendering its opinion, is attached as Annex C to this proxy statement. The summary of Goldman Sachs’ opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion. Goldman Sachs’ advisory services and its opinion were provided for the information and assistance of the Board of Directors in connection with its consideration of the Merger and such opinion does not constitute a recommendation as to how any holder of USS common stock should vote with respect to the Merger or any other matter. The engagement letter between USS and Goldman Sachs provides for a transaction fee of approximately $63 million upon the completion of the Merger, approximately $13 million of which was payable upon the announcement of the Merger. The engagement letter between USS and Goldman Sachs also contemplated an independence fee of $22.5 million that would have been payable solely in the event that USS did not enter into a definitive agreement with respect to a transaction by a certain date.
For more information, see “Proposal 1: Adoption of the Merger Agreement — Opinion of Goldman Sachs & Co. LLC” beginning on page 60 and the full text of the written opinion of Goldman Sachs attached as Annex C to this proxy statement.
Interests of USS’s Executive Officers and Directors in the Merger (see page 71)
USS’s executive officers and directors have certain interests in the Merger that are different from, or in addition to, those of USS stockholders. See “Proposal 1: Adoption of the Merger Agreement — Interests of USS’s Executive Officers and Directors in the Merger” for additional information about interests that USS’s executive officers and directors have in the Merger that are different than yours.
Non-Solicitation Covenant (see page 104)
During the period commencing on the date of the Merger Agreement and ending as of the earlier of the Effective Time or the valid termination of the Merger Agreement pursuant to the Merger Agreement (which we refer to as the “Pre-Closing Period”), USS has agreed that it will not, and will cause its subsidiaries not to, and will use its reasonable best efforts to cause their respective officers, directors, employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives (which we refer to, collectively, as “Representatives”) not to, directly or indirectly, among other things: solicit, initiate, induce, knowingly facilitate or knowingly encourage the making or submission of, any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Proposal (as defined in the section of this proxy statement entitled “The Merger Agreement — Non-Solicitation Covenant”); or engage in, continue or otherwise participate in any negotiations or discussions with any person regarding any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Proposal; or furnish any non-public information regarding USS or any of its subsidiaries or provide access to their respective operational properties to any person relating to any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Proposal (subject to the exceptions set forth in the section of this proxy statement entitled “The Merger Agreement —  Non-Solicitation Covenant”).
USS has agreed that it will, and will cause its subsidiaries to, and will use its reasonable best efforts to cause their respective Representatives to: immediately following execution of the Merger Agreement, cease and cause to be terminated any solicitations, discussions or negotiations with any person (other than

Guarantor, Parent, Merger Sub and their respective Representatives) in connection with any Alternative Proposal; terminate access to the virtual data room administered in connection with the transactions contemplated by the Merger Agreement; and promptly request that each person that has executed a confidentiality agreement within the nine-month period prior to the date of the Merger Agreement in connection with its consideration of any Alternative Proposal (other than Guarantor, Parent, Merger Sub and their respective Representatives) return or destroy all confidential information furnished by or on behalf of USS.
During the Pre-Closing Period, USS has agreed that it will (i) promptly (and in any event within twenty-four (24) hours of receipt) notify Parent of the receipt by USS or any of its subsidiaries or their respective Representatives of any proposal that constitutes, or would reasonably be expected to result in or lead to, an Alternative Proposal and (ii) thereafter keep Parent reasonably informed on a prompt (and, in any event within twenty-four (24) hours) basis of any material developments with respect to, or any material change to the terms of, any such Alternative Proposal, including by providing copies of any additional draft agreements relating to, or written proposals containing any material term of, any such Alternative Proposal received by USS, any of its affiliates or any of their respective Representatives.
Notwithstanding the foregoing, if, at any time following the date of the Merger Agreement and prior to the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of USS common stock, USS receives a bona fide written Alternative Proposal which did not result from a breach of the Merger Agreement, and the Board of Directors determines in good faith, after consultation with USS’s financial advisors and outside legal counsel, that such Alternative Proposal constitutes, or could reasonably be expected to result in, a Superior Proposal (as defined in the section of this proxy statement entitled “The Merger Agreement — Non-Solicitation Covenant”) and the failure to take such action could reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, USS may, among other things and subject to certain requirements, furnish information, including material non-public information, to any person making such Alternative Proposal and engage in discussions or negotiations with any person with respect to the Alternative Proposal.
For more information, please see the section of this proxy statement entitled “The Merger Agreement —  Non-Solicitation Covenant.”
Prior to the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of USS common stock, the Board of Directors is entitled to (i) change its recommendation regarding adoption of the Merger Agreement with respect to a Superior Proposal and/or to terminate the Merger Agreement, as applicable, to enter into an agreement in respect of a Superior Proposal or (ii) change its recommendation regarding adoption of the Merger Agreement in light of a continuing Intervening Event (as defined in the section of this proxy statement entitled “The Merger Agreement — The Board of Directors’ Recommendation; Change of Recommendation”), in each case, if it complies with certain procedures in the Merger Agreement, including giving Parent appropriate notice of such intention and negotiating further in good faith with Parent at Parent’s option before the Board of Directors determines in good faith, after consultation with USS’s financial advisors and outside legal counsel, that the failure to make a Change of Recommendation or terminate the Merger Agreement, as applicable, would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law. For more information, please see the section of this proxy statement entitled “The Merger Agreement — The Board of Directors’ Recommendation; Change of Recommendation.”
The termination of the Merger Agreement by USS in connection with the Board of Directors’ authorization for USS to enter into a definitive agreement with respect to a Superior Proposal will result in the payment by USS of a termination fee of $565 million. For more information, please see the section of this proxy statement entitled “The Merger Agreement — Termination Fee Payable by USS.”
Termination of the Merger Agreement (see page 120)
In addition to the circumstances described above, Parent and USS have certain rights to terminate the Merger Agreement under customary circumstances, including (i) by mutual agreement, (ii) if any governmental entity with competent jurisdiction over Parent or USS has issued a final and nonappealable injunction or similar order or any law that prohibits or makes illegal the consummation of the Merger and the other transactions contemplated by the Merger Agreement, (iii) an uncured breach in any material respect of the Merger Agreement by the other party, (iv) if the Merger has not been consummated on or before 11:59 p.m. Eastern time on September 18, 2024 (which we refer to as the “End Date,” and which may be automatically extended to 11:59 p.m. Eastern time on March 18, 2025 and 11:59 p.m. Eastern time on June 18, 2025 under certain circumstances) or (v) if USS stockholders fail to adopt the Merger Agreement at the Special Meeting (or any adjournment or postponement thereof). Under specified circumstances, USS is required to pay Parent a termination fee equal to $565 million and under specified circumstances relating to the failure to obtain Required Approvals, Parent is required to pay USS a termination fee equal to $565 million. For more information, please see the sections of this proxy statement entitled “The Merger Agreement —  Termination of the Merger Agreement,” “The Merger Agreement — Termination Fee Payable by USS” and “The Merger Agreement — Termination Fee Payable by Parent.”
Effect on USS If the Merger Is Not Completed (see page 31)
If the Merger Agreement is not adopted by USS stockholders, or if the Merger is not completed for any other reason:
•
USS stockholders will not be entitled to, nor will they receive, any payment for their respective shares of USS common stock pursuant to the Merger Agreement;

•
(a) USS will remain an independent public company; (b) USS common stock will continue to be listed and traded on the NYSE and the CSE and registered under the Exchange Act; and (c) USS will continue to file periodic and other reports with the SEC;

•
under specified circumstances described in the section of this proxy statement entitled “The Merger Agreement — Termination Fee Payable by USS,” USS will be required to pay Parent a termination fee of $565 million; and

•
under specified circumstances described in the section of this proxy statement entitled “The Merger Agreement — Termination Fee Payable by Parent,” Parent will be required to pay USS a termination fee of $565 million.

For more information, please see the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Effect on USS If the Merger Is Not Completed.”

QUESTIONS AND ANSWERS
The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. You should carefully read and consider the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement, including the Merger Agreement, along with all of the documents we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement entitled “Where You Can Find More Information.”
Q:
Why am I receiving these materials?

A:
This document is being delivered to you because you are a stockholder of USS. The Board of Directors is furnishing this proxy statement and form of proxy card to the USS stockholders in connection with the solicitation of proxies to be voted at the Special Meeting.

Q:
When and where is the Special Meeting?

A:
The Special Meeting is scheduled to be held virtually via live webcast on April 12, 2024, at 1:00 p.m. Eastern Time (unless the Special Meeting is adjourned or postponed). There will not be a physical meeting location. We believe a virtual-only meeting format facilitates stockholder attendance and participation by enabling all stockholders to participate fully, equally and without cost, using an Internet-connected device from any location around the world. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location and enables us to protect the health and safety of all attendees.

USS stockholders will be able to attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/X2024SM (which we refer to as the “Special Meeting website”). On the day of the Special Meeting, you can log in to the Special Meeting with the control number included on your proxy card or voting instruction form, as applicable. We recommend that you log in to our virtual meeting platform at least 15 minutes before the scheduled start time of the Special Meeting to ensure that you can access the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, or encounter any other technical difficulties with the virtual meeting during the log in or meeting time, please call the technical support number that will be posted on the virtual meeting log in page. Rules governing the conduct of the Special Meeting will be posted on the virtual meeting platform along with an agenda.
Q:
What am I being asked to vote on at the Special Meeting?

A:
You are being asked to vote on the following proposals:

•
to adopt the Merger Agreement Proposal;

•
to approve, on an advisory (non-binding) basis, the Compensation Proposal; and

•
to approve the Adjournment Proposal.

Q:
Who is entitled to vote at the Special Meeting?

A:
USS stockholders as of the Record Date of March 4, 2024 are entitled to notice of the Special Meeting and to vote at the Special Meeting. Each holder of shares of USS common stock shall be entitled to cast one vote on each matter properly brought before the Special Meeting for each such share owned at the close of business on the Record Date. Virtual attendance at the Special Meeting via the Special Meeting website is not required to vote if represented by proxy at the Special Meeting.

Q:
How does the Merger Consideration compare to the market price of USS common stock prior to the announcement of the Merger Agreement?

A:
The Merger Consideration of $55.00 per share represents a premium of approximately 142% over the closing price of USS common stock on August 11, 2023, the last full trading day prior to USS’s public announcement of its strategic alternatives review process and approximately 40% over USS’s closing stock price of $39.33 on December 15, 2023, the last trading day before public announcement of the Merger Agreement. The closing price of USS common stock on the NYSE on March 8, 2024, the most recent practicable date prior to the date of this proxy statement, was $47.44. You are encouraged to obtain current market prices of USS common stock in connection with voting your shares of USS common stock.

Q:
May I attend and vote at the Special Meeting?

A:
All USS stockholders as of the Record Date may attend and vote at the Special Meeting.

Shares held directly in your name as a USS stockholder of record may be voted at the Special Meeting via the Special Meeting website. Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website only if you obtain a legal proxy from your bank, broker or other nominee.
Even if you plan to attend the virtual Special Meeting, we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting — Voting at the Special Meeting”) so that your vote will be counted if you later decide not to, or become unable to, virtually attend the Special Meeting. If you attend and vote at the Special Meeting, your vote will revoke any proxy previously submitted.
Q:
What will I receive if the Merger is completed?

A:
Upon completion of the Merger, you will be entitled to receive the Merger Consideration of $55.00 in cash, without interest, subject to any required tax withholding, for each share of USS common stock that you own (other than any Excluded Shares) immediately prior to the Effective Time, unless you have properly and validly exercised (and do not withdraw) your appraisal rights in accordance with, and have complied with, Section 262 of the DGCL. For example, if you own 100 shares of USS common stock, you will receive $5,500 in cash in exchange for your shares of USS common stock (other than any Excluded Shares), without interest and less any applicable withholding taxes. Excluded Shares means (a) each share that is owned by USS as treasury stock or otherwise, but excluding, for the avoidance of doubt, any shares of USS common stock held by any Company Employee Plan or trust related thereto (other than, for the avoidance of doubt, shares of common stock reserved for issuance under any of the Company Equity Plans) or held, directly or indirectly, by Parent or Merger Sub or any wholly owned subsidiary of Parent immediately prior to the Effective Time, which will be cancelled and will cease to exist, and (b) shares that are issued and outstanding immediately prior to the Effective Time (other than the shares described in the foregoing clause (a)) and that are held by holders of such shares who have not voted in favor of the adoption of the Merger Agreement or consented thereto in writing and are entitled to demand and properly demand appraisal of such shares, as applicable.

Q:
What will holders of Company Awards receive if the Merger is completed?

A:
Pursuant to the Merger Agreement:

•
Upon completion of the Merger, each Company RSU Award, or portion thereof, that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and will be cancelled and converted into the right of the holder of the Company RSU Award (or portion thereof) to receive an amount in cash equal to (i) the Merger Consideration multiplied by (ii) the number of shares underlying such Company RSU Award (or portion thereof) immediately prior to the Effective Time, together with any accrued and unpaid dividends corresponding to such vested Company RSU Award (or portion thereof);

•
Upon completion of the Merger, each Company PSU Award, or portion thereof, that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested to the extent described in the following sentence and will be cancelled and converted into the right of the holder of the Company PSU Award (or portion thereof) to receive an amount in cash equal to (i) the Merger Consideration multiplied by (ii) the total number of shares subject to such Company PSU Award (or portion thereof) immediately prior to the Effective Time, together with any accrued and unpaid dividends corresponding to such vested Company PSU Award (or portion thereof). The total number of shares of USS common stock subject to a Company PSU Award will be based on actual performance for any portion of a Company PSU Award that has been earned by its terms as of the Effective Time but has not yet vested. For any portion of a Company PSU Award that has not been earned by its terms as of the Effective Time, the total number of shares of USS common stock subject to a Company PSU Award will be based on deemed achievement of the greater of (1) maximum performance, if required by the applicable award agreement as of the date of the Merger Agreement, (2) actual performance or (3) target performance through the Effective Time;

•
Upon completion of the Merger, each Company Option Award, or portion thereof, that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and will be cancelled and converted into the right of the holder of each such Company Option Award to receive an amount in cash equal to (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such Company Option Award, multiplied by (ii) the number of shares of Common Stock subject to such Company Option Award immediately prior to the Effective Time (assuming full vesting for any Company Option Award (or portion thereof) that is subject to performance-based vesting). If the exercise price of any Company Option Award (whether vested or unvested) is equal to or greater than the Merger Consideration, such Company Option Award will be cancelled without payment and will have no further force or effect; and

•
Upon completion of the Merger, each Company DSU Award will be converted into the right to receive an amount in cash equal to the Merger Consideration or such other amount contemplated by the Company DSU Award and settled in accordance with the terms thereof.

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement — Merger Consideration — Treatment of USS Equity Awards.”
Q:
What are the material U.S. federal income tax consequences of the Merger to holders of USS common stock?

A:
The exchange of USS common stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. Holder (as defined in the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Material U.S. Federal Income Tax Consequences of the Merger”) who exchanges shares of USS common stock for cash in the Merger generally will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of USS common stock surrendered pursuant to the Merger by such U.S. Holder.

A Non-U.S. Holder (as defined in the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of shares of USS common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.
This proxy statement contains a general discussion of certain material U.S. federal income tax consequences of the Merger. This description does not address any non-income tax consequences, nor does it address state, local, non-U.S. or other tax consequences or the consequences to holders who are subject to special treatment under U.S. federal tax law. Consequently, you should consult your tax advisor to determine the particular tax consequences to you of the Merger.

Q:
What vote is required to approve the Merger Agreement Proposal, the Compensation Proposal and the Adjournment Proposal?

A:
The affirmative vote of the holders of a majority of the outstanding shares of USS common stock as of the Record Date is required to adopt the Merger Agreement. The affirmative vote of the holders of the shares of USS common stock representing a majority of the votes cast by USS stockholders present or represented by proxy at the Special Meeting is required to approve the Compensation Proposal. The affirmative vote of the holders of the shares of USS common stock representing a majority of the voting power present or represented by proxy, whether or not a quorum is present, is required for approval of the Adjournment Proposal.

The failure of any USS stockholder of record to: (a) submit a signed proxy card; (b) grant a proxy over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting — Voting at the Special Meeting”); or (c) attend the Special Meeting will, assuming a quorum is present, have the same effect as a vote “AGAINST” the Merger Agreement Proposal but, assuming a quorum is present, will have no effect on the Compensation Proposal, and, whether or not a quorum is present, will have no effect the Adjournment Proposal other than reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares of USS common stock from which the majority is calculated. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the Merger Agreement Proposal but will have no effect on the Compensation Proposal. Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal, whether or not a quorum is present at the Special Meeting. If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Q:
What constitutes a quorum?

A:
The holders of one-third of the voting power of the outstanding shares of USS common stock entitled to vote on the Record Date and present or represented by proxy will constitute a quorum at the Special Meeting. Because there were 224,816,000 shares of USS common stock outstanding and entitled to vote as of the Record Date, we will need holders of at least 74,938,667 shares present or represented by proxy at the Special Meeting to achieve a quorum.

Q:
What happens if the Merger is not completed?

A:
If the Merger Agreement is not adopted by USS stockholders or if the Merger is not completed for any other reason, USS stockholders will not receive any payment for their shares of USS common stock. Instead, USS will remain an independent public company, USS common stock will continue to be listed and traded on the NYSE and the CSE and registered under the Exchange Act, and USS will continue to file periodic and other reports with the SEC.

Under specified circumstances, USS will be required to pay Parent a termination fee of $565 million upon the termination of the Merger Agreement, as described in the section of this proxy statement entitled “The Merger Agreement — Termination Fee Payable by USS.” Under specified circumstances relating to the failure to obtain Required Approvals, Parent will be required to pay USS a termination fee of $565 million upon the termination of the Merger Agreement, as described in the section of this proxy statement entitled “The Merger Agreement — Termination Fee Payable by Parent.”
Q:
Why are USS stockholders being asked to cast an advisory (non-binding) vote to approve the Compensation Proposal?

A:
The Exchange Act and applicable SEC rules thereunder require USS to seek an advisory (non-binding) vote with respect to certain payments that could become payable to its named executive officers in connection with the Merger.

Q:
What will happen if USS stockholders do not approve the Compensation Proposal at the Special Meeting?

A:
Approval of the Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Compensation Proposal is an advisory vote and will not be binding on USS. Therefore, if the approval of the Merger Agreement Proposal is obtained and the Merger is completed, the amounts payable under the Compensation Proposal will continue to be payable to USS’s named executive officers in accordance with the terms and conditions of the applicable agreements regardless of whether the Compensation Proposal is approved.

Q:
What do I need to do now?

A:
You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including the Merger Agreement, along with all of the documents that we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. Then complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or grant your proxy electronically over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting — Voting at the Special Meeting”), so that your shares can be voted at the Special Meeting. If you hold your shares in “street name,” please refer to the voting instruction form provided by your bank, broker or other nominee to vote your shares.

Q:
May I exercise appraisal rights in connection with the Merger?

A:
Yes. If the Merger is consummated, USS stockholders who continuously hold shares of USS common stock through the Effective Time, do not vote in favor of the adoption of the Merger Agreement and validly and properly demand appraisal of their shares and do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL. This means that USS stockholders who perfect their appraisal rights, do not thereafter withdraw their demand for appraisal and follow the procedures in the manner prescribed by Section 262 of the DGCL may be entitled to have their shares of USS common stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of USS common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest to be paid on the amount determined to be fair value, if any (or in certain circumstances described in further detail in the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each USS stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, USS stockholders who wish to seek appraisal of their shares are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Q:
Should I surrender my certificates or book-entry shares of USS common stock now?

A:
No. After the Merger is completed, the Paying Agent (as defined in the section of this proxy statement entitled “The Merger Agreement — Exchange and Payment Procedures”) will, as soon as reasonably practical after the Effective Time, and in any event not later than two business days following the Closing Date, send each holder of record of USS common stock represented by certificates, whose shares of USS common stock were converted into the right to receive the Merger Consideration, (A) a letter of transmittal and (B) instructions that explain how to surrender certificates or book-entry shares of USS common stock in exchange for the Merger Consideration.

Q:
What happens if I sell or otherwise transfer my shares of USS common stock after the Record Date but before the Special Meeting?

A:
The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of USS common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares of USS common stock and each of you notifies USS in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares of USS common stock, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or otherwise transfer your shares of USS common stock after the Record Date, we encourage you to complete, date, sign and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting — Voting at the Special Meeting”).
Q:
What is the difference between holding shares as a USS stockholder of record and holding shares in “street name” as a beneficial owner?

A:
If your shares of USS common stock are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered to be the “stockholder of record” with respect to those shares. In this case, this proxy statement and your proxy card have been sent directly to you by USS.

If your shares of USS common stock are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of USS common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the USS stockholder of record. As the beneficial owner, you have the right to vote on the Internet, by telephone or, if you received a paper copy of the proxy materials, by completing, signing and mailing the proxy card enclosed therewith in the postage-prepaid envelope provided for that purpose.
Q:
How may I vote?

A:
If you are a USS stockholder of record (that is, if your shares of USS common stock are registered in your name with EQ Shareowner Services, our transfer agent), there are four ways to vote:

•
Internet:   Vote at proxyvote.com in advance of the Special Meeting. The Internet voting system is available 24 hours a day until 11:59 p.m. Eastern Time on April 11, 2024. Once you enter the Internet voting system, you can record and confirm (or change) your voting instructions.

•
Telephone:   Use the telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m. Eastern Time on April 11, 2024. Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

•
Mail:   Mark your voting instructions on the card and complete, date, sign and return it in the postage-paid envelope provided. For your mailed proxy card to be counted, we must receive it before 11:59 p.m. Eastern Time on April 11, 2024.

•
At the Special Meeting:   Shares of USS common stock held directly in your name as a USS stockholder of record may be voted at the Special Meeting via the Special Meeting website. Shares of USS common stock held in “street name” may be voted at the Special Meeting via the Special Meeting website only if you obtain a legal proxy from your bank, broker or other nominee.

If your shares of USS common stock are held “in street name” by a bank, broker or other nominee, the holder of your shares will provide you with a copy of this proxy statement, a voting instruction form and directions on how to provide voting instructions. These directions may allow you to vote over the Internet or by telephone. Please be aware that your bank, broker or other nominee may require that you inform them earlier than required by the proxy card in order for your vote to be submitted.
Whether or not you plan to attend the virtual Special Meeting, we urge you to vote in advance by proxy to ensure your vote is counted. We encourage you to submit your proxy over the Internet or by telephone, both of which are convenient, cost-effective and reliable alternatives to returning a proxy card by mail. You may still attend the Special Meeting and vote thereat if you have already voted by proxy.

Please be aware that, although there is no charge for voting your shares of USS common stock, if you vote electronically over the Internet by visiting the address on your proxy card or by telephone by calling the phone number on your proxy card, in each case, you may incur costs such as Internet access and telephone charges for which you will be responsible.
If your shares of USS common stock are held in the USS 401(k) plan, you may instruct the plan trustee on how to vote your shares in the 401(k) plan online, by mail, or by telephone as described above for shares held of record, except that if you vote by mail, then the card you use will be a voting instruction form rather than a proxy card. In addition, your vote will apply to a proportionate number of other shares held by participants in the 401(k) plan for which voting directions are not received. All participants are fiduciaries under the terms of the 401(k) plan and under the Employee Retirement Income Security Act (“ERISA”) for the limited purpose of voting shares credited to their accounts. Under ERISA, fiduciaries are required to act prudently in making voting decisions. If you do not vote online or by telephone by 11:59 p.m. Eastern Time on April 9, 2024, or if your mailed ballot is not received by 11:59 p.m. Eastern Time on April 9, 2024, then your shares and the other undirected shares will be voted in the same proportion for or against such item as those participants for which voting directions are received. You will not be able to vote your shares personally at the Special Meeting.
Q:
What is a proxy?

A:
A proxy is a USS stockholder’s legal designation of another person to vote shares of USS common stock owned by such USS stockholder on their behalf. If you are a USS stockholder of record, or beneficially in street name, you can vote by proxy over the Internet, by telephone or by mail by following the instructions provided in the enclosed proxy card. If you hold shares of USS common stock beneficially in “street name,” you should follow the voting instructions provided by your bank, broker or other nominee.

Q:
If a USS stockholder gives a proxy, how are the shares of USS common stock voted?

A:
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares of USS common stock in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares of USS common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares of USS common stock represented by your properly signed proxy will be voted: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Q:
If my broker holds my shares of USS common stock in “street name,” will my broker vote my shares for me?

A:
No. Your bank, broker or other nominee is permitted to vote your shares of USS common stock on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares of USS common stock. Without instructions, your shares of USS common stock will not be voted on such proposals, which will have the same effect as if you voted against the Merger Agreement Proposal but, assuming a quorum is present, will have no effect on the Compensation Proposal or the Adjournment Proposal.

Q:
What is a “broker non-vote”?

A:
A “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. USS does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered “routine,” whereas each of the proposals to be presented at the Special Meeting is considered “non-routine.” As a result, no broker will be permitted to vote your shares of USS common stock at the Special Meeting without receiving instructions. Failure to instruct your broker on how to vote your shares will have the same effect as a vote “AGAINST” the Merger Agreement Proposal but will have no effect on the Compensation Proposal or the Adjournment Proposal.
Q:
May I change my vote after I have mailed my signed and dated proxy card?

A:
Yes. You can change or revoke your proxy before the Special Meeting in the manner described in this proxy statement. If you are the record holder of your shares of USS common stock, you may change or revoke your proxy by any of the following actions:

•
Notifying our Corporate Secretary in writing at 600 Grant Street, Suite 1884, Pittsburgh, Pennsylvania 15219;

•
Completing, dating, signing and returning a later dated proxy card;

•
Submitting a new proxy electronically via the Internet or by telephone; or

•
Voting at the Special Meeting. Please note that virtual attendance at the Special Meeting will not by itself constitute revocation of a proxy.

Any change to your proxy that is provided by telephone or the Internet must be submitted by 11:59 p.m. Eastern Time on April 11, 2024.
If you hold your shares of USS common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the Special Meeting via the Special Meeting website.
If you have any questions about how to vote or change your vote, you should contact our proxy solicitor:
INNISFREE M&A INCORPORATED
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders May Call Toll-Free: (877) 825-8621
Brokers May Call Collect: (212) 750-5833
Q:
What should I do if I receive more than one set of voting materials?

A:
This means you own shares of USS common stock that are registered under different names or are in more than one account. For example, you may own some shares of USS common stock directly as a USS stockholder of record and other shares of USS common stock through a broker, or you may own shares of USS common stock through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares of USS common stock you own. Each proxy card you receive comes with its own prepaid return envelope. If you submit your proxy by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:
How many copies of this proxy statement and related voting materials should I receive if I share an address with another USS stockholder?

A:
The SEC’s proxy rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more USS stockholders sharing the same address by delivering a single proxy statement to those USS stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for USS stockholders and cost savings for companies.

USS and some brokers may be householding our proxy materials by delivering a single set of proxy materials to multiple USS stockholders who request a copy and share an address, unless contrary instructions have been received from the affected USS stockholders. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify our Corporate Secretary at 600 Grant Street, Suite 1884, Pittsburgh, Pennsylvania 15219, (412) 433-4804, or, if the latter, you may also contact your broker or other nominee record holder.
Q:
Where can I find the voting results of the Special Meeting?

A:
The preliminary voting results for the Special Meeting are expected to be announced at the Special Meeting. In addition, within four business days following certification of the final voting results, USS will file the final voting results of the Special Meeting (or, if the final voting results have not yet been certified, the preliminary results) with the SEC on a Current Report on Form 8-K.

Q:
Who will solicit and pay the cost of soliciting proxies?

A:
USS has engaged Innisfree M&A Incorporated, which we refer to as “Innisfree,” to assist in the solicitation of proxies for the Special Meeting. USS estimates that it will pay Innisfree a fee of approximately $50,000, plus reimbursement for certain out-of-pocket fees and expenses. USS has agreed to indemnify Innisfree against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions). USS also may reimburse banks, brokers and other custodians, nominees and fiduciaries or their respective agents for their expenses in forwarding proxy materials to beneficial owners of USS common stock. USS directors, officers and employees also may solicit proxies by telephone, by electronic means or in person. They will not be paid any additional amounts for soliciting proxies.

Q:
What will happen to USS’s Dividend Reinvestment Plan (“Company DRIP”) in the Merger?

A:
On December 17, 2023, the Board of Directors approved the suspension of the Company DRIP until further notice, as required pursuant to the Merger Agreement. The Company DRIP was thereafter suspended as of December 19, 2023. As a result, any distributions declared by USS after December 17, 2023 will be paid in cash to all USS stockholders unless and until the Company DRIP is reinstated. Participants in the Company DRIP also will not be permitted to purchase shares of USS common stock through optional cash investments under the Company DRIP. The suspension of the Company DRIP will not affect the participants’ ability to sell any shares of USS common stock held under the Company DRIP acquired before December 17, 2023.

Q:
When do you expect the Merger to be completed?

A:
We currently expect the Merger to be completed in the second or third quarter of 2024. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement and summarized in this proxy statement, many of which are outside of our control.

Q:
How can I obtain additional information about USS?

A:
USS will provide copies of this proxy statement, documents incorporated by reference and its 2023 Annual Report to Stockholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (which we refer to as “Annual Report”), without charge to any USS stockholder who makes a request in writing to our Corporate Secretary at 600 Grant Street, Suite 1884, Pittsburgh, Pennsylvania 15219. In order for you to receive timely delivery of documents in advance of the Special Meeting, you must make such request by no later than April 5, 2024. USS’s Annual Report and other SEC filings may also be accessed at https://sec.gov or on USS’s Investor website at https://investors.ussteel.com/. USS’s website address is provided as an inactive textual reference only. The information provided on or accessible through our website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to our website provided in this proxy statement.
Q:
Who can help answer my questions?

A:
If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of USS common stock, please contact our proxy solicitor:

INNISFREE M&A INCORPORATED
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders May Call Toll-Free: (877) 825-8621
Brokers May Call Collect: (212) 750-5833

FORWARD-LOOKING STATEMENTS
This proxy statement contains information regarding USS that may constitute “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws, that are subject to risks and uncertainties. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “plan,” “goal,” “future,” “will,” “may” and similar expressions or by using future dates in connection with any discussion of, among other things, statements expressing general views about future operating or financial results, operating or financial performance, trends, events or developments that we expect or anticipate will occur in the future, anticipated cost savings, potential capital and operational cash improvements and changes in the global economic environment. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include all statements that are not historical facts, but instead represent only USS’s beliefs regarding future goals, plans and expectations about our prospects for the future and other events, many of which, by their nature, are inherently uncertain and outside of USS’s control, as well as statements regarding the proposed transaction and the timing of the completion of the transaction. It is possible that USS’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management of USS believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. In addition, forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from USS’s historical experience and our present expectations or projections. Risks and uncertainties include without limitation:
•
the ability of the parties to consummate the proposed transaction on a timely basis or at all;

•
the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could cause the parties to terminate the Merger Agreement;

•
the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•
the possibility that USS’s stockholders may not approve the proposed transaction;

•
the risks and uncertainties related to securing the necessary stockholder approval;

•
the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all;

•
risks related to disruption and distraction of management time from ongoing business operations due to the proposed transaction;

•
certain restrictions during the pendency of the proposed transaction that may impact USS’s ability to pursue certain business opportunities or strategic transactions;

•
the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of USS’s common stock;

•
the risk of any unexpected costs or expenses resulting from the proposed transaction;

•
the risk of any litigation relating to the proposed transaction; and

•
the risk that the proposed transaction and its announcement could have an adverse effect on the ability of USS to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally.

USS directs readers to its Annual Report on Form 10-K for the year ended December 31, 2023, and the other documents it files with the SEC for other risks associated with USS’s future performance. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in the forward-looking statements.
All information in this proxy statement is as of the date hereof. USS undertakes no duty to update any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law.

THE SPECIAL MEETING
The enclosed proxy is solicited on behalf of the Board of Directors for use at the Special Meeting.
Date, Time and Place
The Special Meeting will be held virtually via live webcast on April 12, 2024, beginning at 1:00 p.m. Eastern Time (unless the Special Meeting is adjourned or postponed). USS stockholders will be able to attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/X2024SM (which we refer to as the “Special Meeting website”).
Purpose of the Special Meeting
At the Special Meeting, we will ask USS stockholders to vote on proposals to: (a) adopt the Merger Agreement Proposal; (b) approve, on an advisory (non-binding) basis, the Compensation Proposal; and (c) approve the Adjournment Proposal.
Record Date; Shares Entitled to Vote; Quorum
Only USS stockholders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. A list of USS stockholders entitled to vote at the Special Meeting will be available at our principal executive offices located at 600 Grant Street, Pittsburgh, Pennsylvania 15219, during regular business hours for a period of no less than 10 days before the Special Meeting. As of the Record Date, there were 224,816,000 shares of USS common stock outstanding and entitled to vote at the Special Meeting.
Holders of one-third of the voting power of the outstanding shares of USS common stock entitled to vote on the Record Date present or represented by proxy at the Special Meeting will constitute a quorum at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned to solicit additional proxies.
Vote Required; Abstentions and Broker Non-Votes
Each USS stockholder shall be entitled to one vote for each share of USS common stock owned at the close of business on the Record Date.
The affirmative vote of the holders of a majority of the outstanding shares of USS common stock entitled to vote thereon is required to approve the Merger Agreement Proposal. As of the Record Date, 112,408,001 shares constitute a majority of the outstanding shares of USS common stock. Adoption of the Merger Agreement by USS stockholders is a condition to the consummation of the Merger.
The affirmative vote of the holders of the shares of USS common stock representing a majority of the votes cast by USS stockholders present or represented by proxy at the Special Meeting is required to approve, on an advisory (non-binding) basis, the Compensation Proposal.
The affirmative vote of the holders of the shares of USS common stock representing a majority of the voting power present or represented by proxy at the Special Meeting, whether or not a quorum is present, is required for approval of the Adjournment Proposal.
The failure of any USS stockholder of record to: (a) submit a signed proxy card; (b) grant a proxy over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting — Voting at the Special Meeting”); or (c) attend the Special Meeting will, assuming a quorum is present, have the same effect as a vote “AGAINST” the Merger Agreement Proposal but, assuming a quorum is present, will have no effect on the Compensation Proposal and, whether or not a quorum is present, will have no effect on the Adjournment Proposal other than reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares of USS common stock from which the majority is calculated. If a quorum is present at the Special Meeting, for USS stockholders who attend the Special Meeting or are represented by proxy and abstain from voting, the abstention will have the same effect as if the USS stockholder voted “AGAINST” the Merger

Agreement Proposal but will have no effect on the Compensation Proposal. Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal, whether or not a quorum is present at the Special Meeting.
Each “broker non-vote” will also count as a vote “AGAINST” the Merger Agreement Proposal but, assuming a quorum is present, will have no effect on the Compensation Proposal and, regardless of whether a quorum is present, will have no effect on the Adjournment Proposal. A so-called “broker non-vote” occurs when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. USS does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered “routine,” whereas each of the proposals to be presented at the Special Meeting is expected to be considered “non-routine.” As a result, no broker will be permitted to vote your shares of USS common stock at the Special Meeting without receiving instructions. Failure to instruct your broker on how to vote your shares will have the same effect as a vote “AGAINST” the Merger Agreement Proposal, but will have no effect on the Compensation Proposal or the Adjournment Proposal.
Stock Ownership and Interests of Certain Persons
Shares Held by USS’s Directors and Executive Officers
As of the Record Date, our executive officers and directors beneficially owned and were entitled to vote, in the aggregate, 2,701,347 shares of USS common stock, representing approximately 1.20% of the shares of USS common stock outstanding on the Record Date.
We currently expect that our executive officers and directors will vote all of their respective shares of USS common stock (1) “FOR” the Merger Agreement Proposal, (2) “FOR” the Compensation Proposal and (3) “FOR” the Adjournment Proposal, although none of them have entered into any agreements obligating them to do so.
Voting at the Special Meeting
You can vote at the virtual Special Meeting, which will be held on April 12, 2024, at 1:00 p.m. Eastern Time at www.virtualshareholdermeeting.com/X2024SM (unless the Special Meeting is adjourned or postponed).
You may also authorize the persons named as proxies on the proxy card to vote your shares by returning the proxy card in advance by mail, over the Internet or by telephone. Although USS offers multiple voting methods, USS encourages you to vote over the Internet or by phone as USS believes they are the most cost-effective methods. We also recommend that you vote as soon as possible, even if you are planning to attend the Special Meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective and reliable alternatives to returning your proxy card by mail. If you choose to vote your shares over the Internet or by telephone, there is no need for you to submit your proxy card by mail.
To Vote Over the Internet:
Vote at proxyvote.com in advance of the Special Meeting. The Internet voting system is available 24 hours per day until 11:59 p.m. Eastern Time on April 11, 2024. Once you enter the Internet voting system, you can record and confirm (or change) your voting instructions.
To Vote by Telephone:
Use the telephone number shown on your proxy card. The telephone voting system is available 24 hours per day in the United States until 11:59 p.m. Eastern Time on April 11, 2024. Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

To Vote by Proxy Card:
If you received a proxy card, mark your voting instructions on the card and sign, date and return it in the postage-paid envelope provided. For your mailed proxy card to be counted, we must receive it before 11:59 p.m. Eastern Time on April 11, 2024.
All shares represented by properly signed and dated proxies received by the deadline indicated above will be voted at the Special Meeting in accordance with the instructions of the USS stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal. If you indicate on your proxy card that you wish to vote in favor of the Merger Agreement Proposal but do not indicate a choice on the Adjournment Proposal or the Compensation Proposal on an advisory (non-binding) basis, your shares of USS common stock will be voted “FOR” each such proposal. Proxy cards that are returned without a signature will not be counted as present at the Special Meeting and cannot be voted and therefore will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.
If your shares of USS common stock are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special Meeting and voting using your control number, or, if you did not obtain a control number, contacting your bank, broker or other nominee to obtain a control number so that you may vote. If such a service is provided, you may vote over the Internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special Meeting and vote thereat, it will have the same effect as if you voted “AGAINST” the Merger Agreement Proposal but, assuming a quorum is present, will not have any effect on the Compensation Proposal or the Adjournment Proposal (so long as you do not attend the Special Meeting and abstain from voting on any given proposal, which would have the same effect as voting “AGAINST” the Merger Agreement Proposal, but would have no effect on the Compensation Proposal or the Adjournment Proposal, as applicable).
If your shares of USS common stock are held in USS’s 401(k) plan, you may instruct the plan trustee on how to vote your shares in the 401(k) plan online, by mail, or by telephone as described above for shares held of record, except that if you vote by mail, then the card you use will be a voting instruction form rather than a proxy card. In addition, your vote will apply to a proportionate number of other shares held by participants in the 401(k) plan for which voting directions are not received. All participants are fiduciaries under the terms of the 401(k) plan and under the Employee Retirement Income Security Act (ERISA) for the limited purpose of voting shares credited to their accounts. Under ERISA, fiduciaries are required to act prudently in making voting decisions.
Revocability of Proxies
Any proxy given by a USS stockholder may be revoked before the Special Meeting by doing any of the following:
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if a proxy was submitted by telephone or over the Internet, by submitting another proxy by telephone or over the Internet, in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting — Voting at the Special Meeting” at any time before the closing of the voting facilities at 11:59 p.m. Eastern Time on April 11, 2024;

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by submitting a properly completed, dated and signed proxy card with a date later than the date of the previously submitted proxy relating to the same shares of USS common stock, provided such proxy card is received no later than the close of business on April 11, 2024;

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by delivering a signed written notice of revocation bearing a date later than the date of the proxy to USS’s Corporate Secretary at 600 Grant Street, Suite 1884, Pittsburgh, Pennsylvania 15219, stating that the proxy is revoked, provided such written notice is received no later than the close of business on April 11, 2024; or

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by attending the virtual Special Meeting and voting thereat (your attendance at the virtual Special Meeting will not, by itself, revoke your proxy).

If you hold your shares of USS common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the virtual Special Meeting with your control number, or, if you did not obtain a control number, by contacting your bank, broker or other nominee to obtain a control number.
Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow USS stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.
Board of Directors’ Recommendation
The Board of Directors has unanimously: (a) determined that it fair to and in the best interests of USS and its stockholders, and declared it advisable, to enter into the Merger Agreement, (b) authorized and approved the execution, delivery and performance of the Merger Agreement by USS and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and (c) resolved to recommend that the USS stockholders adopt the Merger Agreement and directed that such matter be submitted for consideration of the USS stockholders at the Special Meeting.
The Board of Directors unanimously recommends that you vote: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Solicitation of Proxies
The Board of Directors is soliciting your proxy, and USS will bear the cost of soliciting proxies. Innisfree has been retained to assist with the solicitation of proxies. Innisfree will be paid approximately $50,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the Special Meeting. Forms of proxies and proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of shares of USS common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses in accordance with SEC and NYSE regulations. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by USS or, without additional compensation, by USS or USS’s directors, officers and employees.
Anticipated Date of Completion of the Merger
Assuming timely satisfaction of necessary closing conditions, including the approval by USS stockholders of the Merger Agreement Proposal, we currently anticipate that the Merger will be consummated in the second or third quarter of 2024.
Appraisal Rights
If the Merger is consummated, USS stockholders who continuously hold shares of USS common stock through the Effective Time, do not vote in favor of the adoption of the Merger Agreement and validly and properly demand appraisal of their shares and do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL. This means that USS stockholders who perfect their appraisal rights, do not thereafter withdraw their demand for appraisal, and follow the procedures in the manner prescribed by Section 262 of the DGCL may be entitled to have their shares of USS common stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of USS common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest to be paid on the amount determined to be fair value, if any (or in certain circumstances described in further detail in the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each USS stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, USS stockholders who wish to seek appraisal of their shares are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.
USS stockholders considering seeking appraisal should be aware that the fair value of their shares of USS common stock as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares of USS common stock.
To exercise your appraisal rights, you must: (a) submit a written demand for appraisal to USS before the vote is taken on the adoption of the Merger Agreement; (b) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (c) continue to hold your shares of USS common stock of record through the Effective Time; and (d) strictly comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Your failure to follow exactly the procedures specified under Section 262 of the DGCL may result in the loss of your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the Merger unless certain stock ownership conditions are satisfied by the USS stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Appraisal Rights,” which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is attached to this proxy statement as Annex D and may be accessed without subscription or cost at the Delaware Code Online (available at: https://delcode.delaware.gov/title8/c001/sc09/index.html#262) and is incorporated herein by reference. If you hold your shares of USS common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you may make a written demand for appraisal in your own name, but you must satisfy the conditions set forth above and your written demand must also reasonably identify the holder of record of the shares of USS common stock for which demand is made, be accompanied by documentary evidence of your beneficial ownership of stock (such as a brokerage or securities account statement containing such information or a letter from a broker or other record holder of such shares confirming such information) and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which you consent to receive notices given by the surviving corporation under Section 262 of the DGCL and to be set forth on the verified list required by Section 262(f) of the DGCL. For more information, please see the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Appraisal Rights.”
Delisting and Deregistration of USS Common Stock
If the Merger is completed, the shares of USS common stock will be delisted from the NYSE and the CSE and deregistered under the Exchange Act, and shares of USS common stock will no longer be publicly traded.
Other Matters
Pursuant to the DGCL and USS’s by-laws, only the matters set forth in the Notice of Special Meeting may be brought before the Special Meeting.
Householding of Special Meeting Materials
Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more USS stockholders reside if we believe the stockholders are members of the same family. Each USS stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.
If you would like to receive your own set of our disclosure documents, please contact us using the instructions set forth below. Similarly, if you share an address with another USS stockholder and together both of you would like to receive only a single set of our disclosure documents, please contact us using the instructions set forth below.

If you are a USS stockholder of record, you may contact us by writing to our Corporate Secretary at 600 Grant Street, Suite 1884, Pittsburgh, Pennsylvania 15219 or by calling our proxy solicitor, Innisfree M&A Incorporated, at (877) 825-8621. Eligible stockholders of record receiving multiple copies of this proxy statement can request householding by contacting us in the same manner. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.
Questions and Additional Information
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of USS common stock, please contact our proxy solicitor:
INNISFREE M&A INCORPORATED
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders May Call Toll-Free: (877) 825-8621
Brokers May Call Collect: (212) 750-5833

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because it contains important information about the Merger and how it affects you.
Parties Involved in the Merger
United States Steel Corporation
600 Grant Street
Pittsburgh, Pennsylvania 15219
USS, with operations in the United States of America (U.S.) and Central Europe, is transforming itself into a customer-centric, world-competitive, Best for All® steelmaker by investing in the competitive advantages that differentiate USS in its customers’ eyes. USS is executing on its strategy by investing where it has distinct cost and capability advantages so that it is a superior steel solutions provider for its customers. By offering the new steels that its customers are increasingly demanding, USS aims to achieve world-competitive positioning in strategic, high-margin end markets and deliver high-quality, value-added products and innovative solutions utilizing a lower carbon footprint than previously available through its traditional integrated steelmaking model.
During 2023, USS had annual raw steel production capability of 22.4 million net tons (17.4 million tons in North America and 5.0 million tons in Europe). USS performs a wide range of applied research, development and technical support functions at facilities in Pennsylvania, Michigan, Texas and Slovakia. USS supplies customers throughout the world primarily in the automotive, construction, consumer (packaging and appliance), electrical, industrial equipment, service center/distribution, structural tubing and energy (oil country tubular goods (OCTG) and line pipe) markets. According to the World Steel Association’s latest published statistics, USS is the third largest U.S. based steel producer and the twenty-seventh largest steel producer in the world. USS is a Delaware corporation established in 1901. USS’s principal executive offices are located at 600 Grant Street, Pittsburgh, Pennsylvania 15219, and its telephone number is (412) 433-1121. USS common stock is listed on the NYSE and the CSE under the symbol X.
Nippon Steel Corporation
2-6-1 Marunouchi, Chiyoda-ku
Tokyo 100-8071, Japan
NSC is Japan’s largest steelmaker and one of the world’s leading steel manufacturers. NSC has a global crude steel production capacity of approximately 66 million tons and employs approximately 100,000 people throughout the world. NSC’s primary manufacturing base is in Japan and the company has presence in 15 additional countries. NSC has focused on building cooperative and good relationships with employees, labor unions, suppliers, customers, and communities in the United States. As the ‘Best Steelmaker with World-Leading Capabilities,’ NSC pursues world-leading technologies and manufacturing capabilities and contributes to society by providing excellent products and services. NSC’s principal executive offices are located at 2-6-1 Marunouchi, Chiyoda-ku, Tokyo 100-8071, Japan, and its telephone number is +81-3-6867-4111. NSC is a publicly traded company listed on the Tokyo Stock Exchange, the Sapporo Securities Exchange, the Nagoya Stock Exchange and the Fukuoka Stock Exchange.
Nippon Steel North America, Inc.
920 Memorial City Way, Suite 700
Houston, Texas 77024
Parent is a wholly owned subsidiary of NSC. Parent is a holding company through which NSC owns businesses that conduct operations in the United States. Parent’s principal executive offices are located at 920 Memorial City Way, Suite 700, Houston, Texas 77024, and its telephone number is (713) 654-7111.

2023 Merger Subsidiary, Inc.
c/o Nippon Steel North America, Inc.
920 Memorial City Way, Suite 700
Houston, Texas 77024
Merger Sub is a wholly owned subsidiary of Parent and was incorporated on December 15, 2023, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any activities other than in connection with or as contemplated by the Merger Agreement.
Effect of the Merger
On the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will merge with and into USS, the separate corporate existence of Merger Sub will cease and USS will continue its corporate existence under DGCL as the Surviving Corporation. As a result of the Merger, USS will become a wholly owned subsidiary of Parent, and USS common stock will no longer be publicly traded and will be delisted from the NYSE and the CSE. In addition, USS common stock will be deregistered under the Exchange Act, and USS, and from and after the Effective Time the Surviving Corporation, will no longer file periodic or other reports with the SEC. If the Merger is completed, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a stockholder of USS (except that stockholders who properly and validly exercise their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined under an appraisal proceeding as contemplated by Delaware law, as described in the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Appraisal Rights”).
The Effective Time will occur at such time as the certificate of merger with respect to the Merger has been duly filed with the Delaware Secretary of State or at such later date or time as may be agreed by USS and Parent and specified in the certificate of merger in accordance with the DGCL.
Effect on USS If the Merger Is Not Completed
If the Merger Agreement is not adopted by USS stockholders, or if the Merger is not completed for any other reason:
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USS stockholders will not be entitled to, nor will they receive, any payment for their respective shares of USS common stock pursuant to the Merger Agreement;

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(a) USS will remain an independent public company; (b) USS common stock will continue to be listed and traded on the NYSE and the CSE and registered under the Exchange Act; and (c) USS will continue to file periodic and other reports with the SEC;

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under specified circumstances, USS will be required to pay Parent a termination fee of $565 million upon the termination of the Merger Agreement, as described in the section of this proxy statement entitled “The Merger Agreement — Termination Fee Payable by USS”; and

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under specified circumstances, Parent will be required to pay USS a termination fee of $565 million upon the termination of the Merger Agreement, as described in the section of this proxy statement entitled “The Merger Agreement — Termination Fee Payable by Parent.”

Merger Consideration
USS Common Stock
At the Effective Time, by virtue of the Merger and without any action on the part of USS, Parent, Merger Sub, or the holders of any securities of USS, Parent or Merger Sub, each share of USS common stock (other than the Excluded Shares) outstanding immediately prior to the Effective Time will be converted automatically into the right to receive the Merger Consideration of $55.00 in cash, without interest, subject to any required tax withholding.
After the Merger is completed, you will have the right to receive the Merger Consideration in respect of each share of USS common stock that you own (other than any Excluded Shares) immediately prior to the

Effective Time (subject to any required tax withholding), but you will no longer have any rights as a USS stockholder (except that USS stockholders who properly and validly exercise and do not withdraw their appraisal rights will have a right to receive payment of the “fair value” of their shares as determined pursuant to an appraisal proceeding, as contemplated by the DGCL). For more information, please see the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Appraisal Rights.”
Treatment of USS Equity Awards
Immediately prior to the Effective Time, and without any action on the part of Parent, USS or any other person, each Company RSU Award (or portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and be cancelled and converted into the right of the holder of each such Company RSU Award (or portion thereof) to receive (subject to any applicable withholdings) an amount in cash equal to the product of (i) the Merger Consideration, multiplied by (ii) the total number of shares of USS common stock subject to such Company RSU Award (or portion thereof) immediately prior to the Effective Time, together with any accrued and unpaid dividends corresponding to such vested Company RSU Award (or portion thereof).
Immediately prior to the Effective Time, and without any action on the part of Parent, USS or any other person, each Company PSU Award (or portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and be cancelled and converted into the right of the holder of each such Company PSU Award (or portion thereof) to receive (subject to any applicable withholdings) an amount in cash equal to the product of (i) the Merger Consideration, multiplied by (ii) the total number of shares of USS common stock subject to such Company PSU Award (or portion thereof) immediately prior to the Effective Time, together with any accrued and unpaid dividends corresponding to such vested Company PSU Award (or portion thereof). The total number of shares of USS common stock subject to a Company PSU Award will be based on actual performance for any portion of a Company PSU Award that has been earned by its terms as of the Effective Time but has not yet vested. For any portion of a Company PSU Award that has not been earned by its terms as of the Effective Time, the total number of shares of USS common stock subject to a Company PSU Award will be based on deemed achievement of the greater of (1) maximum performance, if required by the applicable award agreement as of the date of the Merger Agreement, (2) actual performance or (3) target performance through the Effective Time.
Immediately prior to the Effective Time, and without any action on the part of Parent, USS or any other person, each Company Option Award (or portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and be cancelled, and converted into the right of the holder of each such Company Option Award to receive (subject to any applicable withholdings) an amount in cash equal to the product of (i) the positive difference, if any, of the Merger Consideration minus the applicable exercise price of such Company Option Award, multiplied by (ii) the number of shares of USS common stock subject to such Company Option Award immediately prior to the Effective Time (assuming full vesting for any Company Option Award (or portion thereof) that is subject to performance-based vesting). If the exercise price of any Company Option Award (whether vested or unvested) is equal to or greater than the Merger Consideration, such Company Option Award will be cancelled without payment and will have no further force or effect.
Each Company DSU Award will be converted into the right to receive an amount in cash equal to the Merger Consideration or such other amount contemplated by the Company DSU Award and settled in accordance with the terms thereof.
Background of the Merger
The Board of Directors and USS senior management regularly review and assess USS’s industry, financial performance, prospects and long-term strategic plan with the goal of enhancing stockholder value. As part of this ongoing process, the Board of Directors and USS senior management have periodically evaluated potential strategic alternatives relating to USS and its business, including with respect to USS’s USSE segment during the period preceding announcement of the Merger. These evaluations took into account the perspectives of the Company’s stockholders, whose views were sought through the Company’s stockholder engagement program. From time to time, USS’s financial advisors, Barclays, Goldman Sachs and

Evercore Group L.L.C. (which we refer to as “Evercore”), which have each historically provided financial advisory services to the Company, have assisted in this strategic alternatives review process.
In addition, USS has engaged in discussions with third parties concerning potential strategic transactions, including possible acquisitions, divestitures, joint ventures, business combinations and mergers. Members of USS’s senior management team from time to time have met or otherwise communicated informally and independently with representatives of peer companies at industry events and elsewhere regarding industry trends and the performance, business, strategic direction and prospects of their respective companies. USS is generally familiar with the businesses and operations of its peer companies, and have from time to time informally discussed potential business transactions with representatives of peer companies , but no specific terms of a potential transaction between such parties were negotiated during these informal communications.
On March 9, 2023, a representative from Company A reached out to David Burritt, the President and Chief Executive Officer of USS, requesting a meeting with the Chief Executive Officer of Company A.
On March 16, 2023, USS entered into a limited confidentiality agreement with Company A covering the anticipated meeting between USS and Company A, which was scheduled for March 20, 2023. USS senior management met with representatives from Barclays and Milbank LLP (which we refer to as “Milbank”), USS’s outside legal counsel, at various times between March 16 and March 20, 2023 to prepare for the meeting with Company A.
On March 20, 2023, the Chief Executive Officer and a member of the management team of Company A and members of the USS management team, including Mr. Burritt, Jessica Graziano, the Chief Financial Officer of USS, and Richard Fruehauf, Senior Vice President, Chief Strategy & Sustainability Officer of USS, met in Pittsburgh, Pennsylvania. During the meeting, Company A proposed exploring a joint venture between USS and Company A relating to certain of USS’s North American assets and certain of Company A’s North American assets. The proposal, which subsequently was shared with the Board of Directors, did not include any financial terms. On March 23, 2023, Mr. Burritt informed a representative of Company A that USS had carefully considered the proposal and concluded that it was not in the best interests of USS.
On June 20, 2023, a representative of Company A contacted a representative of USS to request a meeting to discuss a revised proposal.
That same day, a representative of a consortium unrelated to Company A, which included a private company, a publicly traded company and a financial sponsor (which we refer to, collectively, as “Consortium B”) contacted USS to request a meeting with Mr. Burritt, which was not scheduled.
On June 30, 2023, Consortium B submitted to USS an unsolicited, non-binding, preliminary written proposal to acquire USS’s North American Flat-Rolled (which we refer to as “NAFR”) and USSE segments for $3.45 billion in cash (which we refer to as the “June 30 Consortium B Proposal”). That same day, USS entered into a limited confidentiality agreement with Company A covering an anticipated meeting between USS and Company A, scheduled for July 13, 2023.
On July 3, 2023, USS held a special meeting of its Board of Directors virtually, during which members of USS senior management and representatives of Barclays, Goldman Sachs, and Milbank participated. Barclays and Goldman Sachs were selected by USS as financial advisors to USS based on each institution’s reputation, experience and knowledge of the industrials industry and experience advising companies in mergers and acquisitions. The Board of Directors reviewed the June 30 Consortium B Proposal and discussed the upcoming Company A meeting. Duane Holloway, the General Counsel of USS, and a representative of Milbank advised the Board of Directors of their fiduciary duties and other relevant legal matters in connection therewith. Representatives of Barclays and Goldman Sachs then discussed with the Board of Directors certain preliminary observations and perspectives regarding the financial aspects of the June 30 Consortium B Proposal and representatives of Barclays reviewed a preliminary financial analysis with respect to the June 30 Consortium B Proposal. At that meeting, after consultation with representatives of Barclays, Goldman Sachs and Milbank, the Board of Directors directed USS senior management, Barclays and Goldman Sachs to contact Consortium B to clarify certain aspects of the June 30 Consortium B Proposal and report back to the Board of Directors.

On July 6, 2023, Rich Fruehauf, along with representatives of Barclays, contacted Consortium B, as directed by the Board of Directors, to clarify certain aspects of the June 30 Consortium B Proposal, including ownership of the proposed acquiring entity, the perimeter of assets to be acquired and liabilities to be assumed as part of such transaction and a preliminary valuation of certain mining assets.
On July 13, 2023, Mr. Burritt, Ms. Graziano and Mr. Fruehauf met with the Chief Executive Officer and a member of the management team of Company A in Pittsburgh, Pennsylvania. During that meeting, Company A indicated that it planned to deliver a letter proposing an all-cash offer to acquire all of the outstanding shares of USS common stock and that such offer would not include a financing contingency. Financial terms of the proposal were not provided by Company A during the meeting.
On July 14, 2023, USS held a special meeting of its Board of Directors virtually, during which members of USS senior management and representatives of Barclays, Goldman Sachs and Milbank participated. The Board of Directors reviewed the June 30 Consortium B Proposal and discussed USS’s recent interactions with Company A, including the July 13, 2023 meeting and the anticipated Company A proposal. Representatives of Milbank provided an overview of the Board of Directors’ fiduciary duties and other relevant legal matters in connection therewith. Members of USS management summarized the July 6, 2023 conversation with representatives of Consortium B, including the clarifications provided by Consortium B, and the July 13 discussion with representatives of Company A. Representatives of Barclays and Goldman Sachs then discussed with the Board of Directors certain preliminary observations and perspectives regarding the financial aspects of the June 30 Consortium B Proposal and reviewed a preliminary financial analysis with respect to the June 30 Consortium B Proposal. Following discussion with representatives of Barclays, Goldman Sachs and Milbank, the Board of Directors directed USS senior management, Barclays and Goldman Sachs to convey to representatives of Consortium B USS’s view as to a potential scope of any asset sale transaction with Consortium B that USS might determine to consider (which assets would exclude USS’s Minntac and Keetac mining operations) negotiate and enter into a confidentiality agreement with Consortium B in order to share confidential information regarding the Company to facilitate a proposal for USS’s preferred transaction scope, and to request that Consortium B provide an updated proposal with respect to USS’s preferred transaction scope.
On July 17, 2023, USS received an unsolicited written, non-binding indication of interest from Company A proposing to acquire all of the outstanding shares of USS common stock at a price of $31.50 per share in cash (which we refer to as the “July 17 Company A Proposal”), which noted that the proposal was not subject to any financing condition, that Company A would be able to expeditiously complete due diligence and negotiate a mutually agreeable merger agreement in parallel, and that Company A’s outside legal counsel had conducted a preliminary antitrust review of the potential combination with USS and expressed confidence in Company A’s ability to identify clear pathways to procure all applicable regulatory approvals.
On July 19, 2023, USS held a special meeting of its Board of Directors virtually to review the July 17 Company A Proposal, during which members of USS senior management and representatives of Barclays, Goldman Sachs and Milbank participated. Mr. Holloway provided a review of the Board of Directors’ fiduciary duties and other relevant legal matters in connection therewith. During that meeting, members of USS senior management and representatives of Barclays and Goldman Sachs summarized recent discussions with Consortium B relating to the June 30 Consortium B Proposal. Representatives of Barclays and Goldman Sachs then provided a preliminary review, based on publicly available information, with respect to the financial aspects of the July 17 Company A Proposal and responded to feedback from members of USS senior management and the Board of Directors. Representatives of Milbank commented that the July 17 Company A Proposal presented certain regulatory risks, including substantial execution risk under U.S. antitrust laws, that should be considered as part of the overall assessment of that proposal. It was noted, at the request of the Board of Directors, that Barclays and Goldman Sachs would prepare a review of potential alternatives for the Company to be presented at an upcoming meeting of the Board of Directors scheduled for the following week.
On July 21, 2023, Goldman Sachs delivered to USS a relationship disclosure letter, which was later shared with the Board of Directors, providing certain information regarding Goldman Sachs’ relationships with Company A and Consortium B. Such relationship disclosure letter was subsequently updated from time to time, including with respect to other bidders, and shared with the Board of Directors.

From July 23 to July 25, 2023, USS held a regularly scheduled meeting of the Board of Directors at USS headquarters in Pittsburgh, Pennsylvania. During the July 24, 2023 session, the Board of Directors met with members of USS senior management and representatives of Barclays, Goldman Sachs and Milbank to discuss potential alternatives, including USS’s standalone strategic plan, the unsolicited June 30 Consortium B Proposal, the July 17 Company A Proposal and other potential transactions that could be pursued by the Company. A representative of Milbank provided a review of the Board of Directors’ fiduciary duties and the relevant legal matters in connection therewith, and members of USS senior management provided an update on conversations relating to the June 30 Consortium B Proposal, including that a confidentiality agreement between USS and Consortium B was in near-final form. Members of USS senior management then presented an overview of USS’s then-current standalone ten-year strategic plan, including unaudited prospective financial information for USS, as further described in the section of this proxy statement titled “Certain Financial Projections.” Representatives of Barclays and Goldman Sachs provided the Board of Directors with an overview of potential strategic alternatives for the Company as well as their respective preliminary financial analyses with respect to the financial aspects of each of the July 17 Company A Proposal and the June 30 Consortium B Proposal. A representative of Milbank advised the Board of Directors that the July 17 Company A Proposal presented certain regulatory risks, including substantial execution risk under U.S. antitrust laws. At that meeting, after careful review and deliberation with the members of USS senior management and representatives of Barclays, Goldman Sachs and Milbank present at the meeting of the Board of Directors, and taking into account the preliminary financial analysis prepared by Barclays and Goldman Sachs, the Board of Directors unanimously determined that the July 17 Company A Proposal was not in the best interests of the Company’s stockholders and directed Mr. Burritt to inform the Chief Executive Officer of Company A of such determination.
On July 24, 2023, USS entered into a mutual confidentiality agreement with Consortium B.
On July 27, 2023, Barclays delivered to USS a relationship disclosure letter, which was later shared with the Board of Directors, providing certain information regarding Barclays’ relationships with Company A and Consortium B. Such relationship disclosure letter was subsequently updated from time to time, including with respect to other bidders, and shared with the Board of Directors.
On July 28, 2023, USS announced its earnings for the second fiscal quarter of 2023, including an update on USS’s Best For All® strategy. Among other items, USS disclosed that its ongoing strategic projects remained on track and fully funded and that USS was prioritizing direct returns to stockholders consistent with its capital allocation framework.
On July 28, 2023, Mr. Burritt received a phone call from Lourenco Goncalves, the Chairman, President and Chief Executive Officer of Cleveland-Cliffs Inc. (which we refer to as “Cleveland-Cliffs”), indicating that Cleveland-Cliffs would be submitting a proposal for a transaction with USS. Shortly after that call, Mr. Burritt and the Board Chair of USS, David Sutherland, received an unsolicited, non-binding letter from Cleveland-Cliffs proposing to acquire all of the outstanding shares of USS common stock at a price of $35.00 per share, to be paid 50% in cash and 50% in Cleveland-Cliffs’ stock (which we refer to as the “July 28 Cleveland-Cliffs Proposal”). The letter stated that a response was required by August 7, 2023.
On August 2, 2023, Mr. Burritt contacted the Chief Executive Officer of Company A to convey that the Board of Directors had unanimously determined that the July 17 Company A Proposal was not in the best interests of USS stockholders.
On August 3, 2023, the Board of Directors, with members of USS senior management and representatives of Barclays, Goldman Sachs, Milbank and Wachtell, Lipton, Rosen and Katz, outside legal counsel to USS (which we refer to as “Wachtell”), present, held a special meeting of the Board of Directors virtually to review the July 28 Cleveland-Cliffs Proposal. Mr. Holloway provided a review of the Board of Directors’ fiduciary duties and other relevant legal matters. Representatives of Barclays and Goldman Sachs then provided their respective preliminary financial analyses with respect to the July 28 Cleveland-Cliffs Proposal, reviewed the financial aspects of each of the June 30 Consortium B Proposal, the July 17 Company A Proposal and the July 28 Cleveland-Cliffs Proposal, and provided an overview of other potential alternatives for USS. Representatives of Milbank discussed certain regulatory considerations with respect to the July 28 Cleveland-Cliffs Proposal, including their views, based on publicly available information, that a combination with Cleveland-Cliffs posed substantial execution risk under U.S. antitrust laws. Following discussion with members of USS senior management and representatives of Barclays, Goldman Sachs, Milbank and Wachtell, the Board of Directors directed members of USS senior management and Barclays and Goldman Sachs to seek clarification from Cleveland-Cliffs with respect to the proposed exchange ratio contemplated by the July 28 Cleveland-Cliffs Proposal, as well as the anticipated transaction synergies, the intrinsic value of Cleveland-Cliffs’ stock portion of the proposed consideration and regulatory risk. The Board of Directors also directed members of USS senior management, Barclays and Goldman Sachs to continue to work with Consortium B so that Consortium B would be in a position to submit a revised proposal, and to identify other potential parties that may be interested in a potential acquisition of parts or all of USS and/or other strategic alternatives.
On August 4, 2023, representatives of Barclays and Goldman Sachs contacted representatives of Cleveland-Cliffs’ financial advisor, to seek clarification from Cleveland-Cliffs with respect to the proposed exchange ratio, intrinsic value and anticipated transaction synergies, and to request that legal counsel for both parties discuss the potential antitrust risk associated with a potential transaction.
On August 5, 2023, Mr. Holloway and representatives of Milbank spoke with James Graham, Cleveland-Cliffs’ General Counsel, and representatives of Cleveland-Cliffs’ outside legal counsel to discuss antitrust considerations in connection with the July 28 Cleveland-Cliffs Proposal. Also on August 5, 2023, Cleveland-Cliffs provided USS with a letter from the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union (which we refer to as the “USW”) in support of the July 28 Cleveland-Cliffs Proposal.
On August 7, 2023, Mr. Burritt sent a letter to Mr. Goncalves requesting that USS and Cleveland-Cliffs enter into a customary confidentiality agreement, including a standstill, in order for the Board of Directors to be able to evaluate the July 28 Cleveland-Cliffs Proposal.
On August 11, 2023, Mr. Goncalves sent USS a letter stating that Cleveland-Cliffs was (i) unwilling to sign a confidentiality agreement and (ii) proposing consideration of $17.50 in cash and 1.023 shares of Cleveland-Cliffs per share of USS common stock (which we refer to as the “August 11 Cleveland-Cliffs Proposal”), valued at $32.54 per share based on the closing price of Cleveland-Cliffs’ common stock on August 10, 2023. The letter also required a response by August 13, 2023.
Later on August 11, 2023, USS held a special meeting of its Board of Directors virtually, during which members of USS senior management and representatives of Barclays, Goldman Sachs, Milbank, Wachtell and Joele Frank, Wilkinson Brimmer Katcher, USS’s communications advisor (which we refer to as “Joele Frank”), participated. A representative of Milbank provided an overview of the Board of Directors’ fiduciary duties and other relevant legal matters. Members of USS management and representatives of Barclays and Goldman Sachs then summarized recent discussions with Cleveland-Cliffs’ financial advisors and legal counsel. Representatives of the financial and legal advisors then discussed the August 11 Cleveland-Cliffs Proposal. At that meeting, following discussion, and after taking into consideration the information provided by and discussed with USS senior management and representatives of the financial and legal advisors, the Board of Directors determined that it was unable to fully and adequately assess the August 11 Cleveland-Cliffs Proposal without more information from Cleveland-Cliffs and therefore determined to reject the August 11 Cleveland-Cliffs Proposal based on, among other things, a lack of detailed information needed to evaluate that proposal, Cleveland-Cliffs’ unwillingness to enter into a confidentiality agreement and the receipt by USS of indications of interest from other bidders. The Board of Directors then authorized an exploration of a strategic alternatives review process and directed USS senior management to publicly announce the process. The Board of Directors also instructed USS senior management to inform Cleveland-Cliffs that the August 11 Cleveland-Cliffs Proposal was not in the best interests of the Company’s stockholders, and to invite Cleveland-Cliffs to participate in USS’s strategic alternatives review process.
At noon on August 13, 2023, USS publicly announced the Board of Directors’ determination to review strategic alternatives to maximize stockholder value. Members of USS senior management and representatives of Barclays and Goldman Sachs, at the direction of the Board of Directors, contacted representatives of Consortium B and Company A to discuss the strategic alternatives review process and to invite them to participate. USS also sent Cleveland-Cliffs a written rejection of the August 11 Cleveland-Cliffs Proposal as directed by the Board of Directors. Mr. Burritt also called Mr. Thomas Conway, the then-president of the USW, to notify the USW of the Board of Directors’ determination to review strategic alternatives.

In the afternoon of August 13, 2023, Cleveland-Cliffs issued a press release announcing its offer to acquire USS on the same terms previously communicated to USS on August 11, 2023.
On August 14, 2023, Esmark Inc. (which we refer to as “Esmark”) issued a press release announcing “a voluntary public cash and exchange offer” for shares of USS common stock at a price of $35 per share of USS common stock, subject to regulatory and antitrust clearances.
On August 14, 2023, representatives of Company C contacted representatives of Barclays and Goldman Sachs to express their interest in participating in USS’s strategic alternatives review process. That same day, Mr. Burritt and the Chief Executive Officer of Company C had a discussion via telephone during which the Chief Executive Officer of Company C expressed interest in participating in USS’s strategic alternatives review process.
On August 15, 2023, Cleveland-Cliffs sent a letter to USS proposing to reengage on the confidentiality agreement, permit antitrust counsel to agree on an information-sharing protocol and enable the companies’ respective financial advisors to facilitate sharing of the companies’ business and financial plans.
On August 16, 2023, Ms. Graziano, Mr. Fruehauf and other members of the USS finance, strategy and legal teams and representatives from Barclays met with representatives of Consortium B in New York City to discuss the operations of the USS assets within the scope of a potential transaction.
On August 17, 2023, in order to provide clarity regarding how the USW’s basic labor agreements (which we refer to, collectively, as the “Basic Labor Agreement”) related to USS’s strategic alternatives review process, USS filed a Current Report on Form 8-K furnishing the Basic Labor Agreement and certain other related materials. The disclosure clarified that the Basic Labor Agreement does not provide the USW with a right to veto a transaction that may result from USS’s strategic alternatives review, but does provide the USW with successorship rights and a right to bid within 45 days of delivery of notice pursuant to the Basic Labor Agreement. The materials also reiterated that USS was conducting a thorough strategic alternatives review process and the Board of Directors was committed to evaluating all proposals on a level playing field to determine the best outcome for stockholders.
Later on August 17, 2023, Mr. Conway sent Mr. Burritt a letter via email stating that the USW had transferred and assigned to Cleveland-Cliffs the rights granted to the USW pursuant to the Basic Labor Agreement’s “right to bid” provisions (which we refer to as the “Right to Bid Assignment”). The letter noted that Mr. Conway would advise Mr. Burritt in writing should anything change regarding the Right to Bid Assignment. Cleveland-Cliffs issued a press release announcing the Right to Bid Assignment and subsequently filed a copy of the assignment with the SEC.
Also on August 17, 2023, representatives of Consortium B emailed Mr. Fruehauf to request the ability to expand its proposal to include the possibility of a whole-company proposal or other alternative structures.
In addition to responding to potential strategic and financial counterparties who contacted USS and representatives of Barclays and Goldman Sachs to express interest in USS, on August 18, 2023, representatives of Barclays and Goldman Sachs, at the direction of the Board of Directors, began outreach to additional potentially interested parties to solicit interest in a transaction involving USS, including NSC. During the process, representatives of Barclays and Goldman Sachs contacted or were contacted by 54 separate potential counterparties to a potential strategic transaction with USS, including 31 potential strategic parties and 23 potential financial parties.
From mid-August 2023, through the end of September 2023, representatives of Milbank, on behalf of USS, negotiated confidentiality agreements with various potential counterparties, including NSC, which executed a mutual confidentiality agreement with USS on August 26, 2023, Company A, Company C, Company D and other potential strategic and financial counterparties. During the process, USS entered into confidentiality agreements with 19 potential counterparties. Certain of the confidentiality agreements included standstill provisions for specified periods of time. With respect to Company A, Consortium B, Company C and Company D, those standstills terminated at or prior to the announcement of the merger agreement with NSC.

On August 21, 2023, USS received a revised, non-binding proposal from Consortium B reconfirming its offer of $3.45 billion to acquire USS’s NAFR and USSE segments or, alternatively, an offer of $3.0 billion to acquire the same assets, other than USS’s Keetac mining operations.
On August 23, 2023, Esmark announced in a press release that it would not participate in the Company’s strategic alternative review process.
On August 25, 2023, USS held an information session for its Board of Directors regarding the strategic alternative review process, during which representatives of USS senior management, Barclays, Goldman Sachs, Milbank and Wachtell participated. Representatives of Barclays and Goldman Sachs provided an update on the strategic alternatives review process, including on discussions with potentially interested parties.
On August 26, 2023, USS and Company D entered into a one-way confidentiality agreement providing for the disclosure of confidential information regarding Company D to USS. That same day, USS and Company D entered into a joint defense agreement to permit the exchange of information necessary to progress the analysis of the antitrust risk associated with a potential acquisition of USS by Company D.
During the period between late August and mid-December 2023, a dozen or more conference calls, video conferences and meetings were held between representatives of Milbank and Company D’s legal counsel to share information regarding, and to discuss, the antitrust analysis and risks associated with a potential combination of USS and Company D, including with respect to the significant competitive overlaps between USS and Company D and likely opposition by key customer segments (notably U.S. auto manufacturers) who would be influential in any regulatory review.
On August 28, 2023, USS publicly released a letter to its stockholders stating that it had entered into confidentiality agreements with third parties and was beginning to share due diligence information with potential counterparties.
Beginning on August 29, 2023, parties that had signed confidentiality agreements were provided access to an electronic dataroom containing a confidential information memorandum regarding USS and certain non-public financial information regarding USS, including the first six years of the Management Base Plan (i.e., 2023 through 2028) (as defined in the section of this proxy statement titled “Certain Financial Projections”). See “Certain Financial Projections” for additional information on the financial projections provided to potential counterparties as part of the USS strategic alternatives review process.
Beginning on August 30, 2023, potential counterparties to a strategic transaction were provided with a process letter specifying that initial indications of interest should be submitted to Barclays and Goldman Sachs on September 20, 2023.
On September 1, 2023, USS received an unsolicited, non-binding letter from Company D proposing to acquire USS for $23.00 in cash and 1.023 shares of Company D common stock per share of USS common stock (which we refer to as the “Company D September 1 Proposal”), valued at $38.64 per share based on the closing price of Company D common stock on August 31, 2023. The Company D September 1 Proposal was accompanied by a form of merger agreement that disclaimed any obligation to commit to divestitures necessary to obtain regulatory approval, and did not propose a reverse termination fee payable to USS in the event of a failure to obtain regulatory approval (which we refer to as a “reverse termination fee”).
On September 5, 2023, USS sent a letter to the USW and Cleveland-Cliffs formally notifying them, in compliance with notice obligations under the Basic Labor Agreement, that USS had initiated a formal review process to evaluate strategic alternatives for USS aimed at maximizing stockholder value. The letter also confirmed that, in compliance with the “right to bid” provisions of the Basic Labor Agreement, the USW was entitled to a 45-day period to submit a bid for USS, and that USS would not enter into any transaction agreement for 45 days following September 5, 2023. The letter also attached a form of confidentiality agreement consistent with the form provided to other bidders and noted that, subject to execution of the confidentiality agreement, USS would provide the USW with information provided to other potential bidders and updates on the strategic alternatives review process. No confidentiality agreement was ever signed with the USW. The letter further noted that Cleveland-Cliffs, as the assignee of the USW’s right to bid pursuant to the Right to Bid Assignment, had already submitted a bid, and invited Cleveland-Cliffs to enter into a nondisclosure agreement to permit Cleveland-Cliffs to receive confidential information regarding USS and the strategic alternatives review process.
Also on September 5, 2023, Ms. Graziano, Mr. Fruehauf and other members of the USS finance and legal teams and representatives from Barclays and Goldman Sachs met by videoconference with representatives from Company D and its financial advisors to discuss the Company D financial model, projections and underlying assumptions as part of the assessment of the stock component of the Company D September 1 Proposal. Representatives from Company D also described broad categories of potential transaction synergies and potential estimates based on Company D’s historical achievement of transaction synergies with respect to prior transactions unrelated to and not involving USS. The parties further discussed Company D’s commodity price assumptions and business plan, including planned capital expenditures, assumptions for the business’ future balance sheet and capital allocation strategy and the rationale for, and expected timing to achieve, Company D’s expected transaction synergies. USS also identified other areas of continued focus in order to assess the value of the stock component of the Company D September 1 Proposal, including environmental, pension and other liabilities.
On September 6, 2023, USS held a special meeting of its Board of Directors virtually, during which members of USS senior management and representatives of Barclays, Goldman Sachs, Milbank, Wachtell and Joele Frank participated. Representatives of Barclays and Goldman Sachs updated the Board of Directors on communications with Company D, including commencing diligence and reverse due diligence on the stock component of the Company D September 1 Proposal.
On September 8, 2023, Mr. Burritt and Mr. Holloway had a call with the Chief Executive Officer and the general counsel of Company D to provide an update that USS was working diligently to fully assess the Company D September 1 Proposal. Mr. Burritt also offered to formally invite Company D to participate in the strategic alternatives review process, subject to Company D’s execution of a customary confidentiality agreement. Mr. Burritt also sent a letter to the Chief Executive Officer of Company D memorializing the conversation.
On September 15, 2023, Mr. Burritt, Ms. Graziano, Mr. Fruehauf and other members of the USS financial and legal teams, together with representatives from Barclays, Goldman Sachs and Milbank, met via videoconference with representatives of Company D and its financial and legal advisors to discuss Company D’s strategic rationale for a transaction, including Company D’s business performance, Company D’s views on the outlook for the U.S. steel industry and Company D’s expectations with respect to the operations and financial profile of a potential post-closing combined company.
On September 18, 2023, Mr. Burritt had a telephone conference with the Chief Executive Officer of Company A, in which they discussed the upcoming deadline for preliminary indications of interest, and Mr. Burritt reiterated that the strategic alternatives review process would be competitive.
On September 19, 2023, Mr. Burritt had a telephone conference with the Chief Executive Officer of Company C, in which they discussed the upcoming deadline for preliminary indications of interest, and Mr. Burritt reiterated that the strategic alternatives review process would be competitive.
From September 20 to September 25, 2023, USS received eight additional non-binding indications of interest to acquire all or parts of USS. Consortium B, in partnership with another strategic party, submitted a proposal to acquire all of the outstanding shares of USS common stock for $31.00 per share in cash. Company A submitted a proposal to acquire all of the outstanding shares of USS common stock for $36.50 per share. On September 20, 2023, NSC submitted a proposal to acquire USS’s Mini Mill segment and its Keetac mining operations for an enterprise value of $9.2 billion and indicated a willingness to potentially submit a proposal to acquire all of the outstanding shares of USS common stock. Company C submitted a proposal to acquire USS’s Mini Mill segment, and its USS-UPI and Keetac mining operations for an enterprise value of approximately $8 billion and conveyed a willingness to potentially submit an updated proposal to acquire all of the outstanding shares of USS common stock. Consortium B also submitted a proposal to acquire USS’s NAFR segment (excluding its Keetac mining operations) for an enterprise value of $3 billion. Three other parties also submitted proposals to acquire specific assets of USS: a proposal under which USS would spin off its Mini Mill segment and Keetac mining operations and merge them into a new public parent of the proposed bidder, at an implied enterprise value for the USS assets of $6.6 billion to

$9.2 billion; a proposal to acquire USS’s Mini Mill segment for an enterprise value of $5 billion; and a proposal to acquire USS’s Keetac mining operations for a value of $600 million.
On September 22, 2023, representatives of Barclays and Goldman Sachs, at the direction of the Board of Directors, contacted representatives of NSC to confirm NSC’s intention regarding its willingness to potentially submit a proposal to acquire all of the outstanding shares of USS common stock, and representatives of Barclays and Goldman Sachs, at the direction of the Board of Directors, encouraged the representatives of NSC to do so.
On September 27, 2023, Company C submitted an updated proposal to acquire the entirety of USS for $37.00 per share of USS common stock in cash, conditioned on finding partners to acquire all USS assets other than its Mini Mill segment, USS-UPI and Keetac mining operations. Also on September 27, 2023, NSC submitted an update to its earlier proposal to acquire USS’s Mini Mill segment and its Keetac mining operations for an enterprise value of $9.2 billion, which indicated a willingness to potentially submit a proposal to acquire all of the outstanding shares of USS common stock, to specify that it estimated that a proposal to acquire all of the outstanding shares of USS common stock would be for an enterprise value of $9.5 billion.
Also on September 27, 2023, USS held a special meeting of its Board of Directors virtually, during which members of USS senior management and representatives of Barclays, Goldman Sachs, Evercore, Milbank and Wachtell participated. Evercore was selected by USS as an additional financial advisor based on its reputation, experience and knowledge of the industrials industry and experience advising companies in mergers and acquisitions, and not by reason of any conflict of interest relating to Barclays or Goldman Sachs. Representatives from Wachtell provided a review of the Board of Directors’ fiduciary duties and other relevant legal matters in connection therewith. USS senior management reviewed again with the Board of Directors the September 2023 Projections, as further described in the section of this proxy statement titled “Certain Financial Projections.” Representatives of Barclays and Goldman Sachs reviewed their respective preliminary financial analyses of USS based on the September 2023 Projections, then discussed the financial aspects of the preliminary proposals received to that date. Among other matters, the Board of Directors considered the possibility of pursuing transactions with multiple parties that submitted indications of interest with respect to specific assets. In considering the various transaction proposals that were received, the Board of Directors took into account the potential incremental execution risk, tax leakage and structuring complexities that would be presented by a structured transaction or an acquisition of limited assets relative to a whole company acquisition. Accordingly, participants in the strategic alternatives review process were encouraged to submit proposals for whole company acquisitions in addition to any structured proposals that they were considering. The Board of Directors also discussed the work undertaken by the Company and its financial and legal advisors to assess both the potential execution risk resulting from antitrust issues present in the proposed acquisition of USS by Company D, and the potential value of the stock component of the Company D September 1 Proposal (including the potential impact of divestitures that might be required to resolve antitrust concerns). At that meeting, after discussion, the Board of Directors directed Barclays, Goldman Sachs and USS senior management to seek to obtain a whole company acquisition proposal from NSC and to engage with other bidders to elicit revised, improved proposals. Representatives of Barclays and Goldman Sachs, at the direction of the Board of Directors, subsequently contacted representatives of NSC and suggested that NSC submit a revised proposal to acquire all of the outstanding shares of USS common stock at a higher valuation than in NSC’s September 27, 2023 proposal.
On September 28, 2023, USS and Company D entered into a mutual confidentiality agreement that included a standstill provision expiring on December 1, 2023.
Also on September 28, 2023, USS entered into an engagement letter with Goldman Sachs pursuant to which it formally retained Goldman Sachs as its financial advisor in connection with the strategic alternatives review process.
On October 5, 2023, Company A submitted a revised proposal that contemplated the formation of a new publicly traded entity that would own USS and select assets of Company A. Such proposal stated that it implied a value of $40.50 per share of USS common stock. Under Company A’s proposal (which we refer to as the “Company A Structured Proposal”), USS stockholders would receive cash and approximately 35% of the outstanding shares of the newly formed entity and Company A would own the remaining 65% of the outstanding shares of the newly formed entity. Representatives of Barclays and Goldman Sachs, at the direction of the Board of Directors, informed the financial advisors for Company A that while USS would evaluate the Company A Structured Proposal, Company A should also submit a cash and/or stock proposal to improve its competitive positioning.
On October 5, 2023, following discussions between representatives of Barclays and Goldman Sachs and NSC’s financial advisor, based on feedback from the Board of Directors, NSC submitted a written, non-binding indication of interest to acquire USS’s Mini Mill segment and its Keetac mining operations for an enterprise value of $9.2 billion or, in the alternative, to acquire all of the outstanding shares of USS common stock for consideration of $41.40 per share in cash.
On October 9, 2023, five parties (Company A, Consortium B, Company C, Company D and NSC), received a letter inviting them to participate in the next phase of USS’s strategic alternatives review process, and indicating that parties could participate in management due diligence sessions and site visits during the upcoming weeks.
On October 10, 2023, Mr. Burritt and the Chief Executive Officer of Company A had a telephone conference to discuss the details of the Company A Structured Proposal, including the proposed valuation of assets to be contributed by the respective parties in such transaction and the relative pro forma equity ownership of the combined company on that basis, as well as potential transaction synergies and due diligence. Mr. Burritt communicated that the relative value ascribed to assets to be contributed by USS (and the corresponding pro forma equity ownership in respect thereof) was insufficient.
Beginning on October 20 through November 11, 2023, members of USS management met with representatives of the five parties that had been invited to participate in the next phase of USS’s strategic alternatives review process for management presentations, site visits and subject matter discussions. Members of USS management and representatives of Barclays and Goldman Sachs also responded to due diligence information requests from those parties through the end of November 2023.
From October 23, 2023 to October 24, 2023, the Board of Directors held a regularly scheduled in-person meeting of the Board of Directors in Pittsburgh, Pennsylvania, with members of USS senior management and representatives of Barclays, Goldman Sachs, Evercore, Milbank, and Wachtell present. The engagement of each of Barclays and Goldman Sachs was approved by the Board of Directors. Representatives from Wachtell provided a review of the Board of Directors’ fiduciary duties and other relevant legal matters. Representatives from Milbank discussed their preliminary assessment of antitrust risk and considerations with respect to each participating party, including the extent to which a transaction with Company A or Company D presented material and substantial antitrust execution risk (including divestiture risk), while a transaction with NSC, Consortium B or Company C presented significantly less antitrust execution risk. In particular, representatives from Milbank noted that a transaction with either Company A or Company D would combine two of the top suppliers of certain steel products to the United States automobile industry. In addition, a transaction with Company D would eliminate the sole new competitor in non-grain-oriented steel production in North America as well as eliminate a competitive threat to Company D’s incumbent position in the United States, and put up to 95% of iron ore production in the United States under the control of a single company. Representatives of Barclays and Goldman Sachs then provided a general update on the strategic alternative review process and a preliminary review with respect to the financial aspects of the Company A Structured Proposal and the other proposals received. The Board of Directors was also informed that Covington & Burling LLP (which we refer to as “Covington”) had been retained by USS as outside CFIUS counsel and that Covington’s preliminary views were that although CFIUS filings would be merited for certain parties, including NSC, it did not anticipate that any of those transactions would implicate unresolvable national security concerns based on the identity of the counterparties.
On October 24, 2023, USS entered into an engagement letter with Barclays pursuant to which it formally retained Barclays as its financial advisor in connection with the strategic alternatives review process.
On October 30, 2023, Mr. Burritt and the Chief Executive Officer of Company A discussed via telephone matters related to safety, due diligence and the Company A Structured Proposal. During the discussion, Mr. Burritt requested additional information with respect to the assets proposed to be contributed by Company A so as to assess the Company A Structured Proposal. Mr. Burritt and the Chief Executive Officer of Company A also agreed to schedule a meeting between the respective management teams of USS and Company A.
On October 31, 2023, the five parties that had been invited to participate in the next phase of USS’s strategic alternatives review process, received a process letter with instructions for the submission of revised proposals. The letter included a submission deadline of December 1, 2023, and notified bidders that a draft transaction agreement would be made available on November 10, 2023, with initial markups requested by November 20, 2023. In addition, at the direction of the Board of Directors, representatives of Barclays and Goldman Sachs communicated to representatives of Consortium B that USS might be willing to pair Consortium B with another bidder yet to be decided that is seeking to acquire the remainder of USS. Company C, among other bidders, was viewed by USS as a potential partner for Consortium B.
Also on October 31, 2023, the Alliance for Automotive Innovation, an association representing automobile manufacturers that produce vehicles sold in the United States, wrote a letter to members of Congress expressing its concern with the proposed acquisition by Cleveland-Cliffs of USS and urging them to “examine the potential for anti-competitive pricing of materials used by the steel-reliant automotive manufacturers” as a result of such a consolidation of steel production capacity, which would “further increase costs across the [automotive] industry for both materials and finished vehicles, slow EV adoption by driving up costs for customers, and put domestic automakers at a competitive disadvantage relative to manufacturers using steel from other parts of the world.” Specifically, the Alliance for Automotive Innovation stated that a transaction resulting in a combination of Cleveland-Cliffs and USS would result in combined control of (i) 100% of blast furnace production in the U.S., (ii) more than 90% of U.S. advance high strength steel used for automotive underbody panels, bodyside reinforcements and impact areas, (iii) 80% of body in white steel used to produce a vehicle’s structural frame and (iv) 65% of U.S. exposed grade steel used for automotive surface panels like doors, hoods and fenders.
Also beginning on October 31, 2023 and continuing through the first two weeks of November 2023, representatives of various parties, including NSC, Company A, Consortium B, Company C and Company D, conducted visits to multiple USS operational sites. During this period, USS continued to hold diligence calls and management presentations with participating parties.
On November 10, 2023, representatives of Milbank and Wachtell sent representatives of NSC, Company A, Company C, Company D and Consortium B a draft merger agreement. The draft merger agreement included, among other things, a “hell or high water” antitrust efforts covenant, a fee (amount to be determined) payable to USS in the event of a termination of the merger agreement due to the failure to obtain regulatory approvals related to antitrust and CFIUS, and a requirement that the potential bidder assume USS’s obligations to the USW set forth in the Basic Labor Agreement. After discussions the following week with respect to potential transaction structures for Consortium B, on November 20, 2023, representatives of Milbank and Wachtell circulated a draft carve-out transaction agreement to legal counsel for Consortium B.
On November 20, 2023, NSC, Company A, Company C and Company D provided mark-ups of the draft merger agreements. NSC’s draft included no reverse termination fee and no “hell or high water” regulatory efforts covenants, but NSC did propose that it would agree to take certain specified actions if necessary to obtain antitrust approval. Company D’s draft included a commitment to take certain actions to address antitrust concerns, including divestitures of assets generating up to $2 billion of revenue, as well as a reverse termination fee of $500 million. On November 24, 2023, representatives of Milbank and Wachtell met via videoconference with legal counsel for each party to provide feedback on their mark-ups of the draft merger agreement. Discussions with each party primarily focused on matters relating to closing certainty and timing. Discussions with each of Company A and Company C also related to the structure of the transactions proposed by such party. Discussions with Consortium B also related to the proposed transaction perimeter. Discussions with Company D also related to Company D’s degree of commitment to obtain antitrust clearance and the termination fees that would be payable by USS and Company D in certain circumstances. Discussions with NSC focused on their degree of commitment to obtain regulatory clearances, including CFIUS approval, and their omission of a reverse termination fee. During the strategic alternatives review process, NSC requested to meet with the USW to discuss its potential ownership of USS prior to entry into a definitive agreement. Milbank informed Ropes & Gray that such a meeting would be inappropriate in light of the need to maintain the confidentiality of the strategic alternatives review process, and in particular given that the USW was effectively a participant in the process due to the Right to Bid Assignment.
On November 21, 2023, Mr. Burritt, Ms. Graziano, Mr. Fruehauf and other members of the USS finance, strategy and legal teams and representatives of its financial and legal advisors met with representatives of Company A and its financial and legal advisors to discuss potential transaction synergies, including the optimization of operations to increase productivity and reduce costs, in connection with the Company A Structured Proposal.
On November 25, 2023, Mr. Burritt met via videoconference with certain members of NSC’s senior management, including Takahiro Mori, Representative Director and Executive Vice President of NSC. The parties discussed perspectives on USS prior to final bid submissions. Also on November 25, 2023, representatives of Milbank sent representatives of Ropes & Gray LLP (which we refer to as “Ropes & Gray”), legal counsel to NSC, feedback on NSC’s mark-up of the draft merger agreement.
On November 26, 2023, legal counsel for Consortium B sent a revised draft of the carve-out transaction agreement to representatives of Milbank and Wachtell. On November 28, 2023, representatives of Milbank and Wachtell met via videoconference with legal counsel for Consortium B to provide feedback. Discussions primarily focused on structuring a potential carve-out transaction and matters relating to closing certainty and timing.
On December 1, 2023, Mr. Burritt and the Chief Executive Officer of Company A had a telephone call during which the Chief Executive Officer of Company A informed Mr. Burritt that Company A would not be submitting a whole-company proposal.
On December 1, 2023, USS received five revised indications of interest. NSC submitted a proposal to acquire USS for $43.00 per share of USS common stock in cash. Company D submitted a proposal to acquire USS for $25.00 per share of USS common stock in cash and 1.300 shares of Company D common stock per share of USS common stock, which proposal was valued at $48.74 per USS share based on the December 1, 2023 closing price of Company D common stock. Company A indicated that it was no longer interested in pursuing the Company A Structured Proposal, but instead submitted a bid for USS’s Mini Mill and Tubular segments and Granite City Works and Keetac mining operations valued at $7.25 billion and sought to partner with Consortium B in connection with that proposed transaction. Consortium B submitted a proposal to acquire USS’s NAFR segment (other than its Keetac mining operations) and Tubular and USSE segments for $3.4 billion. Company C’s proposal to acquire the entirety of USS, which remained conditioned on finding partners to acquire all USS assets other than its Mini Mill segment, and USS-UPI and Keetac mining operations, was lower than its prior proposal submitted on September 20, 2023, which Company C attributed to newly identified costs and liabilities, including taxes, attributable to the structure of Company C’s proposal (the Company C proposal, together with the Company A and Consortium B proposal submitted on December 1 are referred to as the “December 1 Asset Sale Proposals”).
Also on December 1, 2023, NSC, Company C, Company D, and Consortium B provided revised draft transaction agreements together with their bids. NSC’s revised draft transaction agreement included a reverse termination fee equal to 2% of USS’s equity value, increased to 4% of USS’s equity value in the event of a willful breach of certain regulatory covenants by NSC, but no “hell or high water” regulatory efforts covenants, but NSC did propose that it would agree to take certain specified actions if necessary to obtain antitrust approval. Company D’s revised draft transaction agreement included a reverse termination fee of $1 billion, but no meaningful change from its November 20, 2023 draft in its commitment to actions necessary to obtain antitrust approval. Company A did not provide a draft agreement reflecting its new proposed structure.
On December 2, 2023, representatives of Barclays and Goldman Sachs notified NSC that its merger agreement markup was less competitive than others with respect to certain key deal terms, in particular regarding closing certainty, and that Milbank and Wachtell would circulate a revised draft merger agreement in the next few days.

On December 3, 2023, representatives of Milbank and Wachtell sent representatives of Ropes & Gray, a revised merger agreement that included enhanced certainty and key contract terms. In particular, the revised agreement included “hell or high water” antitrust and CFIUS efforts covenants, as well as a reverse termination fee equal to an unspecified percent of USS’s equity value.
On December 5, 2023, USS held a special meeting of its Board of Directors virtually, during which members of USS senior management and representatives of Barclays, Goldman Sachs, Evercore, Milbank and Wachtell participated. Representatives from Wachtell discussed fiduciary duty considerations in connection with the strategic alternative review process and related legal matters. Representatives of Barclays and Goldman Sachs provided the Board of Directors with an update on the strategic alternatives review process and reviewed a comparison of proposals received on December 1, 2023. A representative of Milbank discussed the revised drafts of the transaction documents received with the December 1 proposals, as well as the further revised draft that was sent to NSC on December 3. The Board of Directors focused particularly on the provisions of the transaction documents affecting closing certainty and timing, as well as the provisions governing the Board of Directors’ ability to accept a competing offer should one arise following signing of an agreement with one party. The Board of Directors also discussed the fact that the Company D proposal would require a vote of Company D’s stockholders. With respect to the Company D proposal, the Board of Directors also discussed the potential impact resulting from divestitures that may be needed to obtain antitrust approvals on the value of Company D’s common stock. Representatives of Milbank advised the Board of Directors that, even if divestitures were offered that were aimed at addressing antitrust concerns, considerable risk remained that the U.S. Department of Justice would not accept those divestitures and would challenge the proposed acquisition of USS by Company D in court. Representatives of Milbank explained to the Board of Directors that this would be a challenging case for the parties to win in litigation. Representatives of Milbank also said that they were still working on an assessment of the size and scope of the divestiture package that would be needed for the parties to substantially improve their prospects of succeeding in such potential litigation. The Board of Directors was also informed that NSC had requested an in-person meeting with members of USS management and that Company D had an outstanding request to meet with members of the Board of Directors. The Board of Directors discussed and approved an in-person meeting between members of USS management and NSC on December 8, 2023, and between members of the respective management teams of, and certain members of the respective board of directors of, both USS and Company D on December 9, 2023. Following discussion, the Board of Directors directed Barclays and Goldman Sachs to seek increased value, greater closing certainty and certain other provisions from NSC and Company D. In light of the considerable antitrust risk associated with the proposed acquisition of USS by Company D and the potential material impact of any divestitures that might be required on the value of Company D’s common stock, and in order to eliminate the risk associated with the need of Company D to obtain the approval of its stockholders, the Board of Directors instructed Barclays and Goldman Sachs to seek an increase in the cash consideration, and a reduction in the quantum of Company D’s common stock included in its proposal. The Board of Directors also directed Barclays and Goldman Sachs to indicate to Company A, Company C and Consortium B that significant value increases would be required in order for their proposals to be competitive.
During the first two weeks of December 2023, members of USS management conducted site visits at certain of Company D’s facilities.
On December 8, 2023, Ms. Graziano and other representatives from the USS financial and legal teams and representatives of Barclays, Goldman Sachs and Milbank met via videoconference with representatives of Company D and its financial and legal advisors to discuss Company D’s plan to achieve its contemplated transaction synergies of $500 to $750 million. Representatives from Company D discussed categories of potential transaction synergies, including asset and capital expenditure optimization, procurement, information technology, operating expense and public company cost synergies.
On December 8, 2023, Mr. Burritt, Ms. Graziano and other members of USS’s senior management met with Mr. Mori and other members of NSC’s senior management, in Chicago, Illinois. Representatives of NSC provided an overview of NSC and its operations. At that meeting, Mr. Mori stated that he would like to discuss with USS Mr. Burritt’s post-closing employment arrangements, but did not indicate what the terms of those post-closing employment arrangements would be. Mr. Burritt stated that, while he might consider remaining with USS post-closing if there were to be a transaction with NSC, such a discussion would be premature at that time. There was no further discussion of post-closing employment arrangements at the meeting or at any point prior to the signing of the Merger Agreement. Following the meeting, the representatives of the parties attended a dinner with a representative of Barclays and NSC’s financial advisor.
Also on December 8, Consortium B and Company A informed USS of their intention to submit a joint proposal to acquire all of USS.
On December 9, 2023, at the request of Company D, Mr. Burritt, Mr. Holloway, Mr. Sutherland, John Engel, Chair of the Corporate Governance & Sustainability Committee of the Board of Directors, and Murry Gerber, Chair of the Audit Committee of the Board of Directors, met with representatives of Company D, including Company D’s Chief Executive Officer and Chief Financial Officer and two independent members of the board of directors of Company D, for a meeting and lunch in Chicago, Illinois. Representatives from Wachtell and Barclays and Company D’s legal counsel and financial advisors were also present. In order to further clarify Company D’s position with respect to antitrust matters, the parties discussed, among other things, Company D’s perspective on potential antitrust challenges to a potential combination of USS and Company D, and how to respond to such challenges. While the parties exchanged certain views relating to these topics, they did not engage in a negotiation of terms of the merger agreement at this meeting.
On December 11, 2023, representatives of Ropes & Gray sent representatives of Milbank and Wachtell a revised draft of the merger agreement. The revised draft included a “hell or high water” antitrust efforts covenant, as proposed by USS, as well as a reverse termination fee equal to an unspecified percent of USS’s equity value. With respect to efforts to obtain CFIUS clearance, the draft proposed limitations on NSC’s obligations to accept certain remedies to obtain CFIUS clearance.
On December 12, 2023, a draft of USS disclosure schedules was made available to NSC and Company D in the electronic dataroom. Also on December 12, 2023, USS allowed Consortium B and Company A to each amend its respective confidentiality agreement to allow for discussions with the other regarding a potential joint proposal.
On December 13, 2023, USS held a regularly scheduled in-person meeting of its Board of Directors at the USS headquarters in Pittsburgh, Pennsylvania during which members of USS senior management and representatives of Barclays, Goldman Sachs, Evercore, Milbank, and Wachtell participated. Representatives from Wachtell discussed fiduciary duty considerations in connection with the strategic alternative review process and related legal matters. Representatives from Barclays and Goldman Sachs discussed their respective preliminary financial analyses of USS and in the context of each of the NSC and Company D proposals submitted on December 1, 2023, as well as in connection with the December 1 Asset Sale Proposals. Such analyses utilized, in the case of Company D, USS management’s pro forma projections for the potential post-closing combined company, which included the impact of each of potential transaction synergies and divestitures that may be needed to obtain antitrust approvals. Representatives from Barclays and Goldman Sachs also discussed developments since the last meeting of the Board of Directors, including that on December 8, 2023, Consortium B and Company A had indicated an intention to submit a joint proposal to acquire all of USS, and Company C had indicated that it was unlikely to continue in the strategic alternatives review process given its limited ability to increase its proposal. A representative of Milbank discussed the revised draft of the merger agreement received from NSC, identifying areas where NSC had moved towards the USS position from its prior draft and some of the key issues remained open, including the termination fees that would be payable by USS and NSC under certain circumstances, the level of efforts required to obtain CFIUS clearance and the scope of interim operating covenants. Representatives of Milbank also discussed open points in the draft merger agreement received from Company D on December 1, 2023, including the level of commitment by Company D to obtain antitrust clearance and the termination fees that would be payable by USS and Company D in certain circumstances. Representatives of Milbank also reviewed antitrust considerations, including the relative antitrust risk associated with a transaction with NSC as compared to a transaction with Company D. In response to questions from the Board of Directors, representatives from Milbank discussed the reasons that they believed the potential antitrust risk inherent in a transaction with Company D was significantly greater than the level of antitrust risk conveyed by Company D to USS, including the likelihood of litigation (which could take up to 18 months or more from the date of signing to conclude), the significant divestitures that likely would be required to substantially improve the prospect of prevailing in such litigation, the likelihood that such divestitures would be in excess of the divestitures that Company D proposed to commit to in their draft merger agreement, the substantial risk that USS and Company D would not prevail in litigation regardless of any proposed divestitures, and the erosion of value to USS stockholders with respect to the stock component of Company D’s latest proposal as a result of any divestitures that might be required. In particular, representatives of Milbank stated their opinion, developed after numerous meetings with legal counsel to Company D and the parties’ respective economic experts, that to improve the prospects of prevailing in such litigation, the parties would have to agree to divest (and find appropriate counterparties who would agree to acquire), assets generating up to $7 billion or more in revenues of the combined company, which far exceeded the $2 billion commitment proposed by Company D in the draft merger agreement received from Company D on December 1, 2023. In addition, divestitures of individual facilities to third parties would present additional challenges under the successorship requirements of the Basic Labor Agreement. Representatives from Milbank and Wachtell also discussed other factors potentially affecting certainty and timing of closing for potential transactions with each party, including that each of NSC and Company D had obtained financing commitments on customary terms, the fact that a transaction with NSC would require CFIUS clearance and the fact that a transaction with Company D would require approval of Company D’s stockholders in connection with the issuance of Company D common stock. With respect to Company D’s proposal, the Board of Directors viewed the significant antitrust risks, including the potential divestitures of assets generating up to $7 billion or more in revenues of the combined company, and Company D’s unwillingness up to that point to agree to include what USS believed to be adequate commitments in the merger agreement to take such actions as may be necessary to obtain regulatory approval, as concerning relative to the other proposals. The Board of Directors considered that these risks meaningfully and adversely impacted deal certainty and value to USS stockholders, given the risk that a transaction would either not be consummated or would only be consummated after significant delay. If the transaction were to be consummated, the divestiture of assets anticipated to be required would be value destructive generally with respect to the combined company and would negatively affect the ability of the combined company to realize any contemplated transaction synergies. The Board of Directors considered that these risks were not present with certain of the other proposals, including NSC’s proposal. In addition, the Board of Directors discussed the views of the USW and the rights of the USW under the Basic Labor Agreement in connection with the process (including the Right to Bid Assignment) and USS’s compliance therewith. At that meeting, following discussion, and after taking into consideration the information provided by and discussed with USS senior management and its advisors, the Board of Directors directed USS senior management, Barclays and Goldman Sachs to continue seeking increased value and reduced conditionality from NSC and Company D, including by seeking to increase the cash consideration component of Company D’s proposal so that a vote of Company D’s stockholders would not be required, and so as to lessen the potential impact of divestitures on deal consideration in connection with a Company D transaction.
Also on December 13, 2023, representatives of Ropes & Gray sent representatives of Milbank and Wachtell a revised draft of the USS disclosure schedules. Representatives of Ropes & Gray, Milbank and Wachtell continued to negotiate the USS disclosure schedules until December 18, 2023 when the Merger Agreement was signed.
That same day, representatives of Company A and Consortium B submitted a joint proposal to acquire all of the outstanding shares of USS common stock for $40 per share in cash (which we refer to as the “$40 Joint Bid”). Representatives of Company A and Consortium B were notified by representatives of Barclays and Goldman Sachs, as directed by the Board of Directors, that their proposal was not competitive.
Also on December 13, 2023, representatives of Barclays and Goldman Sachs, at the direction of the Board of Directors, conveyed to NSC and its financial advisor that the strategic alternatives review process remained competitive and requested that NSC undertake to improve the total value and closing certainty of its proposal. Representatives of Barclays and Goldman Sachs also conveyed that representatives of Milbank and Wachtell would provide a revised draft of the merger agreement and requested that NSC provide a revised proposal no later than December 15, 2023.
On December 14, 2023, representatives of Milbank and Wachtell sent a revised draft merger agreement to legal counsel for Company D, and representatives of Barclays and Goldman Sachs, at the direction of the Board of Directors, conveyed to Company D the request that Company D undertake to increase the total value and cash consideration portion of its proposal and increase the size of the reverse termination fee. That same day, representatives of Milbank and Wachtell sent representatives of Ropes & Gray a revised draft of the merger agreement.
On December 15, 2023, representatives of Ropes & Gray sent representatives of Milbank and Wachtell a revised draft of the merger agreement. That same day, NSC submitted a non-binding offer to acquire all of the outstanding shares of USS common stock for $48.00 in cash per share. The revised draft of the merger agreement included a reverse termination fee equal to 4% of USS’s equity value, but maintained the same proposal regarding antitrust and CFIUS efforts contained in the draft that representatives of Ropes & Gray sent to representatives of Milbank and Wachtell on December 11, 2023. Later that same day, Company D submitted to USS a non-binding offer to acquire all of the outstanding shares of USS common stock for $27.00 in cash and 1.444 shares of Company D stock per share of USS common stock, representing a value of $54.00 per share of USS common stock based on the closing price of Company D common stock on December 15, 2023 (which we refer to as the “Company D Final Proposal”). The Company D Final Proposal also indicated its estimate of $6.50 per share of USS common stock in potential synergy value for USS stockholders. The Company D Final Proposal did not meaningfully change the mix of stock and cash consideration; as a result, approval of Company D stockholders would still be required in order to consummate the Company D Final Proposal. In the Company D Final Proposal, Company D stated that the proposed consideration represented its “final proposal” and requested feedback following the conclusion of the discussions among the Board of Directors, which Company D understood were to occur on December 16 or December 17, 2023. The Company D Final Proposal also stated that lack of feedback in a timely fashion would be considered rejection of the Company D Final Proposal. Company D also submitted a revised draft of the merger agreement, which did not include an improved commitment with respect to antitrust efforts, but did include an increase in their proposed reverse termination fee from $1 billion on December 1, 2023 to $1.5 billion. Also on December 15, 2023, the Chief Executive Officer and Chief Financial Officer of Company D and representatives of Company D’s financial advisor contacted representatives of Goldman Sachs to discuss timing for USS’s response to the Company D Final Proposal and, during such conversation, reiterated that such proposal was “final.”
In the morning on December 16, 2023, representatives of Barclays and Goldman Sachs, at the direction of the Board of Directors, spoke with representatives of NSC and its financial advisor and conveyed that the strategic alternative review process remained competitive and requested that NSC submit its final proposal. Shortly thereafter, Mr. Mori indicated to Mr. Burritt that, subject to final NSC board approval, NSC proposed to acquire USS for $55.00 per share in cash (which we refer to as the “NSC December 16 Proposal”).
In the afternoon of December 16, 2023, USS held a special meeting of its Board of Directors virtually, during which members of USS senior management and representatives of Barclays, Goldman Sachs, Evercore, Milbank, Wachtell and Joele Frank participated. Representatives from Wachtell discussed fiduciary duty considerations and other relevant legal matters in the context of the consideration of a proposal to acquire USS. Representatives of Barclays and Goldman Sachs reviewed their respective preliminary financial analyses of USS in the context of the NSC December 16 Proposal and the Company D Final Proposal. Representatives from Barclays and Goldman Sachs also discussed developments since the last meeting of the Board of Directors, including receipt of the $40 Joint Bid. Representatives of Milbank discussed the December 15, 2023 merger agreement drafts received from each of NSC and Company D, including the potential impact on the timing and certainty of the closing of a transaction as well as the provisions restricting USS and its representatives from soliciting competing offers and governing the directors’ ability to consider unsolicited competing offers for USS. With respect to Company D, representatives of Milbank noted that, although Company D had accepted USS’s proposed $1.5 billion termination fee payable by Company D if antitrust approvals were not obtained, Company D had not improved its antitrust efforts commitments under the merger agreement. Accordingly, there remained a substantial risk that the potential divestitures that might be required to close a transaction with Company D would be in excess of the commitment with respect to required divestitures that Company D was willing to undertake, thereby reducing closing certainty. The Board of Directors also considered that the value represented by the stock component (which was based on a fixed exchange ratio) of Company D’s proposal would fluctuate over time based on changes in Company D’s stock price, and considered the potential relationship between synergies from a potential combination with Company D and the potential value loss to USS stockholders resulting from regulatory divestitures that would likely be required under different scenarios. In particular, the Board of Directors evaluated Company D’s estimate of $6.50 per share of USS common stock in potential synergy value in light of a number of factors that impeded the Board of Directors’ ability to reasonably rely on such estimate or quantify an alternative estimation, including, among others, the inherent difficulty in definitively predicting the value of any transaction synergies. Additionally, the Board of Directors considered the likelihood that Company D’s stock price (and therefore the stated value of the stock component of the Company D Final Proposal) already reflected market expectations for potential transaction synergies, given Company D’s stock price had increased since the strategic alternatives review process had been initiated and given the public awareness of Company D’s participation in the process. Furthermore, the Board of Directors considered the substantial risk that all or a portion of such synergies would not be realized, including as a result of potential significant required regulatory divestitures. Accordingly, the Board of Directors did not believe it could reasonably assume the purported transaction synergies were accurate and did not find it reasonably feasible or necessary to quantify an alternative estimation of potential transactions synergies with respect to a transaction with Company D. Comparatively, the NSC proposal contemplated an all-cash transaction, and the NSC December 16 Proposal represented a higher value per share of USS common stock in upfront consideration – facts that, to the Board of Directors, provided more certainty of the value being offered to USS stockholders, and were taken into account, together with all other relevant factors considered by the Board of Directors, in ultimately determining to proceed with NSC rather than with Company D. Representatives of Milbank also noted that approval of Company D’s stockholders would be required in order to the consummate the potential transaction. With respect to NSC, representatives of Milbank noted that although NSC had accepted USS’s proposed termination fee payable by NSC if regulatory approvals were not obtained (4% of transaction value or approximately $565 million), NSC had not improved its commitments under the merger agreement to seek CFIUS clearance. Representatives for Milbank and Wachtell relayed recent discussions between representatives of Covington and Ropes & Gray, including Covington’s assessment of the likelihood of obtaining CFIUS clearance as long as NSC made the necessary commitments with respect thereto. In addition, the Board of Directors again discussed the views of the USW and the rights of the USW under the Basic Labor Agreement in connection with the process and USS’s compliance therewith. At that meeting, following discussion, and after taking into consideration the information provided by and discussed with USS management and advisors, the Board of Directors directed Milbank and Wachtell, together with Covington, to seek to improve NSC’s commitment to seek CFIUS clearance and to obtain more information with respect to NSC’s operations, and to seek to close out any remaining open issues in the merger agreement prior to the special meeting of the Board of Directors scheduled for the next day. In addition, the Board of Directors instructed representatives of Milbank and Wachtell to continue negotiating the remaining open issues in Company D’s draft merger agreement with Company D’s legal counsel, including with respect to the antitrust efforts required to be undertaken by Company D to obtain regulatory approvals.
In the evening of December 16, 2023, Mr. Burritt had a brief call with Mr. Mori to convey the need for more certainty with respect to NSC’s commitment to seek CFIUS clearance.
On December 16 and 17, 2023, representatives of Milbank and Wachtell continued to negotiate merger agreements with representatives of Ropes & Gray and legal counsel for Company D. During such discussions, legal counsel for Company D confirmed that its proposal with respect to antitrust regulatory efforts and the commitment to divestitures included in its draft merger agreement dated December 15, 2023 was “final.” NSC’s commitment to obtaining CFIUS clearance under the merger agreement continued to be the primary open issue until the afternoon of December 17, 2023, when representatives of Ropes & Gray indicated that NSC would agree to take all actions required to obtain CFIUS clearance, so long as such actions (solely with respect to NSC’s assets) would not reasonably be expected to result in a material adverse effect on NSC, assuming for such purposes that NSC were the size of, and with the financial profile of, NSC and USS, taken as a whole.
Shortly after this discussion, on December 17, 2023, USS held a special meeting of its Board of Directors virtually, during which members of USS senior management and representatives of Barclays, Goldman Sachs, Evercore, Milbank, Wachtell, Covington and Joele Frank participated. Representatives from Wachtell and Milbank discussed fiduciary duty considerations in the context of the consideration of a proposal by NSC to acquire USS and related legal matters. A representative of Milbank reviewed again the key terms of the transaction proposed by NSC, including provisions relating to efforts required to be undertaken to obtain regulatory approvals, the termination fee payable by NSC if regulatory approvals were not obtained, and the potential impact on the timing of the closing of a transaction as well as the provisions restricting USS and its representatives from soliciting competing offers and governing the directors’ ability to consider unsolicited competing offers for USS. Representatives of Covington, Milbank and Wachtell addressed questions from the directors, including regarding the current regulatory environment and required regulatory approvals. The Board of Directors again discussed the views of the USW and the rights of the USW under the Basic Labor Agreement in connection with the process and USS’s compliance therewith. It was further discussed that the Company D Final Proposal remained unchanged and that Company D and its representatives had reiterated orally and in writing that such proposal was “final,” and it was confirmed that recent discussions with Company D’s counsel regarding the terms of the proposed merger agreement had not included any changes to the relevant terms as proposed by Company D. At that meeting, the Board of Directors also formally approved the engagement of Evercore as a financial advisor to USS in connection with the strategic alternatives review process.
Representatives of each of Barclays and Goldman Sachs respectively presented each of Barclays’ and Goldman Sachs’ respective financial analysis of the proposed transaction relative to the December 2023 Projections (as further described in the section of this proxy statement titled “Certain Financial Projections”). Following such discussion, representatives of Barclays rendered to the Board of Directors its oral opinion, confirmed by delivery of a written opinion dated December 18, 2023, that, as of such date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Barclays’ written opinion, the merger consideration of $55.00 per share to be offered to the holders of USS common stock in the Merger was fair to such holders from a financial point of view. Also, following such discussion, representatives of Goldman Sachs rendered to the Board of Directors its oral opinion, confirmed by delivery of a written opinion dated December 18, 2023, that, as of such date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Goldman Sachs’ written opinion, the merger consideration of $55.00 per share to be paid to the holders (other than NSC and its affiliates) of USS common stock pursuant to the Merger Agreement was fair from a financial point of view to such holders.
At that meeting, following discussion, and after taking into consideration the information provided by and discussed with USS management and advisors, including the factors described below in greater detail in the section of this proxy statement titled “Reasons for the Merger,” the Board of Directors unanimously (1) determined that the transactions contemplated by the Merger Agreement, including the Merger, were advisable, fair to and in the best interests of USS and its stockholders, (2) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, subject to approval by NSC’s board of directors of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, (3) resolved to recommend that USS stockholders adopt the Merger Agreement and (4) directed that the adoption of the Merger Agreement be submitted for consideration by USS stockholders at the Special Meeting. The Board of Directors further unanimously determined that the NSC proposal was superior to the other proposals received because it was more favorable to USS and its stockholders, taking into consideration such factors as price, form of consideration, certainty of payment, conditions precedent to closing, regulatory and competitive factors and other factors influencing which of the proposals was in the best interests of USS and its stockholders.
Following the meeting of the Board of Directors on December 17, 2023, representatives of Milbank, Wachtell and Ropes & Gray finalized the Merger Agreement and other transaction documents. During this time, late in the evening of December 17, 2023, Company D delivered a letter to USS by email stating that the Company D Final Proposal continued to be its final proposal and stating that the proposal remained outstanding past December 17, given the progress that had been made between the legal counsel for USS and Company D on Company D’s draft merger agreement. In the evening of December 17, 2023, Mr. Burritt had a brief discussion with Mr. Mori regarding the Board of Directors’ approval of the NSC proposal. Later that evening, representatives of NSC informed representatives of USS that NSC’s board of directors had approved the Merger Agreement and the Merger.
The Merger Agreement and the other transaction documents between NSC and USS were executed early on December 18, 2023. Before the opening of market on December 18, 2023, USS and NSC issued a press release announcing the transaction and held a joint investor call.

Later that day, representatives of Ropes & Gray and Littler Mendelson P.C., outside labor counsel to NSC, met with representatives of the USW to discuss, among other things, the successorship provisions provided in Article Two, Section D.3 of the BLA (which we refer to as the “Successorship Clause”). Thereafter, representatives of Ropes & Gray sent to representatives of the USW a letter from Parent in satisfaction of the Successorship Clause.
On January 30, 2024, the Chief Financial Officer of Cleveland-Cliffs identified Company D as Cleveland-Cliffs.
Recommendation of the Board of Directors and Reasons for the Merger
Recommendation of the Board of Directors
The Board of Directors has unanimously: (a) determined that it is fair to and in the best interests of USS and its stockholders, and declared it advisable, to enter into the Merger Agreement, (b) authorized and approved the execution, delivery and performance of the Merger Agreement by USS and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and (c) resolved to recommend that the USS stockholders adopt the Merger Agreement and directed that such matter be submitted for consideration of the USS stockholders at the Special Meeting.
The Board of Directors unanimously recommends that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.
Reasons for the Merger
In evaluating the Merger, the Board of Directors consulted with USS’s senior management and its independent legal and financial advisors and considered a number of factors that the Board of Directors viewed as supporting its decision, including the following (not necessarily in order of relative importance):
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Best Alternative for Maximizing Stockholder Value Following a Thorough and Well-Publicized Process.   The Board of Directors considered that the value of the Merger Consideration of $55.00 in cash per share of USS common stock was more favorable to USS’s stockholders than the potential value that might result from other alternatives reasonably available to USS, including the continued operation of USS on a standalone basis, in light of a number of factors, including the following:

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the Board of Directors’ assessment of USS’s business, assets and prospects, its competitive position and historical and projected financial performance (taking into account USS’s potential for, and risks to, future growth), the nature of the industries in which USS operates, including recent competitive and market trends and dynamics;

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that USS had conducted a lengthy and thorough process since the public announcement of the strategic alternatives review process on August 13, 2023, involving outreach to potential strategic acquirers and financial sponsors, of which 19 entered into nondisclosure agreements with USS and received access to due diligence materials, nine provided first round indications of interest to acquire all or parts of USS, and five provided final proposals to acquire all or parts of USS;

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that NSC stated that its $55.00 per share in cash proposal represented the maximum price that NSC could offer, following NSC’s prior proposals offering $48.00 per share and $43.00 per share, and a significant increase over NSC’s original offer to acquire USS at $41.40 per share;

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the high degree of certainty of closing in light of, among other things, the absence of significant competitive overlaps between USS and NSC, NSC’s strong commitment to obtain the required regulatory approvals, the delivery and enforceability of the Commitment Letters and the absence of a requirement for approval by NSC’s stockholders;

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the course and history of USS’s discussions and negotiations with NSC and the other bidders, as described in the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Background of the Merger,” including the multiple rounds of bids submitted by other parties and the expectation that each other bidder had put forward the best terms that they were willing to offer for a strategic transaction (including, in the case of Company D, express statements that their most recent submission constituted their final offer);
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that USS and its financial advisors responded to third parties who expressed interest in a possible transaction on an unsolicited basis and who they believed were reasonably capable of consummating a transaction by offering such third parties the opportunity to conduct due diligence and make a proposal, including proposals contemplating various transaction structures and transaction scopes; and

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that the Board of Directors had conducted extensive deliberations over a period of four months since the announcement of the strategic alternatives review process, to oversee and provide direction to the process, and extensive deliberations over a period of five total months since Company A’s first offer to acquire all of the outstanding shares of USS common stock, to evaluate alternatives for USS.

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Premium.   The Board of Directors considered the current and historical market prices of USS common stock, including the market performance of USS common stock relative to those of other publicly traded companies in USS’s sector and general market indices, and the fact that the Merger Consideration of $55.00 per share in cash represented a substantial premium to estimates of USS’s unaffected stock price, including a premium of approximately 142% to USS’s unaffected stock price of $22.72 on August 11, 2023, the day prior to USS’s announcement of the strategic alternatives review process and a premium of approximately 40% to USS’s closing stock price of $39.33 on December 15, 2023, the last trading day before public announcement of the Merger Agreement.

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Certainty of Value.   The Board of Directors considered that the proposed Merger Consideration is a fixed cash amount, providing USS stockholders with a certainty of value and liquidity immediately upon the closing of the Merger, in comparison to the risks, uncertainties and potentially longer timeline for realizing equivalent value from USS’s standalone business plan or possible strategic alternatives, including with respect to the speculative, contingent value inherent in the stock component of Company D’s final proposal. In considering the Merger Consideration and comparing it against potential alternatives for USS, the Board of Directors took into account the potential incremental execution risk, tax leakage and structuring complexities that would be presented by a structured transaction or an acquisition of limited assets relative to a whole company acquisition and leveraged its knowledge of the business, assets, operations, financial condition, earnings and prospects of USS, as well as its knowledge of the current and prospective environment in which USS operates, including uncertain economic, market and capital raising conditions.

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Negotiation Process.   The Board of Directors considered the fact that the terms of the Merger Agreement were informed by the advice and professional experience of USS’s independent financial and legal advisors and were the result of robust negotiations.

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Opinions of USS’s Financial Advisors.

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The Board of Directors considered the financial analysis presented by Barclays and the oral opinion rendered to the Board of Directors, which was confirmed by delivery of a written opinion dated December 18, 2023, that, as of such date and subject to the assumptions and limitations made therein, the Merger Consideration to be offered to the holders of USS common stock in the Merger was fair to such holders from a financial point of view, as further described in the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement —  Opinion of Barclays Capital Inc.” The full text of the written opinion of Barclays is attached to this proxy statement as Annex B.

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The Board of Directors considered the financial analysis presented by Goldman Sachs and the oral opinion rendered to the Board of Directors, which was confirmed by delivery of a written opinion dated December 18, 2023, that, as of such date and subject to the assumptions and limitations made therein, the Merger Consideration to be paid to the holders (other than NSC and its affiliates) of USS common stock pursuant to the Merger Agreement was fair from a financial point of view to such holders, as further described in the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement —  Opinion of Goldman Sachs & Co. LLC.” The full text of the written opinion of Goldman Sachs is attached to this proxy statement as Annex C.
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Terms of the Merger Agreement.   The Board of Directors considered the terms and conditions of the Merger Agreement, including:

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the provisions allowing the Board of Directors, subject to certain conditions, to provide information in response to, and to discuss and negotiate, certain unsolicited alternative proposals made prior to the receipt of the required approval by the USS stockholders of the Merger;

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the provisions allowing the Board of Directors to, prior to obtaining the required approval by the USS stockholders of the Merger, change its recommendation with respect to the Merger in specified circumstances relating to a Superior Proposal or Intervening Event, subject to Parent’s right to terminate the Merger Agreement and receive payment by USS of the termination fee of $565 million;

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the provision allowing the Board of Directors to terminate the Merger Agreement to enter into a Superior Proposal, subject to certain conditions (including certain rights of Parent to match the Superior Proposal and the payment to Parent of the termination fee of $565 million);

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the fact that the Merger Agreement permits USS to continue to pay to USS stockholders regular quarterly dividends in an amount not to exceed a quarterly rate of $0.05 in cash per share;

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the likelihood that the Merger would be consummated, including the number and nature of the conditions to complete the Merger, and the commitment by Parent (and its subsidiaries and controlled affiliates) to use reasonable best efforts to promptly take, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Merger as promptly as practicable including obtaining all necessary actions or nonactions, waivers, consents, clearances, approvals, and expirations or terminations of waiting periods from governmental entities and obtaining all necessary consents, approvals, or waivers from governmental entities and third parties, as applicable, as well as the commitment by Parent (and its subsidiaries and controlled affiliates) to use reasonable best efforts to obtain all necessary governmental approvals with respect to the Merger, including (i) supplying any and all additional information or documentation that may be requested by a Governmental Entity (including compliance with a Second Request), (ii) agreeing to divestitures, (iii) modifying contractual relationships and (iv) taking other actions that may limit Parent’s (and its subsidiaries’ and affiliates’) freedom of action with respect to or impose obligations on their future operations or businesses, in each case as necessary to obtain any such approval and subject to certain limitations described in the section of this proxy statement entitled “The Merger Agreement — Regulatory Approvals and Related Matters,” together with the fact that Parent agreed to pay USS a termination fee of $565 million under the circumstances described in the section of this proxy statement entitled “The Merger Agreement — Termination Fee Payable by Parent”;

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the commitment by Parent to use reasonable best efforts to contest and resist any administrative or judicial action or proceeding by a governmental entity or a private party challenging the Merger and to have vacated, lifted, reversed or overturned any judgment, injunction or order that prohibits, prevents or restricts consummation of the Merger;

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the provisions of the Merger Agreement providing that Parent would take all necessary action to assume all applicable agreements with the USW with respect to USS, and other assurances of Parent relative to such agreements; and

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the availability of statutory appraisal rights under Delaware law in connection with the Merger.

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Opportunity for USS Stockholders to Vote.   The Board of Directors considered the fact that the Merger would be subject to the approval of USS stockholders, and USS stockholders would be free to evaluate the Merger and vote for or against the adoption of the Merger Agreement at the Special Meeting.

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Timing of Completion.   The Board of Directors considered the anticipated timing of the consummation of the Merger and concluded that the Merger could be completed in a reasonable timeframe and in an orderly manner. The Board of Directors also considered that the potential for closing the Merger in a reasonable timeframe could reduce the period during which USS’s business would be subject to the potential uncertainty of closing and related disruption.

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Likelihood of Completion.   The Board of Directors considered the absence of a financing condition or similar contingency based on Parent’s ability to obtain financing, Parent’s committed financing, the strong commitment made by Parent to obtain regulatory approvals and the fact that Parent’s and Merger Sub’s payment and performance obligations under the Merger Agreement are guaranteed by NSC.

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Operating Flexibility.   The Board of Directors considered the fact that the Merger Agreement provides USS sufficient operating flexibility to conduct its business in the ordinary course until the earlier of the consummation of the Merger and the termination of the Merger Agreement, as more fully described in the section of this proxy statement entitled “The Merger Agreement — Conduct of Business Pending the Merger.”

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Labor Matters.   The Board of Directors considered Parent’s commitment to honor all existing agreements between USS and the USW, including the Basic Labor Agreement, and Parent’s recognition of the USW as the bargaining representative for employees of USS who are represented by the USW, in each case, as provided under the Merger Agreement. The Board of Directors also considered the fact that NSC has the financial wherewithal to honor all existing agreements with the USW.

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Specific Performance.   The Board of Directors considered USS’s ability, under circumstances specified in the Merger Agreement, to seek specific performance of Parent’s and Merger Sub’s obligation to cause the Merger to occur and to prevent other breaches of the Merger Agreement.

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Guaranty.   The Board of Directors considered the guaranty of Parent’s and Merger Sub’s obligations under the Merger Agreement by NSC pursuant to the Merger Agreement, which provides substantial assurance that Parent and Merger Sub would perform their obligations under the Merger Agreement.

In the course of their deliberations, the Board of Directors also considered certain risks and other potentially adverse factors concerning the Merger, including:
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the fact that completion of the transaction depends on certain factors outside of USS’s and Parent’s control, including regulatory approvals and USS stockholder approval, and that there can be no assurance that the conditions to the transaction will be satisfied even if the Merger is approved by USS stockholders;

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the fact that the nature of the Merger as an all-cash transaction means that USS would no longer exist as an independent public company following the consummation of the Merger and that USS stockholders will not participate in future earnings or growth of the Surviving Corporation or benefit from any appreciation in value of the Surviving Corporation;

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the provisions of the Merger Agreement that restrict USS’s ability to solicit or participate in discussions or negotiations regarding an Alternative Proposal, subject to certain exceptions, and that restrict USS from entering into an alternative acquisition agreement, including the covenants in the Merger Agreement requiring USS to provide Parent with an opportunity within five business days to match any Alternative Proposal that constitutes a Superior Proposal, which could discourage potential acquirors from making a competing Alternative Proposal, although the Board of Directors believed these covenants would not preclude an interested and able potential acquiror from seeking to acquire USS;

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the possibility that USS could be required under the terms of the Merger Agreement to pay to Parent a termination fee of $565 million under certain circumstances;

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the significant costs involved in connection with entering into the Merger Agreement and completing the Merger and the substantial time and effort of management required to consummate the Merger and related disruptions to the operation of our business;

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the potential consequences of non-consummation of the transaction, including the potential negative impacts on USS, its business and the trading price of its shares of common stock;

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the fact that the USW had expressed its support for an alternative transaction, and the possibility that the USW would seek to challenge a transaction with NSC;

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the fact that USS’s remedies in the event that the Merger Agreement is terminated under certain circumstances may be limited to the Parent Termination Fee of $565 million, payable by Parent under certain circumstances, and certain associated enforcement costs and certain other reimbursement obligations, which may be inadequate to compensate USS for any damage caused, and that such termination fee may not be available in all instances where the Merger is not consummated and, even if available, such rights and remedies may be expensive and difficult to enforce, and the success of any such action may be uncertain;

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the Merger Agreement’s restrictions on the conduct of USS’s business before completion of the Merger, generally requiring USS to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course of business consistent with past practice and prohibiting USS from taking certain customary specified actions, which could delay or prevent USS from pursuing certain business opportunities that arise pending completion of the Merger;

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the fact that the announcement and pendency of the transactions contemplated by the Merger Agreement, the failure to complete the Merger, or actions that USS may be required, or Parent may be permitted, to take under the Merger Agreement could have an adverse impact on our existing and prospective business relationships with customers and other third parties and on our employees, including the risk that certain key members of USS’s management might choose not to remain employed with USS prior to the completion of the Merger, regardless of whether or not the Merger is completed;

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that the exchange of USS common stock for cash pursuant to the Merger will be a taxable transaction to USS’s stockholders for U.S. federal income tax purposes;

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that some of USS’s directors and executive officers have interests that may be different from, or in addition to, the interests of USS stockholders generally, as described in the section of this proxy statement entitled “Interests of USS’s Executive Officers and Directors in the Merger”; and

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other risks described in and incorporated by reference in this proxy statement, see “Risk Factors” in USS’s annual report on Form 10-K for the fiscal year ended December 31, 2022, incorporated by reference herein and the section of this proxy statement entitled “Forward-Looking Statements.”

The Board of Directors concluded that the uncertainties, risks and potentially negative factors relevant to the Merger were outweighed by the potential benefits of the Merger.
The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive but includes the material positive and negative factors considered by the Board of Directors. In view of the wide variety of factors considered in connection with its evaluation of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and the complexity of these matters, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Board of Directors did not undertake to make any specific determination as to whether, or to what extent, any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board of Directors based its unanimous recommendation on the totality of the information presented, including the factors described above. The explanation of the factors and reasoning set forth above is forward-looking in nature and should be read in light of the factors set forth in the section of this proxy statement entitled “Forward-Looking Statements.”
Opinion of Barclays Capital Inc.
USS engaged Barclays to act as a financial advisor with respect to pursuing strategic alternatives for USS, including a possible sale of USS, pursuant to an engagement letter dated October 24, 2023. At a special meeting of the Board of Directors held to evaluate the Merger, Barclays rendered its oral opinion, subsequently confirmed in writing by delivery of a written opinion dated December 18, 2023, that, as of such date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Barclays’ written opinion, the Merger Consideration to be offered to the holders of USS common stock in the Merger was fair to such holders from a financial point of view.
The full text of Barclays’ written opinion to the Board of Directors is attached as Annex B to this proxy statement. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety. The following is a summary of Barclays’ opinion and the methodology that Barclays used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.
Barclays’ opinion, the issuance of which was approved by Barclays’ Fairness Opinion Committee, is addressed to the Board of Directors, addresses only the fairness, from a financial point of view, of the Merger Consideration to be offered to the holders of USS common stock and does not constitute a recommendation to any USS stockholder as to how such stockholder should vote with respect to the Merger or any other matter. The terms of the Merger were determined through arm’s-length negotiations between USS and NSC and were unanimously approved by the Board of Directors. Barclays did not recommend any specific form of consideration to USS or that any specific form of consideration constituted the only appropriate consideration for the Merger. Barclays was not requested to address, and its opinion does not in any manner address, USS’s underlying business decision to proceed with or effect the Merger, the likelihood of the consummation of the Merger, or the relative merits of the Merger as compared to any other transaction or business strategy in which USS may engage. In addition, Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the consideration to be offered to the holders of USS common stock in the Merger or otherwise. No limitations were imposed by the Board of Directors upon Barclays with respect to the investigations made or procedures followed by it in rendering its opinion.
In arriving at its opinion, Barclays, among other things:
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reviewed and analyzed the Merger Agreement and the specific terms of the Merger;

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reviewed and analyzed publicly available information concerning USS that Barclays believed to be relevant to its analysis, including USS’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023;

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reviewed and analyzed financial and operating information with respect to the business, operations and prospects of USS furnished to Barclays by USS, including financial projections of USS prepared by the management of USS and approved for Barclays’ use by USS (referred to in this section of this proxy statement as the “December 2023 Projections” and which are summarized in the section of this proxy statement entitled “Certain Financial Projections” beginning on page 65);

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reviewed and analyzed a trading history of USS common stock from December 15, 2021 to December 15, 2023 and a comparison of that trading history with those of other companies that Barclays deemed relevant;

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reviewed and analyzed a comparison of the historical financial results and present financial condition of USS with those of other companies that Barclays deemed relevant;

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reviewed and analyzed a comparison of the financial terms of the Merger with the financial terms of certain other recent transactions that Barclays deemed relevant;

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reviewed and analyzed published estimates of independent research analysts with respect to the future financial performance and price targets of USS;

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reviewed and analyzed the results of Barclays’ efforts to solicit indications of interest from third parties with respect to a sale of all or a part of USS;

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had discussions with the management of USS concerning its business, operations, assets, liabilities, financial condition and prospects; and

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had undertaken such other studies, analyses and investigations as Barclays deemed appropriate.

In arriving at its opinion, Barclays assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays without any independent verification of such information (and did not assume responsibility or liability for any independent verification of such information). Barclays also relied upon the assurances of the management of USS that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the December 2023 Projections, upon the advice of USS, Barclays assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of USS as to the future financial performance of USS. Barclays assumed no responsibility for and expressed no view as to any such projections or estimates or the assumptions on which they were based. In arriving at its opinion, Barclays did not conduct a physical inspection of the properties and facilities of USS and did not make or obtain any evaluations or appraisals of the assets or liabilities of USS. Barclays’ opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, December 18, 2023. Barclays assumed no responsibility for updating or revising its opinion based on events or circumstances that may have occurred after December 18, 2023.
Barclays assumed the accuracy of the representations and warranties contained in the Merger Agreement and all agreements related thereto. Barclays also assumed, upon the advice of USS, that all material governmental, regulatory and third-party approvals, consents and releases for the Merger will be obtained within the constraints contemplated by the Merger Agreement and that the Merger will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. Barclays did not express any opinion as to any tax or other consequences that might result from the Merger, nor did Barclays opinion address any legal, tax, regulatory or accounting matters, as to which Barclays understood USS had obtained such advice as it deemed necessary from qualified professionals.
In connection with rendering its opinion, Barclays performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Barclays did not ascribe a specific range of values to the shares of USS common stock, but rather made its determination as to fairness, from a financial point of view, of the Merger Consideration to be offered to the holders of USS common stock in the Merger on the basis of various financial and comparative analyses.
In arriving at its opinion, Barclays did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses performed and factors considered by it and in the context of the circumstances of the particular transaction. Accordingly, Barclays believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.
Summary of Material Financial Analyses
The following is a summary of the material financial analyses used by Barclays in preparing its opinion to the Board of Directors. The summary of Barclays’ analyses and reviews provided below is not a complete description of the analyses and reviews underlying Barclays’ opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of analysis and review and the application of those methods to particular circumstances, and, therefore, is not readily susceptible to summary description.
For the purposes of its analyses and reviews, Barclays made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of USS or any other parties to the Merger. No company, business or transaction considered in Barclays’ analyses and reviews is identical to USS or the Merger and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions considered in Barclays’ analyses and reviews. None of USS, Barclays or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of companies, businesses or securities do not purport to be appraisals or reflect the prices at which the companies, businesses or securities may actually be sold. Accordingly, the estimates used in, and the results derived from, Barclays’ analyses and reviews are inherently subject to substantial uncertainty.
The summary of the financial analyses and reviews provided below includes information presented in tabular format. In order to fully understand the financial analyses and reviews used by Barclays, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Barclays’ analyses and reviews.
Discounted Cash Flow Analysis
In order to estimate the present value of USS common stock, Barclays performed a discounted cash flow analysis of USS. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.
To calculate the estimated enterprise value of USS using the discounted cash flow method, Barclays added (i) USS’s projected after-tax unlevered free cash flows for the period from October 1, 2023 to December 31, 2033 based on the December 2023 Projections to (ii) the “terminal value” of USS as of December 31, 2033, and then discounted such amount to its present value using a mid-year convention and a range of selected discount rates. The residual value of USS at the end of the forecast period, or “terminal value,” was estimated by selecting a range of perpetuity growth rates ranging from (1.0)% to 1.0%, which were derived by Barclays utilizing its professional judgment and experience. The cash flows and terminal values were then discounted to present value as of September 30, 2023 using discount rates of 11.5% to 13.5%. The range of discount rates was selected based on an analysis of the weighted average cost of capital of USS. Barclays then calculated a range of implied equity values per share of USS common stock by subtracting estimated net debt and non-controlling interest, in each case as of September 30, 2023, from the estimated enterprise values using the discounted cash flow method and dividing such amounts by the fully diluted number of shares of USS common stock outstanding as of December 14, 2023, based on information provided by management of USS and approved for Barclays’ use by USS. The following summarizes the result of these calculations (rounded to the nearest $1.00):
Discount Rates	Perpetuity Growth Rates	Implied Equity Value per Share of USS Common Stock
11.5% – 13.5%	(1.0)% – 1.0%	$39 – $50
Barclays noted that on the basis of the discounted cash flow analysis, the Merger Consideration was above the range of the implied equity values per share of USS common stock calculated using the December 2023 Projections.
Present Value of Future Share Price Analysis
Barclays performed an analysis of the implied present value of an illustrative future value per share of USS common stock, which is designed to provide an indication of the present value of the theoretical future value of a company’s equity as a function of such company’s financial projections and valuation multiples.

Barclays first calculated the implied future enterprise values of USS for the fiscal years ending December 31, 2023 through December 31, 2027 by applying ratios of USS’s enterprise value to earnings before interest, taxes, depreciation and amortization (which is referred to in this section as “EBITDA”) for the next 12-month (which is referred to in this section as “NTM”) period (which is referred to in this section as “EV/NTM EBITDA”) ranging from 4.5x to 6.0x to NTM EBITDA estimates for USS as reflected in the December 2023 Projections for each of the fiscal years ending December 31, 2023 through December 31, 2027. The illustrative EV/NTM EBITDA multiple estimates were derived by Barclays utilizing its professional judgment and experience, taking into account current and historical trading data for USS as of December 15, 2023.
Barclays then calculated a range of implied equity values per share of USS common stock by (i) subtracting the projected amount of USS’s net debt and non-controlling interest as of each respective fiscal year end based on the December 2023 Projections, (ii) dividing such amount by the estimated fully diluted number of shares of USS common stock outstanding as of each respective fiscal year end, based on information provided by management of USS and approved for Barclays’ use by USS and (iii) adding to such implied future equity values per share of USS common stock the projected amount of cumulative dividends per share of USS common stock, as applicable, based on the December 2023 Projections.
Utilizing a discount rate of 15.0% based on an analysis of the cost of equity of USS, Barclays then derived a range of implied present values per share of USS common stock by discounting to present value as of September 30, 2023, the implied future values per share of USS common stock. The following summarizes the result of these calculations (rounded to the nearest $1.00):
EV/NTM EBITDA Multiple Range	Implied Equity Value per Share of USS Common Stock
4.5x – 6.0x	$38 – $47
Barclays noted that, on the basis of the present value of the illustrative future share price analysis, the Merger Consideration was above the range of the implied equity values per share of USS common stock calculated using the December 2023 Projections.
Selected Precedent Transaction Analysis
Barclays reviewed and compared the purchase prices and implied valuation metrics in selected precedent transactions that Barclays, based on its experience with merger and acquisition transactions, deemed relevant. Barclays chose such transactions based on, among other things, the similarity of the applicable target companies in the transactions to USS with respect to certain operations or financial characteristics that Barclays deemed relevant. The selected precedent transactions were:
Year Announced	Production Method	Acquiror	Target
2014	Electric Arc Furnace (“EAF”)	Steel Dynamics, Inc. (“Steel Dynamics”)	Severstal Columbus, LLC (“Columbus”)
2014	Integrated	AK Steel Corporation (“AKS”)	Severstal Dearborn, LLC (“Dearborn”)
2014	EAF	Nucor Corporation (“Nucor”)	Gallatin Steel Company (“Gallatin”)
2015	EAF	BlueScope Steel Limited	North Star BlueScope Steel LLC (“North Star”)
2019	Integrated	Cleveland-Cliffs	AKS
2020	Integrated	Cleveland-Cliffs	ArcelorMittal USA LLC (“ArcelorMittal USA”)
2020	EAF	USS	Big River Steel Holdings LLC (“BRS”)
Using publicly available information, Barclays analyzed the ratio of (i) each of Columbus’, Dearborn’s, Gallatin’s, North Star’s and AKS’ respective enterprise value to EBITDA for the last 12-month (which is referred to in this section as “LTM”) period (which is referred to in this section as “EV/LTM EBITDA”) at the time of announcement of each respective transaction, (ii) ArcelorMittal USA’s enterprise value to average EBITDA for the period from January 1, 2017 through June 30, 2020 and (iii) BRS’ enterprise value to run-rate EBITDA at the time of announcement of the transaction. The following summarizes the result of these calculations:
Multiple
Total Average	6.9x
Total Median	6.4x
EAF Average	6.6x
EAF Median	6.5x
Integrated Average	7.3x
Integrated Median	6.0x
The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of USS and the companies included in the selected precedent transaction analysis. Accordingly, Barclays believed that a purely quantitative selected precedent transaction analysis would not be particularly meaningful in the context of considering the Merger. Barclays, therefore, made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the Merger which would affect the acquisition values of the selected target companies and USS. Based upon these judgments, Barclays selected a range of EV/LTM EBITDA multiples of 6.0x to 7.0x and applied such range to an estimate of the LTM EBITDA of USS as of September 30, 2023, based on the December 2023 Projections, to derive a range of estimated enterprise values of USS. Barclays then calculated a range of implied equity values per share of USS common stock by (i) subtracting the amount of USS’s estimated net debt and non-controlling interest from the respective range of estimated enterprise values, in each case as of September 30, 2023 based on the December 2023 Projections and (ii) dividing such amounts by the estimated fully diluted number of shares of USS common stock, based on information provided by management of USS and approved for Barclays’ use by USS. The following summarizes the result of these calculations (rounded to the nearest $1.00):
EV/LTM EBITDA Multiple Range	Implied Equity Value per Share of USS Common Stock
6.0x – 7.0x	$50 – $58
Barclays noted that on the basis of the selected precedent transactions analysis, the Merger Consideration was within the range of the implied equity values per share of USS common stock calculated using the December 2023 Projections.
Other Factors
Barclays also reviewed and considered other factors, which were not considered part of its financial analyses in connection with rendering its advice, but were references for informational purposes, including, among other things, the historical share price analysis and equity research price targets analysis described below.
Historical Share Price Analysis
To illustrate the trend in the historical trading prices of USS common stock, Barclays considered historical data with regard to the trading prices of USS common stock for the period from August 11, 2022 to August 11, 2023. Barclays noted that during the period from August 11, 2022 to August 11, 2023, the intra-day price of USS common stock (rounded to the nearest $1.00) ranged from $18 to $32. The historical share price analysis was used for informational purposes only and was not included in Barclays’ financial analyses.
Equity Research Price Targets Analysis
Barclays reviewed and compared publicly available research analysts’ per share price targets as of August 11, 2023 for USS common stock. The research analysts’ per share price targets for USS common stock (rounded to the nearest $1.00) ranged from $14 to $30. The publicly available per share price targets published by securities research analysts do not necessarily reflect the current market trading prices for USS common stock and these estimates are subject to uncertainties, including future financial performance of USS and future market conditions. Research analyst price targets for USS were used for informational purposes only and were not included in Barclays’ financial analyses.
General
Barclays is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Board of Directors selected Barclays because of Barclays’ familiarity with USS and its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the Merger.
Barclays is acting as a financial advisor to USS in connection with the Merger. The engagement letter between USS and Barclays provides for aggregate fees of approximately $68 million in connection with the Merger, including a transaction fee of approximately $63 million upon the completion of the Merger, approximately $13 million of which was payable upon the announcement of the Merger. A $5 million fee was paid upon execution of the engagement letter between USS and Barclays for prior work performed in connection with the Merger. The engagement letter between USS and Barclays also contemplated an independence fee of $22.5 million that would have been payable solely in the event that USS did not enter into a definitive agreement with respect to a transaction by a certain date. In addition, USS has agreed to reimburse Barclays for a portion of its reasonable out-of-pocket expenses incurred in connection with the Merger and to indemnify Barclays for certain liabilities that may arise out of its engagement by USS and the rendering of Barclays’ opinion. Barclays has performed various investment banking services for USS in the past, and expects to perform such services in the future, and has received, and expects to receive, customary fees for such services. During the two years prior to December 18, 2023, Barclays has provided various investment banking and financial services to USS for which Barclays has received compensation in an amount of approximately $2.6 million, excluding any compensation received in connection with the Merger. Specifically, in the past two years, Barclays has performed the following investment banking and financial services for USS: (i) in August 2022, acted as a co-manager on USS’s offering of $290 million of municipal bonds, (ii) in May 2023, acted as a co-manager on USS’s offering of $240 million of municipal bonds, (iii) acted as financial advisor to USS in connection with certain potential divestiture transactions and (iv) participated as a lender under USS’s existing credit facilities. In the past two years, Barclays has not received investment banking fees from NSC or any of its subsidiaries.
Barclays and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of USS, Parent and NSC for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.
Opinion of Goldman Sachs & Co. LLC
At a special meeting of the Board of Directors held to evaluate the Merger, Goldman Sachs rendered its oral opinion, subsequently confirmed in writing by delivery of a written opinion dated December 18, 2023, that, as of such date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Goldman Sachs’ written opinion, the Merger Consideration to be paid to the holders (other than NSC and its affiliates) of USS common stock pursuant to the Merger Agreement was fair from a financial point of view to such holders.
The full text of the written opinion of Goldman Sachs to the Board of Directors, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken by

Goldman Sachs in rendering its opinion, is attached as Annex C to this proxy statement. The summary of Goldman Sachs’ opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion. Goldman Sachs’ advisory services and its opinion were provided for the information and assistance of the Board of Directors in connection with its consideration of the Merger and such opinion does not constitute a recommendation as to how any holder of USS common stock should vote with respect to the Merger, or any other matter.
In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:
•
the Merger Agreement;

•
annual reports to stockholders and Annual Reports on Form 10-K of USS for the five years ended December 31, 2022;

•
certain interim reports to stockholders and Quarterly Reports on Form 10-Q of USS;

•
certain other communications from USS to its stockholders;

•
certain publicly available research analyst reports for USS; and

•
certain internal financial analyses and forecasts for USS prepared by its management (referred to in this section as the “December 2023 Projections” and which are summarized in the section entitled “Certain Financial Projections” beginning on page 65), as approved for Goldman Sachs’ use by USS.

Goldman Sachs also held discussions with members of the senior management of USS regarding their assessment of the past and current business operations, financial condition and future prospects of USS; reviewed the reported price and trading activity for USS common stock; compared certain financial and stock market information for USS with similar information for certain other companies, the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the steel industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.
For purposes of rendering its opinion, Goldman Sachs, with the consent of the Board of Directors, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the consent of the Board of Directors that the December 2023 Projections were reasonably prepared on a basis reflecting the best then available estimates and judgments of the management of USS. Goldman Sachs did not make an independent evaluation, appraisal or geological or technical assessment of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of USS or any of its subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the expected benefits of the Merger in any way meaningful to its analysis. Goldman Sachs also assumed that the Merger will be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.
Goldman Sachs’ opinion does not address the underlying business decision of USS to engage in the Merger or the relative merits of the Merger as compared to any strategic alternatives that may be available to USS; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to the holders (other than NSC and its affiliates) of USS common stock, as of the date of its opinion, of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Goldman Sachs does not express any view on, and its opinion does not address, any other term or aspect of the Merger Agreement or the Merger or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger, including the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of USS; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of USS, or class of such persons, in connection with the Merger, whether relative to the Merger Consideration to be paid to the holders (other than NSC and its affiliates) of USS common stock pursuant to the Merger Agreement or otherwise. Goldman Sachs does not express any opinion as to the prices at which USS common stock will trade at any time or as to the potential effects of volatility in the credit, financial and stock markets on USS or the Merger, or as to the impact of the Merger on the solvency or viability of USS or the ability of USS to pay its obligations when they come due. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.
Summary of Financial Analyses
The following is a summary of the material financial analyses delivered by Goldman Sachs to the Board of Directors in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 15, 2023, the last trading day before the date on which the Board of Directors approved the Merger and is not necessarily indicative of current market conditions.
Illustrative Discounted Cash Flow Analysis
Using the December 2023 Projections, Goldman Sachs performed an illustrative discounted cash flow analysis on USS to derive a range of illustrative equity values per share of USS common stock. Using the mid-year convention for discounting cash flows and discount rates ranging from 10.75% to 12.50%, reflecting estimates of USS’s weighted average cost of capital, Goldman Sachs discounted to present value, as of September 30, 2023, (i) estimates of unlevered free cash flow for USS for the period from October 1, 2023 to December 31, 2032, as reflected in the December 2023 Projections and (ii) a range of illustrative terminal values for USS, which were calculated by applying a range of EV/NTM EBITDA multiples ranging from 3.5x to 6.0x, to an estimate of adjusted EBITDA to be generated by USS in calendar year 2033, as reflected in the December 2023 Projections (which analysis implied perpetuity growth rates ranging from (4.7)% to 2.9%). The range of EV/NTM EBITDA multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account historical trading multiples of USS and certain publicly traded companies, as described below in the section captioned “Selected Publicly Traded Companies Trading Multiples.” Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model (which is referred to in this section as “CAPM”), which requires certain company-specific inputs, including USS’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for USS, as well as certain financial metrics for the United States financial markets generally.
Goldman Sachs derived a range of illustrative enterprise values for USS by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for USS the amount of USS’s net debt (including amounts attributable to tax-effected pension and other post-employment benefits) and non-controlling interest, in each case as of September 30, 2023,as provided by the management of USS and approved for Goldman Sachs’ use by USS, to derive a range of illustrative equity values for USS. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of USS common stock as of December 14, 2023, as provided by the management of USS and approved for Goldman Sachs’ use by USS, using the treasury stock method, to derive a range of illustrative equity values per share of USS common stock of $38.12 to $52.02.
Illustrative Present Value of Future Share Price Analysis
Using the December 2023 Projections, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of USS common stock. For this analysis,

Goldman Sachs first calculated the implied enterprise value of USS as of December 31 for each of the calendar years 2024 through 2026, by applying a range of illustrative EV/NTM EBITDA multiples of 3.5x to 5.0x to estimates of USS’s one-year forward adjusted EBITDA as of December 31 for each of the calendar years 2024 through 2026, respectively. This illustrative range of EV/NTM EBITDA multiple estimates was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical EV/NTM EBITDA multiples for USS and certain publicly traded companies, as described below in the section captioned “Selected Publicly Traded Companies Trading Multiples.”
Goldman Sachs then subtracted the amount of USS’s net debt (including amounts attributable to tax-effected pension and other post-employment benefits) and non-controlling interest from the respective implied enterprise values in order to derive a range of illustrative equity values for USS as of December 31 for each of the calendar years 2024 through 2026. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of USS common stock for each of the calendar years 2024 through 2026, calculated using information provided by the management of USS and approved for Goldman Sachs’ use by USS, to derive a range of implied future values per share of USS common stock (excluding dividends). Goldman Sachs then added the cumulative dividends per USS common stock expected to be paid to holders of USS common stock through the end of each of calendar years 2024 through 2026, using the December 2023 Projections, to derive a range of implied future values per share of USS common stock (including dividends). By applying an illustrative discount rate of 14.2%, reflecting an estimate of USS’s cost of equity, and, for the dividends only, using a mid-year convention, Goldman Sachs discounted to present value as of September 30, 2023 both the theoretical future values per share of USS common stock it derived for USS and the estimated dividends to be paid per share of USS common stock through the end of each of calendar years 2024 through 2026. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for USS, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied equity values per share of USS common stock of $29.62 to $45.67.
Premia Paid Analysis
Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia paid in certain all-cash acquisition transactions announced during the period from January 1, 2014 through December 15, 2023 involving U.S. publicly traded target companies with a transaction value equal to or greater than $1 billion. For each of the 10-year, five-year and three-year periods ended December 15, 2023 (which is referred to in the table below as “L10Y,” “L5Y” and “L3Y” respectively), using publicly available information, Goldman Sachs calculated the median, 25th percentile and 75th percentile average premia of the price paid in the observed transactions relative to the target’s last undisturbed closing share price prior to announcement of the respective transaction. The following table presents the results of this analysis:
Average Premia Paid	L10Y	L5Y	L3Y
Median	31%	36%	36%
25th Percentile	18%	20%	23%
75th Percentile	52%	62%	54%
Based on Goldman Sachs’ review of the foregoing data and its professional judgment and experience, Goldman Sachs applied a reference range of illustrative premia of 18% to 52% to the undisturbed closing price of USS common stock on August 11, 2023 of $22.72. This analysis resulted in a range of implied equity values per share of USS common stock of $26.81 to $34.53.
Selected Publicly Traded Companies Trading Multiples
Goldman Sachs reviewed and compared certain financial information of USS to corresponding publicly available financial information and valuation multiples for the following publicly traded companies in the steel industry, which are referred to in this section as the “selected companies”:
•
Cleveland-Cliffs;

•
Nucor; and

•
Steel Dynamics.

Although none of the selected companies are directly comparable to USS, the selected companies were chosen because they are publicly traded companies in the steel industry with certain operations or financial characteristics that, for purposes of analysis, may be considered similar to certain operations or financial characteristics of USS.
For each of USS and, using publicly available information, the selected companies, Goldman Sachs calculated and compared (i) the average of EV/NTM EBITDA multiples for the five-year, three-year, two-year and one-year periods ended August 11, 2023, in each case, excluding data from the period March 25, 2020 to January 28, 2021 (which is referred to in the table below as “L5Y,” “L3Y,” “L2Y” and “LTM” respectively), (ii) the EV/NTM EBITDA of the closing price per share as of August 11, 2023 (which is referred to in the table below as “Undisturbed”) and (iii) the EV/NTM EBITDA of the closing price per share as of December 15, 2023 (which is referred to in the table below as “Current”).
The results of these calculations are summarized as follows:
Average EV/NTM EBITDA
Company	L5Y	L3Y	L2Y	LTM	Undisturbed	Current
USS	3.6x	2.9x	2.7x	3.6x	3.8x	5.6x
Cleveland-Cliffs	5.7x	5.1x	5.2x	5.9x	5.2x	5.8x
Steel Dynamics	5.3x	5.1x	5.0x	6.1x	5.9x	8.3x
Nucor	6.0x	5.8x	5.9x	7.0x	7.1x	7.7x
General
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to USS or the Merger.
Goldman Sachs prepared these analyses for purposes of providing its opinion to the Board of Directors as to the fairness from a financial point of view of the Merger Consideration to be paid to the holders (other than NSC and its affiliates) of USS common stock. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of USS, Parent, NSC, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.
The Merger Consideration was determined through arm’s-length negotiations between USS and NSC and was approved by the Board of Directors. Goldman Sachs provided advice to USS during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to USS or the Board of Directors or that any specific amount of consideration constituted the only appropriate consideration for the Merger.
As described above, Goldman Sachs’ opinion to the Board of Directors was one of many factors taken into consideration by the Board of Directors in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex C.
Goldman Sachs and its affiliates are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of USS, NSC, Parent, any of their respective affiliates and third parties or any currency or commodity that may be involved in the Merger. Goldman Sachs acted as a financial advisor to USS in connection with, and participated in certain of the negotiations leading to, the Merger. Goldman Sachs has provided certain financial advisory and/or underwriting services to USS and its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as co-manager with respect to the issuance of unsecured bonds of USS in May 2023; as co-manager with respect to the issuance of unsecured bonds of USS in September 2022; and as co-manager with respect to the tender offer to purchase senior notes of USS and certain of its subsidiaries in September 2022. During the two-year period ended December 18, 2023, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to USS, and/or its affiliates of approximately $0.4 million. During the two-year period ended December 18, 2023, Goldman Sachs Investment Banking has not been engaged by NSC, Parent or their respective affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to USS, NSC, Parent and their respective affiliates for which Goldman Sachs Investment Banking may receive compensation.
The Board of Directors selected Goldman Sachs as a financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Pursuant to a letter agreement dated September 28, 2023, USS engaged Goldman Sachs to act as a financial advisor in connection with its review of strategic alternatives, including with respect to the Merger. The engagement letter between USS and Goldman Sachs provides for a transaction fee of approximately $63 million upon the completion of the Merger, approximately $13 million of which was payable upon the announcement of the Merger. The engagement letter between USS and Goldman Sachs also contemplated an independence fee of $22.5 million that would have been payable solely in the event that USS did not enter into a definitive agreement with respect to a transaction by a certain date. In addition, USS has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.
Certain Financial Projections
Except for quarterly guidance, USS does not, as a matter of course, otherwise publicly disclose internal projections as to future performance, earnings or other results beyond the then-current quarterly and/or annual period due to, among other reasons, the inherent difficulty of accurately predicting financial performance for future periods and the uncertainty, unpredictability and subjectivity of underlying assumptions and estimates. However, in the ordinary course, USS management prepares a long-term strategic plan, which is periodically updated and reviewed with the Board of Directors, that reflects USS management’s financial and business outlook for USS. In connection with the proposed Merger, USS is including in this proxy statement a summary of certain limited unaudited prospective financial information of USS, on a standalone basis without giving effect to the Merger, prepared by USS management, solely because, as described below, such financial information was given to the Board of Directors and to each of Barclays and Goldman Sachs in the process leading to the execution of the Merger Agreement. The December 2023 Projections (as defined below) were provided to each of Barclays and Goldman Sachs and approved by USS for their respective use and reliance in connection with each of Barclays’ and Goldman Sachs’ respective opinions, as discussed in this proxy statement in the sections entitled “Opinion of Barclays Capital Inc.” and “Opinion of Goldman Sachs & Co. LLC.”
In July 2023, in connection with the Board of Directors’ regular annual strategic planning process and in connection with the Board of Directors’ consideration and evaluation of the acquisition proposals received as of such time from Company A and Consortium B, USS management prepared certain unaudited, preliminary financial forecasts for USS for fiscal years 2023 through 2028, which USS management also extrapolated through fiscal year 2033 (which we refer to as the “July 2023 Projections”).

Between August and September 2023, as part of the Company’s strategic alternatives review process, including in connection with the Board of Directors’ evaluation of, and Barclays’ and Goldman Sachs’ preliminary financial analysis of, the various acquisition proposals received as of such time, USS management updated the projections and extrapolations included in the July 2023 Projections to take into account changes in the internal and external business environment, including updates with respect to the passage of time (which we refer to as the “September 2023 Projections”). The September 2023 Projections comprised a “Management Base Plan” and a “Growth Scenario.” The Management Base Plan was based on numerous variables and assumptions, including assumptions with respect to the price of hot-rolled coil, the timing and economics of certain in-flight strategic projects and other operational considerations (e.g., reduction of carbon footprint), as well as potential initiatives to increase direct returns to USS stockholders. Relative to the Management Base Plan, the Growth Scenario assumed no changes with respect to the price of hot-rolled coil or direct returns to USS stockholders, but reflected a significantly more aggressive outlook with respect to the timing and realization of additional investments by the Company in strategic projects and additional footprint reduction. USS management believed the Management Base Plan was achievable without undue execution risk relative to the Growth Scenario, which was illustrative in nature and prepared solely for the discussion and analysis of the Board of Directors. The first six years of the Management Base Plan (i.e., fiscal years 2023 through 2028) were made available to all participants in the strategic alternatives review process, and the extrapolated years of fiscal year 2029 through fiscal year 2033 were not provided given the speculative nature of long-term projections and likelihood that the underlying assumptions and estimates may not be realized or may change.
In December 2023, USS management made updates to the projections and extrapolations in the Management Base Plan included in the September 2023 Projections related to USS’s actual 2023 performance and its 2024 capital budget (which we refer to as the “December 2023 Projections”). The Board of Directors reviewed the December 2023 Projections in connection with the Board of Directors’ evaluation of the updated proposals to acquire USS, including NSC’s final proposal to acquire USS and the proposed Merger. USS approved Barclays’ and Goldman Sachs’ respective use of, and reliance on, the December 2023 Projections in connection with the financial analyses presented by each of Barclays and Goldman Sachs, respectively, to the Board of Directors and each of Barclays’ and Goldman Sachs’ respective opinions, as discussed in this proxy statement in the sections entitled “Opinion of Barclays Capital Inc.” and “Opinion of Goldman Sachs & Co. LLC.”
The July 2023 Projections, the September 2023 Projections, and the December 2023 Projections are referred to collectively as the “Company Projections.” USS is including a summary of the Company Projections to provide USS stockholders with access to information that was made available to the Board of Directors in connection with its evaluation of the Merger and the Merger Consideration.
July 2023 Projections
USS management prepared the July 2023 Projections with respect to USS’s business, as a standalone company, for the second half of fiscal year 2023 through fiscal year 2033. USS’s management provided the Board of Directors with the July 2023 Projections in connection with the Board of Directors’ consideration and evaluation of the acquisition proposals received as of such time from Company A and Consortium B. In addition, the July 2023 Projections were provided to each of Barclays and Goldman Sachs in connection with the preliminary financial analysis presented by Barclays and Goldman Sachs to the Board of Directors at the July 23 – 25, 2023 meeting of the Board of Directors.
The following table summarizes the July 2023 Projections, with dollars in millions:
	2H 2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E
Revenue(1)	$8,079	$15,479	$17,301	$17,081	$16,965	$17,006	$16,757	$16,757	$12,342	$12,342	$12,342
Adj. EBITDA(2)	$602	$1,838	$3,012	$3,150	$3,094	$2,937	$2,724	$2,549	$2,530	$2,521	$2,512
Capital Expenditures	$1,104	$1,402	$679	$644	$648	$594	$551	$541	$491	$491	$491
Unlevered Free Cash Flow(3)	$(495)	$137	$1,677	$2,009	$1,970	$1,902	$1,801	$1,433	$2,321	$1,650	$1,642

(1)
USS management assumed prices per net ton of hot-rolled coil of $748 for the second half of fiscal year 2023, $750 in fiscal year 2024 and $700 in each of fiscal years 2025-2033.

(2)
Adj. EBITDA is defined as earnings before interest, taxes, depreciation and amortization, including the effect of stock-based compensation expense.

(3)
Unlevered Free Cash Flow is defined as Adj. EBITDA, less cash taxes, less capital expenditures, adjusted for net working capital increases / decreases, other cash flow expenses / income and any other non-cash flow expenses / income.

September 2023 Projections
USS management prepared the September 2023 Projections with respect to USS’s business, as a standalone company, for the second half of fiscal year 2023 through fiscal year 2033. USS’s management provided the Board of Directors with the September 2023 Projections as part of the Company’s strategic alternatives review process, including in connection with the Board of Directors’ evaluation of the various acquisition proposals received as of such time. USS management believed the Management Base Plan was achievable without undue execution risk relative to the Growth Scenario, which was illustrative in nature and prepared solely for the discussion and analysis of the Board of Directors. The first six years of the Management Base Plan (i.e., fiscal years 2023 through 2028) were made available to all participants in the strategic alternatives review process, and the extrapolated years of fiscal year 2029 through fiscal year 2033 were not provided given the speculative nature of long-term projections and likelihood that the underlying assumptions and estimates may not be realized or may change. In addition, the September 2023 Projections were provided to each of Barclays and Goldman Sachs, who were instructed to utilize the Management Base Plan in connection with the preliminary financial analysis presented by Barclays and Goldman Sachs to the Board of Directors at the September 27, 2023 meeting.
Management Base Plan
The following table summarizes the Management Base Plan, with dollars in millions:
	2H 2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E
Revenue(1)	$8,393	$17,688	$18,189	$17,859	$17,743	$17,784	$17,535	$17,535	$13,120	$13,120	$13,120
Adj. EBITDA(2)	$820	$2,365	$2,985	$3,082	$3,061	$2,993	$2,780	$2,605	$2,586	$2,577	$2,569
Capital Expenditures	$1,161	$1,503	$803	$762	$692	$602	$557	$547	$497	$497	$497
Unlevered Free Cash Flow(3)	$(132)	$141	$1,599	$1,855	$1,838	$1,864	$1,770	$1,396	$2,284	$1,614	$1,606

(1)
USS management assumed prices per net ton of hot-rolled coil of $776 for the second half of fiscal year 2023, $750 in fiscal year 2024 and $700 in each of fiscal years 2025-2033.

(2)
Adj. EBITDA is defined as earnings before interest, taxes, depreciation and amortization, excluding the effect of stock-based compensation expense.

(3)
Unlevered Free Cash Flow is defined as Adj. EBITDA, less stock-based compensation expense, less cash taxes, less capital expenditures, adjusted for net working capital increases / decreases, other cash flow expenses / income and any other non-cash flow expenses / income. Unlevered free cash flow as included in the Management Base Plan conveyed to participants in the strategic alternatives review process excluded the effect of stock-based compensation of approximately $45 million per year.

Growth Scenario
The following table summarizes the Growth Scenario, with dollars in millions:
	2H 2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E
Revenue(1)	$8,393	$17,997	$18,691	$18,362	$18,246	$18,468	$18,415	$19,535	$14,204	$15,458	$15,460
Adj. EBITDA(2)	$836	$2,365	$2,985	$3,179	$3,255	$3,316	$3,267	$3,333	$3,245	$3,757	$3,753
Capital Expenditures	$1,161	$1,503	$2,039	$1,549	$1,418	$1,964	$2,091	$1,224	$454	$449	$449
Free Cash Flow(3)	$(142)	$(38)	$397	$1,173	$1,260	$783	$568	$1,289	$2,671	$2,572	$2,568

(1)
USS management assumed prices per net ton of hot-rolled coil of $776 for the second half of fiscal year 2023, $750 in fiscal year 2024 and $700 in each of fiscal years 2025-2033.

(2)
Adj. EBITDA is defined as earnings before interest, taxes, depreciation and amortization, excluding the effect of stock-based compensation expense.

(3)
Free Cash Flow is defined as net income, less capital expenditures, adjusted for net working capital increases / decreases, other cash flow expenses / income and any other non-cash flow expenses / income.

December 2023 Projections
USS management prepared the December 2023 Projections as an update to the Management Base Plan with respect to USS’s business, as a standalone company, for the fourth quarter of fiscal year 2023 through fiscal year 2033. USS’s management provided the Board of Directors with the December 2023 Projections as part of the Company’s strategic alternatives review process, including in connection with the Board of Directors’ evaluation of the various acquisition proposals received as of such time, including, in particular, the latest proposals from NSC and Company D. In addition, the December 2023 Projections were provided to each of Barclays and Goldman Sachs and were approved by USS for Barclays’ and Goldman Sachs’ respective use and reliance in connection with the financial analyses presented by each of Barclays and Goldman Sachs respectively to the Board of Directors at the December 17, 2023 meeting and each of Barclays’ and Goldman Sachs’ respective opinions, as discussed in this proxy statement in the sections entitled “Opinion of Barclays Capital Inc.” and “Opinion of Goldman Sachs & Co. LLC.” The July 2023 Projections and the September 2023 Projections were not approved by USS for Barclays’ and Goldman Sachs’ respective use and reliance in connection with the financial analyses presented by each of Barclays and Goldman Sachs respectively to the Board of Directors at the December 17, 2023 meeting and each of Barclays’ and Goldman Sachs’ respective opinions, as discussed in this proxy statement in the sections entitled “Opinion of Barclays Capital Inc.” and “Opinion of Goldman Sachs & Co. LLC.”
In preparing the December 2023 Projections, USS management relied on a number of factors, including USS management’s experience in the industry, historical business performance and trends, and certain industry assumptions. USS deemed the assumptions used to derive the December 2023 Projections as reasonable as of the date finalized and that such assumptions reflected the best then-available estimates and judgments. In developing the December 2023 Projections, USS management applied its regular forecasting processes, including near-term and “through the cycle” assumptions with respect to selling prices, raw material input costs, sustaining capital expenditures and other operating metrics. With respect to revenue, USS management assumed the current product mix and contract structures with customers across key operating segments would remain consistent, except with respect to the impact of in-flight strategic projects described below. With respect to cost inputs, USS management assumed a mix of variable and fixed costs consistent with historical experiences across key operating segments, unless otherwise noted.
For the near-term forecast period (fourth quarter of fiscal year 2023 and fiscal year 2024), USS management made assumptions as to selling prices, raw material input costs and operating metrics based on current and prevailing market forecasts related to the upcoming calendar year and USS management’s historical experience. These include CRU forecasts for hot-rolled coil products in North America, Platts Iron Ore Index (IODEX) prices for iron ore, various external sources for metallics, energy prices and foreign exchange rates, as well as other specific indicators related to each business segment. For the period of 2025 through 2033, a “through the cycle” methodology was used to establish forecasts. This period assumed normalized sales volumes, selling prices, raw material input costs and sustaining capital expenditures for each business segment (except as noted below) based on an extended historical analysis. The December 2023 Projections also reflected various other material assumptions with respect to the period of 2025 through 2033, including, but not limited to, the following:
•
For the North American Flat-rolled and Mini Mill business segments, consistent with past practices, USS management assumed historical premiums to hot-rolled coil prices were applicable to cold-rolled, coated and other finished products and that raw material prices would be consistent with the historical relationship between steel selling prices and the underlying raw material basket. USS management assumed normalized utilization rates across key production units based on internal and external market outlooks across the segments served by North American Flat-rolled and Mini Mill to project customer volumes.

•
For the European business segment, future projections beginning in 2025 assumed a normalization of business conditions after multiple years of geo-political disruption from the war in Ukraine. While selling prices and raw material costs were assumed to reflect normalized levels, the December 2023 Projections assumed increasing cost headwinds due to growing carbon taxes, which ultimately erode profitability by 2030.

•
In the Tubular segment, oil and natural gas prices were assumed to remain supportive of stable production and drilling levels while rig counts in North America were assumed to remain above 650 through 2028. Beyond 2028, selling prices were assumed to moderate based on assumed efficiency gains in oil and gas production.

•
USS management assumed that currently contemplated strategic investments, including a new three million ton mini mill, a non-grain oriented steel finishing line, an additional coating line at Big River Steel and a direct reduction float plant at USS’s Keetac mining facility, would be completed consistent with anticipated timelines, including approximately $1.3 billion in capital expenditures to complete projects through 2025. Together, these projects are expected to deliver nearly $1 billion in incremental annual EBITDA, with run-rate performance assumed to commence in 2026. USS management assumed that there would not be any additional strategic investments and that, accordingly, there would not be any further impact on capital expenditures, future earnings or cash flow resulting from strategic investments.

•
USS management assumed that various continuous improvement programs, which are meant to deliver superior operational performance and a stream-lined fixed cost structure, would deliver an incremental $200 million in annual EBITDA relative to historical “through the cycle” performance with run-rate starting in 2027.

•
The December 2023 Projections assumed no material acquisitions or divestitures by USS.

The following table summarizes the December 2023 Projections, with dollars in millions:
	Q4 2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E
Revenue(1)	$4,103	$17,688	$18,189	$17,859	$17,743	$17,784	$17,535	$17,535	$13,120	$13,120	$13,120
Adj. EBITDA(2)	$223	$2,365	$2,985	$3,082	$3,061	$2,993	$2,780	$2,605	$2,586	$2,577	$2,569
Capital Expenditures	$572	$1,549	$803	$762	$692	$602	$557	$547	$497	$497	$497
Unlevered Free Cash Flow(3)	$(418)	$95	$1,599	$1,855	$1,838	$1,864	$1,770	$1,396	$2,284	$1,614	$1,606

(1)
USS management assumed prices per net ton of hot-rolled coil of $814 for the fourth quarter of fiscal year 2023, $750 in fiscal year 2024 and $700 in each of fiscal years 2025-2033.

(2)
Adj. EBITDA is defined as earnings before interest, taxes, depreciation and amortization, excluding the effect of stock-based compensation expense.

(3)
Unlevered Free Cash Flow is defined as Adj. EBITDA, less stock-based compensation expense, less cash taxes, less capital expenditures, adjusted for net working capital increases / decreases, other cash flow expenses / income and any other non-cash flow expenses / income.

Important Information Regarding the Company Projections
The inclusion of the Company Projections or of this summary does not constitute an admission or representation by USS, Barclays, Goldman Sachs, Evercore or any other person that the information is material, should not be regarded as an indication that the Board of Directors, Barclays, Goldman Sachs, Evercore, USS or its management or any other recipient of this information considered, or now considers, it to be an assurance of the achievement of future results or an accurate prediction of future results, and they should not be relied on as such. This information is not fact and should not be relied upon as indicative of actual future results, and readers of this proxy statement are cautioned not to place undue reliance on the Company Projections.
The Company Projections include financial measures not prepared using United States generally accepted accounting principles (which we refer to as “GAAP”), including Adjusted EBITDA, Unlevered Free Cash Flow and Free Cash Flow. Please see the tables above for a description of how USS defines these non-GAAP financial measures for purposes of the Company Projections in this section. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, and non-GAAP financial measures used by USS may not be comparable to similarly titled measures used by other companies.
The Company Projections and the underlying assumptions upon which the Company Projections were based are subjective in many respects and subject to multiple interpretations and frequent revisions attributable to the dynamics of USS’s industry and based on actual experience and business developments. The Company Projections, while presented with numerical specificity, reflect numerous assumptions with respect to Company performance, industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are difficult to predict, subject to significant economic and competitive uncertainties and beyond USS’s control. The Company Projections constitute forward-looking information and are subject to a wide variety of significant risks and uncertainties, including those described in the section of this proxy statement entitled “Forward-Looking Statements,” that could cause the Company Projections or the underlying assumptions to be inaccurate or for actual results to differ materially from the Company Projections. As a result, the Company Projections may not be realized and actual results may be significantly higher or lower than projected, and the Company Projections cannot be considered a guarantee of future operating results and should not be relied upon as such. Because the Company Projections cover multiple years, such information by its nature becomes less reliable with each successive year. The Company Projections do not take into account any circumstances or events occurring after the date on which they were prepared, including the Merger, and some or all of the assumptions that have been made in connection with the preparation of the Company Projections may have changed since the date the Company Projections were prepared. Economic and business environments can and do change quickly, which adds an additional significant level of uncertainty as to whether the results portrayed in the Company Projections will be achieved.
In addition, the Company Projections have not been updated or revised to reflect information or results after the date the Company Projections were prepared or as of the date of this proxy statement. None of USS, NSC or any of our or their respective affiliates intends to, and each of them disclaims any obligation to, update or otherwise revise the Company Projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error (except as required by applicable securities laws). These considerations should be taken into account in reviewing the Company Projections, which were prepared as of an earlier date.
For the foregoing reasons, and considering that the Special Meeting will be held several months after the Company Projections were prepared, as well as the uncertainties inherent in any forecasting information, readers of this proxy statement are cautioned not to place unwarranted reliance on the Company Projections set forth above. The summary of the Company Projections is not provided to influence USS stockholders’ decisions regarding whether to vote for the Merger Agreement Proposal or any other proposal. The Company Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information contained in USS’s public filings with the SEC. USS urges all of its stockholders to review its most recent SEC filings for a description of its reported financial results. See the section of this proxy statement entitled “Where You Can Find More Information.”
The Company Projections were not prepared with the purpose of, or with a view toward, public disclosure or toward compliance with United States GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither PricewaterhouseCoopers LLP (which we refer to as “PwC”), USS’s independent registered public accounting firm, nor any other accounting firm, has examined, compiled, or performed any procedures with respect to the Company Projections and, accordingly, neither PwC nor any other accounting firm expresses an opinion or any other form of assurance with respect thereto. The PwC report incorporated by reference in this proxy statement relates to USS’s historical financial information. It does not extend to the prospective financial information contained herein and should not be read to do so.
None of USS or its affiliates, officers, directors, advisors or other representatives has made or makes any representation to any USS stockholder or to Parent or Merger Sub in the Merger Agreement or otherwise concerning the Company Projections or regarding USS’s ultimate performance compared to the information contained in the Company Projections or that the projected results will be achieved.
Interests of USS’s Executive Officers and Directors in the Merger
In considering the recommendation of the Board of Directors that USS stockholders approve the transaction and vote in favor of the Merger Agreement Proposal, the Compensation Proposal and the Adjournment Proposal, USS stockholders should be aware that the executive officers and directors of USS have certain interests in the transactions that are or may be different from, or in addition to, the interests of USS stockholders generally. The Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated by it, including the Merger, and in making their recommendation that USS stockholders adopt the Merger Agreement.
These interests are described in more detail below, and certain of these interests are quantified in the narrative below, including compensation that may become payable in connection with the Merger to USS’s named executive officers, as described under the section titled “Quantification of Payments and Benefits to USS’s Named Executive Officers — 402(t) Table” (which is the subject of the advisory (non-binding) vote of USS stockholders described in Proposal 2: The Compensation Proposal). The dates used below to quantify these interests have been selected for illustrative purposes only in accordance with SEC rules and do not necessarily reflect the dates on which certain events will occur.
For purposes of this disclosure, USS’s executive officers are:
•
David B. Burritt — President & Chief Executive Officer & Director,

•
Jessica T. Graziano — Senior Vice President & Chief Financial Officer,

•
James E. Bruno — Senior Vice President  —  European Solutions & President, USSK,

•
Scott D. Buckiso — Senior Vice President & Chief Manufacturing Officer, NAFR,

•
Duane D. Holloway — Senior Vice President, General Counsel and Chief Ethics & Compliance Officer,

•
Daniel R. Brown — Senior Vice President — Advanced Technology Steelmaking & Chief Operating Officer, Big River Steel Works,

•
Richard L. Fruehauf — Senior Vice President — Chief Strategy & Sustainability Officer,

•
Manpreet S. Grewal — Vice President, Controller & Chief Accounting Officer, and

•
Kenneth E. Jaycox — Senior Vice President and Chief Commercial Officer.

For purposes of this disclosure, USS’s non-employee directors are:
•
Tracy A. Atkinson,

•
Andrea J. Ayers,

•
Alicia J. Davis,

•
Terry L. Dunlap,

•
John J. Engel,

•
John V. Faraci,

•
Murry S. Gerber,

•
Jeh C. Johnson,

•
Paul A. Mascarenas,

•
Michael H. McGarry,

•
David S. Sutherland, and

•
Patricia A Tracey.

For purposes of this disclosure, Christine S. Breves (Former Executive Vice President -Business Transformation and Senior Vice President & Chief Financial Officer), is not considered an executive officer, but is considered a named executive officer for purposes of the section titled “Quantification of Payments and Benefits to USS’s Named Executive Officers — 402(t) Table.” Ms. Breves served as USS’s Chief Financial Officer until August 8, 2022 and resigned from USS as of December 31, 2022.
Treatment of USS Equity Awards
Immediately prior to the Effective Time, and without any action on the part of Parent, USS or any other person, each Company RSU Award (or portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and be cancelled and converted into the right of the holder of each such Company RSU Award (or portion thereof) to receive (subject to any applicable withholdings) an amount in cash equal to the product of (i) the Merger Consideration, multiplied by (ii) the total number of shares of USS common stock subject to such Company RSU Award (or portion thereof) immediately prior to the Effective Time, together with any accrued and unpaid dividends corresponding to such vested Company RSU Award (or portion thereof).
Immediately prior to the Effective Time, and without any action on the part of Parent, USS or any other person, each Company PSU Award (or portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and be cancelled and converted into the right of the holder of each such Company PSU Award (or portion thereof) to receive (subject to any applicable withholdings) an amount in cash equal to the product of (i) the Merger Consideration, multiplied by (ii) the total number of shares of USS common stock subject to such Company PSU Award (or portion thereof) immediately prior to the Effective Time, together with any accrued and unpaid dividends corresponding to such vested Company PSU Award (or portion thereof). The total number of shares of USS common stock subject to a Company PSU Award will be based on actual performance for any portion of a Company PSU Award that has been earned by its terms as of the Effective Time but has not yet vested. For any portion of a Company PSU Award that has not been earned by its terms as of the Effective Time, the total number of shares of USS common stock subject to a Company PSU Award will be based on deemed achievement of the greater of (1) maximum performance, if required by the applicable award agreement as of the date of the Merger Agreement, (2) actual performance or (3) target performance through the Effective Time.
Immediately prior to the Effective Time, and without any action on the part of Parent, USS or any other person, each Company Option Award (or portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and be cancelled, and converted into the right of the holder of each such Company Option Award to receive (subject to any applicable withholdings) an amount in cash equal to the product of (i) the positive difference, if any, of the Merger Consideration minus the applicable exercise price of such Company Option Award, multiplied by (ii) the number of shares of USS common stock subject to such Company Option Award immediately prior to the Effective Time (assuming full vesting for any Company Option Award (or portion thereof) that is subject to performance-based vesting). If the exercise price of any Company Option Award (whether vested or unvested) is equal to or greater than the Merger Consideration, such Company Option Award will be cancelled without payment and will have no further force or effect.
Each Company DSU Award will be converted into the right to receive an amount in cash equal to the Merger Consideration or such other amount contemplated by the Company DSU Award and settled in accordance with the terms of such award.
We estimate that the aggregate value of unvested equity awards held by all executive officers of USS that would vest assuming the Closing occurs on March 8, 2024 (which is the latest practicable date to determine such amount before the filing of this proxy statement), is $135,630,962 (excluding C. Breves), calculated based on the Merger Consideration of $55.00 per share and assuming that Company PSU Awards vest at target. For additional information regarding the individualized value of unvested USS equity awards held by our named executive officers that would vest assuming that the Closing occurs on March 8, 2024, see the section titled “Quantification of Payments and Benefits to USS’s Named Executive Officers — 402(t) Table.”
Name	Company RSU Awards ($)	Company PSU Awards ($)	Company Option Awards ($)
Named Executive Officers(i)
David B. Burritt	$15,236,705	$32,195,020	$6,407,262
Jessica T. Graziano	$6,193,385	$9,627,255	—
James E. Bruno	$2,535,885	$8,685,600	$85,913
Scott D. Buckiso	$2,535,885	$8,685,600	$789,447
Duane D. Holloway	$2,535,885	$8,685,600	—
Executive Officers (excluding the named executive officers above) as an Aggregated Group	$11,658,295	$19,699,900	$73,325
Total	$40,696,040	$87,578,975	$7,355,947

(i)
As of March 8, 2024, Mr. Burritt has met the requirements for a normal retirement (i.e., age 65) and full vesting and Mr. Buckiso has met the requirements for an early retirement (i.e., age 55 with 10 years of service) and pro rata vesting.

We estimate that the aggregate value of unvested equity awards held by all non-employee directors of USS that would vest assuming the Closing occurs on March 8, 2024 (which is the latest practicable date to determine such amount before the filing of this proxy statement), is $40,795,589, calculated based on the Merger Consideration of $55.00 per share.

	Equity Awards
Name	Company DSU Awards ($)	Unvested Company RSU Awards ($)
Non-Employee Directors
Tracy A. Atkinson	$1,667,368	—
Andrea J. Ayers	$902,539	—
Alicia J. Davis	—	$372,185
Terry L. Dunlap	—	$473,660
John J. Engel	$4,806,524	—
John V. Faraci	$1,950,886	$198,550
Murry S. Gerber	$3,689,943	$397,045
Jeh C. Johnson	$3,513,320	—
Paul A. Mascarenas	$3,586,922	$203,005
Michael H. McGarry	$2,174,456	—
David S. Sutherland	$11,777,625	—
Patricia A Tracey	$4,709,376	$372,185
Total	$38,778,959	$2,016,630
Change in Control Severance Plan
USS maintains the Change in Control Severance Plan (which we refer to as the “CIC Plan”), which provides for enhanced severance benefits, in lieu of the benefits provided under other severance plans maintained by USS for the benefit of its employees, for certain executive officers approved by the Compensation Committee & Organization of the USS Board of Directors in the event of certain qualifying terminations in connection with a “Change in Control” (as defined in the CIC Plan) of USS. All current executive officers of USS participate in the CIC Plan. The Merger will constitute a Change in Control for purposes of the CIC Plan.
Under the CIC Plan, the executive officers are entitled to enhanced severance benefits upon a termination of employment, unless such termination is due to the executive officer’s death or disability, by USS for “Cause” or by the executive officer other than for “Good Reason” (as such terms are defined in the CIC Plan), that occurs (a) upon or within 24 months following a Change in Control or (b) prior to a Change in Control if (i) either (x) the executive officer reasonably demonstrates that such termination was at the request of or as a result of actions by a third party who has taken steps reasonably calculated to effect a Change in Control or (y) such termination occurs during a “Potential Change in Control Period” (as defined in the CIC Plan) and (ii) a “409A Change in Control” (as defined in the CIC Plan) occurs within 24 months following such termination of employment.
Upon a qualifying termination in connection with an applicable event, as described above, the CIC Plan provides that the executive officer is entitled to: (a) accrued compensation and benefits through the date of termination, as well as pay equal to the value of the executive officer’s vacation days accrued through the date of termination; (b) a lump sum cash severance payment in an amount equal to a multiple of the executive officer’s annual compensation (ranging from one to two and a half (for Mr. Burritt) times their annual compensation), calculated as the executive officer’s (i) base salary and (ii) the current target under the annual incentive compensation program (or, if higher than the target, the average short-term incentive compensation paid for the prior three years); (c) participate in substantially similar life and health insurance benefits at active employee rates for 36 months following the date of termination; (d) a supplemental retirement benefit equal to the sum of  (i) the retirement account contributions that would have been received under the United States Steel Corporation Savings Fund Plan for Salaried Employees and the Company’s related non tax-qualified plans if the executive officer’s employment would have continued for an additional 36 months, plus earnings, and (ii) the amount the executive officer would have received under the United

States Steel Corporation Supplemental Retirement Account Program if the executive officer’s employment would have continued for an additional 36 months, plus earnings; (e) a supplemental savings benefit equal to the excess, if any, of (i) the amount that the executive officer would have been entitled to under the United States Steel Corporation Savings Fund Plan for Salaried Employees, and any related non-qualified savings plan, determined as if the executive officer were fully vested on the date of termination, over (ii) the amount the executive officer is entitled to under the United States Steel Corporation Savings Fund Plan for Salaried Employees, and any related non-qualified savings plan, on the date of termination; (f) reimbursement for legal fees incurred as a result of termination of employment and incurred in contesting or disputing such termination or seeking to enforce any right or benefit under the CIC Plan or in connection with any tax audit relating to Sections 4999 (excise taxes) or 409A (deferred compensation) of the Code; and (g) reimbursement for reasonable costs for outplacement services incurred within two years following the date of termination.
For illustrative purposes only, it is currently estimated that the current executive officers would be entitled to receive, in the aggregate, approximately $36,483,498 in cash severance benefits under the CIC Plan, assuming each of the executive officers experiences a termination without Cause on March 8, 2024 (which is the latest practicable date to determine such amount before the filing of this proxy statement). See the section titled “Quantification of Payments and Benefits to USS’s Named Executive Officers — 402(t) Table” for additional information regarding the amounts that would become payable to each of the named executive officers under the CIC Plan.
	Total Cash Severance
Name	Multiple of Base Salary ($)	Multiple of Annual Bonus ($)
Named Executive Officers
David B. Burritt	$3,625,000	$9,457,891
Jessica T. Graziano	$1,580,000	$1,580,000
James E. Bruno	$1,460,000	$2,086,317
Scott D. Buckiso	$1,460,000	$2,250,642
Duane D. Holloway	$1,460,000	$2,021,456
Executive Officers (excluding the named executive officers above) as an Aggregated Group	$4,375,000	$5,127,192
Total	$13,960,000	$22,523,498
Pension Plan Compensation
USS maintains the United States Steel Corporation Plan for Employee Pension Benefits, Revision of 2003 (which we refer to as the “U. S. Steel Pension Plan”) and the United States Steel Corporation Non Tax-Qualified Pension Plan (which we refer to as the “Non Tax-Qualified Pension Plan”). Mr. Buckiso is the only executive officer who is a participant in the U. S. Steel Pension Plan and the Non-Tax Qualified Pension Plan.
Mr. Buckiso is vested in his benefits under the U. S. Steel Pension Plan and would be eligible to receive his benefits upon a termination of employment in connection with the Merger. Benefits under the U.S. Steel Pension Plan may be payable under the Non Tax-Qualified Pension Plan to the extent they are limited by the qualified plan limitations established under the Code. If Mr. Buckiso were placed on layoff status as of the closing of the Merger, he would be eligible to remain on layoff status for a period of up to two years. Having satisfied certain age and service requirements, Mr. Buckiso would be eligible to commence a Rule-of-70/80 early retirement option after one year on layoff.
We estimate that the aggregate value of benefits payable under the U.S. Steel Pension Plan and the Non Tax-Qualified Pension Plan to Mr. Buckiso, assuming he experiences a separation from service on March 8, 2024 (which is the latest practicable date to determine such amount before the filing of this proxy statement) in connection with the Closing, is $2,105,555.

Non-qualified Deferred Compensation Arrangements
USS maintains the following non-qualified deferred compensation arrangements: the United States Steel Corporation Supplemental Thrift Program (which we refer to as the “Supplemental Thrift Program”), the United States Steel Corporation Non Tax-Qualified Retirement Account Program (which we refer to as the “Non-Qualified Retirement Account Program”) and the Supplemental Retirement Account Program (which we refer to as the “Supplemental Retirement Account Program” and such programs collectively, the “Deferred Compensation Programs”). All of our executive officers currently have deferral account balances under, or are otherwise eligible to receive retirement benefits pursuant to, one or more of the Deferred Compensation Programs.
The Deferred Compensation Programs generally provide that, upon a separation from service, the executive officer would receive a distribution of his or her account balance(s), or would otherwise be paid a retirement benefit subject to attainment of the applicable age and years of service conditions. These amounts are generally paid in a lump sum at the time of the separation from service, subject to any six-month delay that would apply under Section 409A of the Code.
We estimate that the aggregate value of the amounts payable to the executive officers under the Deferred Compensation Programs, assuming each of the executive officers experiences a separation from service on March 8, 2024 (which is the latest practicable date to determine such amount before the filing of this proxy statement) in connection with the Closing, is $9,414,174. For an estimate of the individualized value of the amounts payable under the Deferred Compensation Programs to each of our named executive officers, assuming each of the named executive officers experiences a separation from service on March  8, 2024 (which is the latest practicable date to determine such amount before the filing of this proxy statement) in connection with the Closing, see “Quantification of Payments and Benefits to USS’s Named Executive Officers — 402(t) Table” below.
Other Compensation Arrangements
In 2022, USS entered into a letter agreement with Ms. Graziano. Ms. Graziano was hired on August 8, 2022, and her offer letter provides for, in addition to her target annual compensation, (i) $1,000,000 in three-year cliff vesting restricted stock units and performance-based restricted stock units, which represents a prorated portion of Ms. Graziano’s Long Term Incentive Plan award for 2022, (ii) $4,000,000 in new hire cash awards, $500,000 of which was payable in 2022 and the remaining $3,500,000 of which was payable in 2023, (iii) $1,000,000 in three-year cliff vesting restricted stock units and $2,000,000 of performance-based restricted stock units as part of a Strategic Transformation Award, all of which have been granted to Ms. Graziano. Under her offer letter, Ms. Graziano is also eligible to receive additional severance benefits if she resigns within one year of the appointment of a new Chief Executive Officer in an amount equivalent to what she would be eligible to receive under USS’s Executive Severance Plan.
In August 2020, USS entered into a letter agreement with Mr. Buckiso to provide certain make-whole, retention and other payments in consideration for his continued employment with the Company beyond the date for which he was eligible for an immediate retirement under the U. S. Steel Pension Plan and the Non Tax-Qualified Pension Plan. We estimate that the aggregate value of benefits payable under Mr. Buckiso’s letter agreement to be $1,282,222 as of March 8, 2024 (which is the latest practicable date to determine such amount before the filing of this proxy statement), assuming he remains on layoff for one year and retires on a 70/80 early retirement option, which amounts are in addition to those described above under “Pension Plan Compensation” described above.
Section 280G and 4999 of the Code
In order to preserve compensation-related corporate income tax deductions for USS that might otherwise be disallowed through the application of Section 280G of the Code in connection with the Merger and to mitigate or eliminate the resulting amount of excise tax that may be payable by the “disqualified individuals” (as defined in Section 280G of the Code) pursuant to Section 4999 of the Code in certain circumstances, the Board of Directors or the Compensation & Organization Committee of the Board of Directors, as applicable, approved the acceleration into December 2023 of the vesting and payment of certain equity awards, equity-based awards and cash-based awards, as applicable, that otherwise would have been payable to certain employees (including the executive officers) in 2024, as follows:
•
payment of a portion of the employee’s fiscal year 2023 Annual Incentive Compensation Plan bonus that was earned by its terms and otherwise would be payable in 2024, with the remainder eligible to be paid as regularly scheduled;

•
accelerated vesting and settlement of 2021 and 2022 USS restricted stock units subject to time-based vesting restrictions that would otherwise have vested in 2024; and

•
accelerated vesting and settlement in of a portion of 2021 USS restricted stock units subject to “return on capital employed” performance-based vesting restrictions that were earned by their terms and would otherwise have vested in 2024, with the remainder eligible to vest in accordance with the regular vesting schedule.

In approving the accelerated vesting and payment of such awards described above, the Board of Directors or the Compensation & Organization Committee of the Board of Directors, as applicable, considered, among other things, the projected value of the corporate income tax deductions that were available to USS and that might otherwise be lost as a result of the effect of Section 280G of the Code and the benefits to USS of reducing the potential tax burden on the affected employees.
USS may, subject to Parent’s advance review and consent, take further steps to eliminate or mitigate the potential impact of Section 280G and 4999 of the Code on past or future payments to the disqualified individuals by any combination of agreeing (and obtaining any necessary opinion) to treat certain payments as reasonable compensation for services to be rendered, both prior to and following the Closing. No tax or other gross-ups have been or will be provided to any executive, whether related to Section 280G of the Code or otherwise.
Annual Bonus for Fiscal Year 2024
If the Closing occurs following June 30, 2024, each executive officer who is eligible to participate in an annual bonus or commission incentive program will be eligible to receive, on or within thirty days following the Closing, payment of an amount that would be payable under such cash incentive program based on actual performance of the performance goals for fiscal year 2024, based on eligible earnings from January 1, 2024 through the Closing, pro-rated for the period between January 1, 2024 and the Closing and subject to the executive officer remaining employed through the Closing.
Annual Equity Grants for Fiscal Year 2024
Pursuant to the Merger Agreement, the Board of Directors and the Compensation & Organization Committee of the Board of Directors were permitted to make grants of Company equity awards for fiscal year 2024 in connection with its 2024 annual grant in the ordinary course of business and consistent with past practice. The Compensation & Organization Committee of the Board of Directors approved such 2024 annual grants on February 27, 2024, and the amounts set forth in this disclosure include the 2024 annual grants, where applicable.
Indemnification Insurance
USS’s directors and executive officers will be entitled to certain ongoing indemnification and coverage for a period of six years following the effective time under the directors’ and officers’ liability insurance policies from the Surviving Corporation. This indemnification and insurance coverage is further described in the section entitled “The Merger Agreement — Indemnification and Insurance.”
New Compensation Arrangements
Any executive officers and directors who become officers, directors or employees or who otherwise are retained to provide services to the Surviving Corporation may enter into new individualized compensation arrangements and may participate in cash or equity incentive or other benefit plans maintained by Parent, any of its affiliates or the Surviving Corporation. As of the date of this proxy statement, no compensation arrangements between such persons and the Surviving Corporation and/or its affiliates have been established or discussed.
Quantification of Payments and Benefits to USS’s Named Executive Officers — 402(t) Table
This section and the table below sets forth the information required by Item 402(t) of Regulation S-K regarding the amount of payments and benefits that each of USS’s named executive officers would receive in connection with the Merger, assuming (i) that the Merger were consummated and each such named executive officer experienced a termination of employment without cause on March 8, 2024 (which is the latest practicable date to determine such amount before the filing of this proxy statement); and (ii) a per share price of USS common stock of $55.00, which is the per share Merger Consideration. Except as expressly stated otherwise, the calculations in the table below do not attempt to forecast any adjustments in compensation that may occur following the date of this proxy statement, including additional equity awards, grants or forfeitures that may occur prior to the Effective Time or any equity awards that, by their terms, vest irrespective of the Merger prior to the Effective Time. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below. This Merger-related compensation is the subject of the non-binding, advisory vote set forth in “Proposal 2: The Compensation Proposal.”
Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC(3)	Perquisites / Benefits ($)(4)	Other ($)(5)	Total ($)
Named Executive Officers (“NEOs”)(6)
David B. Burritt	$13,082,891	$53,838,987	$4,011,997	$100,789	$1,002,820	$72,037,484
President & Chief Executive Officer
Jessica T. Graziano	$3,160,000	$15,820,640	$241,886	$118,259	$597,355	$19,938,140
Senior Vice President & Chief Financial Officer
James E. Bruno	$3,546,317	$11,307,398	$1,249,701	$117,948	$790,343	$17,011,707
Senior Vice President – European Solutions & President USSK
Scott D. Buckiso	$3,710,642	$12,010,932	$4,727,189	$121,050	$836,425	$21,406,238
Senior Vice President – Chief Manufacturing Officer – North American Flat-Rolled
Duane D. Holloway	$3,481,456	$11,221,485	$872,655	$121,050	$781,755	$16,478,401
Senior Vice President, General Counsel, and Chief Ethics & Compliance Officer
Christine S. Breves(7)	—	$9,202,930	$0	$0	$0	$9,202,930
Former Executive Vice President – Business Transformation and Chief Financial Officer

(1)
The cash amount payable to the named executive officers eligible to participate in the CIC Plan (which includes all NEOs other than Ms. Breves) is equal to the sum of two times (two and a half in the case of Mr. Burritt) the named executive officer’s annual compensation, calculated as the named executive officer’s (i) base salary and (ii) the current target under the annual incentive compensation program (or, if higher than the target, the average short-term incentive compensation for the prior three years). No amount in respect of pro-rated annual bonuses for 2024 has been included in the table above.

The cash severance amount is a “double-trigger” benefit (i.e., it is contingent upon a qualifying termination of employment in connection with the closing of the Merger) and is subject to the named executive officer’s execution and effectiveness of a release of claims. The estimated amount of each component of the cash amount is set forth in the table below. For a more detailed description of the payment terms of the cash amounts, see “Change in Control Severance Plan” above.
	Total Cash Severance
Name	Base Salary ($)	Annual Bonus ($)
Named Executive Officers
David B. Burritt	$3,625,000	$9,457,891
Jessica T. Graziano	$1,580,000	$1,580,000
James E. Bruno	$1,460,000	$2,086,317
Scott D. Buckiso	$1,460,000	$2,250,642
Duane D. Holloway	$1,460,000	$2,021,456
Christine S. Breves	—	—

(2)
For a description of the treatment of equity awards held by the named executive officers in connection with the Merger, see “Treatment of USS Equity Awards” above. Set forth below are the values of each type of unvested USS equity award held by the named executive officers that would become vested immediately upon the consummation of the Merger (“single-trigger”). For purposes of this calculation, we have assumed that Company PSU Awards vest based on target performance.

Name	Company RSU Awards ($)	Company PSU Awards ($)	Company Option Awards ($)
Named Executive Officers(i)
David B. Burritt	$15,236,705	$32,195,020	$6,407,262
Jessica T. Graziano	$6,193,385	$9,627,255	—
James E. Bruno	$2,535,885	$8,685,600	$85,913
Scott D. Buckiso	$2,535,885	$8,685,600	$789,447
Duane D. Holloway	$2,535,885	$8,685,600	—
Christine S. Breves	$1,455,300	$7,676,350	$71,280

(i)
As of March 8, 2024, Mr. Burritt has met the requirements for a normal retirement (i.e., age 65) and full vesting and Mr. Buckiso has met the requirements for an early retirement (i.e., age 55 with 10 years of service) and pro rata vesting. Ms. Breves had met the requirements for a normal retirement prior to her termination.

(3)
Pension Benefits:

For a description of the Company’s pension benefits, see “Pension Benefits” above.
Mr. Buckiso is vested in his benefits under the U. S. Steel Pension Plan and would be eligible to receive his benefits upon a termination of employment in connection with the Merger (i.e., this would be a double-trigger benefit). Benefits under the U. S. Steel Pension Plan may be payable under the Non Tax-Qualified Pension Plan to the extent they are limited by the qualified plan limitations established under the Code. Mr. Buckiso would also receive his benefits from the Non Tax-Qualified Pension Plan upon an involuntary termination of employment, other than for cause in connection with the Merger (i.e., this would be a double-trigger benefit). Amounts that Mr. Buckiso would receive under the U. S. Steel Pension Plan and Letter Agreement are shown below.
Non-Qualified Deferred Compensation
For a description of the Company’s non-qualified deferred compensation plans, see “Non-Qualified Deferred Compensation Arrangements” above.
For all of the named executive officers, the amounts set forth in this table assume that the conditions for payment, including any service requirements and circumstances or consent surrounding such named executive officer’s termination have been met. The non-qualified deferred compensation amounts are double-trigger benefits (i.e., contingent upon a qualifying termination of employment in connection with the closing of the Merger).
Assuming each of the named executive officers experiences a termination of employment on March 8, 2024 (which is the latest practicable date to determine such amount before the filing of this proxy statement), the value of non-qualified deferred compensation amounts under the Supplemental Thrift Program, the Non-Qualified Retirement Account Program and the Supplemental Retirement Account Program payable to each of Mr. Burritt, Ms. Graziano, Mr. Bruno, Mr. Buckiso and Mr. Holloway is shown on the table below:
Name	Supplemental Thrift	Non Tax- Qualified Retirement Account	Supplemental Retirement Account	Defined Benefit Pension	Letter Agreement
	($)	($)	($)	($)	($)
Named Executive Officers
David B. Burritt	$1,172,183	$794,468	$2,045,346	$0	$0
Jessica T. Graziano	$39,842	$41,996	$160,048	$0	$0
James E. Bruno	$409,165	$291,536	$549,000	$0	$0
Scott D. Buckiso	$346,985	$229,501	$766,926	$2,101,555	$1,282,222
Duane D. Holloway	$276,579	$166,268	$429,808	$0	$0
Christine S. Breves	$0	$0	$0	$0	$0

(4)
The amounts set forth represent (i) the estimated cost of providing active employee insurance coverage to the executive for a period of 36 months following a qualifying termination in connection with the Merger pursuant to the CIC Plan and (ii) $50,000 for outplacement services, in each case payable in a lump sum within 60 days of a qualifying termination. Such amounts are “double-trigger” benefits (i.e., contingent upon a qualifying termination of employment in connection with the closing of the Merger) and are subject to the named executive officer’s execution and effectiveness of a release of claims.

Name	36 months Active Insurance Continuation	Outplacement Services
	($)	($)
Named Executive Officers
David B. Burritt	$50,789	$50,000
Jessica T. Graziano	$68,259	$50,000
James E. Bruno	$67,948	$50,000
Scott D. Buckiso	$71,050	$50,000
Duane D. Holloway	$71,050	$50,000
Christine S. Breves	$0	$0

(5)
The amounts set forth in this column include the increase in retirement and savings benefits to a named executive officer in the event of a termination in connection with a change in control payable pursuant to the CIC Plan (see “Change in Control Severance Plan,” above). For all named executive officers, the supplemental retirement benefit is equal to the sum of  (i) the retirement account contributions that would have been received under the United States Steel Corporation Savings Fund Plan for Salaried Employees and the Company’s related non tax-qualified plans if their employment would have continued for an additional 36 months plus earnings, and (ii) the amount they would have received under the United States Steel Corporation Supplemental Retirement Account Program if the executive officer’s employment would have continued for an additional 36 months, plus earnings. For all named executive officers, the supplemental savings benefit is equal to the excess, if any, of (i) the amount that the executive officer would have been entitled to under the United States Steel Corporation Savings Fund Plan for Salaried Employees and any related non-qualified savings plan, determined as if the executive officer were fully vested on March 8, 2024, over (ii) the amount the executive officer is entitled to under the United States Steel Corporation Savings Fund Plan for Salaried Employees, and any related non-qualified savings plan, on the date of termination. The supplemental retirement and savings benefits are “double-trigger” benefits (i.e., the benefits are contingent upon a qualifying termination of employment in connection with the closing of the Merger) and subject to the named executive officer’s execution and effectiveness of a release of claims.
Name	Hypothetical Retirement Account	Hypothetical Supplemental Retirement Account	Unvested Savings Fund Plan
	($)	($)	($)
Named Executive Officers
David B. Burritt	$400,410	$602,410	$0
Jessica T. Graziano	$226,625	$225,121	$145,609
James E. Bruno	$205,267	$585,076	$0
Scott D. Buckiso	$205,267	$631,158	$0
Duane D. Holloway	$207,967	$573,788	$0
Christine S. Breves	$0	$0	$0

(6)
Per the applicable SEC executive compensation disclosure rules, the individuals who constitute named executive officers for purposes of this disclosure are those individuals who were identified as being USS’s named executive officers in the company’s most recent filing with the SEC that required disclosure pursuant to Item 402(c) of Regulation S-K.

(7)
Per the applicable SEC executive compensation disclosure rules, Ms. Breves is considered a named executive officer as of the date of this disclosure. Ms. Breves served as USS’s Chief Financial Officer until August 8, 2022 and resigned from USS as of December 31, 2022. As of the date of this disclosure, Ms. Breves holds outstanding USS equity or equity-based awards which will be subject to the treatment described above.

Financing of the Merger
At the request of USS in order to provide certainty of funds for the Merger, NSC has entered into commitment letters (which we refer to as the “Commitment Letters”), dated as of December 18, 2023, with Sumitomo Mitsui Banking Corporation (which we refer to as “SMBC”), MUFG Bank, Ltd. (which we refer to as “MUFG”), and Mizuho Bank, Ltd. (together with SMBC and MUFG, the “Commitment Parties”), pursuant to which the Commitment Parties have committed to provide 12-month senior unsecured term loan facilities totaling an aggregate principal amount of up to the Japanese Yen equivalent of $16.0 billion (which we refer to as the “Bridge Facilities”), to fund the consideration for the Merger (which we refer to as the “Debt Financing”). The funding of the Bridge Facilities provided for in the Commitment Letters is contingent on the satisfaction of customary conditions, including (i) the execution and delivery of definitive documentation with respect to the Bridge Facilities and (ii) the certification that all conditions precedent in the Merger Agreement have been satisfied or waived, other than those conditions that by their nature are to be satisfied on the Closing Date.
Each of Parent and Merger Sub have agreed to use reasonable best efforts to consummate the Debt Financing, and NSC, Parent or their affiliates may obtain alternative financing in order to consummate the

Merger. In the event that all or any portion of the debt financing becomes unavailable on the terms and conditions contemplated by the Commitment Letters, Parent has agreed to use reasonable best efforts to arrange and obtain alternative debt financing in an amount sufficient to enable Parent to consummate the Merger on terms and conditions, taken as a whole, no less favorable to Parent, Guarantor and Merger Sub (as determined by Parent in good faith) than the terms and conditions set forth in the applicable Commitment Letters.
Closing and Effective Time
The closing of the Merger (which we refer to as the “Closing”) will take place at 10:00 a.m. local time at the offices of Milbank LLP, 55 Hudson Yards, New York, NY 10001, or remotely, on the third business day after the date on which all conditions to the Closing, which are described below in the section of this proxy statement entitled “The Merger Agreement — Conditions to the Closing of the Merger” (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other date, time and place as Parent and USS may agree in writing. The date on which the Closing takes place is herein referred to as the “Closing Date.”
Accounting Treatment
The Merger is anticipated to be accounted for as an acquisition of a business, pending final assessment upon closing of the Merger. NSC anticipates it will record assets acquired, including identifiable intangible assets, and liabilities assumed primarily at their respective fair values at the date of completion of the Merger. Any excess of the transaction deliverables is anticipated to be recorded to goodwill.
Appraisal Rights
This section summarizes Delaware law pertaining to appraisal rights in connection with the Merger. The following discussion is not a complete statement of the law pertaining to appraisal rights under Delaware law and is qualified in its entirety by the full text of Section 262 of the DGCL, a copy of which is attached to this proxy statement as Annex D and which may also be accessed without subscription or cost at the Delaware Code Online (available at: https://delcode.delaware.gov/title8/c001/sc09/index.html#262) and is incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that you exercise your appraisal rights under Section 262 of the DGCL.
Any person contemplating the exercise of such appraisal rights should carefully review the provisions of Section 262 of the DGCL, which may be accessed without subscription or cost at the Delaware Code Online (available at: https://delcode.delaware.gov/title8/c001/sc09/index.html#262), particularly the procedural steps required to properly demand and perfect such rights. Failure to follow the steps required by Section 262 of the DGCL for demanding and perfecting appraisal rights may result in the loss of such rights. All references in Section 262 of the DGCL and in this summary to a (i) “stockholder” are to the record holder of USS common stock, (ii) “beneficial owner” are to a person who is the beneficial owner of shares of USS common stock held either in voting trust or by a nominee on behalf of such person, and (iii) “person” are to an individual, corporation, partnership, unincorporated association or other entity.
Under Section 262 of the DGCL, stockholders and beneficial owners desiring to exercise their right to appraisal must (1) properly deliver a written demand for an appraisal of their shares of USS common stock to USS prior to the stockholder vote on the adoption of the Merger Agreement; (2) not submit a proxy or otherwise vote in favor of the adoption of the Merger Agreement; (3) hold of record or beneficially own, as applicable, shares of USS common stock upon the making of a demand under clause (1) and continue to hold or beneficially own, respectively, such shares of USS common stock through the Effective Time; (4) not thereafter withdraw their demand for appraisal of their shares or otherwise lose their appraisal rights, in each case in accordance with the DGCL; and (5) otherwise meet the criteria and follow the procedures set forth in Section 262 of the DGCL. However, assuming the shares of USS common stock remain listed on a national securities exchange immediately prior to the Merger (which we expect to be the case), after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all stockholders and beneficial owners of USS common stock who are otherwise entitled to appraisal rights unless (x) the total number of shares of USS common stock entitled to appraisal exceeds 1% of the outstanding shares of USS common stock eligible for appraisal or (y) the value of the Merger Consideration offered pursuant to the Merger Agreement in respect of such total number of shares exceeds $1,000,000. We refer to the conditions described in this paragraph as the “Minimum Conditions.”
Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment; provided, however, that at any time before the Delaware Court of Chancery enters judgment in the appraisal proceeding, the Surviving Corporation may pay to each person entitled to appraisal an amount in cash, in which case any such interest will accrue after the time of such payment only on the amount that equals the sum of (1) the difference, if any, between the amount so paid and the “fair value” of the shares of USS common stock as determined by the Delaware Court of Chancery and (2) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Persons considering seeking appraisal should be aware that the fair value of their shares of USS common stock as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the Merger Consideration offered pursuant to the Merger Agreement if they did not seek appraisal of their shares.
Under Section 262 of the DGCL, where a merger agreement is to be submitted for approval and adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the date of the meeting, must notify each of the stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL or information directing the stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost. This proxy statement constitutes such notice that appraisal rights are available in connection with the Merger, and the full text of Section 262 of the DGCL may be accessed without subscription or cost at the Delaware Code Online (available at: https://delcode.delaware.gov/title8/c001/sc09/index.html#262). In connection with the Merger, any person who wishes to exercise appraisal rights or who wishes to preserve such person’s right to do so should review Section 262 carefully. Failure to comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal, we believe that if a person considers exercising such rights, that person should seek the advice of legal counsel.
Stockholders and beneficial owners wishing to exercise the right to seek an appraisal of their shares of USS common stock must strictly comply with Section 262 of the DGCL. In addition, a stockholder of record, a beneficial owner or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective date of the Merger. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.
Because a proxy that does not contain voting instructions will, unless timely revoked, be voted in favor of the adoption of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights should not return a blank proxy, but rather must vote against the adoption of the Merger Agreement, abstain or not vote his, her or its shares. Beneficial owners should consult with their bank, broker or other nominee regarding methods of voting.
Filing Written Demand
Any stockholder or beneficial owner wishing to exercise appraisal rights must deliver to us, before the vote on the adoption of the Merger Agreement at the Special Meeting, a written demand for the appraisal of such person’s shares of USS common stock. Neither voting against the adoption of the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement and the Merger will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the Special Meeting may constitute a waiver of appraisal rights.
Record Holders
A demand for appraisal by a holder of record must be executed by or on behalf of the holder of record and must reasonably inform us of the identity of the stockholder and state that the person intends thereby to demand appraisal of the stockholder’s shares of USS common stock in connection with the Merger. If a holder of record is submitting a demand with respect to shares of USS common stock owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner in such capacity, and if the shares of USS common stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. A holder of record, such as a broker, bank, trust or other nominee, who holds shares of USS common stock as nominee or intermediary for one or more beneficial owners may exercise appraisal rights with respect to shares of USS common stock held for one or more beneficial owners while not exercising appraisal rights for other beneficial owners. In that case, the written demand should state the number of shares of USS common stock as to which appraisal is sought. Where no number of shares of USS common stock is expressly mentioned, the demand will be presumed to cover all shares of USS common stock held in the name of the holder of record.
Beneficial Owners
A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares of USS common stock in accordance with the procedures of subsection (d)(1) of Section 262 of the DGCL summarized above, provided, that (i) such beneficial owner continuously owns such shares of USS common stock through the Effective Time and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of Section 262 of the DGCL, and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares of USS common stock for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the Surviving Corporation under Section 262 of the DGCL and to be set forth on the Verified List (as defined in the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Appraisal Rights — Actions After Completion of the Merger”). Although not expressly required by Section 262 of the DGCL, USS reserves the right to take the position that it may require the submission of all information required of a beneficial owner under subsection (d)(3) of Section 262 of the DGCL with respect to any person sharing beneficial ownership of the shares of USS common stock for which such demand is submitted. All written demands for appraisal pursuant to Section 262 of the DGCL should be mailed or delivered to: Corporate Secretary, United States Steel Corporation, 600 Grant Street, Suite 1884, Pittsburgh, Pennsylvania 15219. Demands for appraisal may not be submitted by electronic transmission.
Actions After Completion of the Merger
If the Merger is completed, within 10 days after the Effective Time, the Surviving Corporation will notify each holder of USS common stock who has made a written demand for appraisal pursuant to Section 262 of the DGCL and who has not voted in favor of the adoption of the Merger Agreement, and any beneficial owner who has properly demanded appraisal as of the Effective Time, that the Merger has become effective and the effective date thereof.
At any time within 60 days after the Effective Time, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal in respect of some or all of such person’s shares of USS common stock and accept the Merger Consideration offered pursuant to the Merger Agreement with respect to the shares of USS common stock subject to the withdrawal by delivering to us as the Surviving Corporation a written withdrawal of the demand for appraisal. Within 120 days after the Effective Time, the Surviving Corporation or any person who has complied with Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder of record or beneficial owner, demanding a determination of the fair value of the shares of USS common stock held by all our stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and no person should assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of USS common stock. Accordingly, any stockholders or beneficial owners who desire to have their shares of USS common stock appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of USS common stock within the time and in the manner prescribed in Section 262 of the DGCL. The failure of a record holder or beneficial owner of shares of USS common stock to file such a petition within the period specified in Section 262 of the DGCL could result in the loss of appraisal rights. Within 120 days after the Effective Time, any person who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of USS common stock not voted in favor of the adoption of the Merger Agreement and with respect to which we have received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand on his, her or its own behalf, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). The Surviving Corporation must give this statement to the requesting stockholder or beneficial owner within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.
If a petition for an appraisal is duly filed by a record holder of shares of USS common stock or a beneficial owner and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (which we refer to as the “Verified List”) containing the names and addresses of all persons who have demanded appraisal for their shares of USS common stock and with whom agreements as to the value of their shares of USS common stock have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the Surviving Corporation and all of the stockholders shown on the Verified List at the addresses stated therein. The forms of the notices by mail and by publication shall be approved by the Delaware Court of Chancery, and the costs of these notices shall be borne by the Surviving Corporation.
After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 of USS common stock and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal of their shares of USS common stock to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any person fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to such person.
In addition, assuming that shares of USS common stock remain listed on a national securities exchange immediately prior to the Effective Time, the Delaware Court of Chancery will dismiss the appraisal proceedings as to all persons who are otherwise entitled to appraisal rights unless one of the Minimum Conditions is met.
Determination of Fair Value
After determining the persons entitled to appraisal, the Delaware Court of Chancery will determine the “fair value” of the shares of USS common stock subject to appraisal, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value (subject, in the case of interest payments, to any voluntary cash payments made by the Surviving Corporation pursuant to subsection (h) of Section 262 of the DGCL that have the effect of limiting the sum on which interest accrues as described above).

In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that shed any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Persons considering seeking appraisal should be aware that the fair value of their shares of USS common stock as so determined by the Delaware Court of Chancery could be more than, the same as or less than the Merger Consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares of USS common stock and that an opinion of an investment banking firm as to the fairness from a financial point of view of the Merger Consideration offered pursuant to the Merger Agreement is not an opinion as to, and may not in any manner address, “fair value” under Section 262 of the DGCL. Although we believe that the Merger Consideration offered pursuant to the Merger Agreement is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and persons considering exercising appraisal rights should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration offered pursuant to the Merger Agreement. Neither USS nor Parent anticipates offering more than the Merger Consideration offered pursuant to the Merger Agreement to any holder or beneficial owner of shares of USS common stock exercising appraisal rights, and USS and Parent each reserve the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 of the DGCL and to assert, in any appraisal proceeding, that for purposes of Section 262 of the DGCL, the “fair value” of a share of USS common stock is less than the Merger Consideration offered pursuant to the Merger Agreement. If a demand for appraisal is duly withdrawn, a petition for appraisal is not timely filed, neither of the Minimum Conditions is met (assuming that shares of USS common stock remained listed on a national securities exchange immediately prior to the Effective Time) or other requirements imposed by Section 262 of the DGCL to perfect and seek appraisal are not satisfied, then the right to an appraisal will cease.
Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the Verified List may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262 of the DGCL.
The Delaware Court of Chancery will direct the payment of the fair value of the shares of USS common stock, together with interest, if any, by the Surviving Corporation to the persons entitled thereto. Payment will be made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such court may be enforced.
The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the Verified List who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares of USS common stock entitled to appraisal not dismissed pursuant to subsection (k) of

Section 262 of the DGCL or subject to such an award pursuant to a reservation of jurisdiction under Subsection (k) of Section 262 of the DGCL. In the absence of such an order, each party bears its own expenses.
If any person who demands appraisal of his, her or its shares of USS common stock under Section 262 of the DGCL fails to perfect, or loses or successfully withdraws, such person’s right to appraisal, such person’s shares of USS common stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration offered pursuant to the Merger Agreement, without interest. A person will fail to perfect, or effectively lose or withdraw, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time, neither of the Minimum Conditions is met (assuming the USS common stock remained listed on a national securities exchange immediately prior to the Effective Time) or if the person delivers to the Surviving Corporation a written withdrawal of the person’s demand for appraisal in accordance with Section 262 of the DGCL.
From and after the Effective Time, no person who has demanded appraisal rights with respect to some or all of such person’s shares of USS common stock will be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares, except dividends or other distributions payable to stockholders of record as of a time prior to the Effective Time. If no petition for an appraisal is filed, if neither of the Minimum Conditions is met (assuming that shares of USS common stock remain listed on a national securities exchange immediately prior to the Effective Time), or if the person who has made a demand for appraisal delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal in respect of some or all of such person’s shares of USS common stock within 60 days after the Effective Time or thereafter with the written approval of the Surviving Corporation in accordance with Section 262 of the DGCL, then the right of such person to an appraisal of such shares will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, no appraisal proceeding shall be dismissed as to any person without the approval of the Delaware Court of Chancery and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made under subsection (j) of Section 262 of the DGCL; provided that this sentence does not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand in respect of some or all of such person’s shares and to accept the terms offered upon the Merger with respect to the shares subject to the withdrawal within 60 days after the Effective Time.
Failure to comply with all of the procedures set forth in Section 262 of the DGCL may result in the loss of a stockholder’s or beneficial owner’s statutory appraisal rights. Consequently, any stockholder or beneficial owner wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.
Material U.S. Federal Income Tax Consequences of the Merger
The following is a general discussion of certain material U.S. federal income tax consequences of the Merger that may be relevant to holders of shares of USS common stock whose shares of USS common stock are converted into the right to receive cash pursuant to the Merger. This discussion is limited to holders who hold their shares of USS common stock as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (which we refer to as the “Code”) (generally, property held for investment). This discussion is based upon the Code, the regulations promulgated under the Code (which we refer to as the “Treasury Regulations”), rulings and other published positions of the Internal Revenue Service (which we refer to as the “IRS”) and judicial decisions, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described in this discussion. No advance ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered, regarding any matter discussed below.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of USS common stock that is for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation, or other entity or arrangement taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (b) the trust validly elected to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of shares of USS common stock that is not a U.S. Holder or a partnership (or arrangement treated as a partnership) for U.S. federal income tax purposes.
This discussion is for general information purposes only and does not purport to be a complete analysis of all of the U.S. federal income tax considerations that may be relevant to particular holders in light of their particular facts and circumstances, or to USS stockholders subject to special rules under the U.S. federal income tax laws, including, for example (but not limited to):
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banks and other financial institutions;

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mutual funds;

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insurance companies;

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brokers or dealers in securities, currencies or commodities;

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traders in securities subject to a mark-to-market method of tax accounting with respect to shares of USS common stock;

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regulated investment companies and real estate investment trusts;

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retirement plans, individual retirement and other deferred accounts;

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tax-exempt organizations, governmental agencies, instrumentalities or other governmental organizations and pension funds;

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holders that hold shares of USS common stock as part of a “straddle,” hedge, constructive sale, or other integrated transaction or conversion transaction or similar transactions;

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holders that hold shares of USS common stock as part of a wash sale for tax purposes;

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U.S. Holders whose functional currency is not the U.S. dollar;

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partnerships, other entities classified as partnerships for U.S. federal income tax purposes, “S corporations,” or any other pass-through entities for U.S. federal income tax purposes (or investors in such entities);

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holders that own or have owned (directly, indirectly or constructively) 5% or more of USS common stock (by vote or value);

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holders that received their shares of USS common stock in a compensatory transaction, through a tax-qualified retirement plan or pursuant to the exercise of options or warrants;

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U.S. expatriates and former citizens or long-term residents of the United States;

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holders that actually or constructively own an equity interest in Parent following the Merger;

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holders subject to any applicable minimum tax;

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holders exercising appraisal rights under the DGCL;

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holders that are “controlled foreign corporations” or “passive foreign investment companies,” as those terms are used in the Code; and

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persons required to accelerate the recognition of any item of gross income with respect to USS common stock as a result of such income being taken into account on an applicable financial statement.

This discussion does not address any U.S. federal tax considerations other than those pertaining to the U.S. federal income tax (such as estate, gift or other non-income tax consequences) or any state, local or non-U.S. income or non-income tax considerations. In addition, this discussion does not address any considerations arising under the “Medicare” net investment income tax or any considerations in respect of the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations and administrative guidance promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith and any laws, regulations or practices adopted in connection with any such agreement).
If any entity or arrangement treated as a partnership for U.S. federal income tax purposes is a beneficial owner of shares of USS common stock, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner, the activities of the partner and the partnership and certain determinations made at the partner level. Accordingly, entities or arrangements treated as partnerships holding shares of USS common stock, and any partners therein, should consult their tax advisors as to the particular tax consequences to them of the Merger.
THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE. IT DOES NOT ADDRESS TAX CONSIDERATIONS THAT MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES OR THE APPLICATION OF ANY U.S. NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION, AND YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING SUCH MATTERS AND THE TAX CONSEQUENCES OF THE MERGER TO YOU IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.
Certain U.S. Federal Income Tax Consequences to U.S. Holders
The receipt of cash by a U.S. Holder in exchange for shares of USS common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. Holder who receives cash in exchange for USS common stock pursuant to the Merger will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received in the Merger and the U.S. Holder’s adjusted tax basis in the shares of USS common stock surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares of USS common stock. Any gain or loss will generally be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. Long-term capital gains of certain non-corporate holders, including individuals, currently are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of USS common stock at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of USS common stock.
Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders
Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:
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the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty);

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such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the Merger and certain other specified conditions are met, in which case such gain (net of certain losses) will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty); or

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the USS common stock constitutes a United States real property interest (which we refer to as “USRPI”) by reason of USS being or having been a United States real property holding corporation (which we refer to as “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the Closing Date or the period that the Non-U.S. Holder held the applicable USS common stock (which we refer to as the “relevant period”), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons.
With respect to the third bullet point above, USS believes it currently is not a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of the Company’s real property interests and other business assets, there can be no assurance that the Company currently is not a USRPHC or has not been a USRPHC in the past. Generally, a corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Even if the Company were a USRPHC, gain arising from the conversion of a Non-U.S. Holder’s shares of USS common stock into the right to receive cash pursuant to the Merger will not be subject to U.S. federal income tax pursuant to the third bullet point above if the USS common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market (within the meaning of Section 897(c)(3) of the Code) and such Non-U.S. Holder owned, actually and constructively, 5% or less of the USS common stock throughout the relevant period. Any Non-U.S. Holders that owned, actually or constructively, more than 5% of the USS common stock at any time during the relevant period should consult their tax advisors.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Generally, information reporting requirements may apply in connection with payments made to holders of shares of USS common stock in connection with the Merger.
Backup withholding of tax (currently, at a rate of 24%) generally will apply to the proceeds received by a holder of shares of USS common stock pursuant to the Merger, unless (i) a U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. Holder’s correct taxpayer identification number and certifying that such U.S. Holder is not subject to backup withholding, or otherwise establishes an exemption, and otherwise complies with the backup withholding rules or (ii) a Non-U.S. Holder provides a certification of such holder’s non-U.S. status on the applicable IRS Form W-8 or otherwise establishes an exemption.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a holder of shares of USS common stock may be refunded or credited against such holder’s U.S. federal income tax liability, if any, provided, that the required information is timely furnished to the IRS. Copies of information returns that are filed with the IRS may be made available to the tax authorities of the country in which a Non-U.S. Holder resides or is established.
THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE. IT DOES NOT ADDRESS TAX CONSIDERATIONS THAT MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES OR THE APPLICATION OF ANY U.S. NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION, AND HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING SUCH MATTERS AND THE TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
Regulatory Approvals Required for the Merger
General
Each of the parties to the Merger Agreement has agreed to (subject to the terms and conditions of the Merger Agreement) use its reasonable best efforts to take promptly, or cause to be taken, all actions necessary, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement as promptly as practicable, including obtaining of all necessary actions or nonactions, waivers, consents, clearances, approvals and expirations or terminations of waiting periods, including the Required Approvals, from governmental entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval, clearance or waiver from, or to avoid an action or legal proceeding by, any governmental entity, as described in the section of this proxy statement entitled “The Merger Agreement — Regulatory Approvals and Related Matters.” These approvals include clearances under the HSR Act and regulatory approvals under the laws of certain other jurisdictions.
U.S. Regulatory Clearances
Under the Merger Agreement, the Merger cannot be completed until (i) the waiting period applicable to the Merger under the HSR Act has expired or been terminated and (ii) any and all agreements with governmental entities with competent jurisdiction over USS or Parent pursuant to which such parties have agreed not to consummate the transactions contemplated by the Merger Agreement under the HSR Act have expired or have been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration or termination of a 30-day waiting period following the parties’ filings of their HSR Act notification and report forms. If the Federal Trade Commission (which we refer to as the “FTC”) or the Antitrust Division of the Department of Justice (which we refer to as the “DOJ”) issues a request for additional information and documentary materials (which we refer to as a “Second Request”) prior to the expiration of the initial waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after the parties have substantially complied with the Second Request, unless the waiting period is terminated earlier or the parties otherwise agree not to consummate the transactions contemplated by the Merger Agreement until a specified time has expired or the agreement has been terminated. Parent may not pull and refile any filing under the HSR Act or any other applicable Antitrust Law or Foreign Investment Law, without the Company’s prior written consent.
At any time before or after consummation of the Merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, to rescind the Merger, to conditionally approve the Merger upon the divestiture of substantial assets of the parties, or to impose restrictions on the operations of USS, including by requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, any U.S. state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.
Under the Merger Agreement, the Merger cannot be completed until one of the following events related to CFIUS has occurred: (a) CFIUS has issued a written notice to the parties that it has concluded all action pursuant to Section 721 and has determined that there are no unresolved national security concerns with respect to the transactions contemplated by the Merger Agreement; or (b) CFIUS has sent a report to the President of the United States requesting the President’s decision and either (i) the President has announced a decision not to take any action to suspend or prohibit the transactions contemplated by the Merger Agreement or (ii) the President has not taken any action within 15 days from the date the President received the report from CFIUS; or (c) CFIUS has issued a written notice that the notified transaction is not a “covered transaction” within the meaning of Section 721.
Other Regulatory Clearances
The Merger is also subject to receipt of pending regulatory approvals in the European Union, Mexico, Slovakia, Turkey, Serbia and, if certain conditions are met, the United Kingdom, under their applicable regulatory laws as amended from time to time.
In each case, the Merger cannot be completed until the parties obtain clearance or approval to consummate the Merger or the applicable waiting or review periods have expired or been terminated. The parties have agreed to cooperate with each other and use their reasonable best efforts to make these filings as promptly as practicable. The relevant regulatory authorities could take such actions under the applicable regulatory laws as they deem necessary or desirable, including seeking divestiture of assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights.
NSC also submitted a voluntary briefing paper to the UK Competition and Markets Authority (which we refer to as the “CMA”) on behalf of NSC and USS. The CMA has informed the parties that it had no further questions regarding the Merger.
Required Vote
The affirmative vote of the holders of a majority of the outstanding shares of USS common stock entitled to vote thereon is required for approval of the Merger Agreement Proposal.
Assuming a quorum is present, (a) a failure to be represented by proxy or attend the Special Meeting, (b) abstentions and (c) “broker non-votes” (if any) will each have the same effect as a vote “AGAINST” the Merger Agreement Proposal. Shares of USS common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a USS stockholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of USS common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting, and all of such shares will be voted as recommended by the Board of Directors.
The Board of Directors unanimously recommends that you vote “FOR” the Merger Agreement Proposal.

THE MERGER AGREEMENT
The following summarizes the provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this summary may not contain all of the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.
The representations, warranties, covenants and agreements described below and included in the Merger Agreement (a) were made only for purposes of the Merger Agreement and as of specific dates; (b) were made solely for the benefit of the parties to the Merger Agreement; and (c) may be subject to important qualifications, limitations and supplemental information agreed to by USS, Parent, Merger Sub and, solely for the purposes of Section 9.13 therein, Guarantor in connection with negotiating the terms of the Merger Agreement. In addition, the representations and warranties have been included in the Merger Agreement for the purpose of allocating contractual risk between USS, Parent, Merger Sub and. solely for the purposes of Section 9.13 therein, Guarantor rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. USS stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of USS, Parent, Merger Sub and Guarantor (solely for the purposes of Section 9.13 therein) or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of USS, Parent, Merger Sub and, solely for the purposes of Section 9.13 therein, Guarantor, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letters to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding USS, Parent, Merger Sub, or, solely for the purposes of Section 9.13 therein, Guarantor or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding USS and our business.
Effects of the Merger; Directors and Officers; Certificate of Incorporation; By-laws
The Merger Agreement provides that, in accordance with the DGCL and on the terms and subject to the conditions of the Merger Agreement, at the Effective Time (as defined below in this section of this proxy statement), Merger Sub will merge with and into USS, the separate existence of Merger Sub will cease and USS will be the Surviving Corporation and a wholly owned subsidiary of Parent.
Subject to applicable law, the directors of Merger Sub as of immediately prior to the Effective Time will be the initial directors of the Surviving Corporation and will hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal, in each case, in accordance with the certificate of incorporation and by-laws of the Surviving Corporation. The officers of Merger Sub as of immediately prior to the Effective Time or such other individuals as designated by Parent prior to the Effective Time will be the initial officers of the Surviving Corporation and will hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal, in each case, in accordance with the certificate of incorporation and by-laws of the Surviving Corporation. At the Effective Time, the certificate of incorporation of USS will be amended to read as the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time (except with respect to the name of the Surviving Corporation) until thereafter amended in accordance with the terms thereof or as provided by applicable law, and the by-laws of Merger Sub as in effect immediately prior to the Effective Time (except that references to Merger Sub’s name will be replaced with references to the Surviving Corporation’s name, or such other name as designated by Parent), as so amended, will be the by-laws of the Surviving Corporation until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation or as provided by applicable law.
Closing and Effective Time
The Closing will take place at 10:00 a.m., local time, at the offices of Milbank LLP, 55 Hudson Yards, New York, New York 10001, or remotely by exchange of documents and signatures (or their electronic counterparts) on the third business day after the satisfaction or waiver (to the extent permitted by applicable law) of all conditions to Closing, which are described below in the section of this proxy statement entitled “Conditions to the Closing of the Merger,” (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or at such other place, time and date as USS and Parent may agree in writing.
At the Closing, USS, Parent and Merger Sub will cause a certificate of merger with respect to the Merger to be filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and will make all other filings or recordings required by the DGCL in connection with the Merger. The Merger will become effective at such time as the certificate of merger with respect to the Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by USS and Parent and specified in the certificate of merger in accordance with the DGCL.
Merger Consideration
USS Common Stock
At the Effective Time, by virtue of the Merger and without any action on the part of USS, Parent, Merger Sub, or the holders of any securities of USS or Merger Sub, each share of USS common stock outstanding immediately prior to the Effective Time (excluding (a) each share that is owned by USS or any wholly owned subsidiary of USS as treasury stock or otherwise, but including for the avoidance of doubt any shares of USS common stock held by any Company Employee Plan or trust related thereto (other than, for the avoidance of doubt, shares of common stock reserved for issuance under any of the Company Equity Plans) or held, directly or indirectly, by Parent or Merger Sub or any wholly owned subsidiary of Parent immediately prior to the Effective Time, which will be cancelled and will cease to exist, and (b) shares that are issued and outstanding immediately prior to the Effective Time (other than the shares described in the foregoing clause (a)) and that are held by holders of such shares who have not voted in favor of the adoption of the Merger Agreement or consented thereto in writing and are entitled to demand and properly demand appraisal of such shares, as applicable, pursuant to, and who have properly exercised and perfected their demands for appraisal rights under and comply in all respects with, Section 262 of the DGCL) will be converted automatically into the right to receive $55.00 in cash, subject to any required tax withholding.
Treatment of USS Equity Awards
Immediately prior to the Effective Time, and without any action on the part of Parent, USS or any other person, each Company RSU Award (or portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and be cancelled and converted into the right of the holder of each such Company RSU Award (or portion thereof) to receive (subject to any applicable withholdings) an amount in cash equal to the product of (i) the Merger Consideration, multiplied by (ii) the total number of shares of USS common stock subject to such Company RSU Award (or portion thereof) immediately prior to the Effective Time, together with any accrued and unpaid dividends corresponding to such vested Company RSU Award (or portion thereof).
Immediately prior to the Effective Time, and without any action on the part of Parent, USS or any other person, each Company PSU Award (or portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and be cancelled and converted into the right of the holder of each such Company PSU Award (or portion thereof) to receive (subject to any applicable withholdings) an amount in cash equal to the product of (i) the Merger Consideration, multiplied by (ii) the total number of shares of USS common stock subject to such Company PSU Award (or portion thereof) immediately prior to the Effective Time, together with any accrued and unpaid dividends corresponding to such vested Company PSU Award (or portion thereof). The total number of shares of USS common stock subject to a Company PSU Award will be based on actual performance for any portion of a Company PSU Award that has been earned by its terms as of the Effective Time but has not yet vested. For any portion of a Company PSU Award that has not been earned by its terms as of the Effective Time, the total number of shares of USS common stock subject to a Company PSU Award will be based on deemed achievement of the greater of (1) maximum performance, if required by the applicable award agreement as of the date of the Merger Agreement, (2) actual performance or (3) target performance through the Effective Time.
Immediately prior to the Effective Time, and without any action on the part of Parent, USS or any other person, each Company Option Award (or portion thereof) that is outstanding immediately prior to the Effective Time will, to the extent not vested, automatically become fully vested and be cancelled, and converted into the right of the holder of each such Company Option Award to receive (subject to any applicable withholdings) an amount in cash equal to the product of (i) the positive difference, if any, of the Merger Consideration minus the applicable exercise price of such Company Option Award, multiplied by (ii) the number of shares of USS common stock subject to such Company Option Award immediately prior to the Effective Time (assuming full vesting for any Company Option Award (or portion thereof) that is subject to performance-based vesting). If the exercise price of any Company Option Award (whether vested or unvested) is equal to or greater than the Merger Consideration, such Company Option Award will be cancelled without payment and will have no further force or effect.
Each Company DSU Award will be converted into the right to receive an amount in cash equal to the Merger Consideration or such other amount contemplated by the Company DSU Award and settled in accordance with the terms thereof.
Exchange and Payment Procedures
On the Closing Date, Parent will deposit, or will cause to be deposited, with a U.S. bank or trust company that will be appointed by Parent to act as a paying agent under the Merger Agreement and approved in advance by USS in writing (which we refer to as the “Paying Agent”), in trust for the benefit of holders of the shares of USS common stock, cash in U.S. dollars sufficient to pay the aggregate Merger Consideration in exchange for all of the shares of USS common stock outstanding immediately prior to the Effective Time (other than the Excluded Shares), payable upon due surrender of the certificates that, immediately prior to the Effective Time, represented shares of USS common stock (or effective affidavits of loss in lieu thereof) or noncertificated shares of USS common stock represented by book-entry (which we refer to such cash as the “Exchange Fund”). In the event that the Exchange Fund has insufficient funds to pay the Merger Consideration, Parent will as promptly as reasonably practicable deposit, or cause to be deposited, additional funds with the Paying Agent in an amount that is equal to the shortfall that is required to make such payment.
As soon as reasonably practicable after the Effective Time and in any event not later than the second business day following the Closing Date, Parent will cause the Paying Agent to mail to each holder of record of shares represented by Certificates whose shares were converted into the right to receive the Merger Consideration, (A) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to certificates will pass, only upon delivery of certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent and will be in such form and have such other provisions as Parent and USS may mutually reasonably agree), and (B) instructions for use in effecting the surrender of certificates (or effective affidavits of loss in lieu thereof) or book-entry shares in exchange for the Merger Consideration. Upon surrender of certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the holder of such certificates (or effective affidavits of loss in lieu thereof) will be entitled to receive in exchange therefor an amount in cash equal to the product of (x) the number of shares represented by such holder’s properly surrendered certificates (or effective affidavits of loss in lieu thereof) and (y) the Merger Consideration. As soon as reasonably practicable after the later to occur of (a) the Effective Time, and (b) to the extent required by the Paying Agent, receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request), Parent shall cause the Paying Agent to issue and deliver to each holder of book-entry shares a check or wire transfer for an amount in cash equal to the product of (i) the number of shares that are represented by such holder’s book-entry shares and (ii) the Merger Consideration, in each case, without such holder being required to deliver a certificate or an executed letter of transmittal to the Paying Agent, and such book-entry shares will then be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of certificates (or effective affidavits of loss in lieu thereof) or cancellation of book-entry shares. In the event of a transfer of ownership of shares that is not registered in the transfer records of USS, payment of the Merger Consideration upon due surrender of a certificate may be paid to such a transferee if the certificate formerly representing such shares is presented to the Paying Agent, in proper form for transfer, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable. In the case of any certificate of USS common stock that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, compliance with the procedures set forth in the Merger Agreement, and, if required by Parent, the Surviving Corporation or the Paying Agent, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed certificate a check in the amount of the number of shares of USS common stock represented by such lost, stolen or destroyed certificate multiplied by the Merger Consideration.
Any portion of the Exchange Fund (including the proceeds of any investments thereof) that, as of the first anniversary of the Effective Time, remains undistributed to the former holders of shares will thereafter be delivered to the Surviving Corporation upon demand, and any former holders of such shares who have not surrendered their shares of USS common stock must thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of their shares of USS common stock. Any portion of the Merger Consideration remaining unclaimed by the former holders of shares of USS common stock immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity will become, to the fullest extent permitted by applicable law, the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto.
Withholding
The Paying Agent, USS, Parent and Merger Sub (and their respective Affiliates or agents), as applicable, and any other applicable withholding agent (without duplication) will be entitled to deduct and withhold (or cause to be deducted and withheld) from any amounts otherwise payable under the Merger Agreement such amounts as are required to be withheld or deducted under the Code, or under any provision of applicable U.S. state or local or non-U.S. tax law with respect to the making of such payment. To the extent that such amounts are so deducted or withheld and paid over to the relevant governmental entity within the time and in the manner required by applicable law, such deducted or withheld amounts will be treated for all purposes of the Merger Agreement as having been paid to the person in respect of which such deduction or withholding was made. Notwithstanding anything to the contrary, any compensatory amounts payable to any current or former employee of USS or any of its subsidiaries pursuant to or as contemplated by the Merger Agreement will be remitted to the applicable payor for payment to the applicable person or entity through regular payroll procedures, as applicable, or, at the election of USS, through a payroll agent, in either case subject to any required deductions or withholdings.
Representations and Warranties
The Merger Agreement contains representations and warranties of USS, Parent, Merger Sub and Guarantor. Some of the representations and warranties in the Merger Agreement made by USS are qualified as to materiality or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means an event, change, occurrence, effect, condition or development that, individually or in the aggregate with all other events, changes, occurrences, effects, conditions or developments, (i) has had, or would reasonably be expected to have, a material adverse effect on the business, assets, liabilities, properties, results of operations or financial condition of USS and its subsidiaries, taken as a whole, or (ii) would reasonably be expected to prevent or materially delay or materially impair the ability of USS to consummate the Merger and the other transactions contemplated thereby (other than any failure to obtain any Required Approval) but does not include, for the purposes of clause (i) above, events, changes, occurrences, effects, conditions or developments to the extent relating to or resulting from the following matters:
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any change, in and of itself, in the market price or trading volume of the USS common stock or any change in the credit rating of USS or any of its securities (provided, that the underlying causes thereof, to the extent not otherwise excluded by this definition, may be considered in determining whether a Company Material Adverse Effect has occurred);

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the execution, announcement, consummation, existence, delivery, performance or pendency of the Merger Agreement or the terms thereof (including the identity of Parent, Merger Sub or their affiliates) or the announcement, pendency or consummation of the transactions contemplated by the Merger Agreement, including the impact thereof on the relationships, contractual or otherwise, of USS and its subsidiaries with employees, partnerships, labor unions, works councils, financing sources, customers, suppliers, partners, governmental entities or other business relationship, except with respect to certain representations or warranties and closing conditions to the extent it relates to such representations and warranties;

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the general conditions or trends in the industries in which USS and its subsidiaries operate or in the domestic, foreign or global economy generally or other general business, financial or market conditions;

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domestic, foreign or global political conditions, economic, regulatory, financial or capital markets conditions (including interest rates, foreign exchange rates, inflation rates, exchange rates, tariffs, trade wars and credit markets);

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geopolitical conditions, any act of civil unrest, civil disobedience, protests, public demonstrations, insurrection, terrorism, war, sanctions, cyberterrorism, ransomware or malware, military activity, sabotage, or cybercrime, data breach, national or international calamity or any other similar event, including an outbreak or escalation of hostilities involving the United States or any other governmental entity or the declaration by the United States or any other governmental entity of a national emergency or war, or any worsening of any such conditions threatened or existing on the date of the Merger Agreement;

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any natural or manmade disasters or weather developments, including earthquakes, hurricanes, tsunamis, typhoons, lightning, hail storms, blizzards, tornadoes, droughts, floods, cyclones, arctic frosts, mudslides and wildfires, any acts of God, epidemics, pandemics or disease outbreaks (including COVID-19) or similar force majeure events, including any worsening of such conditions threatened or existing on the date of the Merger Agreement;

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compliance by USS and its subsidiaries with applicable law (including any applicable quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shutdown, closure, sequester or any other applicable law, recommendation, decree, judgment, injunction or other order, directive, guidelines or recommendations by any governmental entity, public health authority or industry group, including, the Centers for Disease Control and Prevention and the World Health Organization, in connection with or in response to COVID-19, including the CARES Act, Families First Act and American Rescue Plan Act of 2021 or any other reasonable measures, changes in business operations or other practices, affirmative or negative, adopted in good faith by USS and its subsidiaries that are otherwise substantially consistent with actions taken by others in the industries and geographic regions in which the affected businesses of USS or any of its subsidiaries operate, in each case, in connection with or in response to COVID-19 or any other related global or regional health event or circumstance (which we refer to, collectively, as “COVID-19 Measures”));

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the failure, in and of itself, of USS and its subsidiaries to meet internal or analysts’ expectations or projections, forecasts, guidance, estimates or budgets or revenue or earning predictions (provided, that the underlying causes thereof, to the extent not otherwise excluded by this definition, may be deemed to contribute to a Company Material Adverse Effect);

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any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative relating to or resulting from the Merger Agreement or the transactions contemplated by the Merger Agreement;

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any action taken by USS solely at the express written direction of Parent or any action required to be taken by Parent, Merger Sub or USS pursuant to the terms of the Merger Agreement following the disclosure by USS to Parent and Merger Sub of all material and relevant facts and information, except with respect to certain representations or warranties and closing conditions to the extent it relates to such representations and warranties;

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any breach by Parent or Merger Sub of the Merger Agreement;

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any change in any applicable law or GAAP or any other applicable accounting principles or standards (or interpretations of any applicable law or GAAP or any other applicable accounting principles or standards) after the date of the Merger Agreement; or

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the failure to obtain any required regulatory approvals.

However, in the case of the matters in the third through sixth or the twelfth bullets, to the extent such event, change, occurrence, effect, condition or development referred to therein is not otherwise excluded from the definition of Company Material Adverse Effect and has a materially disproportionate adverse impact on the business, assets, liabilities, properties, results of operations or financial condition of USS and its subsidiaries, taken as a whole, relative to other similarly situated persons engaged in the same industry or industries or geographic markets in which USS and its subsidiaries operate, the incremental material disproportionate impact of such event, change, occurrence, effect, condition or development will be taken into account for the purpose of determining whether a Company Material Adverse Effect has occurred.
In the Merger Agreement, USS has made representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
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due organization, valid existence, good standing and authority and qualification to conduct business with respect to USS;

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the subsidiaries of USS;

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the capital structure of USS;

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USS’s corporate power and authority to enter into the Merger Agreement and perform its obligations thereunder;

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the absence of, as a result of the performance of the Merger Agreement and consummation of the Merger and other transactions contemplated by the Merger Agreement, (i) any violation or conflict with USS or its subsidiaries’ organizational documents; (ii) any contravention of, conflict with or violation of any applicable law; (iii) any default or resulting ability to cause termination, cancellation or acceleration under contracts to which USS or any of its subsidiaries is a party; (iv) a resulting creation of a lien on any asset or property owned or used by USS or its subsidiaries; or (v) except as may be required by (x) the Exchange Act, (y) the DGCL and (z) the HSR Act and the other Required Regulatory Approvals, including compliance with applicable foreign investment laws, any requirement on USS or its subsidiaries to make any filing with, give any notice to, or obtain any consent from, any governmental entity, in each case, subject to certain exceptions set forth in the Merger Agreement;

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USS’s SEC filings;

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USS’s financial statements;

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the absence of any commitment or obligation with respect to securitization transactions, off-balance sheet partnerships or any similar contract, in each case, where the purpose or intended effect of such contact is to avoid disclosure of any material transaction or liability of USS or its subsidiaries in USS’s financial statements or SEC filings;

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USS’s internal controls over financial reporting;

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USS’s disclosure controls and procedures;

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USS’s compliance with listing requirements of the NYSE and the CSE;

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since January 1, 2023 through the date of the Merger Agreement, there has not been any Company Material Adverse Effect, and except for events giving rise to, and the discussion and negotiation of USS’s exploration of strategic alternatives and the Merger Agreement, USS and its subsidiaries have not taken actions, or agreed to take any actions, that if taken during the Pre-Closing Period would require Parent’s consent under certain provisions of the Merger Agreement;

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legal proceedings and orders;

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USS’s and its subsidiaries’ possession of good and valid title or ownership to material assets free of any liens (other than permitted liens);

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certain material real property, equipment and mineral interests owned or leased by USS and its subsidiaries;

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matters relating to patents, trademarks, domain names, copyrights, trade secrets, software, rights of publicity and moral rights and other intellectual property, including data security and privacy;

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the existence and enforceability of specified categories of certain of USS’s and its subsidiaries’ material contracts, and the absence of any breach or default under the terms thereof or occurrence of an event that would constitute a default thereunder;

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the absence of specified undisclosed liabilities;

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USS’s and its subsidiaries’ compliance with laws, including compliance with applicable information privacy and security laws and anti-corruption, anti-bribery and export and import laws;

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governmental authorizations and permits;

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certain tax matters;

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employee and labor matters, including with respect to the satisfaction of Article 11, Section C (Right to Bid) of the Collective Bargaining Agreements, dated September 1, 2022 (which we refer to as the “BLA”), between USS and the USW and NSC’s satisfaction of Article 2, Section D (Successorship) of the BLA;

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employee benefit plans;

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legal proceedings involving employees and employee benefits matters;

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USS’s equity awards;

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environmental matters;

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insurance policies and programs;

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USS’s products;

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USS’s significant customers and suppliers;

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the inapplicability of anti-takeover statutes or similar provisions contained in USS’s and its subsidiaries’ governing documents to the Merger Agreement, the Merger or other transactions contemplated by the Merger Agreement;

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the USS stockholder vote required to adopt the Merger Agreement and approve the Merger;

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broker, finder and investment banker fees;

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the rendering of opinions from Barclays and Goldman Sachs to the Board of Directors; and

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information included or incorporated by reference into this proxy statement.

In the Merger Agreement, Parent and Merger Sub have made representations and warranties to USS that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
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due organization, valid existence, good standing and authority and qualification to conduct business with respect to Parent and Merger Sub;

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Parent’s and Merger Sub’s corporate power and authority to enter into the Merger Agreement and perform its obligations thereunder;

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required consents, approvals and regulatory filings in connection with the Merger Agreement and the Merger and other transactions contemplated by the Merger Agreement and the performance thereof;

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the corporate approvals necessary for the Merger to be consummated;

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the absence of, as a result of the performance of the Merger Agreement and consummation of the Merger and other transactions contemplated by the Merger Agreement, (i) any violation or conflict with Parent’s or Merger Sub’s organizational or governing documents; (ii) any contravention of, conflict with or violation of any applicable law; (iii) any default or resulting ability to cause termination, cancellation or acceleration under any contract to which Parent or Merger Sub are parties; or (iv) a resulting creation of a lien on any assets of Parent or Merger Sub; in each case, subject to certain exceptions set forth in the Merger Agreement;

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the absence of certain investigations, legal proceedings or orders;

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information supplied by or on behalf of Parent, Merger Sub or Guarantor for inclusion in this proxy statement;

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the capital structure of Merger Sub;

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no required vote of Parent’s stockholders;

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broker, finder and investment banker fees;

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the absence of contracts between Parent or Merger Sub or any of their affiliates, on the one hand, and any beneficial owner of five percent (5%) or more of the outstanding shares of USS common stock or any member of USS’s management or the Board of Directors, on the other hand, relating to USS, the transactions contemplated by the Merger Agreement, or the operations of the Surviving Corporation after the Effective Time;

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as of the Effective Time, (i) Parent’s recognition of the USW as the bargaining representative for USS’s employees who are represented by the USW; (ii) Parent’s willingness and financial wherewithal to honor the commitments contained in the USW Agreements; and (iii) Parent’s agreement to take all necessary action to assume all USW Agreements with respect to the Company and its subsidiaries;

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the absence of ownership of USS common stock by Parent, Merger Sub and Guarantor;

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delivery and enforceability of the Commitment Letters in connection with the Merger Agreement, and sufficiency of funds to pay the amounts required to be paid by Parent and Merger Sub under the Merger Agreement; and

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the solvency of Parent and its subsidiaries, on a consolidated basis, following the Closing.

In the Merger Agreement, Guarantor has made representations and warranties to USS that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to:
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due organization, valid existence and good standing with respect to Guarantor; and

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Guarantor’s corporate power and authority to enter into the Merger Agreement and perform its obligations thereunder.

The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.

Conduct of Business Pending the Merger
During the Pre-Closing Period, except (i) as may be required by applicable law, any governmental entity of competent jurisdiction or the rules or regulations of the NYSE or the CSE, (ii) as may be agreed in writing in advance by Parent, which consent may not be unreasonably withheld, delayed or conditioned, (iii) as may be required or expressly permitted by the Merger Agreement, (iv) as set forth in the USS disclosure letter, or (v) for any action reasonably taken, or reasonably omitted to be taken, pursuant to any COVID-19 Measures, as otherwise necessary or appropriate to protect the health and safety of employees or others having business dealings with USS, or in response to a bona fide emergency, USS has agreed that it will, and will cause its subsidiaries to, and will use commercially reasonable efforts to cause certain joint ventures specified in the USS disclosure letter (which we refer to as the “Specified Joint Ventures”) to (a) conduct its business in all material respects in the ordinary course of business and (b) use commercially reasonable efforts to:
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maintain existing relationships with governmental entities and material business relationships;

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preserve intact its business organization, material assets, properties and governmental authorizations;

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keep available the services of its key employees; and

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maintain its insurance coverage with regard to any material assets or properties.

The obligations set forth in clauses (a) and (b) above will not prohibit allowing Company Contracts with employees, service providers, suppliers, customers, distributors and other persons having business relationships with USS or its subsidiaries (or certain joint ventures of USS, as applicable) to expire in accordance with their terms.
During the Pre-Closing Period, and except (i) as may be required by applicable law, any governmental entity of competent jurisdiction or the rules or regulations of the NYSE or the CSE, (ii) as may be agreed in writing in advance by Parent, which consent may not be unreasonably withheld, delayed or conditioned, (iii) as may be required or expressly permitted by the Merger Agreement, (iv) as set forth in the USS disclosure letter or (v) for any action reasonably taken, or reasonably omitted to be taken, pursuant to any COVID-19 Measures, as otherwise necessary or appropriate to protect the health and safety of employees or others having business dealings with USS, or in response to a bona fide emergency, USS has agreed that it will not, and will not permit its subsidiaries to, and will use commercially reasonable efforts to cause the Specified Joint Ventures not to:
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authorize or pay any dividend or other distribution, except for (A) regular quarterly cash dividends by USS consistent with past practice and not in excess of a certain specified amount and with record and payment dates consistent with past practice of USS in the prior 12 months, (B) dividends and distributions, in each case, paid in cash by any wholly owned subsidiary of USS to USS or to any other wholly owned subsidiary of USS, or (C) dividends and distributions, in each case, paid in cash by any wholly owned subsidiary of USS on a pro rata basis to its direct equityholders;

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split, combine, subdivide, exchange, reverse split or reclassify any capital stock, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock, other than any transaction solely involving wholly owned subsidiaries of USS;

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except as required by existing written agreements or USS employee benefit plans that were previously disclosed to Parent, (A) (1) enter into or amend any collective bargaining agreement, or (2) voluntarily recognize any union as the collective bargaining representative for any employees of USS or its subsidiaries who are not currently represented by a union, (B) increase the compensation or other benefits payable or provided to any current or former employee, officer, director or individual independent contractor of USS or its subsidiaries, (C) enter into or expand the coverage of any employment, change of control, severance, deferred compensation, transaction or retention agreement or plan, (D) materially amend, adopt, establish, agree to establish, enter into, terminate, increase or accelerate the vesting or payment of benefits under, or materially modify any funding arrangement with respect to, any material USS employee benefit plan or any plan, practice, program, agreement, contract, policy or arrangement that would have been a material USS employee benefit plan if it had been in existence on the date of the Merger Agreement, in each case, with respect to any current or former director, officer, employee or independent contractor of USS or its subsidiaries, (E) terminate the employment (other than for cause) or hire or promote any employee, officer or director whose annual base compensation is in excess of $300,000 per year, (F) effectuate a “plant closing,” “mass layoff,” or similar action under the WARN Act, or (G) issue, grant, or authorize the issuance or grant of, or accelerate or amend, any USS equity award or other equity or equity-based incentive to any current or former employee, officer, director, or individual independent contractor of USS or its subsidiaries (including any new hires);
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enter into or make any loans or advances to any director, employee, officer or other individual service provider of USS or its subsidiaries (other than loans or advances in the ordinary course of business) or make any change in its existing borrowing or lending arrangements for or on behalf of any such persons, except as required by the terms of any Company Employee Plan;

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change its fiscal year or materially change any financial, actuarial, reserving or accounting methods, accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes or revalue any of its material assets, except as required by GAAP or SEC rule or policy;

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except as required by the rules or requirements of any stock exchange, adopt (A) any amendments to USS’s certificate of incorporation or by-laws or (B) any material amendments to the certificate of incorporation or by-laws (or equivalent organizational documents) or any of USS’s subsidiaries;

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except for transactions among USS and/or its wholly owned subsidiaries, grant, issue, sell, pledge, dispose of or encumber, or authorize the grant, issuance, sale, pledge or disposition of, or the creation of any lien on, any shares of capital stock or other securities or ownership interests in USS or any subsidiaries of USS or any securities convertible into, exercisable for or exchangeable for any such shares, securities or ownership interests, or take any action to cause to be vested any otherwise unvested equity award (except as otherwise required by the terms of the Merger Agreement or the express terms of any equity award, in each case, outstanding as of the date of the Merger Agreement), other than (A) issuances of shares of USS common stock in respect of any exercise of or settlement of USS equity awards outstanding on the date of the Merger Agreement, (B) any permitted lien or (C) settlement of any USS notes solely for cash and not for shares of capital stock of USS or its subsidiaries;

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except for transactions among USS and/or its wholly owned subsidiaries, directly or indirectly purchase, redeem or otherwise acquire any shares of capital stock, securities or ownership interests in USS or any of its subsidiaries or any rights, warrants or options to acquire any such shares, securities or ownership interests, other than the acquisition of shares of USS common stock from a holder of a USS equity award in satisfaction of withholding obligations or the payment of exercise price;

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(A) incur, assume or guarantee any Indebtedness (as defined in the Merger Agreement) for borrowed money, except for (1) certain intercompany Indebtedness incurred in the ordinary course of business, (2) any Indebtedness incurred to replace, renew, extend or refinance any Indebtedness of the Company or its subsidiaries in existence on the date of the Merger Agreement (including Indebtedness incurred to repay or refinance related fees, expenses, premiums and accrued and unpaid interest) so long as such replacement, renewal, extension or refinancing does not add any prepayment or redemption penalty or premium that is not in the Indebtedness being replaced, renewed, extended or refinanced or materially increase the prepayment or redemption penalty or premium payable under the Indebtedness incurred in such replacement, renewal, extension or refinancing as compared to the corresponding prepayment or redemption penalty or premium payable on the Indebtedness being replaced, renewed, extended or refinanced if such Indebtedness being replaced, renewed, extended or refinanced were to be paid off on the Closing Date, (3) guarantees or credit support provided by USS or any of its subsidiaries for Indebtedness of USS or any of its subsidiaries to the extent such Indebtedness (a) existed on the date of the Merger Agreement and such guarantees or credit support are required by the terms of such Indebtedness or (b) incurred in the ordinary course of business and is otherwise not prohibited by this paragraph, (4) Indebtedness for the purposes of funding capital expenditures permitted by the Merger Agreement incurred pursuant to the USS credit facilities and the agreements set forth in the USS disclosure letter, excluding any DOE Financing, (5) Indebtedness (excluding any DOE Financing) incurred in the ordinary course of business not to exceed

$100 million in aggregate principal amount outstanding at any time incurred by the Company or its subsidiaries, and (6) leases of equipment in the ordinary course of business or (B) amend, modify or supplement any of the USS credit facilities or any of the USS indentures in a manner that either (1) is materially adverse to Guarantor, Parent or Merger Sub or (2) adds any prepayment or redemption penalty or premium or that materially increases the prepayment or redemption penalty or premium payable under such indebtedness;
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(A) sell, lease, license, transfer, exchange or swap, or subject to any lien (other than permitted liens) or otherwise dispose of any material portion of any of its material properties or assets, including the capital stock of subsidiaries and material USS intellectual property, other than (1) nonexclusive licenses, inventory and obsolete assets in the ordinary course of business, (2) pursuant to existing agreements in effect prior to the execution of the Merger Agreement (or refinancings thereof pursuant to clause (A)(3)(b) of the immediately preceding bullet) or (3) subject to certain covenants set forth in the Merger Agreement, as may be required by any governmental entity in order to permit or facilitate the consummation of the transactions contemplated by the Merger Agreement, or (B) disclose any of its material trade secrets to a third party (including source code for any USS software), other than pursuant to a confidentiality agreement in the ordinary course of business;

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acquire or make any investment in, any entity, business, business line or material amount of assets other than (A) acquisitions pursuant to contracts in effect on the date of the Merger Agreement and set forth in the USS disclosure letter, (B) acquisitions from USS or a wholly owned subsidiary of USS, (C) any such acquisition (1) that, individually or in the aggregate, would not reasonably be expected to prevent, delay, impede or otherwise adversely affect the consummation of the Merger and the other transactions contemplated by the Merger Agreement and (2) pursuant to which the total value or purchase price paid or payable by USS and its subsidiaries would not exceed $10,000,000 individually or $50,000,000 in the aggregate, or (D) acquisitions of supplies, equipment or inventory in the ordinary course of business;

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enter into, modify, amend, cancel or terminate (other than expiration in accordance with its terms), waive any material rights under or release or assign (other than to USS or any of its wholly owned subsidiaries) any material rights or claims under certain material contracts or certain contracts that would be considered material if in existence as of the date of the Merger Agreement or after giving effect to such amendment, except for any modifications or amendments made in the ordinary course of business and in a manner that is not adverse to USS or any of its subsidiaries in any material respect;

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make or authorize any payment of, accrual or commitment for, any capital expenditures, except as contemplated by the USS disclosure letter and except for reasonable expenditures made in response to a bona fide emergency;

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settle, pay, discharge or satisfy any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, other than any such action or legal proceeding (x) relating to taxes or (y) any action (A) that does not relate to any action or legal proceeding brought by the USS stockholders against USS and/or its directors relating to the transactions contemplated by the Merger Agreement or a breach of the Merger Agreement or any other agreements contemplated by the Merger Agreement, (B) the settlement, payment, discharge or satisfaction of which does not result in the imposition of equitable or other non-monetary relief on, or the admission of wrongdoing by, USS or any of its subsidiaries, or relate to any actual or potential violation of any criminal law and (C) (1) results solely in a monetary obligation involving only the payment of monies by USS and its subsidiaries of not more than $10 million individually or $30 million in the aggregate, excluding any settlements made under the following clause (2); (2) results solely in a monetary obligation that is funded by an indemnity obligation to, or an insurance policy of, USS or any of its subsidiaries and the payment of monies by USS or any of its subsidiaries is not more than $10 million individually and $30 million in the aggregate (not funded by an indemnity obligation or through insurance policies); or (3) that results in no monetary obligation of USS or any of its subsidiaries or their receipt of payment; provided, that the settlement, release, waiver or compromise of any action, legal proceeding or claim brought by the USS stockholders against USS and/or its directors relating to the transactions contemplated by the Merger Agreement will be subject to the covenant in the Merger Agreement regarding such actions and claims rather than this paragraph;

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adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of USS and any of its subsidiaries, or terminate or dissolve certain joint ventures specified in the USS disclosure letter;

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(A) adopt (other than in the ordinary course of business), change or revoke any material method of tax accounting, change any material annual tax accounting period or make (other than in the ordinary course of business), change or revoke any material tax election, in each case, in a manner that is inconsistent with the corresponding position taken, election made or method used, if any, in preparing or filing tax returns with respect to periods ending prior to the Closing; (B) settle or otherwise compromise any tax proceeding or enter into, cancel or modify any closing agreement with respect to a tax proceeding, in each case, for an amount materially in excess of amounts reserved therefor (if any) in accordance with GAAP in the financial statements contained or incorporated by reference in USS’s SEC filings; (C) request any ruling from a governmental entity with respect to material taxes or tax returns; (D) extend or waive the period of assessment or collection for any material taxes (in each case other than (i) extensions or waivers in connection with routine tax return filings which extensions or waivers have been consistently applied for and granted with respect to periods ending prior to the Closing, and (ii) extensions or waivers automatically granted under applicable law); (E) enter into any tax sharing agreement relating to any material taxes; (F) take any affirmative action to surrender any right to claim any material tax refund; or (G) file any materially amended tax return or otherwise amend any material tax return, in the case of each of clauses (A) through (G), if such action would result in a material net increase in the tax liability of USS and its subsidiaries or a material net decrease in the tax assets of USS and its subsidiaries;

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cease or materially curtail operations at any material mill, mine, plant or other facility operated by USS or its subsidiaries other than routine downtime for maintenance in the ordinary course of business or actions reasonably taken in response to a bona fide emergency;

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waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement or other analogous restrictive covenant obligation of any person whose base compensation is (or was at the time of termination) greater than $300,000; and

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agree, in writing or otherwise, to take any of the foregoing actions.

Non-Solicitation Covenant
During the Pre-Closing Period, USS has agreed that it will not, and will cause its subsidiaries not to, and will use its reasonable best efforts to cause their respective Representatives not to, directly or indirectly:
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solicit, initiate, induce, knowingly facilitate or knowingly encourage the making or submission of, any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, any Alternative Proposal (as defined below in this section of this proxy statement); or

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engage in, continue or otherwise participate in any negotiations or discussions regarding any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Proposal or furnish any non-public information regarding USS or any of its subsidiaries or provide access to their respective operational properties to any person (other than Guarantor, Parent, Merger Sub and their respective Representatives) relating to any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Proposal (except, in each case, to (A) notify such person that the non-solicitation provisions of the Merger Agreement prohibit any such discussions or negotiations or (B) ascertain facts from the person making (or considering making) such Alternative Proposal solely for the purpose of informing itself about such Alternative Proposal and the person making (or considering making) such Alternative Proposal to determine whether or not such Alternative Proposal constitutes, or could reasonably be expected to result in, a Superior Proposal (as defined below in this section of this proxy statement)).

USS has agreed that it will, and will cause its subsidiaries to, and will use its reasonable best efforts to cause their respective Representatives to, (i) immediately following execution of the Merger Agreement, cease and cause to be terminated any solicitations, discussions or negotiations with any person (other than

Guarantor, Parent, Merger Sub and their respective Representatives) in connection with any Alternative Proposal submitted as of, or on or prior to, the date of the Merger Agreement, (ii) terminate access to the virtual data room administered in connection with the transactions contemplated by the Merger Agreement (or any other physical or electronic data room maintained by USS relating to USS’s exploration of strategic alternatives) by any person other than Guarantor, Parent, Merger Sub and their respective Representatives and USS, its subsidiaries and their respective Representatives and (iii) promptly following the date of the Merger Agreement, request that each person that has executed a confidentiality agreement within the nine-month period prior to the date of the Merger Agreement in connection with its consideration of any Alternative Proposal (other than Guarantor, Parent, Merger Sub and their respective Representatives) return or destroy all confidential information regarding USS and its subsidiaries in accordance with the applicable confidentiality agreement between USS and such person. Notwithstanding the foregoing, USS has agreed that it (A) will not modify, amend or terminate, or waive, release, or assign any standstill provisions or similar agreements with any person and (B) will enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements; provided, that USS may waive any standstill or similar agreement solely to the extent necessary to allow for an Alternative Proposal to be made to the Board of Directors in a confidential manner so long as USS promptly notifies Parent thereof (including the identity of such counterparty) concurrently with granting any such waiver.
During the Pre-Closing Period, USS has agreed that it will (i) promptly (and in any event within twenty-four hours of receipt) notify Parent (orally and in writing) of the receipt by USS or any of its subsidiaries or their respective Representatives of any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Proposal, which notice will include a summary of the material terms and conditions of (and the identity of the person making) such proposal, offer, inquiry or request and will include with such notice copies of such proposal, offer, inquiry or request and copies of any other documents, in each case, evidencing or specifying the material terms and conditions of such proposal, offer, inquiry or request, in each case, to the extent provided in writing and (ii) thereafter keep Parent reasonably informed on a prompt (and, in any event within twenty-four hours) basis of any material developments with respect to, or any material change to the terms of, any such Alternative Proposal, including by providing copies of any additional draft agreements relating to, or written proposals containing any material term of, any such Alternative Proposal received by USS, any of its affiliates or any of their respective Representatives.
Notwithstanding the foregoing, if, at any time following the date of the Merger Agreement and prior to the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of USS common stock, USS receives a bona fide written Alternative Proposal, which Alternative Proposal did not result from a breach of the non-solicitation provisions of the Merger Agreement, and the Board of Directors determines in good faith, after consultation with USS’s financial advisors and outside legal counsel, that (i) such Alternative Proposal constitutes, or could reasonably be expected to result in, a Superior Proposal, and (ii) the failure to take such action could reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, USS may take the following actions:
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furnish information, including material non-public information, to any person making such Alternative Proposal, as well as its Representatives and potential financing sources, if, and only if, prior to so furnishing such information, such person has executed a confidentiality agreement with USS having provisions as to confidential treatment of information that are not materially less favorable in any substantive respect to USS than the confidentiality provisions in Parent’s confidentiality agreement (it being understood that (A) any confidentiality agreement need not contain any “standstill,” employee non-solicitation or similar provisions or otherwise prohibit the making or amendment of any Alternative Proposal and (B) any confidentiality agreement will not prohibit USS from satisfying its obligations under the Merger Agreement) (provided, that USS will, prior to or concurrently with such disclosure, make available to Parent any non-public information that is made available to such person to the extent not previously provided to Parent or its Representatives); and

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engage in discussions or negotiations with any person (as well as its Representatives) with respect to the Alternative Proposal.

“Alternative Proposal” means any inquiry, proposal or offer made by any person (other than Guarantor, Parent, Merger Sub or any of their respective affiliates) relating to or concerning (i) the direct or indirect acquisition by any person of (including through the acquisition of any equity interests of one or more subsidiaries of USS comprising) (A) 20% or more of the assets of USS and its subsidiaries, on a consolidated basis, or (B) assets of USS and its subsidiaries to which 20% or more of the revenues or earnings of USS and its subsidiaries, on a consolidated basis, are attributable for the most recent fiscal year for which the audited financial statements are then available (other than, in each case, sales of inventory, leases and nonexclusive licenses in the ordinary course of business) or (ii) the direct or indirect acquisition by any person (including by way of merger, reorganization, division, consolidation, share exchange, business combination, recapitalization or other similar transaction), or a tender offer or exchange offer that if consummated would result in any person beneficially owning, 20% or more of the total voting power of the equity securities of USS (or any direct or indirect parent company thereof), as applicable, immediately following such transaction, in each of the foregoing clauses (i) and (ii), whether in a single or series of related transactions.
“Superior Proposal” means a bona fide written Alternative Proposal, substituting in the definition thereof “50%” for “20%” in each place it appears, made after the date of the Merger Agreement that the Board of Directors determines in good faith, after consultation with USS’s outside financial and legal advisors, and considering such factors as the Board of Directors considers to be relevant (including the conditionality, timing and likelihood of consummation of such proposal, as well as, to the extent third party financing is contemplated, the nature of such financing and any commitments with respect thereto, and whether such proposal is reasonably capable of being satisfied in accordance with its terms (if accepted)), to be more favorable from a financial point of view to USS’s stockholders than the transactions contemplated by the Merger Agreement.
The Board of Directors’ Recommendation; Change of Recommendation
As described in this proxy statement, and subject to the provisions described below, the Board of Directors has made the recommendation that the USS stockholders vote to adopt the Merger Agreement (which we refer to as the “Recommendation”). The Merger Agreement provides that the Board of Directors will not effect a Change of Recommendation (as defined below in this section of this proxy statement), except as described below.
USS has agreed that the Board of Directors, including any committee thereof, will not, directly or indirectly:
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withhold, withdraw or qualify (or modify or amend in any manner adverse to Guarantor, Parent of Merger Sub), or propose publicly to withhold, withdraw or qualify (or modify or amend in any manner adverse to Guarantor, Parent or Merger Sub), the Recommendation;

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approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable, any Alternative Proposal;

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fail to include the Recommendation in this proxy statement;

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fail to publish, send or provide to the holders of shares of USS common stock, pursuant to Rule 14e-2(a) under the Exchange Act a statement recommending against any Alternative Proposal that is a tender or exchange offer and publicly reaffirm the Recommendation within ten business days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer or fail to maintain such recommendation against such offer at any time before such offer has expired or been withdrawn;

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if an Alternative Proposal (other than an Alternative Proposal that is a tender or exchange offer) shall have been publicly announced or disclosed, fail to recommend against such Alternative Proposal or fail to reaffirm the Recommendation on or prior to the earlier of ten Business Days after such Alternative Proposal shall have been publicly announced or disclosed and two Business Days prior to the Special Meeting; or

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resolve to effect or publicly announce an intention to effect any of the foregoing (we refer to any of the foregoing actions as a “Change of Recommendation”).

At any time prior to obtaining the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of USS common stock, the Board of Directors may, in response to an Alternative Proposal received by USS after the date of the Merger Agreement that has not been subsequently withdrawn, which Alternative Proposal did not result from a material breach of the non-solicitation provisions of the Merger Agreement, and with respect to which the Board of Directors determines in good faith, after consultation with USS’s financial advisors and outside legal counsel, (1) such Alternative Proposal would if consummated, constitute a Superior Proposal and (2) the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, make a Change of Recommendation, and/or, in certain specified circumstances, terminate the Merger Agreement, provided, that the Board of Directors will not be entitled to make a Change of Recommendation or cause any such termination of the Merger Agreement unless, in each case:
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USS has given Parent at least five business days’ written notice (which we refer to as a “Superior Proposal Notice”) advising Parent of its intention to make such Change of Recommendation or terminate the Merger Agreement, which notice must include a description of the material terms and conditions of the Superior Proposal, the identity of the Person making such proposal and copies of any other documents evidencing or specifying the material terms and conditions of such proposal;

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during such five-business day period, if requested by Parent, USS, its subsidiaries and their respective Representatives shall engage in good faith negotiations with Parent and its Representatives (to the extent Parent so desires to negotiate) to consider amendments to the terms and conditions of the Merger Agreement in such a manner so that such Alternative Proposal would cease to constitute a Superior Proposal; and

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at the end of such five-business day period, after taking into account any irrevocable commitments or binding proposals made by Parent to USS in writing to amend the terms of the Merger Agreement during such period and in consultation with USS’s financial advisors and outside legal counsel, the Board of Directors determines that the Superior Proposal giving rise to the Superior Proposal Notice continues to constitute a Superior Proposal and the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law; provided, that in the event of any material modification of the financial terms or any other material modifications to the terms of such Superior Proposal, USS will deliver a new written notice to Parent and comply with the requirements set forth in the first bullet with respect to such new written notice, except that the new notice period will be three business days.

At any time prior to obtaining the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of USS common stock, the Board of Directors may, in response to an Intervening Event (as defined in this section of this proxy statement) that is continuing, make a Change of Recommendation if the Board of Directors determines in good faith, after consultation with USS’s financial advisors and legal counsel that the failure to make a Change of Recommendation in response to such Intervening Event would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law; provided, that the Board of Directors will not be entitled to make such a Change of Recommendation unless:
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USS has given Parent at least five business days’ written notice (which we refer to as “Intervening Event Notice”) advising Parent of its intention to make such an Change of Recommendation, which Intervening Event Notice must include a description of the applicable Intervening Event;

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to the extent requested by Parent during such five-business day period, USS, its subsidiaries and their respective Representatives will have engaged in good faith negotiations with Parent and its Representatives (to the extent Parent so desires to negotiate) to consider amendments to the terms and conditions of the Merger Agreement in such a manner that would permit the Board of Directors, consistent with the directors’ fiduciary duties, not to make such Change of Recommendation; and

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at the end of such five-business day period, after taking into account any irrevocable commitments or binding proposals made by Parent to USS in writing to amend the terms of the Merger Agreement during such five-business day period, the Board of Directors determines in good faith, after consultation with USS’s financial advisors and outside legal counsel, that the failure of the Board of Directors to make such Change of Recommendation would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law (it being understood that any such determination in and of itself will not be deemed a Change of Recommendation).

Nothing in the Merger Agreement will prohibit the Board of Directors from (i) complying with its disclosure obligations under applicable law or NYSE and CSE rules and regulations, including taking or disclosing to its stockholders a position contemplated by Rules 14d-9, 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder (and no communication that consists solely of a “stop, look and listen” statement, in and of itself, will be considered a Change of Recommendation) or (ii) making any disclosure to its stockholders if the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that such disclosure is required by applicable law; provided, that no disclosure or communication will be permitted pursuant to the foregoing sentence that constitutes a Change of Recommendation or will require the giving of a Superior Proposal Notice or an Intervening Event Notice except in accordance with the non-solicitation provisions of the Merger Agreement. For the purposes of the Merger Agreement, a public statement by USS or the Board of Directors that describes the receipt of an Alternative Proposal, the identity of the person making such Alternative Proposal, the material terms of such Alternative Proposal and the operation of the Merger Agreement with respect thereto (that does not otherwise indicate or suggest that such Alternative Proposal constitutes a Superior Proposal) will not be deemed to be (A) a withholding, withdrawal, modification or proposal by the Board of Directors to withhold, withdraw, or modify, the Recommendation; (B) an approval, recommendation or declaration of advisability with respect to such Alternative Proposal; or (C) a Change of Recommendation.
“Intervening Event” means any event, change, occurrence, development, condition, effect or state of facts or circumstances that (i) is material to USS and its subsidiaries, taken as a whole, (ii) was unknown to, and not reasonably foreseeable by, the Board of Directors as of the date of the Merger Agreement, or if known and reasonably foreseeable to the Board of Directors as of the date of the Merger Agreement, the material consequences of which were not known or reasonably foreseeable to the Board of Directors as of the date of the Merger Agreement, and (iii) does not involve or relate to (A) an Alternative Proposal or (B) the fact that USS and its subsidiaries exceed any published analyst estimates or expectations of USS’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or exceed any internal or published projections, budgets, plans or forecasts of revenues, earnings or other financial performance or results of operations, in and of itself, or any change in the price or trading volume of the shares of USS common stock or the credit rating of USS (provided, that for purposes of clause (B), the matters giving rise to or contributing to such events may be deemed to constitute, or be taken into account in determining whether there has been, an Intervening Event).
Employee Matters
For one year following the Effective Time (or, if shorter, the applicable employee’s period of employment following the Closing Date), Parent will provide or cause to be provided to each employee of USS and its subsidiaries who is employed immediately prior to the Effective Time and who remains employed following the Effective Time (each of whom we refer to as a “Company Employee”):
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base salary or wage rate (as applicable) and an annual target cash incentive opportunity (excluding severance, any change in control, retention or transaction bonus payments, and any equity or equity-based incentive opportunity or arrangement) that, in each case, is no less favorable than were provided to such Company Employee immediately prior to the Effective Time; and

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broad-based employee health, welfare, and retirement benefits (excluding defined benefit pension, non-qualified deferred compensation, and retiree or other post-employment health and welfare benefits) that are substantially similar, in the aggregate, to those provided to Company Employees immediately before the Effective Time.

In addition, Parent will provide or cause to be provided to each Company Employee who incurs a qualifying termination of employment during the one-year period following the Effective Time with severance benefits equal to the severance benefits that would have been provided to such Company Employee under the Company’s severance arrangements in effect immediately prior to the Effective Time and previously disclosed to Parent.
However, any Company Employees covered by a collective bargaining agreement shall not be provided with compensation and benefits as outlined immediately above, but instead will be provided with compensation and benefits in accordance with the applicable collective bargaining agreement.
Parent will use commercially reasonable efforts to (a) recognize each Company Employee’s service with USS and its subsidiaries and their respective predecessors prior to the Effective Time for all purposes (including for purposes of vesting, eligibility to participate and level of benefits (other than defined benefit pension, non-qualified deferred compensation, and retiree or other post-employment health and welfare benefits)) under any applicable Parent employee benefit plan to the same extent such service was recognized under a corresponding USS employee benefit plan, and provided that such recognition of service would not result in a duplication of benefits, (b) cause any eligibility waiting periods to be waived for each Company Employee under any and all Parent employee benefit plans to the extent coverage under such Parent employee benefit plan is comparable to a USS employee benefit plan in which such Company Employee participated immediately before the Effective Time, and (c) for purposes of each Parent employee benefit plan providing medical, dental, pharmaceutical or vision benefits to any Company Employee, (i) waive all pre-existing condition limitations and actively-at-work requirements of such Parent employee benefit plan for such Company Employee and his or her covered dependents, and (ii) give each Company Employee credit for the plan year in which such Company Employee is first eligible to participate in such Parent employee benefit plan towards applicable deductibles, coinsurance and maximum out-of-pocket requirements for any eligible expenses incurred by the Company Employee.
Debt Financing
Each of Parent and Merger Sub has agreed to, and to cause Guarantor and their respective subsidiaries, Representatives and controlled affiliates to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, necessary, proper or advisable to consummate the Debt Financing, including using reasonable best efforts to (i) comply with and maintain in full force and effect the Commitment Letters, (ii) negotiate, enter into and deliver definitive agreements with respect to the Debt Financing on the terms and conditions set forth in the Commitment Letters (including any “flex” provisions applicable to the Debt Financing) or on such other terms and conditions satisfactory to Guarantor or otherwise not less favorable to Guarantor and its controlled affiliates (as determined by Guarantor in good faith) than the terms and conditions contained in the applicable Commitments Letters, (iii) satisfy, at or prior to the Closing, all conditions to the availability of the Debt Financing to the extent within Guarantor’s or its respective controlled affiliates’ control and assist in the satisfaction of all other conditions to the Debt Financing and definitive agreements entered into with respect to the Commitment Letters, (iv) upon satisfaction of the conditions set forth in the Commitment Letters, to consummate the Debt Financing at Closing and (v) enforce their rights under the Commitment Letters and the definitive agreements related to the Debt Financing.
In the event that any portion of the Debt Financing becomes unavailable, each of Parent and Merger Sub has agreed to, and to cause Guarantor and their respective controlled affiliates to, promptly notify USS in writing and (i) use reasonable best efforts to arrange and obtain alternative debt financing from the same or alternative financial institutions in an amount sufficient to enable Parent and Merger Sub to consummate the transactions contemplated by the Merger Agreement, on terms and conditions, taken as a whole, no less favorable to Guarantor, Parent and Merger Sub than the terms and conditions set forth in the Commitment Letters, that do not include any conditions to the consummation thereof that are more onerous than those set forth in the Commitment Letters (which we refer to as the “Alternative Financing”) and (ii) obtain and deliver a debt commitment letter to USS with respect to such Alternative Financing, including true, correct and complete copies of any related executed fee letters (subject to customary redactions), engagement letters or other agreements.

Each of Parent and Merger Sub has agreed (i) to provide USS with prompt written notice of any (A) material breach or material default or any event that, with or without notice, lapse of time or both, would (or would reasonably be expected to) give rise to any material default or material breach by any party to the Commitment Letters of which Parent or Merger Sub becomes aware, including the receipt of any written notice or other written communication from any lender or other financing source with respect to any material breach or material default (or alleged material breach or material default) by any party to the Commitment Letters, in each case, that would materially delay or prevent the Closing, (B) written withdrawal, repudiation or termination or threatened in writing withdrawal, repudiation or termination thereof of which Parent or Merger Sub becomes aware, or (C) incurable event or circumstance that makes a condition precedent relating to the Debt Financing unable to be satisfied (in the good faith determination of Parent) by any party of which Parent or Merger Sub becomes aware and (ii) notify USS promptly if for any reason Parent or Merger Sub no longer believes in good faith that it or Guarantor, as applicable, will be able to obtain all or any portion of the Debt Financing contemplated by the Commitment Letters from the sources described therein and (iii) upon reasonable request of USS, otherwise keep USS reasonably and promptly informed of the status of the efforts of Guarantor, Parent or Merger Sub to arrange the Debt Financing (including any Alternative Financing).
Each of Parent and Merger Sub has agreed that in no event will the availability, the terms nor the obtaining of Debt Financing or any Alternative Financing, nor the completion of any issuance of securities be a condition to the Merger, the Closing or the obligations of Parent and Merger Sub to consummate the transactions contemplated by the Merger Agreement.
USS Indebtedness
USS has agreed to permit Parent or Merger Sub to commence and conduct one or more offers to purchase, including any “Change of Control Offer” or any offer in connection with a “Fundamental Change” any tender offer or any exchange offer, and/or to conduct a consent solicitation, if any (each of which we refer to as a “Debt Offer” and collectively, the “Debt Offers”) with respect to any or all of the outstanding aggregate principal amount of the notes under the USS indentures. The closing of any such Debt Offer will not be consummated prior to the Closing and will be expressly conditioned on the occurrence of the Closing; however, the consummation of any such Debt Offer will not be a condition to Parent’s obligations to consummate the transactions contemplated by the Merger Agreement. In no event will USS or any of its subsidiaries be required to incur any financing or provide assistance in obtaining any financing for a Debt Offer.
If requested by Parent, USS has agreed to, and shall cause its subsidiaries and direct their respective Representatives to, use their reasonable best efforts to (x) obtain any waivers and/or consents with respect to any “Change of Control” or “Fundamental Change” provisions contained in any USS indentures or USS credit facilities and (y) enter into any amendments and/or supplements to the USS credit facilities or USS indentures in connection therewith, and will use reasonable best efforts to cause the agents, trustees, holders and/or lenders under the applicable USS credit facilities to enter into such amendments and/or supplements, which shall become operative before or substantially simultaneously with the consummation of the Merger and the other transactions contemplated by the Merger Agreement as determined by Parent.
If requested by Parent, in lieu of or in addition to Parent commencing Debt Offers for the notes under the USS indentures, USS has agreed to (i) send any notices of redemption with respect to all or a portion of the outstanding aggregate principal amount of the notes under the USS indentures, (ii) use reasonable best efforts to take such actions as may be required under the applicable USS indenture to cause the applicable trustee to proceed with the redemption of the applicable notes under the USS indentures and to provide the applicable notice of redemption and (iii) use reasonable best efforts to prepare and deliver all other documents required under the applicable USS indenture (including any officer’s certificates and legal opinion) to issue notices of redemption (together with the Debt Offers, the “Repayments”).
USS has agreed, and shall cause its subsidiaries and direct their respective Representatives, in each case, to use its and their reasonable best efforts to provide all cooperation, at Parent’s sole cost and expense, reasonably requested by Parent or Merger Sub in connection with any Repayments, including by (i) causing the applicable trustee or lender to agree to proceed with the Repayments, (ii) waiving any conditions to the Repayments as may be reasonably requested by Parent that may be legally waived and may be waived under the terms of the applicable USS indenture, (iii) commencing the Repayments on such terms and conditions, including pricing terms and amendments to the terms and provisions of the applicable USS indentures, that are specified, from time to time, by Parent or Merger Sub, (iv) in connection with any consent solicitations, assuming the applicable requisite consents are received, executing (and using reasonable best efforts to cause the applicable trustee or lender to execute) supplemental indentures to the applicable indenture or amendments to the applicable agreement promptly after the requisite consents are obtained, provided, that such supplemental indentures or amendments will not become operative prior to the Closing Date, (v) upon the request of Parent, extending the offer period or consent period applicable to a Repayment to a date selected by Parent in accordance with the terms of the applicable USS indenture and Repayments; provided, that in no event will USS or any of its subsidiaries be required to commence or settle any Repayments or make any consent payment prior to the Closing Date, unless Parent funds the settlement of the Repayments and makes any consent payment therewith to satisfy any obligations of USS to the debt holders of USS or any of its subsidiaries that may arise as a result of such Repayments; provided, further that the dealer manager, solicitation agent, information agent, depositary or other agent retained in connection with the Repayments will be selected by Parent after consultation with USS, (vi) in connection with any exchange offer, providing such information as may be requested and obtain a comfort letter and updates thereof from the USS’s independent public accountants and (vii) if requested by Parent, causing its legal counsel to provide all customary legal opinions required in connection with any of the transactions contemplated hereby to the extent such legal opinions are required to be delivered before the Closing Date. The cooperation and other obligations contemplated by this paragraph shall not require (i) USS to cooperate with respect to any Debt Offer that would reasonably be expected to be inconsistent with the terms of the applicable USS indenture or applicable law, (ii) USS or any of its officers, directors or other Representatives to authorize, adopt or execute any amendments or other agreement that would reasonably be expected to be inconsistent with the terms of the applicable USS indentures, the applicable USS credit facilities or applicable law or that would become operative before the Closing Date, or (iii) USS’s legal counsel to give any opinion that is not required pursuant to the applicable USS credit facilities or the applicable USS indentures or any opinion that, in the opinion of such legal counsel, does not comply with applicable laws.
Cooperation as to Debt Financing
Subject to the last paragraph of this section of this proxy statement, USS has agreed to use reasonable best efforts to, and to cause its subsidiaries and its and their representatives to use reasonable best efforts to, provide customary cooperation, to the extent reasonably requested by Parent or Merger Sub, in each case to assist Guarantor, Parent and Merger Sub in connection with the arrangement of the Debt Financing, including using reasonable best efforts to:
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participate (which shall be limited to teleconference or virtual meeting platforms) in a reasonable number of lender meetings, lender presentations, due diligence sessions and rating agency meetings, in each case, upon reasonable advance notice, during normal business hours and at mutually agreed times;

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provide reasonable assistance to Parent in its preparation of customary rating agency presentations, customary bank information memoranda and similar documents reasonably and customarily required in connection with the Debt Financing, in each case, solely with respect to information relating to USS and its subsidiaries, and promptly furnish, to the extent practicable, to Parent and Merger Sub such information regarding USS and its subsidiaries, including historical financial information, in each case, that is readily available from the books and records of USS and its subsidiaries in the ordinary course of business, and other customary financial information as is reasonably requested by Parent and Merger Sub in connection with the Debt Financing or the Repayments, or that is customarily required in connection with the execution of financings of a type similar to the Debt Financing or the Repayments;

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ensure that an officer of USS executes prior to the Closing customary “authorization” letters in connection with bank information memoranda authorizing the distribution of information to prospective lenders; and

•
deliver at least four business days prior to the Closing Date information and documentation related to USS and its subsidiaries required and reasonably requested in writing by Parent or Merger Sub at least eight business days prior to the Closing Date with respect to compliance under applicable “know your customer” and anti-money laundering rules and regulations.

The cooperation and other obligations set forth above shall not:
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require any action that would, or would reasonably be expected to, cause any condition of USS to Closing to fail to be satisfied;

•
require USS or any of its subsidiaries or their respective Representatives to:

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other than the “authorization” letter contemplated above, execute, deliver, enter into, approve or perform any agreement, commitment, document, certificate or instrument, or modification of any agreement, commitment, document, certificate or instrument or incur any other actual or potential liability or obligation relating to the Debt Financing, in each case, that becomes effective prior to the Closing;

•
deliver or cause the delivery of any legal opinions or reliance letters or any certificate as to solvency or any other certificate in connection with the Debt Financing, excluding any customary authorization letters;

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adopt any resolutions, execute any consents or otherwise take any corporate or similar action or deliver any certificate, in connection to the Debt Financing or the incurrence of indebtedness thereby, in each case, that becomes effective prior to the Closing;

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pay any commitment or other similar fee, incur or reimburse any costs or expenses or incur any liability or obligation of any kind or give any indemnities prior to the Closing in connection with the Debt Financing, other than any payment or reimbursement of incidental out-of-pocket costs and expenses that are subject to reimbursement by Parent or Merger Sub;

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deliver any certificate if doing so could reasonably be expected to result in liability to USS or such subsidiary, affiliate or Representative;

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take any action that would require USS or any of its subsidiaries to provide, or cause to be provided, any information the disclosure of which is prohibited or restricted under applicable law or any binding agreement with a third party or is legally privileged or consists of attorney work product or could reasonably be expected to result in the loss of any attorney-client privilege;

•
take any action that would require USS or any of its subsidiaries to take any action that will conflict with or violate any applicable laws or result in a violation or breach of, or default under, any agreements to which USS or any of its subsidiaries is a party (other than any agreement entered into for purposes of evading this covenant);

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take any action that would unreasonably interfere with the ongoing operations of USS and its subsidiaries;

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take any action that would require the preparation or delivery of any financial statements or other financial data that are not prepared in the ordinary course of its financial reporting practice; or

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take any action that would require USS and its subsidiaries to provide projections, estimates or pro forma financial information, including any pro forma cost savings, synergies, capitalization or other pro forma adjustments to be incorporated into any pro forma financial information.

Parent has agreed to reimburse USS for all reasonable and documented out-of-pocket expenses and costs (including reasonable and documented out-of-pocket attorneys’ fees and disbursements) incurred by it or its affiliates or Representatives in connection with the cooperation described in this section of the proxy statement and will indemnify and hold harmless USS, its affiliates and their respective Representatives from and against any and all losses, damages, claims, costs (including cost of investigation), settlement payments, injuries, liabilities, judgments, awards, penalties, fines or expenses (including reasonable and documented out-of-pocket attorneys’ fees and disbursements) suffered or incurred by any of them as a result of, or in connection with (i) such cooperation, (ii) the Debt Financing, (iii) any information used in connection therewith, subject to certain exceptions, and (iv) any action taken by them at the request of Parent or Merger Sub pursuant to the above provisions, except, in each case, to the extent such losses, damages, claims, costs (including cost of investigation), settlement payments, injuries, liabilities, judgments, awards, penalties, fines, or expenses (including outside attorneys’ fees and disbursements) arose from the gross negligence, fraud or willful misconduct by USS, its Affiliates or any of their respective Representatives, as determined in a final, non-appealable judgment of a court of competent jurisdiction or the inaccuracy of information provided by, or on behalf of, USS or any of its Affiliates in connection with the Debt Financing.
Guaranty
Guarantor has agreed to absolutely, unconditionally and irrevocably guarantee, as principal and not as surety, to USS, the Surviving Corporation and their successors and assigns the due and punctual payment and performance of each of the Guaranteed Obligations. The guaranty is one of payment and performance, not merely collection, and any breach or nonperformance of any such obligations of Merger Sub or Parent (or any of their successors or assigns) shall also be deemed to be a default of Guarantor. For so long as the guaranty remains in effect, Guarantor will not exercise any right or remedy arising by reason of its performance of its guaranty, whether by subrogation, reimbursement, indemnification, contribution or otherwise, against USS, the Surviving Corporation or their successors and assigns or any express intended third party beneficiary of any Guaranteed Obligations, or any other guarantor of the Guaranteed Obligations.
Subject to the provisions of the guaranty, including the limitations contained therein, the guaranty is a continuing one and remains in full force and effect until the Guaranteed Obligations have been performed or satisfied. The Guaranteed Obligations will be discharged as a result of (i) indefeasible payment in full of the Guaranteed Obligations in accordance with the terms of the Merger Agreement, or (ii) those defenses to the payment of the Guaranteed Obligations that Parent or Merger Sub has (A) arising from fraud or willful breach by USS or (B) under the specific terms of the Merger Agreement.
As a separate and independent stipulation, any of the Guaranteed Obligations (including any monies payable) that is or becomes unenforceable against, or not capable of recovery from, Parent or Merger Sub by reason of any legal limitation, disability or incapacity on or of Parent or Merger Sub or any other fact or circumstances (other than any limitation imposed by the Merger Agreement) will nevertheless be enforceable against and recoverable from Guarantor as though the same had been incurred by Guarantor and Guarantor were the sole or principal obligor in respect of that Guaranteed Obligation.
Indemnification and Insurance
Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors, officers or employees, as the case may be, of USS or its subsidiaries (or directors or officers of USS or any of its subsidiaries to the extent serving as fiduciaries with respect to any Company Employee Plan maintained by USS or any of its subsidiaries) as provided in their respective articles or certificates of incorporation or by-laws or other organizational documents or in any contract (including indemnification agreements set forth in the USS disclosure letter) of USS or its subsidiaries with any of their respective directors, officers or employees as in effect immediately prior to the Effective Time shall survive the Merger and will continue at and after the Effective Time in full force and effect. For a period of six years after the Effective Time, the Surviving Corporation will maintain in effect the exculpation, indemnification and advancement of expenses provisions of USS’s and any of its subsidiaries’ articles or certificates of incorporation and by-laws or similar organizational documents as in effect as of immediately prior to the Effective Time or in any contract, including indemnification agreements set forth in the USS disclosure letter, of USS or its subsidiaries with any of their respective current or former directors, officers or employees as in effect immediately prior to the Effective Time, and will not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of USS or any of its subsidiaries.
For a period of six years after the Effective Time, the Surviving Corporation will, to the fullest extent permitted under applicable law, indemnify and hold harmless (and advance funds in respect of each of the foregoing or any related expenses) each current and former director, officer or employee of USS or any of its subsidiaries and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of USS or its subsidiaries (or directors or officers of USS or any of its subsidiaries to the extent serving as fiduciaries with respect to any Company Employee Plan), in each case, at or prior to the Effective Time against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any action to the fullest extent permitted by law), liabilities and losses, reasonably incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions in connection with such persons serving as an officer, director, employee or other fiduciary in any entity if such service was at the request or for the benefit of USS or its subsidiaries).
For a period of six years from and after the Effective Time, the Surviving Corporation will, either cause to be maintained in effect the current policies of directors’ and officers’ and fiduciary liability insurance maintained by or for the benefit of USS and its subsidiaries and their respective current and former directors and officers or provide substitute policies for USS and its subsidiaries and their respective current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by or for the benefit of USS and its subsidiaries, in either case, of not less than the existing coverage and having other terms not less favorable to the insured persons than the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by or for the benefit of USS and its subsidiaries and their respective current and former directors and officers with respect to claims arising from facts or events that occurred at or before the Effective Time (regardless of when such claims are brought) (with insurance carriers having the same or better A.M. Best financial rating as USS’s current directors’ and officers’ and fiduciary liability insurance carriers), except that in no event will Parent or the Surviving Corporation be required to pay with respect to such insurance policies more than 300% of the aggregate annual premium most recently paid by USS and its subsidiaries. If the Surviving Corporation is unable to obtain such insurance because its cost exceeds such maximum amount, it will obtain as much comparable insurance as possible for the years within such six-year period for a premium equal to such maximum amount. In lieu of such insurance, prior to the Closing Date USS may, at its option, purchase, or Parent may, at its option request that USS, purchase a six-year prepaid “tail” directors’ and officers’ and fiduciary liability insurance policy for USS and its subsidiaries and their respective current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by or for the benefit of USS and its subsidiaries, such tail policy to provide coverage in an amount not less than the existing coverage and to have other terms not less favorable to the insured persons than the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by or for the benefit of USS and its subsidiaries with respect to claims arising from facts or events that occurred at or before the Effective Time; provided, that USS will not pay an aggregate amount for such policy in excess of the maximum amount set forth above.
Special Meeting
USS has agreed, as promptly as reasonably practicable after the date of the Merger Agreement (and no later than 25 business days after the date of the Merger Agreement), that USS will:
•
prepare and file with the SEC this proxy statement, which, subject to the right of the Board of Directors to make a Change of Recommendation (as defined in the section of this proxy statement entitled “The Board of Directors’ Recommendation; Change of Recommendation”), will include the recommendation that USS stockholders vote to adopt the Merger Agreement;

•
use reasonable best efforts to respond to any comments by the SEC staff in respect of this proxy statement as promptly as reasonably practicable after the receipt thereof; and

•
cause the definitive proxy statement to be mailed to USS’s stockholders as promptly as practicable following the time this proxy statement is cleared by the SEC for mailing to USS’s stockholders (and in any event within ten business days after such time).

USS has also agreed that it will:
•
subject to the other provisions of the Merger Agreement, take all action required by the NYSE, the CSE and the SEC rules and as required by the DGCL and its certificate of incorporation and by-laws to duly call, give notice of, convene and hold the Special Meeting promptly (but in no event later than 45 days following the mailing of this proxy statement) for the purpose of obtaining (A) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of USS common stock, and (B) if so desired and mutually agreed between USS and Parent, a vote upon other matters of the type customarily brought before a meeting of stockholders in connection with the approval of a merger agreement or the transactions contemplated by such agreement, provided, that the foregoing obligations shall not be affected by a Change of Recommendation (it being understood and agreed that in the event of a Change of Recommendation, USS shall have no obligation to solicit proxies to obtain the affirmative vote of the holders of a majority of the outstanding shares of USS common stock under the following bullet); and

•
subject to the right of the Board of Directors to make a Change of Recommendation (as defined in the section of this proxy statement entitled “The Board of Directors’ Recommendation; Change of Recommendation”), use reasonable best efforts to obtain the adoption of the Merger Agreement by the USS stockholders and solicit from its stockholders proxies in favor of the adoption of the Merger Agreement by the USS stockholders.

USS may adjourn, recess, or postpone, and at the request of Parent it will adjourn, recess or postpone, the Special Meeting for a reasonable period to solicit additional proxies, if USS or Parent, respectively, reasonably believes there will be insufficient shares of USS common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Special Meeting or to obtain the adoption of the Merger Agreement by the USS stockholders (provided, that unless agreed in writing by USS and Parent, all such adjournments, recesses or postponements will be for periods of no more than ten business days each (not to exceed 20 business days in the aggregate without Parent’s written consent)) and (y) USS may adjourn, recess, or postpone the Special Meeting to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to the USS stockholders within a reasonable amount of time in advance of the Special Meeting. USS will use its reasonable best efforts to provide Parent with periodic updates (including voting reports) concerning proxy solicitation results, as reasonably requested by Parent.
See the section of this proxy statement entitled “The Board of Directors’ Recommendation; Change of Recommendation” for related information regarding the Board of Directors’ responsibilities with regard to recommending the adoption of the Merger Agreement to USS stockholders.
Transaction Litigation
During the Pre-Closing Period, USS will control the defense of any pending or threatened legal proceeding against USS and/or its directors relating to the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement (whether directly or on behalf of USS and its subsidiaries or otherwise); provided, that USS will promptly notify Parent of any such legal proceeding and keep Parent reasonably and promptly informed with respect to the status thereof, give Parent the right to participate in, and the right to review and comment on all material filings or responses to be made by the Company in connection with, any such legal proceeding (and shall give due consideration to Parent’s comments and other advice with respect to such legal proceeding, including with respect to strategy and any significant decisions related thereto), and give Parent the opportunity to consult on the settlement, release, waiver or compromise of any such legal proceeding, provided, that neither USS nor its subsidiaries will be required to provide, or cause to be provided, any information the disclosure of which would reasonably be expected to result in the loss of any attorney-client privilege, provided, that USS shall use reasonable best efforts to make appropriate substitute arrangements to allow access in a manner that does not result in waiver of such privilege. USS shall in good faith take such comments into account, and no such settlement, release, waiver or compromise of such litigation shall be agreed to without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

Regulatory Approvals and Related Matters
Subject to the terms and conditions of the Merger Agreement, each of Parent and USS has agreed to cooperate with each other and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement and related transaction documents as promptly as practicable following the date of the Merger Agreement, including:
•
preparing and filing as promptly as practicable (and with respect to the HSR Act, by January 30, 2024) after the date of the Merger Agreement with any governmental authority all required notifications, filings and consents to effect all necessary actions or nonactions, waivers, consents, clearances, approvals and expirations or terminations of waiting periods from certain governmental entities;

•
obtaining all Required Regulatory Approvals and other approvals, consents, ratifications, permissions, waivers, authorizations (including any permits) and other confirmations required to be obtained from any governmental authority that are necessary to consummate the Merger and other transactions contemplated by the Merger Agreement and related transaction documents;

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executing and delivering any additional instruments necessary to consummate the Merger and other transactions contemplated by the Merger Agreement and related transaction documents; and

•
defending through litigation on the merits any legal proceeding under any antitrust law or foreign investment law, whether judicial or administrative, challenging the Merger Agreement or challenging, hindering, impeding, interfering with or delaying the consummation of the Merger and the other transactions contemplated by the Merger Agreement, including seeking to have any stay, temporary restraining order or injunction entered by any court or other governmental entity in connection with the foregoing vacated or reversed.

Specifically, in furtherance of and without limiting the generality of the above, Parent and USS have agreed to:
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prepare and file the notification and report forms required under the HSR Act promptly but in no event later than January 30, 2024;

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prepare and file the notifications (and, if applicable, drafts thereof) required under each other Required Regulatory Approvals as promptly as practicable after the date of the Merger Agreement;

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submit a draft of the joint notice to CFIUS (which we refer to as the “CFIUS Notice”) contemplated under 31 C.F.R. § 800.501(g) with respect to the transactions contemplated by the Merger Agreement as promptly as practicable after the date of the Merger Agreement;

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submit a formal CFIUS Notice as contemplated by 31 C.F.R. § 800.501(a) as promptly as practicable after receiving feedback from CFIUS regarding the draft CFIUS Notice;

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submit any other submissions that are formally requested by CFIUS to be made, or which Parent and the Company mutually agree should be made, in each case in connection with the Merger Agreement and the transactions contemplated thereby as soon as possible (and in any event in accordance with applicable regulatory requirements);

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supply or cause to be supplied to any governmental entity as promptly as practicable any and all additional information or documentary material that may be requested, and certify compliance with such request (as applicable), under any law or by such governmental entity, including pursuant to a Second Request; and

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use their reasonable best efforts to obtain all necessary actions or nonactions, waivers, consents, clearances, approvals and expirations or terminations of waiting periods under the HSR Act and any other Required Regulatory Approval as promptly as practicable but in any event prior to the End Date.

Parent has agreed to pay all filing fees payable in connection with all necessary actions or nonactions, waivers, consents, clearances, approvals and expirations or terminations of waiting periods contemplated by this paragraph.

Parent and USS have agreed to work cooperatively in connection with obtaining all necessary actions or nonactions, waivers, consents, clearances, approvals and expirations or terminations of waiting periods with respect to the Merger and other transactions contemplated by the Merger Agreement, and (to the extent permitted under applicable law) specifically have agreed to:
•
consult and cooperate with each other in connection with any such filing or submission with a governmental entity or any other person relating to the Merger and the other transactions contemplated by the Merger Agreement;

•
keep the other party promptly informed of any communication received from a governmental entity or other person, in each case regarding the Merger and the other transactions contemplated by the Merger Agreement (and in the case of written communications, furnish the other party with a copy of such communication);

•
permit the other party to review and discuss in advance, and in consider in good faith the views of the other party in connection with any proposed filing, submission or other communication to any governmental entity;

•
to the extent not prohibited by applicable governmental entity or other person, give the other party the opportunity to attend and participate in any meetings (whether in-person or otherwise), telephone or video calls or other conferences; and

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permit Parent to, in consultation with USS, control the (i) strategy for obtaining all necessary actions or nonactions, waivers, consents, clearances, approvals and expirations or terminations of waiting periods, including the Required Regulatory Approvals (including CFIUS Approval), (ii) response to any request from, inquiry by, or investigation by (including the timing, nature and substance of all such responses) any governmental entity with respect to the Merger and the other contemplated transactions and (iii) strategy for the defense and settlement of any action brought by or before any governmental entity that has authority to enforce the applicable antitrust laws.

Parent and the Company have agreed to cooperate with each other in connection with any such filing or the provision of any such information and in connection with resolving any investigation or other inquiry of any Governmental Entity under Section 721 with respect to any such filing or any such transaction, including, to the extent permitted by applicable law:
•
providing copies, or portions thereof, of all such documents to the non-filing party prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith; and

•
keeping each other timely apprised of the status and content of any material communications with, and any inquiries or requests for additional information or documentary material from, CFIUS.

With respect to the Required Regulatory Approvals, the parties have agreed that the reasonable best efforts referred to in the first paragraph of this section of this proxy statement will include Parent and USS (and their respective subsidiaries and controlled affiliates, including, for this purpose, NSC) taking, or causing to be taken, all actions and all other things necessary, proper or advisable to consummate and make effective the Merger, by taking all such further action as may be necessary to resolve such objections, and to avoid or eliminate each and every impediment under the antitrust laws and foreign investment laws that may be asserted by a governmental entity or private party so as to enable the Closing to occur as promptly as practicable and in any event no later than the End Date, including the following actions:
•
proposing, negotiating, committing to, effecting, agreeing to and executing, by consent decree, settlement, undertaking, stipulations, hold separate order, binding agreements with third parties or otherwise, the sale, divestiture, transfer, license, hold separate or disposition of any and all of the share capital or other equity voting interests, assets (whether tangible or intangible), businesses, divisions, operations, products or product lines of Parent (including its subsidiaries and affiliates) and of USS (including its subsidiaries); terminating, transferring or creating relationships, contractual rights or other obligations of Parent (including its subsidiaries and affiliates) and USS (including its subsidiaries); and otherwise taking or committing to take any actions or agree to any undertakings that would limit Parent’s (including its subsidiaries’, affiliates’, and the Surviving Corporation’s) freedom of action with respect to, or their ability to retain, or impose obligations on Parent’s (including its subsidiaries’, affiliates’, and the Surviving Corporation’s) future operations with respect to, assets (whether tangible or intangible), businesses, divisions, personnel, operations, products or product lines of Parent (and its subsidiaries and affiliates, including the Surviving Corporation) or USS (and its subsidiaries), in each case so as to satisfy the conditions to Closing or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any action that would otherwise have the effect of preventing the Closing or delaying the Closing beyond the End Date;
Parent and USS further agree that they shall not, and shall cause their respective subsidiaries and controlled affiliates to not, acquire or agree to acquire any other person or business or any material assets or properties of any other person if such acquisition would reasonably be expected to materially impede, prevent or materially delay the parties from obtaining any Required Regulatory Approvals in connection with the Merger, or to prevent or materially delay or materially impede the consummation of the Merger.
Moreover, in furtherance of and not in limitation of the obligations described above, Parent and its controlled affiliates (including, for this purpose, NSC) have agreed to take all action necessary to receive CFIUS Approval so as to enable the Closing, including providing all such assurances as may be requested or required by CFIUS, including entering into a mitigation agreement, letter of assurance, national security agreement, proxy agreement, trust agreement or other similar arrangement or agreement, in relation to the business and assets of USS; provided, that notwithstanding any of the foregoing to the contrary, Parent and its affiliates will not be required, in order to obtain CFIUS Approval, to take any action:
•
that would violate any law applicable to Parent or its affiliates; or

•
with respect to the assets or businesses of Parent or its affiliates (other than USS and its subsidiaries) that would reasonably be expected to have a material adverse effect on Parent and its affiliates (other than USS and its subsidiaries), taken as a whole (for this purpose, measured as if Parent and its affiliates, taken as a whole, were the size of, and with the financial profile of, Parent, its affiliates and USS and its subsidiaries, taken as a whole).

Other Covenants
The Merger Agreement contains other covenants, including those relating to access to information, notification with respect to certain matters, transition planning, takeover statutes, public announcements, stock exchange delisting and deregistration, matters related to Section 16 of the Exchange Act and further assurances.
Conditions to the Closing of the Merger
The respective obligations of each party to effect the Merger and other transactions contemplated by the Merger Agreement are subject to the satisfaction (or waiver by Parent and USS to the extent permitted by applicable law) of the following conditions:
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the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of USS common stock;

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the absence of any injunction or similar charge, order, writ, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative by any governmental entity in the U.S. or certain specified jurisdictions with competent jurisdiction over Parent, Merger Sub or USS and the absence of any applicable U.S. federal, state or local or non-U.S. law (including common law), statute, code, treaty, convention, ordinance, rule, regulation, judgment, charge, order, writ, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative, in each case that remains in effect and, in any case, prohibits or makes illegal the consummation of the Merger (we refer to such condition as the “No Legal Restraints Condition”); and

•
(a) the expiration or earlier termination of the waiting period applicable to the consummation of the Merger and other transactions contemplated by the Merger Agreement under the HSR Act and the expiration or termination of any and all agreements with governmental entities with competent jurisdiction over USS or Parent pursuant to which such parties have agreed not to consummate the transactions contemplated by the Merger Agreement under the HSR Act, (b) the receipt of CFIUS Approval and (c) the receipt of all required consents and expirations or terminations of waiting periods (as applicable) with respect to certain other required regulatory filings (we refer to such condition as the “Regulatory Approvals Condition”).

In addition, the obligation of USS to effect the Merger and other transactions contemplated by the Merger Agreement is subject to the satisfaction (or waiver by USS to the extent permitted by applicable law) of the following additional conditions:
•
the representations and warranties of Parent and Merger Sub (without regard to any qualifications as to materiality contained in such representations and warranties) being true and correct at and as of the Closing Date, as if made at and as of such time (except to the extent made as of an earlier date, in which case at and as of such date), except where the failure of such representations and warranties to be so true and correct does not, individually or in the aggregate, prevent or materially delay the Closing or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by the Merger Agreement;

•
Parent and Merger Sub having performed, in all material respects, all obligations and complied, in all material respects, with all covenants required by the Merger Agreement to be performed or complied with by them prior to the Effective Time; and

•
the receipt by USS of a certificate of Parent, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions described in the preceding two bullets have been satisfied.

In addition, the obligations of Parent and Merger Sub to effect the Merger and other transactions contemplated by the Merger Agreement are subject to the satisfaction (or waiver by Parent and Merger Sub to the extent permitted by applicable law) of the following additional conditions:
•
the representations and warranties of USS (i) related to due organization, valid existence and good standing of USS and its subsidiaries, (ii) related to certain aspects of USS’s capital structure, and (iii) related to the absence of a Company Material Adverse Effect since January 1, 2023 through the date of the Merger Agreement, being true and correct in all respects at and as of the date of the Merger Agreement and the Closing Date, except, in the case of clause (ii), for inaccuracies in such representations and warranties that do not exceed $50,000,000 in the aggregate;

•
the representations and warranties of USS related to certain aspects of USS’s capital structure, the corporate authority of USS to enter into the Merger Agreement and the valid and binding nature of the Merger Agreement, takeover statutes, broker and investment banker fees owed by USS and the affirmative vote of the holders of the shares of USS common stock outstanding on the Record Date being the only vote of holders of any class or series of USS’s capital stock necessary to adopt the Merger Agreement and approve the Merger, being true and correct in all material respects at and as of the date of the Merger Agreement and the Closing Date, as if made at and as of such time (except to the extent made as of an earlier date, in which case at and as of such date);

•
the other representations and warranties of USS (disregarding all materiality and Company Material Adverse Effect qualifications contained therein) being true and correct in all respects at and as of the date of the Merger Agreement and the Closing Date, as if made at and as of such time (except to the extent made as of an earlier date, in which case at and as of such date), except where the failure of such representations and warranties to be so true and correct does not, individually or in the aggregate, constitute a Company Material Adverse Effect;

•
USS having performed, in all material respects, all obligations and complied, in all material respects, with all covenants required by the Merger Agreement to be performed or complied with by it prior to the Effective Time;

•
since the date of the Merger Agreement, the absence of a Company Material Adverse Effect; and

•
the receipt by Parent of a certificate of USS, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions described in the preceding five bullets have been satisfied.

Termination of the Merger Agreement
The Merger Agreement may be terminated at any time prior to the Closing in the following ways (whether before or after any approval by USS stockholders of the matters presented in connection with the Merger):
•
by mutual written consent of USS and Parent;

•
by either USS or Parent, subject to certain limitations, if:

•
the Effective Time has not occurred on or before 11:59 p.m. Eastern time on September 18, 2024 (provided, that if, as of such time and date all conditions to the Closing have been satisfied or waived (other than those conditions that by their nature are to be satisfied by action taken at the Closing), except for the conditions related to (i) regulatory approvals or (ii) the absence of legal restraints preventing the consummation of the Merger (only to the extent the applicable legal restraint relates to an antitrust law, CFIUS or foreign investment law), each as described in the section of this proxy statement entitled “Conditions to the Closing of the Merger,” then such date will be automatically extended to 11:59 p.m. Eastern time on March 18, 2025) (provided further that if, as of such time and date, all conditions to Closing have been satisfied or waived (other than those conditions that by their nature are to be satisfied by action taken at the Closing) other than the conditions related to (i) regulatory approvals or (ii) a lack of legal restraints preventing the consummation of the Merger (only to the extent the applicable legal restraint relates to an antitrust law, CFIUS or foreign investment law), then such date will automatically be further extended to 11:59 p.m. Eastern time on June 18, 2025). This right to terminate the Merger Agreement will not be available to any party whose breach in any material respect of its obligations under the Merger Agreement in any manner that has proximately caused the failure to consummate the Merger on or before such date (which we refer to as the “End Date Termination Right”);

•
any governmental entity in the U.S. or certain specified jurisdictions with competent jurisdiction over Parent, Merger Sub or USS has issued or enacted a final and nonappealable injunction or similar order or any law that prohibits or makes illegal the consummation of the Merger and the other transactions contemplated by the Merger Agreement. To utilize this termination right, the party seeking to terminate the Merger Agreement must have used the efforts required by the Merger Agreement to remove such legal restraint. This right to terminate the Merger Agreement will not be available to any party whose breach in any material respect of its obligations under the Merger Agreement in any manner that has proximately caused the issuance or entry of such legal restraint (which we refer to as the “Legal Restraint Termination Right”); or

•
the Special Meeting (including any adjournments or postponements thereof) has been held and concluded and the adoption of the Merger Agreement by USS stockholders was not obtained (which we refer to as the “Special Meeting Termination Right”).

•
by USS, subject to certain limitations:

•
if Parent or Merger Sub has breached or failed to perform in any material respect any of their representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform (i) would result in a failure of one of the first two conditions set forth in the section of this proxy statement describing the obligations of USS to effect or otherwise consummate the Merger and (ii) cannot be cured by the End Date or, if curable, is not cured within 30 business days following USS’s delivery of written notice to Parent stating USS’s intention to terminate the Merger Agreement pursuant to this section and the basis for such termination; provided, that USS is not then in material breach of any representation, warranty, agreement or covenant contained in the Merger Agreement; or

•
to enter into a definitive agreement with respect to a Superior Proposal prior to the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of USS common stock, as described in the section of this proxy statement entitled “The Board of Directors’ Recommendation; Change of Recommendation”; provided, that (i) USS has complied in all material respects with the Change of Recommendation provisions of the Merger Agreement, (ii) USS has paid the termination fee owed to Parent prior to or at the time of such termination and (iii) promptly after such termination, USS enters into such definitive agreement with respect to such Superior Proposal (which we refer to as the “Superior Proposal Termination Right”).

•
by Parent, subject to certain limitations, if:

•
USS has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in the first five conditions in the section of this proxy statement describing the obligations of Parent and Merger Sub to effect or otherwise consummate the Merger and (ii) cannot be cured by the End Date or, if curable, is not cured within 30 business days following Parent’s delivery of written notice to USS stating Parent’s intention to terminate the Merger Agreement pursuant to this section and the basis for such termination; provided, that neither Parent or Merger Sub is then in material breach of any representation, warranty, agreement or covenant contained in the Merger Agreement; or

•
prior to the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of USS common stock, a Change of Recommendation as described in the section of this proxy statement entitled “The Board of Directors’ Recommendation; Change of Recommendation” (which we refer to as the “Change of Recommendation Termination Right”) has occurred.

Termination Fee Payable by USS
USS has agreed, if requested by Parent, to pay to Parent a termination fee of $565 million in cash (which we refer to as the “Company Termination Fee”) if the Merger Agreement is validly terminated:
•
by USS in accordance with the Superior Proposal Termination Right;

•
by Parent in accordance with the Change of Recommendation Termination Right; or

•
(A) after the date of the Merger Agreement and prior to the Special Meeting, an Alternative Proposal has been publicly proposed or publicly disclosed, and not withdrawn at least two business days prior to, the Special Meeting, (B) the Merger Agreement is subsequently terminated by Parent or USS pursuant to the Special Meeting Termination Right and (C) concurrently with or within nine months after such termination, (i) USS enters into a definitive agreement providing for a transaction that constitutes an Alternative Proposal (which transaction is subsequently consummated, whether during or following such nine-month period) or (ii) USS has completed a transaction that constitutes an Alternative Proposal (for purposes of clause (A) and this clause (C), references to “20%” in the definition of “Alternative Proposal” will be deemed to reference “50%” for any fee to be payable pursuant to the Company Termination Fee).

Parent’s right (or the rights of Parent’s designee(s)) to receive payment from the Company of the Company Termination Fee pursuant to the Merger Agreement will be the sole and exclusive remedy of the Parent Related Parties in circumstances where the Company Termination Fee is payable pursuant to the Merger Agreement against the Company Related Parties for any loss suffered as a result of the failure of the transactions contemplated by the Merger Agreement to be consummated or for a breach or failure to perform under the Merger Agreement or otherwise, except in the case of a willful breach of the Merger Agreement or fraud by the Company (in which case Parent (or its designee(s)) will be entitled to seek monetary damages, recovery or award from the Company). However, in no event will any of the Company Related Parties be liable for monetary damages, recovery or award for willful breach of the Merger Agreement or fraud arising out of any matter forming the basis for such termination.

In no event will USS be obligated to pay the Company Termination Fee on more than one occasion.
If USS fails to promptly pay the Company Termination Fee when due, USS must pay to Parent (or its designee(s)) the fees, costs and expenses of enforcement (including attorneys’ fees as well as expenses incurred in connection with any action initiated by such party), together with interest on the amount of the Company Termination Fee at the prime lending rate as published in the Wall Street Journal, in effect on the date such payment is required to be made plus 2% per annum.
Termination Fee Payable by Parent
Parent has agreed, if requested by USS, to pay to USS a termination fee of $565 million in cash (which we refer to as the “Parent Termination Fee”) if:
•
the Merger Agreement is terminated by Parent or USS pursuant to the End Date Termination Right and, at the time of such termination (A) one or more of the conditions to Closing related to (i) regulatory approvals or (ii) the absence of legal restraints preventing the consummation of the Merger (only to the extent the applicable legal restraint is issued or granted in respect of the Merger or the other transactions contemplated by the Merger Agreement by a governmental entity in the U.S. or certain specified jurisdictions pursuant to the HSR Act or any other antitrust law, foreign investment law or CFIUS or the President of the United States) have not been satisfied or waived, (B) the condition requiring approval of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of USS common stock has been satisfied and (C) all other obligations of Parent and Merger Sub to effect the Merger have been satisfied or waived (other than any such conditions that by their nature are to be satisfied at the Closing (if such conditions would be satisfied were the Closing to occur at such time)); or

•
the Merger Agreement is terminated by Parent or USS pursuant to the Legal Restraint Termination Right, only as the result of a legal restraint issued or granted in respect of the Merger or the other transactions contemplated by the Merger Agreement by a governmental entity in the U.S. or certain specified jurisdictions pursuant to the HSR Act or any other applicable antitrust law or foreign investment law or CFIUS or the President of the United States and, at the time of such termination, the condition requiring approval of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of USS common stock has been satisfied and one or more of the conditions set forth in (x) the No Legal Restraints Condition (only as the result of a legal restraint issued or granted in respect of the Merger or the transactions contemplated thereby by (i) a governmental entity in the U.S. or certain specified jurisdictions pursuant to the HSR Act or applicable antitrust law or foreign investment law or (ii) CFIUS or the President of the United States) and (y) the Regulatory Approvals Condition, have not been satisfied or waived, and all of the other obligations of Parent and Merger Sub to effect the Merger have been satisfied or waived (other than any such conditions that by their nature are to be satisfied at the Closing (if such conditions would be satisfied were the Closing to occur at such time)).

Promptly following a termination as described above, the Company will irrevocably elect in writing to accept or decline the Parent Termination Fee (which we refer to as the “Company Election”). If the Company has declined the Parent Termination Fee, the Company Election will constitute an irrevocable waiver of the Parent Termination Fee. The Company’s right to receive payment from Parent of the Parent Termination Fee pursuant to the Merger Agreement will be the sole and exclusive remedy of the Company Related Parties in circumstances where the Parent Termination Fee is payable pursuant to the Merger Agreement against any of the Parent Related Parties or any Debt Financing Source for any loss suffered as a result of the failure of the transactions contemplated by the Merger Agreement to be consummated or for a breach or failure to perform under the Merger Agreement or otherwise, except in the case of a willful breach of the Merger Agreement or fraud by Parent or Merger Sub (in which case the Company will be entitled to seek monetary damages, recovery or award from Parent or Merger Sub). However, in no event will any of the Parent Related Parties be liable for monetary damages, recovery or award for willful breach of the Merger Agreement or fraud arising out of any matter forming the basis for such termination if the Company has elected to accept the Parent Termination Fee in the Company Election.
In no event will Parent be obligated to pay the Parent Termination Fee on more than one occasion.

If Parent fails to promptly pay the Parent Termination Fee when due, Parent must pay to USS the fees, costs and expenses of enforcement (including attorneys’ fees as well as expenses incurred in connection with any action initiated by such party), together with interest on the amount of the Parent Termination Fee at the prime lending rate as published in the Wall Street Journal, in effect on the date such payment is required to be made plus 2% per annum.
Specific Enforcement
Except as otherwise provided in the Merger Agreement, any and all remedies therein expressly conferred upon a party are deemed to be cumulative with, and not exclusive of, any other remedy conferred by the Merger Agreement or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties have agreed that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached (including any party failing to take such actions as are required of it under the Merger Agreement in order to consummate the transactions contemplated thereunder). Each party has agreed that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in the Merger Agreement, the non-breaching party will be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach or threatened breach. Each party has agreed that the provisions of the Merger Agreement relating to termination fees are not intended to and do not adequately compensate USS, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of the Merger Agreement, and are not construed to diminish or otherwise impair in any respect any party’s right to an injunction, specific performance or other equitable relief. The pursuit of specific enforcement or other equitable remedy by any party will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy (whether at law or in equity) to which such party may be entitled at any time, subject to the limitations or remedies set forth in the Merger Agreement. In circumstances where Parent and Merger Sub are obligated to consummate the Merger and the Merger has not been consummated, Parent and Merger Sub expressly acknowledged and agreed that USS and its stockholders will have suffered irreparable harm, that monetary damages will be inadequate to compensate USS and its stockholders, and that USS on behalf of itself and its stockholders will be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to enforce specifically Parent’s and Merger Sub’s obligations to consummate the Merger.
Each party agreed not to raise any objection to the availability of the equitable remedy of specific performance in accordance with and subject to the limitations set forth in the Merger Agreement or to specifically enforce the terms and provisions of the Merger Agreement on the basis that there is adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or in equity. Each party further agreed that no other party or any other person will be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in the provisions of the Merger Agreement relating to specific enforcement, and each party irrevocably waived any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
The parties have acknowledged and agreed that time is of the essence and that the parties would suffer ongoing irreparable injury for so long as any provision of the Merger Agreement is not performed in accordance with its specific terms, including but not limited to as a result of any dispute over the parties’ obligations to consummate the transactions contemplated by the Merger Agreement. The parties accordingly agreed that, as to any actions or legal proceedings in which a party seeks specific performance or other equitable relief pursuant to the Merger Agreement, the parties will use their reasonable best efforts to seek and obtain an expedited schedule for such proceedings and will not oppose any party’s request for expedited proceedings.
Each party further agreed that by seeking the remedies provided for in the provisions of the Merger Agreement relating to specific enforcement, a party shall not in any respect waive its right to seek at any time any other form of relief that may be available to a party under the Merger Agreement, and nothing set forth in the provisions of the Merger Agreement relating to specific enforcement will require any party to institute any proceeding for (or limit any party’s rights to institute any proceeding for) specific performance under the provisions of the Merger Agreement relating to specific enforcement prior to or as a condition to exercising any termination right under the Merger Agreement, nor shall the commencement of any legal proceeding pursuant to the provisions of the Merger Agreement relating to specific enforcement or anything set forth in the provisions of the Merger Agreement relating to specific enforcement restrict or limit any party’s right to terminate the Merger Agreement in accordance with the terms of the Merger Agreement or pursue any other remedies under the Merger Agreement, the Commitment Letters or otherwise in connection with the Debt Financing that might be available then or thereafter (subject to the terms and conditions set forth in the Merger Agreement and in connection with the Debt Financing).
While the Company may pursue both a grant of specific performance to the extent expressly permitted by the provisions of the Merger Agreement relating to specific performance and the payment of other monetary damages, subject to the provisions of the Merger Agreement relating to the effect of termination and termination fees, under no circumstances will Parent or Merger Sub be obligated to both specifically perform the terms of the Merger Agreement and pay other monetary damages.
Expenses
Except as otherwise provided in the Merger Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring or required to incur such expense, except that expenses incurred by any party in connection with the printing, filing and mailing of this proxy statement (including applicable SEC filing fees) will be borne equally by USS and Parent, and all filing fees paid by any party in respect of any HSR Act or other regulatory filing will be borne by Parent. Except as otherwise described under the section of this proxy statement entitled “Exchange and Payment Procedures,” all transfer, documentary, sales, use, stamp, registration and other similar taxes (for the avoidance of doubt, not including income, capital gain, gross receipt and other similar taxes) imposed on USS or any of its subsidiaries pursuant to the Merger (including such taxes that are also imposed on any holder of shares of USS common stock with respect to the transfer of shares of USS common stock as joint and several liability) shall be borne by the Surviving Corporation.
Amendments and Waivers
At any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by the USS stockholders, any provision of the Merger Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by USS, Parent and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after the adoption of the Merger Agreement by the USS stockholders, if any such amendment or waiver requires, pursuant to applicable law or in accordance with the rules and regulations of the NYSE or the CSE, further approval of the USS stockholders or the sole stockholder of Merger Sub, as applicable, the effectiveness of such amendment or waiver will be subject to the approval of the USS stockholders or the sole stockholder of Merger Sub, as applicable. The foregoing notwithstanding, no failure or delay by any party in exercising any right under the Merger Agreement will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any other right thereunder. Select provisions relating to the Debt Financing may not be amended or waived in a manner adverse in any material respect to the Debt Financing Sources without the written consent of the Debt Financing Sources party to the Commitment Letters.

Governing Law
The Merger Agreement, and any action or other legal proceeding arising out of or relating to the Merger Agreement (including the enforcement of any provision of the Merger Agreement), any of the transactions contemplated by the Merger Agreement or the legal relationship of the parties with respect to the transactions contemplated by the Merger Agreement (whether at law or in equity, whether in contract or in tort or otherwise), will be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, regardless of the choice of laws principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

PROPOSAL 2: THE COMPENSATION PROPOSAL
Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, USS is required to submit a proposal to USS stockholders to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to USS’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the Compensation Proposal). Such compensation is summarized and quantified in the section entitled “Proposal 1: Adoption of the Merger Agreement — Interests of USS’s Executive Officers and Directors in the Merger.” The Board of Directors encourages you to carefully review the named executive officer Merger-related compensation information disclosed in this proxy statement. Accordingly, USS is asking you to approve the following resolution:
RESOLVED, that the USS stockholders approve, on an advisory (non-binding) basis, the compensation that will or may become payable to USS’s named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “Proposal 1: Adoption of the Merger Agreement — Interests of USS’s Executive Officers and Directors in the Merger.”
The vote on this Compensation Proposal is a vote separate and apart from the vote on the Merger Agreement Proposal. Accordingly, you may vote to approve the Merger Agreement Proposal and vote not to approve the Compensation Proposal and vice versa. Because the vote on the Compensation Proposal is advisory only, it will not be binding on USS. Accordingly, if the Merger Agreement Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on this Compensation Proposal.
Required Vote
The affirmative vote of the holders of the shares of USS common stock representing a majority of the votes cast by USS stockholders present or represented by proxy at the Special Meeting is required to approve, on an advisory (non-binding) basis, the Compensation Proposal.
Assuming a quorum is present, (a) a failure to be represented by proxy or attend the Special Meeting will have no effect on the outcome of the Compensation Proposal, (b) abstentions will have no effect on the Compensation Proposal and (c) “broker non-votes” (if any) will have no effect on the outcome of the Compensation Proposal. Shares of USS common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a USS stockholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of USS common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting, and all of such shares will be voted as recommended by the Board of Directors.
The Board of Directors unanimously recommends that you vote “FOR” the Compensation Proposal.

PROPOSAL 3: THE ADJOURNMENT PROPOSAL
We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the Adjournment Proposal). If USS stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from USS stockholders that have previously returned properly executed proxies voting against the Merger Agreement Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Merger Agreement Proposal such that the Merger Agreement Proposal would be defeated, we could adjourn the Special Meeting without a vote on the Merger Agreement Proposal and seek to convince the holders of those shares to change their votes to votes in favor of the Merger Agreement Proposal. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.
Required Vote
The affirmative vote of the holders of the shares of USS common stock representing a majority of the voting power present or represented by proxy at the Special Meeting, whether or not a quorum is present, and entitled to vote on the Adjournment Proposal is required for approval of the Adjournment Proposal.
For purposes of the Adjournment Proposal, (a) a failure to be represented by proxy or attend the Special Meeting will have no effect on the outcome of the Adjournment Proposal other than reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares of USS common stock from which the majority is calculated, (b) whether or not a quorum is present, abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal and (c) whether or not a quorum is present, “broker non-votes” (if any) will have no effect on the outcome of the Adjournment Proposal. Shares of USS common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a USS stockholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of USS common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting, and all of such shares will be voted as recommended by the Board of Directors.
The Board of Directors unanimously recommends that you vote “FOR” the Adjournment Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of USS’s common stock as of March 4, 2024 (the “Table Date”), regarding the beneficial ownership of 224,816,000 shares of USS’s common stock, unless otherwise indicated, by (i) each person known to USS, based solely on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act, to be the beneficial owner of more than 5% of USS’s common stock, (ii) each named executive officer of USS, (iii) each director of USS, and (iv) all current directors and executive officers of USS as a group:
Name of Person or Entity	Number of Shares of Common Stock Beneficially Owned(1)*	Percentage of Common Stock Outstanding
5% Shareholders
BlackRock, Inc.(2)	19,837,848	8.82%
50 Hudson Yards
New York, NY 10001
The Vanguard Group, Inc.(3)	20,094,507	8.94%
100 Vanguard Blvd.
Malvern, PA 19355
Non-Employee Directors
Tracy A. Atkinson(4)	32,784	**
Andrea J. Ayers(5)	18,410	**
Alicia J. Davis(6)	9,704	**
Terry L. Dunlap(7)	17,332	**
John J. Engel(8)	89,391	**
John V. Faraci(9)	45,031	**
Murry S. Gerber(10)	220,419	**
Jeh C. Johnson(11)	63,879	**
Paul A. Mascarenas(12)	72,958	**
Michael H. McGarry(13)	42,036	**
David S. Sutherland(14)	226,236	**
Patricia A. Tracey(15)	94,050	**
Executive Officers
David B. Burritt(16)	1,182,375	**
James E. Bruno(17)	94,436	**
Scott D. Buckiso(18)	168,298	**
Jessica T. Graziano(19)	46,723	**
Duane D. Holloway(20)	135,530	**
Christine S. Breves(21)	138,268	**
All Non-Employee Directors and Executive Officers as a group (20 persons)(22)	2,701,347	1.20%

*
Does not include fractional shares.

**
Represents less than 1% of the outstanding shares of USS common stock as of the Table Date.

(1)
Includes shares of USS common stock, shares of USS common stock underlying Company DSU Awards and shares of USS common stock underlying outstanding Company Option Awards.

(2)
BlackRock, Inc. reported sole voting power with respect to 19,190,992 shares and sole dispositive power with respect to 19,837,848 shares. The foregoing information is according to Amendment No. 11 to a Schedule 13G dated January 25, 2024, and filed with the SEC on January 25, 2024.

(3)
The Vanguard Group, Inc. reported sole voting power with respect to 0 shares and sole dispositive power with respect to 19,778,991 shares. The foregoing information is according to Amendment No. 13 to Schedule 13G dated February 13, 2024, and filed with the SEC on February 13, 2024.

(4)
Includes 30,316 Company DSU Awards granted under the Deferred Compensation Program for Non-Employee Directors that are convertible into shares of common stock upon departure from the Board of Directors.

(5)
Includes 16,410 Company DSU Awards granted under the Deferred Compensation Program for Non-Employee Directors that are convertible into shares of common stock upon departure from the Board of Directors.

(6)
Includes 7,704 shares of common stock underlying unvested Company RSU Awards that may be acquired within 60 days of the Table Date.

(7)
Includes 8,612 shares of common stock underlying unvested Company RSU Awards that may be acquired within 60 days of the Table Date.

(8)
Includes 87,391 Company DSU Awards granted under the Deferred Compensation Program for Non-Employee Directors that are convertible into shares of common stock upon departure from the Board of Directors.

(9)
Includes 35,471 Company DSU Awards granted under the Deferred Compensation Program for Non-Employee Directors that are convertible into shares of common stock upon departure from the Board of Directors and 3,610 shares of common stock underlying unvested Company RSU Awards that may be acquired within 60 days of the Table Date.

(10)
Includes 67,089 Company DSU Awards granted under the Deferred Compensation Program for Non-Employee Directors that are convertible into shares of common stock upon departure from the Board of Directors and 7,219 shares of common stock underlying unvested Company RSU Awards that may be acquired within 60 days of the Table Date.

(11)
Includes 63,879 Company DSU Awards granted under the Deferred Compensation Program for Non-Employee Directors that are convertible into shares of common stock upon departure from the Board of Directors.

(12)
Includes 65,217 Company DSU Awards granted under the Deferred Compensation Program for Non-Employee Directors that are convertible into shares of common stock upon departure from the Board of Directors and 3,691 shares of common stock underlying unvested Company RSU Awards that may be acquired within 60 days of the Table Date.

(13)
Includes 39,536 Company DSU Awards granted under the Deferred Compensation Program for Non-Employee Directors that are convertible into shares of common stock upon departure from the Board of Directors.

(14)
Includes 214,139 Company DSU Awards granted under the Deferred Compensation Program for Non-Employee Directors that are convertible into shares of common stock upon departure from the Board of Directors.

(15)
Includes 85,625 Company DSU Awards granted under the Deferred Compensation Program for Non-Employee Directors that are convertible into shares of common stock upon departure from the Board of Directors and 6,767 shares of common stock underlying unvested Company RSU Awards that may be acquired within 60 days of the Table Date.

(16)
Includes 162,280 shares that may be acquired upon exercise of Company Option Awards that are or will become exercisable within 60 days of the Table Date and 290,082 shares held in trust. Does not include 277,031 unvested Company RSU Awards.

(17)
Includes 5,460 shares that may be acquired upon exercise of Company Option Awards that are or will become exercisable within 60 days of the Table Date. Does not include 46,107 unvested Company RSU Awards.

(18)
Includes 25,160 shares that may be acquired upon exercise of Company Option Awards that are or will become exercisable within 60 days of the Table Date. Does not include 46,107 unvested Company RSU Awards.

(19)
Does not include 112,607 unvested Company RSU Awards.

(20)
Does not include 46,107 unvested Company RSU Awards.

(21)
Includes 4,530 shares that may be acquired upon exercise of Company Option Awards that are or will become exercisable within 60 days of the Table Date.

(22)
Excludes the holdings of Ms. Breves. Includes the following shares that may be acquired within 60 days of the Table Date: (i) 193,750 shares upon exercise of outstanding Company Option Awards and (ii) 37,603 shares of common stock upon vesting of Company RSU Awards.

FUTURE STOCKHOLDER PROPOSALS
If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of USS stockholders. However, if the Merger is not completed, USS stockholders will continue to be entitled to attend and participate in stockholder meetings.
USS stockholders will hold an annual meeting of stockholders in 2024, which we refer to as the “USS 2024 annual meeting,” only if the Merger has not already been completed.
As described in our proxy statement for the 2023 annual meeting of stockholders, filed on March 10, 2023, USS stockholders may submit proper proposals for inclusion in our proxy statement for the USS 2024 annual meeting and for consideration at the USS 2024 annual meeting by submitting their proposals in writing to the Corporate Secretary of USS in a timely manner. In order to be considered for inclusion in USS’s proxy materials for the USS 2024 annual meeting, stockholder proposals must have been received by the Corporate Secretary of USS no later than November 10, 2023 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.
Under our by-laws, a stockholder (or a group of stockholders) that has maintained continuous qualifying ownership of at least 3% of USS’s outstanding common stock for at least three years, may nominate and include in our proxy materials for the USS 2024 annual meeting, nominees for our Board of Directors, subject to satisfying the requirements and conditions in our by-laws. The total number of director nominees appearing in our proxy materials for the USS 2024 annual meeting, together with directors nominated by stockholders at either of the preceding two annual meetings and who are re-nominated for election at the USS 2024 annual meeting, shall not exceed 20% of the number of directors serving on the Board of Directors of USS as of November 10, 2023 or if such amount is not a whole number, the closest whole number below 20%. To utilize such “proxy access” nomination process, among other things, the electing stockholder(s) and proposed nominee(s) must comply with the detailed requirements set forth in our by-laws, including the provision of the proposing stockholder information, various other required information, representations, undertakings, agreements and other requirements as set forth in our by-laws and as required by law. One such requirement is that the nomination(s) must be received in a timely manner between 120 days and 150 days prior to the first anniversary of the date our proxy statement was first sent to stockholders in connection with the last annual meeting, which for our proxy materials for the USS 2024 annual meeting would have been no earlier than October 12, 2023 and no later than November 10, 2023.
Our by-laws establish an advance notice procedure with regard to business to be brought before an annual meeting, including stockholder proposals not included in USS’s proxy statement for such annual meeting. Except as provided in the paragraph above, for director nominations or other business to be properly brought before the USS 2024 annual meeting by a stockholder, such stockholder proposal must be received by the Corporate Secretary of USS no later than January 26, 2024 and no earlier than December 27, 2023. If the date of the USS 2024 annual meeting is advanced more than 30 days or delayed by more than 60 days after the anniversary of the USS 2023 annual meeting, a stockholder’s notice of a proposal will be timely if it is received by USS by the close of business on the later of (i) the 90th day prior to the USS 2024 annual meeting and (ii) the 10th day following the day USS first publicly announces the date of the USS 2024 annual meeting.
The description of certain provisions of our by-laws above is intended as a summary and is qualified in its entirety by reference to the relevant by-law provisions regarding the requirements for making stockholder proposals and nominating director candidates. A copy of the full text of the by-law provisions governing the notice requirements set forth above may be obtained by writing to USS’s Corporate Secretary at 600 Grant Street, Suite 1884, Pittsburgh, Pennsylvania 15219 or by calling (412) 433-4804. All notices of proposals and director nominations by USS stockholders should be sent to United States Steel Corporation, 600 Grant Street, Suite 1884, Pittsburgh, Pennsylvania 15219, Attention: Corporate Secretary.

WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.
The following USS filings with the SEC are incorporated by reference:
•
USS’s Definitive Proxy Statement on Schedule 14A for the 2023 annual meeting of USS stockholders, filed on March 10, 2023;

•
USS’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 2, 2024;

•
USS’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, filed on October 27, 2023; and

•
USS’s Current Reports on Form 8-K, in each case to the extent filed and not furnished with the SEC on April 27, 2023, April 28, 2023, July 27, 2023, August 14, 2023, August 17, 2023, August 29, 2023, October 26, 2023, December 18, 2023, and December 18, 2023.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. Notwithstanding the foregoing, we will not incorporate by reference in this proxy statement any documents or portions thereof that are not deemed “filed” with the SEC, including information furnished under Item 2.02 or Item 7.01 or otherwise of any Current Report on Form 8-K, including related exhibits, after the date of this proxy statement unless, and except to the extent, specified in such Current Report.
USS is subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and information statements and other information at https://sec.gov.
You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us:
United States Steel Corporation
Attention: Corporate Secretary
600 Grant Street, 18th Floor
Pittsburgh, PA 15219-2800
(412) 433-4804
In order for you to receive timely delivery of documents in advance of the Special Meeting, you must make such request by no later than April 5, 2024. Please note that all of our documents that we file with the SEC are also promptly available through our Investor website at https://investors.ussteel.com/. The information included on our website is not incorporated by reference into this proxy statement.

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of USS common stock, please contact our proxy solicitor:
INNISFREE M&A INCORPORATED
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders May Call Toll-Free: (877) 825-8621
Brokers May Call Collect: (212) 750-5833

MISCELLANEOUS
USS has supplied all information relating to USS, and Parent has supplied, and USS has not independently verified, all of the information relating to Parent and Merger Sub contained in this proxy statement.
You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement.
This proxy statement is dated March 12, 2024. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to USS stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

ANNEX A
EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER
by and among
NIPPON STEEL NORTH AMERICA, INC.,
2023 MERGER SUBSIDIARY, INC.,
solely as provided in Section 9.13 of this Agreement,
NIPPON STEEL CORPORATION
and
UNITED STATES STEEL CORPORATION
Dated as of December 18, 2023

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of December 18, 2023 (this “Agreement”), is entered into by and among Nippon Steel North America, Inc., a New York corporation (“Parent”), 2023 Merger Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), solely as provided in Section 9.13, Nippon Steel Corporation, a Japanese corporation (“Guarantor”), and United States Steel Corporation, a Delaware corporation (the “Company”). Parent, Merger Sub, and the Company are referred to herein as the “Parties” and each, a “Party.”
RECITALS
WHEREAS, Parent, a wholly owned subsidiary of Guarantor, desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, in furtherance of such acquisition of the Company by Parent, and on the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub shall be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;
WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (a) determined that it is fair to and in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (b) approved the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions, including the Merger, and (c) resolved to recommend that the stockholders of the Company adopt this Agreement and directed that such matter be submitted for consideration of the stockholders of the Company at the Company Stockholders’ Meeting;
WHEREAS, the boards of directors of Parent and Merger Sub have approved the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions, including the Merger, and declared it in the best interests of and advisable for Parent and Merger Sub, respectively, to enter into this Agreement; and
WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements specified in this Agreement in connection with this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound, Parent, Merger Sub and the Company agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.1   Definitions.   For purposes of this Agreement, the following terms (as capitalized below) will have the following meanings when used in this Agreement:
“2005 Plan” means the Company’s 2005 Stock Incentive Plan, as amended and restated.
“2016 Plan” means the Company’s 2016 Omnibus Incentive Compensation Plan, as amended and restated and as may be further amended and restated from time to time in accordance with and subject to the terms and conditions of this Agreement.
“Acquired Companies” means, collectively, the Company and the Company’s Subsidiaries.
“Affiliates” means, with respect to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise; provided, that, for purposes of this Agreement, other than with respect to Section 6.7,

Section 8.2, Section 8.3 and the definition of “Parent Related Parties”, any Joint Venture of Parent or Guarantor shall not constitute an Affiliate of Parent, Merger Sub or Guarantor.
“Antitrust Laws” shall mean the Sherman Antitrust Act, the Clayton Antitrust Act of 1914, the HSR Act and all other federal, state and foreign statutes, rules, regulations, Orders, decrees and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or competition.
“BLA” means, collectively, the Collective Bargaining Agreements, dated September 1, 2022, between the Company and the USW.
“Business Day” means any day other than a Saturday, Sunday or a day on which the banks in Tokyo, Japan, Pittsburgh, Pennsylvania or New York, New York are authorized by law or executive order to be closed.
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Public Law 116-136) and all rules, regulations and guidance issued by any Governmental Entity with respect thereto, in each case as in effect from time to time.
“CFIUS” shall mean the Committee on Foreign Investment in the United States and each member agency thereof, acting in such capacity.
“CFIUS Approval” shall mean that (a) CFIUS has issued a written notice to the parties that it has concluded all action pursuant to Section 721 and has determined that there are no unresolved national security concerns with respect to the Contemplated Transactions; or (b) CFIUS has sent a report to the President of the United States requesting the President’s decision and either (i) the President has announced a decision not to take any action to suspend or prohibit the Contemplated Transactions or (ii) the President has not taken any action within 15 days from the date the President received the report from CFIUS; or (c) CFIUS has issued a written notice that the notified transaction is not a “covered transaction” within the meaning of Section 721.
“Collective Bargaining Agreement” means any collective bargaining agreement, works council, labor, voluntary recognition, neutrality, or similar agreement with respect to any current or former employee of any Acquired Company or other Contract with a Union.
“Company Balance Sheet” means the consolidated balance sheet of the Company and its consolidated subsidiaries as of September 30, 2023 included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, as filed with the SEC on October 27, 2023.
“Company Contract” means any Contract other than a Company Employee Plan: (a) to which any of the Acquired Companies is a party; (b) by which any of the Acquired Companies or any Company IP or any other asset of any of the Acquired Companies is or may become bound or under which any of the Acquired Companies has, or may become subject to, any obligation; or (c) under which any of the Acquired Companies has or may acquire any asset, right or interest.
“Company Credit Facilities” means the agreements governing the Indebtedness identified on Section 6.16(a)(i) of the Company Disclosure Letter.
“Company DRIP” means the Dividend Reinvestment and Stock Purchase Plan of the Company.
“Company DSU Award” means each deferred restricted stock unit representing the right to be issued a share of Common Stock or cash valued by reference to the value of Common Stock under the Deferred Compensation Program.
“Company Employee Plan” means: (a) each “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; and (b) each other management, employment, consulting, salary, bonus, commission, other remuneration, stock option, restricted stock, restricted stock unit, stock appreciation right, phantom equity, stock purchase or other equity or equity-based award (whether payable in cash, securities or otherwise), incentive compensation, tax gross-up, profit sharing, savings, pension (including defined benefit pension), retirement (including early retirement and supplemental retirement), retiree or post-employment benefit, disability, insurance (including life and health insurance), vacation or other paid time off, deferred compensation, supplemental retirement (including termination indemnities and seniority payments), severance, termination, redundancy, retention, transaction bonus, change of control, death and disability benefit, accident, hospitalization, medical, life or other insurance, Code Section 125 “cafeteria” or flexible benefit, supplemental unemployment benefit, relocation, repatriation or expatriation, and similar fringe, health, welfare or other employee benefit or compensation plan, practice, program, agreement, contract, policy or arrangement, in each case, whether or not in writing, funded or unfunded, formal or informal, and that is maintained, sponsored or contributed to or required to be contributed to by any of the Acquired Companies for the benefit of or relating to any current or former employee, officer, director or other individual service provider of any Acquired Company, or to which any Acquired Company is a party or with respect to which any Acquired Company has, or would reasonably be expected to have, any Liability.
“Company Equity Award” means a Company Option Award, Company RSU Award, Company PSU Award or Company DSU Award.
“Company Equity Plans” means the 2005 Plan and the 2016 Plan.
“Company Indentures” means the indentures and other related agreements governing the Indebtedness identified on Section 6.16(a)(ii) of the Company Disclosure Letter.
“Company IP” means all Intellectual Property owned or purported to be owned by any of the Acquired Companies, including all Intellectual Property set forth on Section 4.10(a) of the Company Disclosure Letter.
“Company Material Adverse Effect” means an event, change, occurrence, effect, condition or development that, individually or in the aggregate with all other events, changes, occurrences, effects, conditions or developments, (x) has had, or would reasonably be expected to have, a material adverse effect on the business, assets, liabilities, properties, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (y) would reasonably be expected to prevent or materially delay or materially impair the ability of the Company to consummate the Merger and the other Contemplated Transactions (other than any failure to obtain any Required Approval), but shall not include, for the purposes of clause (x), events, changes, occurrences, effects, conditions or developments to the extent relating to or resulting from (a) any change, in and of itself, in the market price or trading volume of the Company’s Common Stock or any change in the credit rating of the Company or any of its securities (provided, that the underlying causes thereof, to the extent not otherwise excluded by this definition, may be considered in determining whether a Company Material Adverse Effect has occurred); (b) the execution, announcement, consummation, existence, delivery, performance or pendency of this Agreement or the terms hereof (including the identity of Parent, Merger Sub or their Affiliates), or the announcement, pendency or consummation of the Contemplated Transactions, including the impact thereof on the relationships, contractual or otherwise, of the Acquired Companies with employees, partnerships, labor unions, works councils, financing sources, customers, suppliers, partners, Governmental Entities or other business relationships (provided, that this clause (b) shall not apply to any representation or warranty set forth in Section 4.4 or Section 4.16(k) or with respect to the condition to Closing contained in Section 7.3(a) to the extent it relates to such representations and warranties); (c) the general conditions or trends in the industries in which the Acquired Companies operate or in the domestic, foreign or global economy generally or other general business, financial or market conditions; (d) domestic, foreign or global political conditions, economic, regulatory, financial or capital markets conditions (including interest rates, foreign exchange rates, inflation rates, exchange rates, tariffs, trade wars and credit markets); (e) geopolitical conditions, any act of civil unrest, civil disobedience, protests, public demonstrations, insurrection, terrorism, war, sanctions, cyberterrorism, ransomware or malware, military activity, sabotage, or cybercrime, data breach national or international calamity or any other similar event, including an outbreak or escalation of hostilities involving the United States or any other Governmental Entity or the declaration by the United States or any other Governmental Entity of a national emergency or war, or any worsening of any such conditions threatened or existing on the date of this Agreement; (f) any natural or manmade disasters or weather developments, including earthquakes, hurricanes, tsunamis, typhoons, lightning, hail storms, blizzards, tornadoes, droughts, floods, cyclones, arctic frosts, mudslides and wildfires, any acts of God, epidemics, pandemics or disease outbreaks (including COVID-19) or similar force majeure events, including any worsening of such conditions threatened or existing on the date of this Agreement; (g) compliance by the Company and its Subsidiaries with applicable Law (including COVID-19 Measures); (h) the failure, in and of itself, of the Acquired Companies to meet internal or analysts’ expectations or projections, forecasts, guidance, estimates or budgets or revenue or earning predictions (provided, that the underlying causes thereof, to the extent not otherwise excluded by this definition, may be deemed to contribute to a Company Material Adverse Effect; provided, further, that this clause (h) shall not be construed as implying that the Company is making any representation or warranty hereunder with respect to any internal or analysts’ expectations or projections, forecasts, guidance, estimates or budgets or revenue or earning predictions except for the representations and warranties set forth in Section 4.9(g)); (i) any Action or proceeding relating to or resulting from this Agreement or the Contemplated Transactions; (j) any action taken by the Company solely at the express written direction of Parent or any action required to be taken by Parent, Merger Sub or the Company pursuant to the terms of this Agreement following the disclosure by the Company to Parent and Merger Sub of all material and relevant facts and information (provided, that this clause (j) shall not apply with respect to the representations or warranties set forth in Section 4.4 or with respect to the condition to Closing contained in Section 7.3(a) to the extent it relates to such representations and warranties); (k) any breach by Parent or Merger Sub of this Agreement; (l) any change in any applicable Law or GAAP or any other applicable accounting principles or standards (or interpretations of any applicable Law or GAAP or any other applicable accounting principles or standards) after the date of this Agreement or (m) the failure to obtain any Required Approvals; provided, that in the case of the foregoing clause (c), (d), (e), (f) or (l) to the extent such event, change, occurrence, effect, condition or development referred to therein is not otherwise excluded from the definition hereof and has a materially disproportionate adverse impact on the business, assets, liabilities, properties, results of operations or financial condition of the Acquired Companies, taken as a whole, relative to other similarly situated Persons engaged in the same industry or industries or geographic markets in which the Company and its Subsidiaries operate, then the incremental material disproportionate impact of such event, change, occurrence, effect, condition or development shall be taken into account for the purpose of determining whether a Company Material Adverse Effect has occurred.
“Company Notes” means the notes and related loans issued pursuant to the Company Indentures.
“Company Option Award” means each award of options to purchase shares of Common Stock granted under the Company Equity Plans.
“Company Preferred Stock” means the preferred stock, no par value per share, of the Company.
“Company PSU Award” means each award of restricted stock units representing the right to be issued shares of Common Stock or cash valued by reference to the value of Common Stock granted under the Company Equity Plans, and that is subject to performance-based vesting restrictions.
“Company RSU Award” means each award of restricted stock units representing the right to be issued shares of Common Stock or cash valued by reference to the value of Common Stock granted under the Company Equity Plans, and that is subject to time-based vesting restrictions.
“Company Software” means all proprietary Software owned or purported to be owned by any of the Acquired Companies.
“Company Termination Fee” means an amount equal to $565,000,000.
“Consent” means any approval, consent, ratification, permission, waiver or authorization of or from, or registration, declaration or filing with, or notice to any Governmental Entity (including any Governmental Authorization).
“Contemplated Transactions” means the transactions contemplated by the Agreement, including the Merger.
“Contract” means any legally binding written or oral agreement, contract, subcontract, teaming agreement, note, instrument, license, sublicense, note, option, bond, mortgage, indenture, deed of trust, lease, license, sublease, settlement, commitment, agreement, understanding, undertaking or other obligation or arrangement; provided, that “Contract” shall not include purchase orders.
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means (a) any applicable quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other applicable Law, recommendation, decree, judgment, injunction or other Order, directive, guidelines or recommendations by any Governmental Entity, public health authority or industry group, including the Centers for Disease Control and Prevention and the World Health Organization, in connection with or in response to COVID-19, including, the CARES Act, Families First Act and American Rescue Plan Act of 2021 or (b) any other reasonable measures, changes in business operations or other practices, affirmative or negative, adopted in good faith by the Company and its Subsidiaries that are otherwise substantially consistent with actions taken by others in the industries and geographic regions in which the affected businesses of the Company or any of its Subsidiaries operate, in each case, in connection with or in response to COVID-19 or any other related global or regional health event or circumstance.
“CSE” means the Chicago Stock Exchange.
“Dataroom” means the virtual dataroom administered by Datasite® in connection with the Contemplated Transactions.
“Debt Financing Sources” means the entities that have committed to provide or otherwise entered into agreements in connection with the Debt Financing or any Alternative Financing (including the parties to any Debt Commitment Letter and any joinder agreements, credit agreements, purchase agreements, indentures or other definitive agreements relating thereto) and, in each case, including each of their respective former, current and future direct or indirect Affiliates, and their and their Affiliates’ respective representatives, shareholders, members, managers, general or limited partners, management companies, investment vehicles, officers, directors, employees, agents and representatives and each of their respective successors and permitted assigns.
“Deferred Compensation Program” means the Company’s Deferred Compensation Program for Non-Employee Directors, a program under the 2016 Plan, adopted as of December 14, 2021.
“DOE Financing” means Indebtedness (a) issued to finance a project that is the subject of, and which Indebtedness is issued in connection with, a program sponsored or supported by, or under which grants are available from, the United States Department of Energy or any other Governmental Entity of the United States or (b) which is guaranteed by the United States Department of Energy.
“Emergency” means any sudden, unexpected or abnormal event which causes, or imminently risks causing, physical damage to or the endangerment of the safety or operational condition of any property, endangerment of health or safety of any Person, or death or injury to any Person, or damage to the environment, in each case, whether caused by war (whether declared or undeclared), acts of terrorism, weather events, epidemics, outages, explosions, regulatory requirements, blockades, insurrections, riots, landslides, earthquakes, storms, hurricanes, lightning, floods, extreme cold or freezing, extreme heat, washouts, force majeure declared by a third party, or acts of Governmental Entities.
“Enforceability Exceptions” means: (a) legal limitations on enforceability arising from applicable bankruptcy and other similar Laws affecting the rights of creditors generally; and (b) legal limitations on enforceability arising from rules of Law governing specific performance, injunctive relief and other equitable remedies.
“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, limited liability company, incorporated or unincorporated joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or other legal entity.
“Environmental Law” means any Law relating to pollution or the protection of the environment, natural resources or human health (as it relates to exposure to Hazardous Substances).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any Person that, together with any Acquired Company, is or was treated, at any relevant time, as a single employer with any of the Acquired Companies within the meaning of Sections 414(b), (c), (m) and (o) of the Code, or Section 4001 of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Foreign Export and Import Law” means any Law of a Governmental Entity (other than a U.S. Governmental Entity) regulating exports, imports or re-exports to, from or within such foreign country, including economic sanctions and the export, import, transfer or re-export of any goods, Software, services or technical data.
“Foreign Investment Law” means any federal, state, foreign, and transnational statutes, rules, regulations, Orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to screen, prohibit, restrict or regulate investments on cultural, public order or safety, privacy, or national or economic security grounds (for the avoidance of doubt, other than those relating to CFIUS).
“Fraud” means, with respect to any Party, the actual and intentional fraud by such Party in the making of any of its representations and warranties set forth in this Agreement, and shall not include constructive or common law fraud.
“GAAP” means United States generally accepted accounting principles.
“Governmental Authorization” means: (a) any permit, license, certificate, certification, franchise, approval, concession, permission, variance, clearance, registration, qualification, identification number, approval, or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any applicable Law; or (b) any right under any Contract with any Governmental Entity.
“Governmental Entity” shall mean any U.S. federal, state or local, non-U.S. or transnational governmental, regulatory or administrative agency, commission, court, body, entity, authority or official, including any sub-division thereof, or any non-governmental self-regulatory agency (including stock exchange), commission, authority, arbitration forum or arbitrator, in each case with competent jurisdiction.
“Hazardous Substance” means any substance, material or waste listed, defined, designated or classified as hazardous, toxic, radioactive, a pollutant or a contaminant (or words of similar meaning) under any Environmental Law, including petroleum or any derivative or byproduct thereof, per- and poly-fluoroalkyl substances, perchlorate, asbestos or asbestos-containing material, urea formaldehyde foam insulation or polychlorinated biphenyls.
“Indebtedness” means, with respect to any Person, as of the date of determination and without duplication, all liabilities of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or other similar Contracts, (c) in respect of letters of credit, bankers’ acceptances, and surety and performance bonds that have been drawn down, in each case, to the extent of such draw, (d) for lease obligations of such Person which are required to be capitalized on the books and records of such Person in accordance with GAAP, (e) for Contracts relating to interest rate protection, swap agreements, collar agreements and other hedging arrangements, in each case, to the extent payable if such Contract is terminated upon the consummation of the Contemplated Transactions, (f) in the nature of a guarantee of the obligations described in clauses (a) through (e) above or clause (g) below of any other Person and (g) accrued interest, penalties, fees, reimbursements and premiums that would arise at Closing as a result of the discharge of such amount owed in connection with the Contemplated Transactions. Notwithstanding the foregoing, “Indebtedness” shall not include any (i) obligations under operating leases, (ii) letters of credit, bankers’ acceptances and similar instruments to the extent undrawn or (iii) obligations owing under overdraft facilities or similar obligations.
“Information Privacy and Security Laws” means all Laws relating to the Processing, use, disclosure, collection, privacy, confidentiality, protection, transfer or security of any data or information (including Personal Information), including any state data breach notification Laws, in each case, applicable to the Acquired Companies.
“Information Privacy and Security Obligations” means all (a) Contracts to which an Acquired Company is a party or otherwise bound, and (b) self-regulatory standards, or written policies or terms of use applicable to the Acquired Companies, in each case, relating to the Processing, use, disclosure, collection, privacy, confidentiality, protection, transfer or security of Personal Information.

“Intellectual Property” means all rights, title, and interests in and to all intellectual property rights of every kind and nature however denominated, throughout the world, including any of the following: (a) patents and patent applications, including divisionals, continuations, continuations-in-part, reissues and reexaminations of any of the foregoing; (b) trademarks, service marks, trade dress, logos, trade names, and brands and other similar indicia of source or origin, and registrations and applications for registration thereof, together with all of the goodwill associated therewith; (c) copyrights (registered or unregistered) and registrations and applications for registration thereof; (d) internet domain names and social media accounts and handles; (e) Software, database rights and any other rights in Software or other technology; (f) trade secrets, know-how, and confidential information, including inventions, know-how, technical data or information, research and development information, rights in customer and vendor lists, data and customer records, reports, Software development methodologies, process technology, plans, drawings, blueprints, business forecasts and marketing strategies, and business plans; (g) rights of publicity and moral rights; and (h) all renewals for any of the foregoing.
“IRS” means the United States Internal Revenue Service.
“IT System” means any Software (including Company Software), hardware, network or systems owned, used, operated, or controlled by or on behalf of, any of the Acquired Companies and used in the conduct of the businesses of the Acquired Companies, including any server, workstation, router, hub, switch, endpoints, platforms, websites, storage, firmware, data line, desktop application, server-based application, mobile application, cloud service hosted or provided by or for any of the Acquired Companies.
“Joint Venture” means, with respect to any Person, any Entity (other than a Subsidiary) of which such Person directly or indirectly owns any voting securities or other equity interests.
“Knowledge” means (a) with respect to Parent or Merger Sub, the actual knowledge of the individuals listed on Section 1.1(a) of the Parent Disclosure Letter and (b) with respect to the Company, the actual knowledge of the individuals listed on Section 1.1(a) of the Company Disclosure Letter.
“Law” means any U.S. federal, state or local or non-U.S. law (including common law), statute, code, treaty, convention, ordinance, rule, regulation, Order or similar requirement of any Governmental Entity.
“Leased Real Property” means all real property leased, subleased or licensed to the Acquired Companies, including all buildings, structures, fixtures and other improvements thereon.
“Legal Proceeding” means any action, suit, litigation, grievance, arbitration, charge, proceeding (including any civil, criminal, administrative, investigative, regulatory or appellate proceeding), hearing, claim, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any public or private arbitrator or arbitration panel.
“Liability” means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability is immediately due and payable and regardless of whether such liability would be required to be recorded as a liability on a balance sheet prepared in accordance with GAAP (or required to be disclosed in the footnotes thereto under GAAP).
“Lien” means a lien, mortgage, pledge, security interest, transfer restriction, charge, title defect, deed of trust, adverse claim, subscription right, option to purchase or other encumbrance of any kind or nature whatsoever.
“Mineral Interest” means each mineral deed, concession, claim, license, permit or other right or interest necessary to explore for, develop, mine, produce, process, or refine minerals, concentrates or ores for development purposes on the Owned Real Property and the Leased Real Property.
“NYSE” means the New York Stock Exchange.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Order” means any charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative.
“Parent Termination Fee” means an amount in cash equal to $565,000,000.
“Permitted Lien” means a Lien (a) for Taxes or governmental assessments, charges or claims of payment (i) not yet due or payable, or (ii) which are being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP, (b) that is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Lien imposed by Law arising in the ordinary course of business for amounts (i) not yet due or payable or (ii) which are being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP, (c) that is a zoning, entitlement or other land use or environmental regulation by any Governmental Entity that is not violated in any respect that is material to the Company and its Subsidiaries, taken as a whole, by the current use or occupancy of the real property subject thereto, (d) that is disclosed on the most recent consolidated balance sheet of the Company including the notes thereto, (e) that secures Indebtedness (i) in existence on the date of this Agreement and identified on Section 6.16 of the Company Disclosure Letter or (ii) not prohibited by Section 6.1(b)(ix), (f) consisting of deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature (i) in existence on the date of this Agreement or (ii) incurred in the ordinary course of business, (g) that is a nonexclusive license of Intellectual Property rights granted by the Acquired Companies in the ordinary course of business or (h) that was incurred in the ordinary course of business since the date of the most recent consolidated balance sheet of the Company and is not material to the Company and its Subsidiaries, taken as a whole.
“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust, a joint venture or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such person.
“Personal Information” means any information in possession or control of any of the Acquired Companies that, alone or in combination with other information held by the Acquired Companies, (a) can be used to identify (directly or indirectly) a natural person, household, computer or device, and (b) any other information that constitutes “personal information,” “personal data,” “personally identifiable information” or their equivalents under any applicable Law.
“Process” or “Processing” means the collection, use, storage, processing, recording, distribution, transfer, import, export, disposal, disclosure or other operations performed on data, including Sensitive Data.
“Proxy Statement” means the proxy statement to be sent to the Company’s stockholders in connection with the Company Stockholders’ Meeting.
“Registered IP” means all Intellectual Property that is registered, filed or issued with, by or under the authority of any Governmental Entity or domain name registrar, including all issued patents, registered copyrights, and registered trademarks, all applications for any of the foregoing and all domain name registrations.
“Release” means any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Substances into the environment.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.
“SEC” means the Securities and Exchange Commission.
“Section 721” shall mean Section 721 of the Defense Production Act of 1950, as amended and codified at 50 U.S.C. Section 4565, and all implementing regulations thereof.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Breach” means any (a) unauthorized acquisition of, access to, loss of, or misuse (by any means) of Personal Information or Sensitive Data; or (b) phishing, cyberattack, fraud or security failure that results in a monetary loss or a significant business disruption.
“Sensitive Data” means all (a) Personal Information, and (b) confidential or proprietary business information or trade secret information (including source code for Company Software).
“Software” means, collectively, computer software (including drivers), firmware and other code incorporated or embodied in hardware devices, data files, source code and object codes, tools, user interfaces, databases, manuals and other specifications and documentation and all know-how relating thereto.
“Solvent” means, with respect to any Person, that: (a) the fair saleable value (determined on a going concern basis) of the assets of such Person is greater than the total amount of such Person’s liabilities (including all liabilities, whether or not reflected on a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed); (b) such Person is able to pay its debts and obligations in the ordinary course of business as they become due; and (c) such Person has adequate capital to carry on its businesses and all businesses in which it is about to engage.
“Specified Joint Venture” means the Joint Ventures of the Acquired Companies specified on Section 1.1(b) of the Company Disclosure Letter.
“Specified Parent Joint Venture” means the Joint Ventures of Parent or its Affiliates specified on Section 1.1(b) of the Parent Disclosure Letter.
“Subsidiary” means, with respect to any Person, any Entity of which (a) more than 50% of the outstanding voting securities are directly or indirectly owned by such Person, or (b) such Person or any Subsidiary of such Person is a general partner (excluding partnerships in which such Person or any Subsidiary of such Person does not have more than 50% of the voting interests in such partnership).
“Tax Return” means any return, election, form, report, statement or similar filing filed or required to be filed with any Governmental Entity with respect to Taxes, including any information return, claim for refund, amended return, attached schedules or other attachments thereto or declaration of estimated Taxes.
“Taxes” means any and all U.S. federal, state or local or non-U.S. taxes, imposts, duties, levies or other similar assessments of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including any income, capital gains, franchise, windfall, profits, license, capital, transfer, estimated, alternative, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, severance, social security, disability, workers’ compensation, net worth, excise, withholding, environmental, registration, stamp, goods and services, ad valorem and value added taxes.
“Treasury Regulations” means the regulations promulgated under the Code.
“Union” means any labor organization, union, works council, or similar entity, or other body representing one or more current or former employees of any Acquired Company.
“U.S. Export and Import Law” means any applicable U.S. Law regulating exports, re-export, deemed (re)exports, transfers or imports of goods, services, Software or technical data, including the United States Export Control Reform Act of 2018, the Export Administration Regulations, the economic sanctions laws, regulations and executive orders administered by OFAC or the U.S. Department of State, the Tariff Act of 1930 the Trade Act of 1974 and anti-boycott laws and regulations implemented by the U.S. Department of Commerce and the U.S. Department of the Treasury.
“U.S. Government” means the federal government of the United States of America and any agencies, instrumentalities and departments thereof.
“USW” means the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union.
“Willful Breach” means with respect to any breach or failure to perform any of the covenants or other agreements contained in this Agreement, a material breach that is a consequence of an act undertaken by the breaching party or the failure by the breaching party to take an act it is required to take under this Agreement, with actual knowledge that the taking of or failure to take such act would, or would reasonably be expected to, result in, constitute or cause a material breach of this Agreement.
Section 1.2   Terms Defined Elsewhere.   For purposes of this Agreement, the following terms (as capitalized below) will have the following meanings when used in this Agreement:
Term	Section
Action	Section 6.10(b)
Adverse Effect on Financing	Section 6.17(b)
Affordable Care Act	Section 4.16(e)
Agents	Section 6.16(c)
Agreement	Preamble
Alternative Financing	Section 6.17(d)
Alternative Proposal	Section 6.4(h)
Anti-Corruption Laws	Section 4.13(b)
Appraisal Rights	Section 3.1(b)
Book-Entry Shares	Section 3.1(a)(i)
Cancelled Shares	Section 3.1(a)(ii)
Certificate of Merger	Section 2.3
Certificates	Section 3.1(a)(i)
CFIUS Notice	Section 6.7(h)
Change of Recommendation	Section 6.4(e)
Closing	Section 2.2
Closing Date	Section 2.2
Code	Section 3.2(b)(iii)
Common Stock	Section 3.1(a)(i)
Company	Preamble
Company Board	Recitals
Company Disclosure Letter	Article 4
Company Election	Section 8.3(b)
Company Employees	Section 6.6(a)
Company Product	Section 4.19
Company Related Parties	Section 8.3(a)
Company SEC Reports	Section 4.5(a)
Company Stockholders’ Meeting	Section 6.5(b)
Confidentiality Agreement	Section 6.3(b)
Debt Commitment Letter	Section 5.11(a)
Debt Financing	Section 5.11(a)
Debt Offer Documents	Section 6.16(b)
Debt Offers	Section 6.16(b)
DGCL	Recitals
Dissenting Shares	Section 3.1(b)
DOJ	Section 6.7(c)
EDGAR	Section 1.3(g)
Effective Time	Section 2.3

Term	Section
End Date	Section 8.1(b)
Exchange Fund	Section 3.2(a)
Excluded Benefits	Section 6.6(a)
Fee Letter	Section 5.11(a)
FTC	Section 6.7(c)
Funding Obligations	Section 5.11(b)
Funds	Section 5.11(b)
Guaranteed Obligations	Section 9.13(a)
Guarantor	Preamble
HSR Act	Section 4.4(b)
Indemnified Party	Section 6.10(b)
Intervening Event	Section 6.4(j)
Intervening Event Notice	Section 6.4(f)
Leased Mineral Interests	Section 4.9(c)
Leases	Section 4.9(b)
Legal Restraint	Section 7.1(b)
Material Contract	Section 4.11(a)
Maximum Amount	Section 6.10(c)
Measurement Time	Section 4.2(a)
Merger	Recitals
Merger Consideration	Section 3.1(a)(i)
Merger Sub	Preamble
Mineral Interest Leases	Section 4.9(c)
Multiemployer Plan	Section 4.16(g)
New Debt Commitment Letter	Section 6.17(d)
New Plans	Section 6.6(b)
Non-U.S. Plan	Section 4.16(e)
Old Plans	Section 6.6(b)
Option Grant Date	Section 4.16(m)
Owned Real Property	Section 4.9(a)
Parent	Preamble
Parent Disclosure Letter	Article 5
Parent Material Adverse Effect	Section 5.1
Parent Related Parties	Section 8.3(a)
Parties	Preamble
Paying Agent	Section 3.2(a)
Payoff Letters	Section 6.16(a)
Proposed Dissenting Shares	Section 3.1(b)
Recommendation	Section 4.3
Redemption	Section 6.16(e)
Remedial Action	Section 6.7(c)
Repayment	Section 6.16(e)
Replacement Debt Commitment Letters	Section 6.17(b)

Term	Section
Representatives	Section 6.3(a)
Required Approvals	Section 7.1(c)
Required Company Stockholder Vote	Section 4.22
Right-to-Bid Provision	Section 4.16(d)
Sanctioned Country	Section 4.13(d)
Second Request	Section 6.7(c)
Section 409A	Section 4.16(m)
Share	Section 3.1(a)(i)
Significant Customers	Section 4.20
Significant Suppliers	Section 4.20
Successorship Provision	Section 4.16(d)
Superior Proposal	Section 6.4(i)
Superior Proposal Notice	Section 6.4(e)
Surviving Corporation	Section 2.1
Takeover Statute	Section 4.21
Tax Proceeding	Section 4.15(f)
Tax Sharing Agreement	Section 4.15(l)
Termination Date	Section 6.1(a)
Transition Committee	Section 6.22(a)
Trustees	Section 6.16(d)
U.S. Antitrust Agencies	Section 6.7(c)
USW Agreements	Section 5.9
WARN Act	Section 4.16(a)
Section 1.3   Interpretation.   The Parties have participated jointly in the negotiation and drafting of this Agreement, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof. For the purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires:
(a)   the meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and the use of the masculine, feminine, or neuter gender shall not limit any provision of this Agreement;
(b)   where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning;
(c)   the terms “hereof,” “herein,” “hereunder,” “hereby” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;
(d)   references to this “Agreement” include the Company Disclosure Letter and the Parent Disclosure Letter;
(e)   references made in this Agreement to Articles, Sections, paragraphs, clauses, Exhibits, the Preamble and Recitals are references to articles, sections, paragraphs, clauses, exhibits, the preamble and recitals of this Agreement;
(f)   the words “include,” “includes,” and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation,” unless otherwise specified;

(g)   where used with respect to information, the phrases “delivered” or “made available” means that the information referred to has been posted to the Dataroom and accessible by Parent and its Representatives, provided directly (including via email) to Parent or its Representatives (solely with respect to Section 6.4) or made publicly available on the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) database of the SEC, in each case, no later than two (2) Business Days prior to the date hereof (other than to the extent such term expressly refers to events to occur on or after the date hereof);
(h)   references to “day” or “days” are references to calendar days, unless the defined term “Business Days” is used;
(i)   whenever the last day for the exercise of any right or the discharge of any duty under this Agreement falls on a day other than a Business Day, the Party having such right or duty shall have until the next Business Day to exercise such right or discharge such duty;
(j)   with respect to any determination of any period of time, the word “from” means “from and including,” the word “to” means “to and including” and the word “through” means “through and including”;
(k)   references to “the date hereof,” “the date of this Agreement” and words of similar import refer to the date set forth in the preamble to this Agreement;
(l)   references to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder and references to specific Contracts or specific provisions thereof are to such Contracts or provisions as amended, restated, supplemented, consolidated, replaced or modified from time to time, in each case as of the applicable date or period of time; provided, that with respect to any Contract listed in the Company Disclosure Letter, such references shall only include any amendments, replacements or modifications that are made available to Parent prior to the date hereof;
(m)   references to any “copy” of any Contract or other document refer to a true and complete copy thereof;
(n)   the word “or” includes both the conjunctive and disjunctive;
(o)   the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”;
(p)   the word “will” shall be construed to have the same meaning and effect as the word “shall”;
(q)   the term “third party” shall mean any Person, including any “group” as defined in Section 13(d) of the Exchange Act, other than the Company, Parent or any of their respective Affiliates or any “group” that includes the Company, Parent or any of their respective Affiliates;
(r)   all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein;
(s)   all accounting terms used in this Agreement and not expressly defined shall have the meanings given to them under GAAP;
(t)   any reference to any Law is a reference to the Law as amended, modified, supplemented, re-enacted or replaced from time to time (and, in the case of statutes, includes any rules and regulations promulgated under the statute) and any reference to any section of any statute, rule or regulation includes any successor to the section;
(u)   references to dollars or “$” are references to United States of America dollars;
(v)   any reference to “ordinary course of business” or any similar concept refers to the ordinary course of business of the Acquired Companies, taken as a whole, consistent with past practice;
(w)   any references to wholly owned Subsidiaries of the Company shall be deemed to include Big River Steel Holdings LLC and BRS Stock Holdco LLC.
(x)   any reference to “Subsidiary,” “Subsidiaries,” “Acquired Company” or “Acquired Companies” in Section 4.1(a), Section 4.2(c), Section 4.2(d) or the first sentence of Section 4.2(e) (and any related defined terms) shall include the Specified Joint Ventures; provided that any such representation or warranty (other than the first sentence of Section 4.2(e)) given in respect of any Specified Joint Ventures that is not controlled by the Company or one of its Subsidiaries shall be given only to the Knowledge of the Company; and
(y)   any reference to “Subsidiary,” “Subsidiaries,” “Acquired Company” or “Acquired Companies” in Section 6.1(b) (and any related defined terms) shall include the Specified Joint Ventures of the Company; provided that any reference in this Agreement to (i) the obligation of the Company to cause or use any efforts to cause any Specified Joint Venture to take any action or refrain from taking any action or (ii) the taking of any action or the refraining from taken any action by any Specified Joint Venture shall only require the Company to cause such Specified Joint Venture to take such action or refrain from taking such action or such Specified Joint Venture to take such action or refrain from taking such action, as applicable, to the maximum extent permitted by the organizational documents and governance arrangements of such Specified Joint Venture and, to the extent applicable, its fiduciary duties in relation to such Specified Joint Venture.
ARTICLE 2
THE MERGER
Section 2.1   The Merger.   On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall merge with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue its corporate existence under the laws of the State of Delaware as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly owned Subsidiary of Parent.
Section 2.2   Closing.   The closing of the Merger (the “Closing”) shall take place (a) at the offices of Milbank LLP, 55 Hudson Yards, New York, NY, USA, 10001, at 10:00 a.m., local time, or remotely by exchange of documents and signatures (or their electronic counterparts) on the third (3rd) Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or (b) at such other place, time and date as the Company and Parent may agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”
Section 2.3   Effective Time.   Subject to the provisions of this Agreement, at the Closing, the Company, Parent and Merger Sub shall cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Company and Parent and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being referred to as the “Effective Time”).
Section 2.4   Effects of the Merger.   The Merger shall have the effects set forth herein and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.
Section 2.5   Organizational Documents of the Surviving Corporation.   Subject to Section 6.10, at the Effective Time:
(a)   the certificate of incorporation of the Company shall be amended to read as the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time (except with respect to the name of the Surviving Corporation) until thereafter amended in accordance with the terms thereof or as provided by applicable Law; and
(b)   the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name, or such other name as designated by Parent), as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation or as provided by applicable Law.
Section 2.6   Directors of the Surviving Corporation.   Subject to applicable Law, the directors of Merger Sub as of immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal, in each case, in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.
Section 2.7   Officers of the Surviving Corporation.   The officers of Merger Sub as of immediately prior to the Effective Time or such other individuals as designated by Parent prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal, in each case, in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.
ARTICLE 3
CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES
Section 3.1   Effect on Capital Stock.
(a)   At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the holders of any securities of the Company or Merger Sub:
(i)   Conversion of Common Stock.   Each share of common stock, par value $1.00 per share, of the Company (such shares, collectively, the “Common Stock,” and each, a “Share”) that is outstanding immediately prior to the Effective Time, but excluding Cancelled Shares and Dissenting Shares, shall be converted automatically into the right to receive $55.00 per Share in cash (the “Merger Consideration”). All Shares that have been converted into the right to receive the Merger Consideration as provided in this Section 3.1(a) shall be automatically cancelled upon the conversion thereof and shall cease to exist, and the holders of certificates that, immediately prior to the Effective Time, represented Shares (“Certificates”) or noncertificated Shares represented by book-entry (“Book-Entry Shares”) shall cease to have any rights with respect to such Shares other than the right to receive the Merger Consideration upon surrender of Certificates or Book-Entry Shares in accordance with Section 3.2.
(ii)   Cancellation of Shares.   Each Share that is owned by the Company or any wholly owned Subsidiary of the Company as treasury stock or otherwise, but excluding for the avoidance of doubt any shares of Common Stock held by any Company Employee Plan or trust related thereto (other than, for the avoidance of doubt, shares of Common Stock reserved for issuance under any of the Company Equity Plans), or held, directly or indirectly, by Parent or Merger Sub or any wholly owned Subsidiary of Parent immediately prior to the Effective Time (the “Cancelled Shares”) shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.
(iii)   Conversion of Merger Sub Common Stock.   Each share of common stock, par value $1.00 per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.
(b)   Dissenters’ Rights.   Notwithstanding any provision of this Agreement to the contrary, if required by the DGCL (but only to the extent required thereby), Shares that are issued and outstanding immediately prior to the Effective Time (other than the Cancelled Shares) and that are held by holders of such Shares who have not voted in favor of the adoption of this Agreement or consented thereto in writing and are entitled to demand and properly demand appraisal of such Shares, as applicable (the “Dissenting Shares”), pursuant to, and who have properly exercised and perfected their demands for appraisal rights under and comply in all respects with, Section 262 of the DGCL (the “Appraisal Rights”) shall not be converted into the right to receive the Merger Consideration, and holders of such Dissenting Shares shall be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the Appraisal Rights (it being understood and acknowledged that such Dissenting Shares shall no longer be outstanding, shall automatically be cancelled and shall cease to exist, and such holder shall cease to have any rights with respect thereto other than the right to receive the appraised value of such Dissenting Shares to the extent afforded by the Appraisal Rights); provided, that if any such holder (including any holder of Proposed Dissenting Shares) shall fail to perfect or otherwise shall waive, withdraw or lose the right to payment of the fair value of such Dissenting Shares under the Appraisal Rights, then the right of such holder to be paid the fair value of such Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted into, and to have become exchangeable solely for the right to receive, without interest or duplication, the Merger Consideration pursuant to Section 3.1(a). “Proposed Dissenting Shares” means shares of Common Stock whose holders provide demands for appraisal to the Company prior to the Company Stockholders’ Meeting and do not vote in favor of the adoption of this Agreement, in each case in accordance with the Appraisal Rights. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the Appraisal Rights and as provided in the first sentence of this Section 3.1(b). The Company shall give Parent (i) notice and copies of any demands received by the Company for appraisals of Shares and (ii) the reasonable opportunity to direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal or offer to settle or settle any such demands, or agree to do any of the foregoing.
(c)   Certain Adjustments.   If, between the date of this Agreement and the Effective Time, the outstanding Shares shall have been changed into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, the Merger Consideration shall be equitably adjusted, without duplication, to proportionally reflect such change; provided, that nothing in this Section 3.1(c) shall be construed to permit the Company to take any action that is otherwise prohibited by the terms of this Agreement (including Section 6.1).
Section 3.2   Exchange of Certificates.
(a)   Paying Agent.   On the Closing Date, Parent shall deposit, or shall cause to be deposited, with a U.S. bank or trust company that shall be appointed by Parent to act as a paying agent hereunder and approved in advance by the Company in writing (the “Paying Agent”), in trust for the benefit of holders of the Shares, cash in U.S. dollars sufficient to pay the aggregate Merger Consideration in exchange for all of the Shares outstanding immediately prior to the Effective Time (other than the Cancelled Shares and Dissenting Shares), payable upon due surrender of the Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares pursuant to the provisions of this Article 3 (such cash being referred to as the “Exchange Fund”). In the event the Exchange Fund shall be insufficient to pay the Merger Consideration in accordance with Section 3.1(a), Parent shall as promptly as reasonably practicable deposit, or cause to be deposited, additional funds with the Paying Agent in an amount that is equal to the shortfall that is required to make such payment. Parent shall cause the Paying Agent to make delivery of the Merger Consideration out of the Exchange Fund in accordance with this Agreement.
(b)   Payment Procedures.
(i)   As soon as reasonably practicable after the Effective Time and in any event not later than the second (2nd) Business Day following the Closing Date, Parent shall cause the Paying Agent to mail to each holder of record of Shares represented by Certificates whose Shares were converted into the right to receive the Merger Consideration pursuant to Section 3.1, (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may mutually reasonably agree), and (B) instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares in exchange for the Merger Consideration.
(ii)   Upon surrender of Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the holder of such Certificates (or effective affidavits of loss in lieu thereof) shall be entitled to receive in exchange therefor an amount in cash equal to the product of (x) the number of Shares represented by such holder’s properly surrendered Certificates (or effective affidavits of loss in lieu thereof) and (y) the Merger Consideration. As soon as reasonably practicable after the later to occur of (i) the Effective Time, and (ii) to the extent required by the Paying Agent, receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request), Parent shall cause the Paying Agent to issue and deliver to each holder of Book-Entry Shares a check or wire transfer for an amount in cash equal to the product of (x) the number of Shares that are represented by such holder’s Book-Entry Shares and (y) the Merger Consideration, in each case, without such holder being required to deliver a Certificate or an executed letter of transmittal to the Paying Agent, and such Book-Entry Shares shall then be cancelled. No interest shall be paid or accrued on any amount payable upon due surrender of Certificates (or effective affidavits of loss in lieu thereof) or cancellation of Book-Entry Shares. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment of the Merger Consideration upon due surrender of a Certificate may be paid to such a transferee if the Certificate formerly representing such Shares is presented to the Paying Agent in proper form for transfer, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.
(iii)   The Paying Agent, the Company, Parent and Merger Sub (and their respective Affiliates or agents), as applicable, and any other applicable withholding agent (without duplication) shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amounts otherwise payable under this Agreement such amounts as are required to be withheld or deducted under the Internal Revenue Code of 1986, as amended (the “Code”), or under any provision of applicable U.S. state or local or non-U.S. Tax Law with respect to the making of such payment. To the extent that such amounts are so deducted or withheld and paid over to the relevant Governmental Entity within the time and in the manner required by applicable Law, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. Notwithstanding anything to the contrary, any compensatory amounts payable to any current or former employee of the Company or any of its Subsidiaries pursuant to or as contemplated by this Agreement shall be remitted to the applicable payor for payment to the applicable Person through regular payroll procedures, as applicable, or, at the election of the Company, through a payroll agent, in either case subject to any required deductions or withholdings.
(c)   Closing of Transfer Books.   At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or any other reason, the holder of any such Certificates shall be given a copy of the letter of transmittal referred to in Section 3.2(b) and instructed to comply with the instructions in that letter of transmittal in order to receive the cash to which such holder is entitled pursuant to this Article 3.
(d)   Termination of Exchange Fund.   Any portion of the Exchange Fund (including the proceeds of any investments thereof) that, as of the first (1st) anniversary of the Effective Time, remains undistributed to the former holders of Shares shall thereafter be delivered to the Surviving Corporation upon demand, and any former holders of Shares who have not surrendered their Shares in accordance with this Article 3 shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of their Shares.
(e)   Abandoned Property; No Liability.   Any portion of the Merger Consideration remaining unclaimed by the former holders of Shares immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the fullest extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto. Anything in this Agreement to the contrary notwithstanding, none of the Company, Parent, Merger Sub, the Surviving Corporation, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f)   Investment of Exchange Fund.   The Paying Agent shall invest all cash included in the Exchange Fund solely as reasonably directed by Parent; provided, that any investment of such cash shall be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. Government; provided, further, that no such investment or loss thereon shall affect the amounts payable to holders of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares pursuant to this Article 3, and following any losses from any such investment, Parent shall as promptly as reasonably practicable provide, or cause the Surviving Corporation to provide, additional funds to the Paying Agent for the benefit of the holders of Shares. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation pursuant to Section 3.2(d).
(g)   Lost Certificates.   In the case of any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, compliance with the other procedures set forth in this Article 3, and, if required by Parent, the Surviving Corporation or the Paying Agent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate a check in the amount of the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the Merger Consideration.
Section 3.3   Treatment of Company Equity Awards.
(a)   Immediately prior to the Effective Time, and without any action on the part of Parent, the Company or any other Person, each Company RSU Award (or portion thereof) that is outstanding immediately prior to the Effective Time shall, to the extent not vested, automatically become fully vested and shall be cancelled and converted into the right of the holder of each such Company RSU Award (or portion thereof) to receive (subject to any applicable withholdings) an amount in cash equal to the product of (i) the Merger Consideration, multiplied by (ii) the total number of Shares subject to such Company RSU Award (or portion thereof) immediately prior to the Effective Time, together with any accrued and unpaid dividends corresponding to such vested Company RSU Award (or portion thereof).
(b)   Immediately prior to the Effective Time, and without any action on the part of Parent, the Company or any other Person, each Company PSU Award (or portion thereof) that is outstanding immediately prior to the Effective Time shall, to the extent not vested, automatically become fully vested and shall be cancelled and converted into the right of the holder of each such Company PSU Award (or portion thereof) to receive (subject to any applicable withholdings) an amount in cash equal to the product of (i) the Merger Consideration, multiplied by (ii) the total number of Shares subject to such Company PSU Award (or portion thereof) immediately prior to the Effective Time, together with any accrued and unpaid dividends corresponding to such vested Company PSU Award (or portion thereof). For purposes of clause (ii) of the immediately preceding sentence, the total number of Shares subject to a Company PSU Award shall be based on deemed achievement of the greater of (1) maximum performance, to the extent such treatment is required by the applicable award agreement as of the date hereof, (2) actual performance or (3) target performance through the Effective Time; it being understood that if any portion of the Company PSU Award has been earned by its terms as of the Effective Time, but has not yet become vested, the total number of Shares subject to such Company PSU Award shall be based on the number of Shares actually earned.
(c)   Immediately prior to the Effective Time, and without any action on the part of Parent, the Company or any other Person, each Company Option Award (or portion thereof) that is outstanding immediately prior to the Effective Time shall, to the extent not vested, automatically become fully vested and shall be cancelled, and converted into the right of the holder of each such Company Option Award to receive (subject to any applicable withholdings) an amount in cash equal to the product of (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such Company Option Award, multiplied by (ii) the number of shares of Common Stock subject to such Company Option Award immediately prior to the Effective Time (assuming full vesting for any Company Option Award (or portion thereof) that is subject to performance-based vesting). For the avoidance of doubt, in the event that the exercise price of any Company Option Award (whether vested or unvested) is equal to or greater than the Merger Consideration, such Company Option Award shall be cancelled without any consideration being payable in respect thereof and shall have no further force or effect.

(d)   Each Company DSU Award shall be converted into the right to receive an amount in cash equal to the Merger Consideration or such other amount contemplated by the Company DSU Award and settled in accordance with the terms of the Deferred Compensation Program and the deferral election applicable to such Company DSU Award, subject to compliance with the applicable plan documents and Section 409A of the Code.
(e)   The payments described in Section 3.3(a), (b), and (c) shall, at the Company’s election, be made by the Surviving Corporation or through a payroll agent (in either case subject to any required deductions or withholdings) within thirty (30) days after the Effective Time or at such later date required to avoid the imposition of Taxes under Section 409A of the Code.
(f)   Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof administering the Company Equity Plans) shall take all actions necessary to (i) effectuate the provisions set forth in this Section 3.3, and (ii) terminate the Company Equity Plans as of the Effective Time. Parent shall have a reasonable opportunity to review and comment on all resolutions effectuating the provisions set forth in this Section 3.3.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as disclosed in (a) the disclosure letter delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section of the Company Disclosure Letter shall be deemed disclosed with respect to any other section of this Agreement and the Company Disclosure Letter to the extent that the relevance thereof is reasonably apparent on its face, except as specified therein) or (b) any information set forth in any Company SEC Report (including any documents incorporated by reference therein) filed with the SEC at least two (2) Business Days prior to the date of this Agreement and publicly available on EDGAR on or after January 1, 2021 (excluding any disclosures set forth in any risk factors section or any disclosure of risks included in any “forward-looking statements” disclaimer to the extent that such disclosures are general in nature or cautionary, predictive or forward-looking in nature), it being understood that nothing disclosed in any Company SEC Report shall be deemed disclosed in respect of the representations and warranties set forth in Section 4.2, the Company represents and warrants to Parent and Merger Sub as follows:
Section 4.1   Qualification; Organization.
(a)   Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification or licensing, except (other than with respect to the Company’s due organization, valid existence, good standing or corporate power and authority), in each case, as does not, individually or in the aggregate, constitute a Company Material Adverse Effect.
(b)   The Company has made available to Parent true, complete and correct copies of the certificate of incorporation and bylaws (or equivalent organizational documents) of the Company and each of its Subsidiaries, each as amended to the date of this Agreement, and each as so made available is in full force and effect. None of the Company or its Subsidiaries is in violation in any material respect of any provision of its certificate of incorporation or bylaws (or equivalent organizational documents).
Section 4.2   Capitalization; Subsidiaries.
(a)   The authorized capital stock of the Company consists of: (i) 400,000,000 shares of Common Stock, of which 223,135,077 shares have been issued and are outstanding as of the close of business on December 14, 2023 (the “Measurement Time”); and (ii) 40,000,000 shares of Company Preferred Stock, of which no shares have been issued or are outstanding as of the date of this Agreement. As of the Measurement Time, 61,937,149 shares of Common Stock are held by the Company as treasury stock. All of the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except for the shares of Common Stock held by the Company as treasury stock, there are no shares of Common Stock held by any of the Acquired Companies. There is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Common Stock or capital stock of any of the Company’s Subsidiaries, except for the Confidentiality Agreement. None of the Acquired Companies is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Common Stock or other securities of the Company (including any Company Equity Awards, except pursuant to the forfeiture conditions of such Company Equity Awards or the cashless exercise or tax withholding provisions of or authorizations related to such Company Equity Awards as in effect as of the date of this Agreement).
(b)   As of the close of business on the Measurement Time:
(i)   3,712,487 shares of Common Stock are subject to issuance and/or delivery pursuant to outstanding Company RSU Awards;
(ii)   26,193,685 shares of Common Stock are reserved for future issuance pursuant to the Company Notes;
(iii)   2,644,443 shares of Common Stock are subject to issuance and/or delivery pursuant to outstanding Company PSU Awards (assuming target level of performance and 5,288,886 shares of Common Stock assuming maximum level of performance);
(iv)   846,442 shares of Common Stock subject to outstanding Company Option Awards with a weighted average exercise price of $28.57;
(v)   no Company Equity Awards are outstanding other than (x) those granted under the Company Equity Plans and referenced in the preceding clauses (i) through (iv), and (y) the Company DSU Awards referenced in clause (viii) below;
(vi)   4,686,633 shares of Common Stock are reserved for future issuance pursuant to Company Equity Awards not yet granted under the Company Equity Plans;
(vii)   zero dividend equivalents have been credited to outstanding Company RSU Awards and zero dividend equivalents have been credited to outstanding Company PSU Awards (assuming target level of performance and zero dividend equivalents assuming maximum level of performance); and
(viii)   742,675 Company DSU Awards are credited to accounts under the Deferred Compensation Program.
(c)   Except as set forth in Section 4.2(a) or Section 4.2(b) and for shares of Common Stock issued following the Measurement Time pursuant to the exercise or vesting of Company Equity Awards outstanding as of the Measurement Time in accordance with the terms of Company Equity Awards as in effect as of the Measurement Time, as of the date of this Agreement there is no: (i) share of capital stock or other equity interest or voting security of the Company authorized, issued or outstanding; (ii) outstanding equity or equity-based compensation award, subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Companies; (iii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Companies; (iv) Contract under which any of the Acquired Companies is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (v) condition or circumstance that, to the Knowledge of the Company, gives rise to or provides a reasonable basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of any of the Acquired Companies.
(d)   All outstanding shares of Common Stock, options, warrants, equity or equity-based compensation awards, including the Company Equity Awards (whether payable in equity, cash or otherwise) and other securities of the Acquired Companies have been issued and granted in compliance in all material respects with: (i) all applicable securities laws and other applicable Laws; and (ii) all requirements set forth in applicable Contracts.

(e)   All of the outstanding shares of capital stock or voting securities of, or other equity interests in, each of the Company’s Subsidiaries are duly authorized, fully paid and non-assessable and have been validly issued and are owned by one or more of the Acquired Companies, free and clear of all Liens other than restrictions imposed by applicable securities Laws or the organizational documents of any such Subsidiary. Each of the Company’s Subsidiaries is wholly owned by one or more of the Acquired Companies. Neither the Company nor any Subsidiary of the Company owns, directly or indirectly, any voting securities of, or other equity interests in, or any interest convertible into or exchangeable or exercisable for, any voting securities of, or other equity interests in, any Person, other than the Subsidiaries of the Company.
(f)   The Company Board has adopted resolutions to suspend the Company DRIP.
Section 4.3   Corporate Authority; Binding Nature of This Agreement.   The Company has the necessary corporate power and authority to enter into, to deliver and to perform its obligations under this Agreement and to consummate the Contemplated Transactions, including the Merger, subject, in the case of the consummation of the Merger, only to the adoption of this Agreement by the Required Company Stockholder Vote. The Company Board (at a meeting duly called and held) on or prior to the date of this Agreement has unanimously: (a) determined that it is fair to and in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement; (b) authorized and approved the execution, delivery and performance of this Agreement by the Company and approved the Merger; (c) recommended the adoption of this Agreement by the holders of Common Stock (the “Recommendation”) and directed that this Agreement be submitted for adoption by the Company’s stockholders at the Company Stockholders’ Meeting; and (d) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar applicable Law that otherwise might apply to the Merger or any of the other Contemplated Transactions. Subject to Section 6.4(e), the Company Board has not rescinded, modified or withdrawn any of the actions referred to in the immediately preceding sentence in any respect. Except for the Required Company Stockholder Vote and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the consummation of the Contemplated Transactions. This Agreement has been duly and validly executed and delivered by the Company and, assuming due execution and delivery by Guarantor, Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.
Section 4.4   Non-Contravention; Consents.
(a)   Neither the execution, delivery or performance of this Agreement by the Company nor the consummation of the Merger or any of the other Contemplated Transactions by the Company, will directly or indirectly (with or without notice or lapse of time):
(i)   subject, in the case of the consummation of the Merger, only to the adoption of this Agreement by the Required Company Stockholder Vote, contravene, conflict with or result in a violation of the certificate of incorporation, bylaws or other charter or organizational or governing documents of the Acquired Companies;
(ii)   subject to any filings, notices or Consents contemplated by Section 4.4(b), contravene, conflict with or result in a violation of any Law or Order to which any of the Acquired Companies, or any of the assets owned or used by any of the Acquired Companies, is subject;
(iii)   contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Contract, or give any Person the right to: (A) declare a default or exercise any remedy under any Company Contract; (B) a penalty under any Material Contract; (C) accelerate the maturity or performance of any Material Contract; or (D) cancel, terminate or modify any right, benefit, obligation or other term of any Material Contract; or
(iv)   result in the creation of any Lien (other than Permitted Liens) upon any asset or property owned or used by any of the Acquired Companies;
except, in the case of clauses (ii), (iii) and (iv) above, for any such filings, notices or Consents (or lack thereof), contraventions, conflicts, violations, breaches, defaults, rights or Liens that do not, individually or in the aggregate, constitute a Company Material Adverse Effect and would not reasonably be expected to prevent, materially delay or materially impede the Merger or any of the Contemplated Transactions.
(b)   Except as may be required by (x) the Exchange Act, (y) the DGCL and (z) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and rules and regulations promulgated thereunder (“HSR Act”) and the other Required Approvals, including compliance with applicable Foreign Investment Laws, none of the Acquired Companies is required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Entity in connection with (i) the execution, delivery or performance of this Agreement or (ii) the consummation of the Merger or any of the other Contemplated Transactions, in each case, except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, and would not reasonably be expected to prevent, materially delay or materially impede the Merger or any of the Contemplated Transactions.
Section 4.5   Reports and Financial Statements.
(a)   All forms, statements, certifications, reports and other documents (including exhibits and all other information incorporated by reference therein) required to have been filed or furnished by the Company with the SEC since January 1, 2021 (the “Company SEC Reports”) have been so filed on a timely basis and, as of the date hereof, are publicly available on EDGAR. None of the Company’s Subsidiaries is required to file any form, statement, certification, report or other document with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Reports complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act (as the case may be); and (ii) none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated in such Company SEC Report or necessary in order to make the statements in such Company SEC Report, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, to the Knowledge of the Company, none of the Company SEC Reports is the subject of any ongoing review by the SEC.
(b)   The consolidated financial statements (including any related notes and schedules) contained or incorporated by reference in the Company SEC Reports: (i) complied as to form in all material respects with the rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be expressly indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by the SEC); and (iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods covered in each statement. None of the Acquired Companies are a party to or has any obligation or other commitment to become a party to any securitization transaction, off-balance sheet partnership or any similar Contract, in each case, where the purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, any Acquired Company in the Company’s published financial statements or other Company SEC Reports.
(c)   The Company maintains disclosure controls and procedures and internal control over financial reporting required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act and internal control over financial reporting (as defined in Rule 13a-15(f) or 15d-15(f) under the Exchange Act) as required by the Exchange Act. Such disclosure controls and procedures are designed to provide reasonable assurances (i) that all material information concerning the Acquired Companies required to be disclosed is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents and (ii) as to the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of internal control over financial reporting, to the Company’s independent auditors and the audit committee of the Company Board and in a Company SEC Report (A) any significant deficiency or material weakness in the design or operation of its internal control over financial reporting that is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or any other employee who has (or has had) a significant role in the Company’s internal control over financial reporting. The Company is in compliance in all material respects with the applicable listing and other rules and regulations of the NYSE and the CSE and, since January 1, 2021, has not received any written notice from the NYSE or the CSE asserting any non-compliance with such rules and regulations.
(d)   The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act applicable to it. The Company has no outstanding, and has not arranged any outstanding, “extension of credit” to any director or executive officer within the meaning of Section 402 of the Sarbanes-Oxley Act.
Section 4.6   Absence of Changes.
(a)   Since January 1, 2023 through the date of this Agreement, there has not occurred a Company Material Adverse Effect.
(b)   Since January 1, 2023 through the date of this Agreement, except for events giving rise to, and the discussion and negotiation of, the Company’s exploration of strategic alternatives and this Agreement, none of the Company or any of its Subsidiaries has taken any action, or agreed to take any action, that if taken during the period from the date of this Agreement until the Closing, would require Parent’s consent under Section 6.1(b)(i), Section 6.1(b)(ii), Section 6.1(b)(v), Section 6.1(b)(vi) (with respect to the Company itself), Section 6.1(b)(viii), Section 6.1(b)(xv) (solely with respect to the Company itself) or Section 6.1(b)(xix) (solely with respect to the foregoing provisions).
Section 4.7   Legal Proceedings; Orders.
(a)   There is no pending Legal Proceeding and, to the Knowledge of the Company, no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Companies or any of the assets owned or used by any of the Acquired Companies, except for Legal Proceedings that are not, and would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole; or (ii) that, as of the date of this Agreement, challenges, or that may reasonably be expected to have the effect of preventing, delaying or otherwise interfering with, the Merger or any of the Contemplated Transactions. To the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that reasonably would be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding.
(b)   There is no Order to which any of the Acquired Companies, or any of the assets owned or used by any of the Acquired Companies, is subject, except for Orders that are not, and would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole. To the Knowledge of the Company, no officer of any of the Acquired Companies is subject to any Order that prohibits such officer from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Companies.
Section 4.8   Title to Assets.   Except for Owned Real Property, for which the representations with respect to title are the subject of Section 4.9, and Intellectual Property, for which the representations with respect to title or ownership are the subject of Section 4.10, the Acquired Companies own, and have good and valid title to, all assets purported to be owned by them that are material to the Acquired Companies taken as a whole. All of the material tangible personal assets are owned by the Acquired Companies free and clear of any Liens, except for Permitted Liens.
Section 4.9   Real Property; Equipment; Leasehold.
(a)   Section 4.9(a) of the Company Disclosure Letter sets forth a list of material real property owned by the Acquired Companies as of the date of this Agreement (the “Owned Real Property”). Other than the Owned Real Property, none of the Acquired Companies owns any material real property or any interest in material real property as of the date of this Agreement. Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, the Acquired Companies are the sole owners of the Owned Real Property and, subject to the Permitted Liens, have good and valid fee simple title and, to the Knowledge of the Company, marketable title to the Owned Real Property, and the Owned Real Property is free and clear of any Liens, except for Permitted Liens.
(b)   Section 4.9(b) of the Company Disclosure Letter sets forth a true, complete and accurate list of each material real property lease, sublease, license or occupancy agreement pursuant to which any of the Acquired Companies leases, subleases, licenses or occupies real property from any other Person as of the date of this Agreement (the “Leases”). Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, the Acquired Companies are the sole holders of good and valid leasehold interests in and to all of the Leased Real Property, and the Acquired Companies’ interests in the Leased Real Property are free and clear of any Liens, except for Permitted Liens. All of the Leases are (i) valid, binding on and enforceable against the applicable Acquired Company and, to the Knowledge of the Company, each of the parties thereto, subject to the Enforceability Exceptions, and (ii) in full force and effect, have not been modified, amended or supplemented, in writing or otherwise, and all material rents, additional rents and other amounts due to date pursuant to each Lease have been paid, except, in each case, as does not, individually or in the aggregate, constitute a Company Material Adverse Effect. No Acquired Company has received any written notice of a material breach or default under any Lease to which it is a party, nor, to the Knowledge of the Company, has any other party to any Lease breached such Lease in any material respect, nor has any event or omission occurred which with the giving of notice or the lapse of time, or both, would constitute a material breach or default under any Lease, except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect.
(c)   With respect to all Mineral Interests owned by the Acquired Companies, except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, the Acquired Companies are the sole owners, have good and valid fee simple title and marketable title to the Mineral Interests, and the Mineral Interests are free and clear of all Liens, other than Permitted Liens. With respect to the Mineral Interests that are leased by the Acquired Companies from any other Person as of the date hereof (the “Leased Mineral Interests”), except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, the lease agreements and operating agreements pursuant to which with the Leased Mineral Interests are leased by the Acquired Companies (the “Mineral Interest Leases”) are: (i) valid, binding on and enforceable against the applicable Acquired Company and, to the Knowledge of the Company, each of the parties thereto, subject to the Enforceability Exceptions, (ii) in full force and effect, have not been modified, amended or supplemented, in writing or otherwise, and all material royalties, production payments, rents, additional rents and other amounts due to date pursuant to each lease have been paid, and (iii) free and clear of all Liens other than Permitted Liens. No Acquired Company has received any written notice of a material breach or default under any Mineral Interest Lease to which it is a party, nor, to the Knowledge of the Company, has any other party to any Mineral Interest Lease breached such Mineral Interest Lease in any material respect, nor has any event or omission occurred which with the giving of notice or the lapse of time, or both, would constitute a material breach or default under any such lease, except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect.
(d)   Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, no Acquired Company has made any alterations, additions or improvements to the Leased Real Property that are required to be removed at the termination of the applicable lease term and, to the Knowledge of the Company, the present use and operation of the Owned Real Property and the Leased Real Property is authorized by, and is in compliance with all applicable zoning, land use, building, fire, health, labor, safety and health laws and other applicable Laws. Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, (i) the Company has not received written notice of a pending or, to the Knowledge of the Company, threatened Legal Proceeding that challenges or adversely affects, or would challenge or adversely affect, the continuation of the present use or operation of any material Owned Real Property or Leased Real Property, and (ii) the Company has not received any written notice of any pending rezoning, condemnation or eminent domain proceedings relating to any Owned Real Property or Leased Real Property. To the Knowledge of the Company, there are no variances, special zoning exceptions, conditions or agreements affecting the Owned Real Property or any part thereof, that would have a material and adverse effect on the use of the Owned Real Property and, to the Knowledge of the Company, the Company’s use of the Leased Real Property as of the date of this Agreement.
(e)   Except for customary access rights or easements or licenses granted in the ordinary course of owning or operating the Owned Real Property or Leased Real Property, as applicable, that are deemed to constitute Permitted Liens pursuant to the terms of this Agreement and except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, (i) there are no leases, subleases, licenses, occupancy agreements, purchase agreements or other contractual obligations that grant an interest in the right of use or occupancy of any of the Owned Real Property or Leased Real Property to any Person other than the Acquired Companies, (ii) there is no Person in possession of any of the Owned Real Property or

Leased Real Property other than the Acquired Companies, and (iii) there are no outstanding options, rights of first offer or rights of first refusal to purchase any of the Owned Real Property or any portion thereof or interest therein.
(f)   Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, all buildings, structures, fixtures, machinery, vehicles, equipment and other tangible assets owned by or leased to the Acquired Companies (including the Leased Real Property) are adequate for the conduct of the businesses of the Acquired Companies in the manner in which such businesses are currently being conducted and are proposed to be conducted, and, each such asset is in good condition and repair (ordinary wear and tear excepted).
(g)   The Company’s mineral reserves and mineral resources estimates for the minerals, concentrates or ores for development purposes on the Owned Real Property and the Leased Real Property were prepared in accordance with sound mining, engineering, geoscience and other applicable industry standards and practices, and in accordance with applicable Laws. There has been no material reduction in the aggregate amount of estimated mineral resources or mineral reserves of the Company from the amounts set forth in the Company’s technical reports other than as a result of production activities in the ordinary course.
Section 4.10   Intellectual Property.
(a)   Section 4.10(a) of the Company Disclosure Letter identifies each item of material Registered IP included in the Company IP as of the date of this Agreement, and specifies for each item, as applicable, the title, the jurisdiction in which it is filed and the registration or application number. All Registered IP included in the Company IP is subsisting and, to the Knowledge of the Company, valid and enforceable.
(b)   The Acquired Companies exclusively own all right, title and interest in and to the material Company IP, free and clear of any Liens, except for Permitted Liens. Except as would not reasonably be expected to be material and adverse to the Acquired Companies, taken as a whole, the Acquired Companies have valid and enforceable rights to use all other material Intellectual Property used in or necessary to conduct the businesses of the Acquired Companies.
(c)   To the Knowledge of the Company, no Acquired Company, including in the conduct of its business, since January 1, 2021, has infringed, misappropriated or otherwise violated any Intellectual Property of any other Person, except as would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole. To the Knowledge of the Company, since January 1, 2021, no third party has infringed, misappropriated, or otherwise violated any material Company IP in any material respect. Without limiting the generality of the foregoing, since January 1, 2021, there has been no Legal Proceeding (i) alleging infringement, misappropriation, or violation of any Intellectual Property of another Person by an Acquired Company or (ii) challenging or contesting any Acquired Company’s ownership or use of, or the validity or enforceability of, any material Company IP. Since January 1, 2021, no Acquired Company has brought any Legal Proceeding, charge, demand, notice or threat against a third party for infringing, misappropriating or violating material Company IP.
(d)   Except as would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole, (i) each Acquired Company takes reasonable steps to protect the confidentiality, integrity and security of its Sensitive Data and its IT Systems against any unauthorized use, access, interruption, modification or corruption; (ii) each Acquired Company has implemented and maintains information security, backup and data recovery, disaster recovery, and business continuity plans and procedures that are reasonable for its business and that comply in all material respects with all applicable Information Privacy and Security Laws and Information Privacy and Security Obligations; and (iii) to the Knowledge of the Company, since January 1, 2021, no Acquired Company has been subject to any Security Breach. Since January 1, 2021, the Acquired Companies have not been notified in writing, or required by Information Privacy and Security Laws, Governmental Entity or Information Privacy and Security Obligations to notify in writing, any Person of any Security Breach. Since January 1, 2021, no Acquired Company has received any written notice of any claim, investigation (including investigation by a Governmental Entity) or alleged violation of any Information Privacy and Security Laws or Information Privacy and Security Obligations with respect to Personal Information used or held for use by any of the Acquired Companies in the conduct of its business.

(e)   All current and former employees and contractors of the Acquired Companies who have developed or contributed to material Intellectual Property have executed Contracts that assign to the Acquired Companies all of such Person’s rights, title and interest in and to such Intellectual Property or such Intellectual Property has been assigned to an Acquired Company by operation of law.
(f)   Except as would not reasonably be expected to be material and adverse to the Acquired Companies, taken as a whole, since January 1, 2021, (i) there has been no malfunction or other substandard performance involving any IT System, and (ii) to the Knowledge of the Company, the IT Systems do not contain any viruses, bugs, vulnerabilities, faults or other disabling code, that in each case of clauses (i) and (ii), that has caused a material disruption to the operation of the business of any of the Acquired Companies and has not been remediated.
(g)   Except as would not reasonably be expected to be material and adverse to the Acquired Companies taken as a whole, no Acquired Company has incorporated or otherwise used open source Software in a manner that would impose any limitation, restriction, waiver of rights, or condition on the right or ability of any Acquired Company to use, distribute or commercially exploit any Company Software (excluding such open source Software), other than notice and attribution requirements.
Section 4.11   Material Contracts.
(a)   Except for this Agreement, the Company Employee Plans or as filed with the SEC, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by:
(i)   any Company Contract: (A) involving or related to a Joint Venture, strategic alliance, partnership or sharing of profits or revenue, in each case material to the Acquired Companies (taken as a whole); or (B) except to the extent accounted for or reflected in the Company’s capital expenditure budget set forth in Section 4.11(a)-1(i) of the Company Disclosure Letter (the “Capex Budget”), obligating the Company or any of its Subsidiaries to make any capital investment or capital expenditure in excess of $20,000,000 per annum or in excess of $100,000,000 over the remaining life of such Company Contract;
(ii)   any Company Contract that requires or is expected to require during the course of the 2024 calendar year annual payments by or to any Acquired Company in excess of $50,000,000 (other than Contracts for sales of raw materials, inventory or finished goods in the ordinary course of business);
(iii)   any Company Contract relating to any material Company IP licensed out (including by sublicense or covenant not to sue) by any Acquired Company to any other Person or material Intellectual Property licensed in (including by sublicense or covenant not to sue) to any Acquired Company by any other Person (excluding any (A) “off the shelf” or that is readily available pursuant to a standard “shrink wrap” or other similar license agreement (regardless of whether negotiated or modified) or other commercially available Software that has a purchase price or annual license fee of less than $10,000,000; (B) non-exclusive licenses granted in the ordinary course of business to or from any customer of an Acquired Company; (C) non-exclusive licenses granted or received in the ordinary course of business in connection with any standard non-disclosure or confidentiality agreement of an Acquired Company; and (D) open source Software licenses);
(iv)   any Company Contract entered into at any time since January 1, 2021: (A) relating to the disposition or acquisition by any Acquired Company of any business, product line or other material assets outside the ordinary course of business (whether by merger, sale or purchase of assets, sale or purchase of stock or equity ownership interests or otherwise) for consideration in excess of $100,000,000 individually or $300,000,000 in the aggregate for all such Company Contracts (excluding, in any case, the acquisition or disposition of inventory, supplies, equipment or products in the ordinary course of business); or (B) pursuant to which any Acquired Company will acquire any interest, or will make an investment, in any Person other than short term investments, including money market funds, bank deposits, commercial paper and other money market instruments as disclosed in the Company Balance Sheet or the notes thereto, incurred in the ordinary course of business, for consideration in excess of $10,000,000, in any other Person, other than another Acquired Company;

(v)   any Company Contract entered into at any time since January 1, 2021 relating to the disposition or acquisition by any Acquired Company of any business, product line or other material assets of the Acquired Companies (taken as a whole) or another Entity (whether by merger, sale or purchase of assets, sale or purchase of stock or equity ownership interests or otherwise) with (A) continuing material indemnification obligations of the Acquired Companies (taken as a whole) or (B) any material remaining “earn out” or other contingent payment or consideration of the Acquired Companies (taken as a whole) that has not been substantially satisfied prior to the date of this Agreement;
(vi)   any Company Contract that by its terms limits in any material respect the ability of the Acquired Companies (taken as a whole): (A) to engage in any line of business or compete with, or provide any product or service to, any other Person or in any geographic area; or (B) to acquire any product or other asset or any service from any Person, sell any product or other asset to or perform any service for any other Person, or transact business or deal in any other manner with any other Person;
(vii)   any Company Contract that by its terms: (A) grants exclusive rights to market, sell or deliver any product or service of, and material to, the Acquired Companies (taken as a whole); (B) contains any “most favored nation” or similar provision in favor of the counterparty for a product or service of, and material to, the Acquired Companies (taken as a whole); (C) contains a right of first refusal, first offer or first negotiation or any similar right with respect to a material asset of the Acquired Companies (taken as a whole); (D) obligating any Acquired Company to purchase a specified minimum amount of goods or services, in each case, in excess of $50,000,000 (other than Contracts for purchases of raw materials, inventory or finished or goods in the ordinary course of business); or (E) provides for a “sole source” or similar relationship or contains any provision that requires the purchase of all or a material portion of any Acquired Companies’ requirements from any third party;
(viii)   any Company Contract relating to Indebtedness in excess of $100,000,000 or creating a Lien (other than a Permitted Lien) on the equity interests of, or any of the material assets or properties of, any of the Acquired Companies;
(ix)   any settlement, conciliation or similar Company Contract arising out of a Legal Proceeding or threatened Legal Proceeding: (A) that materially restricts or imposes any material obligation on the Acquired Companies (taken as a whole) or materially disrupts the business of the Acquired Companies (taken as a whole) as currently conducted; or (B) that would require any of the Acquired Companies to pay consideration valued at more than $10,000,000 individually or $30,000,000 in the aggregate following the date of this Agreement;
(x)   any material Contract with any Governmental Entity;
(xi)   any Company Contract between or among an Acquired Company, on the one hand, and any directors, executive officers (as such term is defined in the Exchange Act) or any beneficial owner of five percent (5%) or more of the outstanding shares of any class of capital stock of the Company, or any Affiliate of the foregoing, on the other hand (other than a Company Employee Plan); or
(xii)   any other Company Contract (other than any other Material Contract), the termination of which constitutes a Company Material Adverse Effect.
Each Contract of the type described in this Section 4.11(a) or filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act, together with each lease listed on Section 4.9(b) of the Company Disclosure Letter, in each case, whether entered into prior to, on or following the date hereof, is referred to herein as a “Material Contract.” The Company has made available to Parent a true, correct and complete copy of each Material Contract existing as of the date hereof.
(b)   Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, each Material Contract is in full force and effect and is valid, binding and enforceable in accordance with its terms against each Acquired Company which is a party thereto, subject to the Enforceability Exceptions and assuming the validity, binding nature and enforceability against the counterparty or counterparties thereto. None of the Acquired Companies, and, to the Knowledge of the Company, no other Person, has violated or breached, or committed any default under, any Material Contract, and none of the Acquired

Companies, and, to the Knowledge of the Company, no other Person, would, with or without notice or lapse of time, or both, be in breach or violation of, or default under, any such Material Contract, where such violation, breach or default, individually or in the aggregate, constitutes a Company Material Adverse Effect. None of the Acquired Companies has received any written notice regarding any actual or, to the Knowledge of the Company, threatened breach or violation of, or default under, any such Material Contract, or the intention to cancel any such Material Contract.
Section 4.12   Liabilities.   None of the Acquired Companies has any Liability that would be required to be recorded as a liability on a balance sheet prepared in accordance with GAAP (or required to be disclosed in the footnotes thereto under GAAP), except for: (i) Liabilities reflected, reserved against or otherwise included or disclosed in the Company Balance Sheet or the notes thereto; (ii) Liabilities that have been incurred by the Acquired Companies since the date of the Company Balance Sheet in the ordinary course of business (none of which is a Liability resulting from breach of contract or violation of Law); (iii) Liabilities for performance of obligations of the Acquired Companies not yet due under Company Contracts; (iv) Liabilities described in Section 4.12 of the Company Disclosure Letter; (v) Liabilities incurred pursuant to this Agreement and the Contemplated Transactions; and (vi) other Liabilities that do not, individually or in the aggregate, constitute a Company Material Adverse Effect.
Section 4.13   Compliance with Laws.
(a)   Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, each of the Acquired Companies is, and at all times since January 1, 2021 has been, in compliance with all applicable Laws, including Information Privacy and Security Laws. Since January 1, 2021, none of the Acquired Companies has received any written notice or, to the Knowledge of the Company, other communication from any Governmental Entity or other Person regarding any actual or alleged violation of, or failure to comply with, any applicable Law.
(b)   Since January 1, 2021, none of the Acquired Companies, and to the Knowledge of the Company, no director, officer or other employee acting on behalf of an Acquired Company or agent or third party acting on behalf of any of the Acquired Companies, has directly or indirectly: (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, offered, or authorized any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of any applicable anti-corruption or anti-bribery Law, including the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable comparable law of a jurisdiction outside the United States (“Anti-Corruption Laws”); (iii) made, offered or authorized any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment; or (iv) otherwise violated Anti-Corruption Laws in any material respect. For purposes of this Section 4.13(b), an “unlawful payment” shall include any transfer of funds or any other thing of value, such as a gift, transportation or entertainment, which transfer is contrary to any applicable Law, including any payment to a third party all or part of the proceeds of which is used for a corrupt payment. Since January 1, 2021, none of the Acquired Companies or, to the Knowledge of the Company, any other Entity under their control has been charged, prosecuted or, to the Knowledge of the Company, investigated, for any violation of any applicable Law in respect of the matters contemplated by this Section 4.13(b). Since January 1, 2021, none of the Acquired Companies or, to the Knowledge of the Company, any Entity under their control has disclosed to any Governmental Entity information that establishes or indicates that an Acquired Company violated or would reasonably be expected to have violated any applicable Law in respect of the matters contemplated by this Section 4.13(b), and to the Knowledge of the Company, no circumstances exist that would reasonably be expected to give rise to such a violation in the future.
(c)   Since January 1, 2021, each of the Acquired Companies and, to the Knowledge of the Company, each Entity under their control (i) has been and is in compliance in all material respects with all U.S. Export and Import Laws and all applicable Foreign Export and Import Laws; and (ii) has obtained and complied in all material respects with all licenses, registrations and other authorizations required in connection with its exports, re-exports, deemed exports or re-exports, transfers or imports, in each case as required in accordance with U.S. Export and Import Laws and Foreign Export and Import Laws for the conduct of its business. Since January 1, 2021, none of the Acquired Companies has been charged, prosecuted, cited, fined, or, to the Knowledge of the Company, investigated for any material failure to comply with any U.S. Export and Import Law or Foreign Export and Import Law, and no Legal Proceeding, investigation, or inquiry relating to U.S. Export and Import Laws or Foreign Export and Import Laws is, or has been pending or, to the Knowledge of the Company, threatened against any Acquired Company or any officer or director of any Acquired Company (in his or her capacity as an officer or director of any Acquired Company), or any agent or other third party acting on behalf of any Acquired Company by or before (or, in the case of a threatened matter, that would come before) any Governmental Entity.
(d)   Since January 1, 2021, none of the Acquired Companies nor, to the Knowledge of the Company, any of their respective directors, officers, employees or any agent acting on behalf of any Acquired Company: (i) is or has been a Person with whom transactions are prohibited or limited under any U.S. Export and Import Law or applicable Foreign Export and Import Law, including those administered by OFAC, the Bureau of Industry and Security of the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council or the European Union; (ii) is or has been located in, organized under the laws of, ordinarily resident in, or engaged in any dealings (direct or indirect) with any country, territory, or geographic region subject to comprehensive OFAC sanctions (a “Sanctioned Country”); (iii) has made a disclosure (voluntary or otherwise) to a Governmental Entity regarding compliance with any U.S. Export and Import Law or Foreign Export and Import Law; or (iv) has violated any U.S. Export and Import Law or Foreign Export and Import Law, except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect.
Section 4.14   Governmental Authorizations.   Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect: (a) the Acquired Companies hold, and since January 1, 2021 have held, all Governmental Authorizations, and have made all filings required under applicable Laws, necessary to enable the Acquired Companies to conduct their respective businesses in the manner in which such businesses are currently being conducted and have been conducted since January 1, 2021; (b) all such Governmental Authorizations are valid and in full force and effect or expired at a time when such Governmental Authorizations no longer were required; and (c) each Acquired Company is, and since January 1, 2021 has been, in compliance with the terms and requirements of such Governmental Authorizations. Since January 1, 2021, none of the Acquired Companies has received any written notice or, to the Knowledge of the Company, other communication from any Governmental Entity regarding (i) any actual or alleged material violation of or material failure to comply with any term or requirement of any material Governmental Authorization or (ii) any actual or threatened revocation, withdrawal, suspension, cancellation or termination of any material Governmental Authorization, in each case except for such violation, failure, revocation, withdrawal, suspension, cancellation or termination that does not, individually or in the aggregate, constitute a Company Material Adverse Effect.
Section 4.15   Tax Matters.   Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect:
(a)   Each of the Tax Returns filed, or required to be filed, by or on behalf of the Company and its Subsidiaries with any Governmental Entity (i) has been duly and timely filed on or before the applicable due date (taking into account any validly obtained extensions of such due date) and (ii) is accurate and complete in all material respects.
(b)   Each of the Company and its Subsidiaries has duly and timely paid all Taxes due and payable, except for Taxes contested in good faith for which adequate reserves have been established on the financial statements of the Company contained or incorporated by reference in the Company SEC Reports in accordance with GAAP.
(c)   Each of the Company and its Subsidiaries has withheld from each payment made to any employee, independent contractor, supplier, creditor, stockholder or other Person all Taxes and other deductions required to be withheld under applicable Law, has, within the time and in the manner required by applicable Law, paid over such withheld amounts to the proper Governmental Entity, and has complied with the related recordkeeping requirements.
(d)   There are no Liens for Taxes upon any of the assets of the Company or its Subsidiaries except for Liens described in clause (a) of the definition of Permitted Liens.

(e)   Neither the Company nor any of its Subsidiaries has consented to any extension or waiver of the period of assessment or collection of any Tax of the Company or any of its Subsidiaries, which extension or waiver is currently outstanding (other than pursuant to validly obtained extensions of time to file Tax Returns).
(f)   No audit, claim, examination, investigation or Legal Proceeding with respect to Taxes or Tax Returns of the Company or any of its Subsidiaries (a “Tax Proceeding”) is pending or has been threatened in writing against or with respect to the Company or any of its Subsidiaries. No deficiency for any Tax has been asserted or assessed, in each case, in writing by a Governmental Entity against the Company or any of its Subsidiaries that has not been settled, paid or withdrawn in full.
(g)   No claim has been made in writing within the past three (3) years by any Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file a type of Tax Return that the Company or any of its Subsidiaries is or may be subject to such type of taxation by or required to file such type of Tax Return in that jurisdiction, which claim has not been resolved in full.
(h)   Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, its taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any: (i) change in or use of an incorrect method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date; (ii) “closing agreement”, as described in Section 7121 of the Code (or any corresponding provision of U.S. state or local or non-U.S. Law) entered into prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing; (iv) prepaid amount received or deferred revenue accrued prior to the Closing (other than in the ordinary course of business); or (v) any deferred intercompany gain or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding provision of U.S. state or local or non-U.S. Law).
(i)   In the two (2) years prior to the date hereof, neither the Company nor any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in connection with a distribution of stock subject to or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.
(j)   In the past four (4) years prior to the date hereof, neither the Company nor any of its Subsidiaries has (i) been a member of an affiliated group filing a consolidated, joint, unitary, combined or similar Tax Return (other than an “affiliated group” as defined in Section 1504(a) of the Code, or any similar group under other applicable Tax Law, the common parent of which is the Company or any Subsidiary of the Company) or (ii) become liable for the Taxes of any Person other than the Company or any of its Subsidiaries under Treasury Regulations Section 1.1502-6 (or any similar provision of U.S. state or local or non-U.S. Tax Law), or as a transferee or successor or otherwise under applicable Law.
(k)   Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).
(l)   Neither the Company nor any of its Subsidiaries is a party to or is bound by any written Tax indemnity Contract, Tax sharing Contract or Tax allocation Contract in respect of any material Taxes (other than (i) any such Contract that is solely among the Acquired Companies or (ii) any (A) Lease, or (B) commercial Contract entered into in the ordinary of business the principal subject of which is not Taxes or Tax Returns) (a “Tax Sharing Agreement”).
(m)   The Company is not, and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.
(n)   Neither the Company nor any of its Subsidiaries has any liability under any escheat or unclaimed property Laws.
(o)   Since January 1, 2023, through the date of this Agreement, except for events giving rise to, and the discussion and negotiation of, the Company’s exploration of strategic alternatives and this Agreement, none of the Company or any of its Subsidiaries has taken any action, or agreed to take any action, that if taken during the period from the date of this Agreement until the Closing, would require Parent’s consent under Section 6.1(b)(xvi).
Section 4.16   Employee and Labor Matters; Benefit Plans.
(a)   Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, each Acquired Company is, in compliance in all respects with all applicable Laws respecting labor and employment, including hiring practices, employment practices, terms and conditions of employment, wages, hours or other labor-related matters, including applicable Laws relating to discrimination, equal pay, wages and hours, overtime, business expense reimbursements, labor relations, leaves of absence, paid sick leave laws, work breaks, classification of independent contractors and employees (including exempt status), occupational health and safety, immigration, privacy, fair credit reporting, harassment, retaliation, disability rights and benefits, reasonable accommodation, equal employment, fair employment practices, immigration, wrongful discharge or violation of personal rights including the Worker Adjustment and Retraining Notification Act (and any similar foreign, provincial, state or local statute or regulation) (collectively, the “WARN Act”). There have been no material (i) occupational health and safety violations, industrial accidents, or worker injuries or fatalities in the last three (3) years prior to the date of this Agreement or (ii) grievances, arbitrations, or unfair labor practice charges in the last three (3) years prior to the date of this Agreement.
(b)   None of the Acquired Companies is a party to, subject to, or under any obligation to bargain for, any Collective Bargaining Agreement, and there are no labor organizations representing or, to the Knowledge of the Company, purporting to represent any employees of the Acquired Companies, nor does any Union hold bargaining rights with respect to any employees of the Acquired Companies by way of certification, interim certification, voluntary recognition or succession rights, or has applied or, to the Knowledge of the Company, threatened to apply to be certified as the bargaining agent of any Company associate. There are no organizing, election, certification petitions or campaigns pending or, to the Knowledge of the Company, threatened by or on behalf of any Union with respect to any employees of the Acquired Companies. No Acquired Company has agreed to recognize any Union, nor has any Union been certified as the exclusive bargaining representative of any employees of the Acquired Companies. Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, since January 1, 2021, no Acquired Company has been the subject of a slowdown, strike, picketing, boycott, group work stoppage, labor dispute, unfair labor practice charge, grievance, arbitration, attempt to organize or Union organizing activity, or any similar activity or dispute, against or affecting any of the Acquired Companies or any of their employees.
(c)   As of the date hereof (i) there are no pending or current negotiations by the Acquired Companies with any Union, or discussions or proposals to enter into or modify any Collective Bargaining Agreement which are reasonably expected to yield outcomes materially different to the current Collective Bargaining Agreements status, and (ii) other than the BLA, the Acquired Companies are not a party to any Collective Bargaining Agreement that requires any material investment commitments (including any material capital expenditures or contributions to benefit plans).
(d)   The Acquired Companies have satisfied Article 11, Section C (Right to Bid) of the BLA with respect to the Contemplated Transactions (the “Right-to-Bid Provision”). Parent’s satisfaction of the last sentence of Section 5.9, without any material modifications, will satisfy Article 2, Section D (Successorship) of the BLA (the “Successorship Provision”). Except for the Right-to-Bid Provision and the Successorship Provision, the Acquired Companies are not required, pursuant to any applicable Law or Collective Bargaining Agreement, to secure the consent of, or enter into or materially modify any Collective Bargaining Agreement, in each case, in order to enter into this Agreement or consummate any of the Contemplated Transactions. Section 4.16(d) of the Company Disclosure Letter contains a complete and accurate list of the USW Agreements and there are no other material agreements, arrangements or understandings between any Acquired Company, on the one hand, and the USW, on the other hand.
(e)   Section 4.16(e) of the Company Disclosure Letter contains an accurate and complete list of each material Company Employee Plan, and separately identifies each such Company Employee Plan that is maintained, sponsored, contributed to, or required to be contributed to, or administered outside the jurisdiction of the United States (each, a “Non-U.S. Plan”). The Company has made available to Parent (or, with respect to subclause (viii), will make available as soon as reasonably practicable, and in any event no later than twenty (20) days, following the date of this Agreement), in each case, to the extent applicable: (i) the plan document of any material Company Employee Plan, including any amendments and related trust agreements; (ii) the most recent summary plan description, together with summaries of the material modifications thereto, if any, required under ERISA with respect to each material Company Employee Plan; (iii) all trust agreements, insurance contracts and funding agreements relating to each material Company Employee Plan, including all amendments thereto; (iv) the most recent financial statements and actuarial valuation report; (v) the most recently filed Form 5500 annual report (with applicable attachments); (vi) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan intended to be qualified under Section 401(a) of the Code; (vii) all notices, letters or other correspondence with the Internal Revenue Service or U.S. Department of Labor (other than any routine and non-material correspondence) received in the past three (3) years pertaining to a Company Employee Plan; and (viii) with respect to the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act (the “Affordable Care Act”), Forms 1094-C and Forms 1095-C for each employing entity for the past three (3) years.
(f)   Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, since January 1, 2021, each Company Employee Plan has been established, maintained, funded and operated in accordance with its terms and in compliance with all applicable Laws, including ERISA and the Code. Each Company Employee Plan intended to be qualified under Section 401(a) of the Code and the trust (if any) intended to be qualified under Section 501(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code and, to the Knowledge of the Company, nothing has occurred since the date of the most recent determination that reasonably would be expected to result in the loss of such qualification. There have been no “prohibited transactions” within the meaning of Section 4975 of the Code or Section 406 of ERISA or, to the Knowledge of the Company, any breaches of fiduciary duty (as determined under ERISA) with respect to any Company Employee Plan that, in each case, would reasonably be expected to result in any material Liability or excise tax under ERISA or the Code being imposed on an Acquired Company.
(g)   None of the Acquired Companies, and no ERISA Affiliate, maintains, sponsors, participates in, or contributes to, or is obligated to contribute to, or in the past six (6) years maintained, sponsored, participated in, or contributed to, or was required to contribute to, or has or could reasonably be expected to have, any Liability in respect of, any: (i) “employee pension benefit plan” (as defined in Section 3(2) of ERISA) subject to Title IV, Section 302 of ERISA or Section 412 of the Code; (ii) “multiemployer plan” within the meaning of Section (3)(37) of ERISA (“Multiemployer Plan”); (iii) plan described in Section 413I of the Code; (iv) “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA); or (v) “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code. No material Liability under Title IV has been incurred by the Acquired Companies or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Acquired Companies or any ERISA Affiliate of incurring any such Liability.
(h)   All material contributions required to have been made by any of the Acquired Companies or any ERISA Affiliate to any Multiemployer Plan have been timely made or properly accrued as required by the terms of the applicable Collective Bargaining Agreement and applicable Law. None of the Acquired Companies nor any ERISA Affiliate: (i) has taken any action that has resulted or could result in a partial or complete withdrawal from any Multiemployer Plan or otherwise result in any withdrawal liability being assessed against any Acquired Company or any ERISA Affiliate; (ii) has incurred or would reasonably be expected to incur any withdrawal liability, including in connection with a “mass withdrawal,” “partial withdrawal,” “complete withdrawal,” or “plan amendment” as described in Section 4041A of ERISA, or has incurred or would reasonably be expected to incur any other termination Liability to the Pension Benefit Guarantee Corporation with respect to any Multiemployer Plan; (iii) has received notice that any Multiemployer Plan to which it contributes, is required to contribute or with respect to which it has any Liability (A) is, or is expected to be, “insolvent” within the meaning of Section 4245 of ERISA, (B) has initiated proceedings to terminate, or (C) is considered to be “endangered” or in “critical” status under Section 432 of the Code; or (iv) is part of an arrangement or agreement with any other employer to withdraw from a Multiemployer Plan. No Multiemployer Plan to which any Acquired Company or any ERISA

Affiliate contributes is required to contribute to, or with respect to which it has any Liability, would reasonably be expected to undergo a “mass withdrawal” (as described in Section 4219 of ERISA).
(i)   None of the Acquired Companies has any material Liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees or service providers of the Acquired Companies, except coverage or benefits as required under Section 4980B of the Code or any other applicable Law at the participant’s sole expense.
(j)   Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, there are no pending or, to the Knowledge of the Company, threatened Legal Proceedings (i) involving any Company Employee Plan or its assets or (ii) by or on behalf of any current or former employee, officer, director or other individual service provider of any Acquired Company relating to his or her employment, termination of employment, compensation or employee benefits.
(k)   Except as expressly required or provided by this Agreement, neither the execution of this Agreement nor the consummation of the Contemplated Transactions will (either alone or in combination with another event, whether contingent or otherwise) (i) result in any payment or increase in payment (whether of bonus, change in control, retention, severance pay or otherwise), acceleration of the time of payment, funding or vesting of any compensation or benefits under any Company Employee Plan, forgiveness of Indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, officer, director or other individual service provider of any Acquired Company or (ii) result in any payments or benefits that, individually or in combination with any other payment or benefit, could constitute the payment of any “excess parachute payment” within the meaning of Section 280G or be nondeductible under Section 280G of the Code. No Acquired Company has any obligation to gross-up or otherwise reimburse or compensate any current or former employee, officer, director or other individual service provider of any Acquired Company for any Taxes incurred by such individual under or pursuant to Section 409A, Section 4999, or otherwise.
(l)   There is no Non-U.S. Plan in the nature of a defined benefit plan or multiemployer plan for the benefit of any Person in, or subject to any legal requirements of, a jurisdiction outside the United States. Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, each Non-U.S. Plan (i) if intended to qualify for special tax treatment under applicable Law, satisfies all requirements to obtain such tax treatment, and (ii) if required to be funded, book-reserved or secured by an insurance policy, is funded, book-reserved, or secured by such an insurance policy, as applicable, based on reasonable and appropriate actuarial assumptions in accordance with applicable accounting principles and applicable Law.
(m)   Section 4.16(m) of the Company Disclosure Letter accurately sets forth the following information with respect to each Company Equity Award outstanding as of the Measurement Time: (A) the Company Equity Plan pursuant to which such Company Equity Award was granted; (B) the name, or, to the extent required by applicable Information Privacy and Security Laws and Information Privacy and Security Obligations, an employee identification number, of the holder of such Company Equity Award; (C) the number of shares of Common Stock subject to such Company Equity Award (including, for Company Equity Awards subject to performance-based vesting requirements, the target and maximum number of shares of Common Stock); (D) the exercise price (if any) of such Company Equity Award; (E) the grant date of such Company Equity Award; and (F) the extent to which such Company Equity Award is vested and/or exercisable. Prior to the Effective Time, and in any event no later than forty-five (45) days before the Closing Date, the Company will make available to Parent information on whether such Company Equity Award is subject to Section 409A of the Code and applicable guidance thereunder (“Section 409A”). Each grant of a Company Option Award was duly authorized no later than the date on which the grant of such Company Option Award was by its terms to be effective (the “Option Grant Date”) by all necessary corporate action, including, as applicable, approval by the Company Board (or, if appropriate a duly constituted and authorized committee thereof or other authorized designee) and any required stockholder approval by the necessary number of votes or written consents. No Company Option Award has been granted with a per share exercise price that is less than the fair market value of the Common Stock on the applicable Option Grant Date.

Section 4.17   Environmental Matters.
(a)   Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, each of the Acquired Companies is and, since January 1, 2021 has been, in compliance with all applicable Environmental Laws.
(b)   Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, there has been no Release of Hazardous Substances by any Acquired Company or, to the Knowledge of the Company, by any other Person at, on, under or from (i) any real property currently owned, operated or leased by any Acquired Company or (ii) any real property formerly owned, operated or leased by the Acquired Company during its ownership, operation or tenancy, which, in each case, could reasonably be expected to result in liability for or require remediation or other response actions by any Acquired Company under any applicable Environmental Law.
(c)   Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, the Company has received no written notice, and there is no Legal Proceeding pending or, to the Knowledge of the Company, threatened against any Acquired Company, in any case that is alleging noncompliance with, or liability arising under, any applicable Environmental Law.
(d)   Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, (i) other than to the extent clearly reflected within the Company SEC Reports, no capital expenditures are planned or required to be incurred by the Company within the next two (2) years to achieve or maintain compliance with any Environmental Law, and (ii) the Company is not subject to any Order or consent decree pursuant to Environmental Laws that remains outstanding or unresolved.
(e)   Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, the Acquired Companies are in compliance with all financial assurance obligations required with respect to its closure, reclamation, and post-closure monitoring obligations under Environmental Law and all Governmental Authorizations, including with respect to all mines and landfills currently or formerly owned, leased or operated by the Company.
(f)   The Company has made available to Parent copies of all third party, non-privileged material environmental reports, audits, studies and correspondence within its possession or control relating to liabilities arising under Environmental Law that are not fully resolved and would, individually or in the aggregate, constitute a Material Adverse Effect.
(g)   The representations and warranties contained in this Section 4.17, Section 4.12 and in Section 4.5(a) are the sole and exclusive representations and warranties made by the Company and its Subsidiaries relating to environmental matters, including those concerning Environmental Laws or Hazardous Substances.
Section 4.18   Insurance.   Section 4.18 of the Company Disclosure Letter sets forth an accurate list of all material insurance policies with third party insurers relating to the business, assets and operations of the Acquired Companies as of the date of this Agreement. The Company has made available to Parent true, correct and complete copies of each such material policy. All material insurance policies maintained by the Company or any of its Subsidiaries are intended to provide coverage for risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, and, to the Knowledge of the Company, are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies as does not, individually or in the aggregate, constitute a Company Material Adverse Effect. Each of the material insurance policies relating to the business, assets and operations of the Acquired Companies is in full force and effect, no written notice of a material default or termination has been received by any Acquired Company in respect thereof and all premiums due thereon have been paid in full. Since January 1, 2021, none of the Acquired Companies has received any written notice or, to the Knowledge of the Company, other communication regarding any: (a) cancellation or invalidation of or material increase in any premiums associated with any material insurance policy or (b) refusal of any coverage or rejection of any material claim under any insurance policy, except for such cancellation, invalidation, material increase, refusal or rejection that does not, individually or in the aggregate, constitute a Company Material Adverse Effect.

Section 4.19   Company Products.   Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, (a) to the Knowledge of the Company, neither the Company nor any other Acquired Company has any liability for replacement or repair of any product developed, manufactured, marketed, sold, leased or distributed by the Acquired Companies (“Company Product”) or other damages in connection therewith and (b) since January 1, 2021, there has not been any recall or post-sale warning concerning any Company Product conducted by or on behalf of the Company or any other Acquired Company or, to the Knowledge of the Company, any third party as a result of any alleged defect in any Company Product.
Section 4.20   Customers and Suppliers.   Section 4.20 of the Company Disclosure Letter sets forth the ten (10) largest customers (by total aggregate annual revenue received by the Company and its Subsidiaries) of the Company and its Subsidiaries for the fourteen (14)-month period ended on October 31, 2023 (the “Significant Customers”) and the ten (10) largest suppliers (by total aggregate annual spend amounts paid to such suppliers by, or on behalf of, the Company and its Subsidiaries) of the Company and its Subsidiaries for each of the ten (10)-month period ended on October 31, 2023 (the “Significant Suppliers”). Since January 1, 2023, no Significant Customer or Significant Supplier cancelled or otherwise terminated its relationship with the Company or its Subsidiaries, except as permitted by the terms of a Contract with the Company or any of its Subsidiaries or as does not, individually or in the aggregate, constitute a Company Material Adverse Effect.
Section 4.21   Takeover Statutes; No Rights Plan.   Assuming the accuracy of the representations and warranties set forth in Section 5.10, no “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statutes or regulations (including the restrictions on “business combinations” with an “interested stockholder” (each as defined in Section 203 of the DGCL)) or similar provisions contained in the governing documents of the Company and its Subsidiaries (each, a “Takeover Statute”) is applicable to this Agreement, as it relates to the Merger or any of the Contemplated Transactions. The Company Board has taken all actions necessary to render all potentially applicable Takeover Statutes inapplicable to this Agreement, the Merger and the other Contemplated Transactions. The Company has no stockholder rights plan, “poison pill” or similar agreement or arrangement that is, or at the Effective Time will be, applicable to this Agreement, the Merger or the other Contemplated Transactions.
Section 4.22   Vote Required.   Assuming the accuracy of the representations and warranties set forth in Section 5.10, the affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the record date for the Company Stockholders’ Meeting in favor of adopting this Agreement (the “Required Company Stockholder Vote”) is the only vote of the holders of any class or series of the Company’s capital stock, or any holders of any other securities of the Company, necessary to adopt this Agreement and approve the Merger.
Section 4.23   Financial Advisors’ Fees.   No broker, finder or investment banker is entitled to any brokerage, finder’s, success, completion or similar fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of any of the Acquired Companies. The Company has delivered or made available to Parent accurate and complete copies of any engagement letters pursuant to which any broker, finder or investment banker is entitled to any financial advisory fee, expenses or indemnification in connection with the Contemplated Transactions.
Section 4.24   Opinion.   The Company Board has received the oral opinion from Barclays Capital Inc., to be confirmed by delivery of a written opinion that, as of the date of such opinion and based upon and subject to the assumptions made, matters considered and limits on the review undertaken set forth therein, the Merger Consideration to be offered to the holders of Shares is fair to such holders from a financial point of view. The Company Board has also received the oral opinion from Goldman Sachs & Co. LLC, to be confirmed by delivery of a written opinion that, as of the date of such opinion and based upon and subject to the assumptions made, matters considered and limits on the review undertaken set forth therein, the Merger Consideration to be paid to the holders of Shares (other than Parent and its Affiliates) pursuant to this Agreement is fair from a financial point of view to such holders. A complete and executed copy of each such written opinion will be delivered to Parent promptly following receipt thereof by the Company. It is agreed and understood that each such opinion is for the information of the Company Board and may not be relied upon by Parent or Merger Sub. As of the date of this Agreement, each such opinion has not been withdrawn, revoked or modified.

Section 4.25   Disclosure.   None of the information included or incorporated by reference in the Proxy Statement, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Company Stockholders’ Meeting (or any adjournment or postponement thereof), as amended or supplemented at that time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements included in the Proxy Statement based on information provided to the Company by Parent in writing and specifically for inclusion in the Proxy Statement.
Section 4.26   No Other Representations or Warranties.
(a)   The Company agrees and acknowledges that, except for the representations and warranties contained in Article 5, neither Parent nor any other Person makes any other express or implied representation or warranty on behalf of Parent or any of its Affiliates. The Company agrees and acknowledges that in making the decision to enter into this Agreement and consummate the Contemplated Transactions, the Company has relied exclusively on the express representations and warranties contained in Article 5 and have not relied on any other representation or warranty, express or implied. The Company agrees and acknowledges that neither Parent nor any other Person has made, and the Company has not relied on, any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Parent or its Affiliates furnished or made available to the Company and its Representatives except as expressly set forth in Article 5 (which includes the Parent Disclosure Letter).
(b)   EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT (INCLUDING THE RELATED PORTIONS OF THE DISCLOSURE LETTERS) OR IN ANY CERTIFICATE DELIVERED BY THE COMPANY PURSUANT TO THIS AGREEMENT, THE COMPANY DOES NOT MAKE ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY TO PARENT OR MERGER SUB, INCLUDING WITH RESPECT TO VALUE, CONDITION, MERCHANTABILITY OR SUITABILITY, WITH RESPECT TO THE COMPANY, ANY OTHER ACQUIRED COMPANY, ANY OF THEIR RESPECTIVE BUSINESSES OR THE CONTEMPLATED TRANSACTIONS.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as disclosed in the disclosure letter delivered by Parent to the Company concurrently with the execution of this Agreement (the “Parent Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter shall be deemed disclosed with respect to any other section or subsection of this Agreement and the Parent Disclosure Letter to the extent that the relevance thereof is reasonably apparent on its face), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:
Section 5.1   Qualification; Organization.   Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and except, in each case, as would not, and would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the Closing or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other Contemplated Transactions (a “Parent Material Adverse Effect”), is qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification or licensing. Unless available publicly on EDGAR, Parent has made available to the Company prior to the date of this Agreement a true and complete copy of the certificates of incorporation and bylaws or other equivalent organizational documents of Parent and Merger Sub, each as amended through the date hereof.
Section 5.2   Corporate Authority Relative to This Agreement; No Violation.
(a)   Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the Contemplated Transactions. The execution, delivery and performance of this Agreement and the consummation of the Merger and the other Contemplated Transactions by Parent and Merger Sub have been duly and validly authorized by the boards of directors of Parent and Merger Sub and, except for the adoption of this Agreement by Parent as the sole stockholder of Merger Sub and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement and the consummation of the Contemplated Transactions. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions. Immediately following the execution and delivery of this Agreement, this Agreement will be adopted by Parent as the sole stockholder of Merger Sub.
(b)   The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the Merger and the other Contemplated Transactions, by Parent and Merger Sub do not and will not require Parent or Merger Sub to procure, make or provide any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity or other third party, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) compliance with the HSR Act and other applicable Antitrust Laws and Foreign Investment Laws, (iii) the filing of the CFIUS Notice and obtaining the CFIUS Approval, (iv) compliance with the applicable requirements of the Exchange Act and compliance with the rules and regulations of the NYSE, the CSE, the Tokyo Stock Exchange, the Sapporo Securities Exchange, the Nagoya Stock Exchange and the Fukuoka Stock Exchange, (v) compliance with any applicable foreign or state securities or blue sky laws, and (vi) the other Required Approvals, and other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain does not, individually or in the aggregate, constitute a Parent Material Adverse Effect.
(c)   The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other Contemplated Transactions, do not and will not (i) contravene or conflict with the organizational or governing documents of Parent or Merger Sub, (ii) subject to any filings, notices or Consents contemplated by Section 5.2(b), contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to Parent or Merger Sub or any of their respective properties or assets, or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any Contract, instrument, permit, concession, franchise, right or license binding upon Parent or Merger Sub or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, other than, in the case of clauses (ii) and (iii), any such contravention, conflict, violation, default, termination, cancellation, acceleration, right, loss or Lien that does not, individually or in the aggregate, constitute a Parent Material Adverse Effect.
Section 5.3   Investigations; Litigation.   As of the date hereof, there is no investigation or review pending (or, to the Knowledge of Parent, threatened) by any Governmental Entity with respect to Parent or Merger Sub that would, individually or in the aggregate, constitute a Parent Material Adverse Effect, and there are no Legal Proceedings pending (or, to the Knowledge of Parent, threatened) against or affecting Parent or Merger Sub, or any of their respective properties at law or in equity before, and there are no Orders of, or before, any Governmental Entity, in each case that would, individually or in the aggregate, constitute a Parent Material Adverse Effect.
Section 5.4   Proxy Statement; Other Information.   None of the information supplied by or on behalf of Parent, Merger Sub or Guarantor for inclusion or incorporation by reference in the Proxy Statement will, at the time it is filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 5.4 shall not apply to, and no representation is made by Parent or Merger Sub with respect to, statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied, or required to be supplied, by or on behalf of the Company or any of its Representatives for inclusion, use or incorporation by reference therein.
Section 5.5   Capitalization of Merger Sub.   The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $1.00 per share, one of which is validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent. Merger Sub does not have outstanding any option, warrant, right or any other agreement pursuant to which any Person other than Parent may acquire any equity security of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other Contemplated Transactions.
Section 5.6   No Vote of Parent Stockholders.   No vote of the stockholders of Parent or the holders of any other securities of Parent or any of its Affiliates (equity or otherwise) is required by any applicable Law, the certificate of incorporation or bylaws or other equivalent organizational documents of Parent or the applicable rules of any exchange on which securities of Parent or any of its Affiliates are traded, in order for Parent to consummate the Contemplated Transactions. The vote or consent of Parent, as the sole stockholder of Merger Sub, is the only vote or consent of any holders of any securities of Merger Sub necessary to approve this Agreement and the Merger.
Section 5.7   Finders or Brokers.   Neither Parent nor Merger Sub has employed any investment banker, broker or finder in connection with the Contemplated Transactions who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.
Section 5.8   No Additional Representations.
(a)   Each of Parent and Merger Sub acknowledges and agrees that it and its Representatives have received access to such books and records, facilities, equipment, contracts and other assets of the Company and that it and its Representatives have had the opportunity to meet with the management of the Company and to discuss the business and assets of the Company to facilitate its review of the Company and its Subsidiaries.
(b)   Parent and Merger Sub agree and acknowledge that, except for the representations and warranties contained in Article 4, neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company or any of its Affiliates. Parent and Merger Sub agree and acknowledge that in making the decision to enter into this Agreement and consummate the Contemplated Transactions, Parent and Merger Sub have relied exclusively on the express representations and warranties contained in Article 4 and have not relied on any other representation or warranty, express or implied. Parent and Merger Sub agree and acknowledge that neither the Company nor any other Person has made, and neither Parent nor Merger Sub has relied on, any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company or its Subsidiaries furnished or made available to Parent and its Representatives except as expressly set forth in Article 4 (which includes the Company Disclosure Letter and the Company SEC Reports, as applicable), and neither the Company nor its Subsidiaries, its or their directors, officers, employees, agents or other Representatives, nor any other Person, shall be subject to any liability to Parent or any other Person resulting from the Company’s making available to Parent or Parent’s use of any information, including any information, documents or material made available to Parent in the due diligence materials provided to Parent, including in the Dataroom, other management presentations (formal or informal) or in any other form in connection with the Contemplated Transactions, except with respect to the express representations and warranties set forth in Article 4 (which includes the Company Disclosure Letter and the Company SEC Reports, as applicable). Without limiting the foregoing, the Company makes no representation or warranty to Parent or Merger Sub with respect to any business or financial projection, guidance or forecast relating to the Company or any of its Subsidiaries, whether or not included in the Dataroom or any management presentation, other than Section 4.9(g).
(c)   EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE 5 (INCLUDING THE RELATED PORTIONS OF THE DISCLOSURE LETTERS) OR IN ANY CERTIFICATE DELIVERED BY PARENT OR MERGER SUB PURSUANT TO THIS

AGREEMENT, NONE OF PARENT, MERGER SUB, GUARANTOR OR ANY OTHER PERSON MAKE ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY TO THE COMPANY OR ANY OTHER PERSON.
Section 5.9   Certain Arrangements.   As of the date hereof, there are no contracts, undertakings, commitments, agreements, obligations or understandings, whether written or oral, formal or informal, and whether or not binding, between Parent or Merger Sub or any of their Affiliates, on the one hand, and any beneficial owner of five percent (5%) or more of the outstanding Shares or any member of the Company’s management or the Company Board, on the other hand, relating in any way to the Company, the Contemplated Transactions or to the operations of the Surviving Corporation after the Effective Time. As of the Effective Time, (a) Parent recognizes the USW as the bargaining representative for the Company’s employees who are represented by the USW; (b) Parent has both the willingness and the financial wherewithal to honor the commitments contained in the agreements between the Acquired Companies and the USW applicable to Acquired Companies’ employees (collectively, “USW Agreements”); and (c) Parent shall take all necessary action to assume all USW Agreements with respect to the Acquired Companies.
Section 5.10   Ownership of Common Stock.   None of Guarantor, Parent, Merger Sub or any of their respective Subsidiaries beneficially owns, directly or indirectly (including pursuant to a derivatives contract), any Shares or other securities convertible into, exchangeable for or exercisable for Shares or any securities of any Subsidiary of the Company, and none of Guarantor, Parent, Merger Sub or any of their respective Subsidiaries has any rights to acquire, directly or indirectly, any Shares, except pursuant to this Agreement. None of Parent, Merger Sub or any of their “affiliates” or “associates” is, or at any time during the last three (3) years has been, an “interested stockholder” of the Company, in each case as defined in Section 203 of the DGCL.
Section 5.11   Financing; Sufficient Funds.
(a)   Parent has delivered to the Company a true, correct and complete copy of the executed debt commitment letters, dated as of the date hereof, from the Debt Financing Sources party thereto, together with true, correct and complete copies of any related executed side letters (any such letter, a “Fee Letter”) (provided, that, solely with respect to any such Fee Letters, the economic, financial or commercially sensitive provisions (none of which adversely affects availability, timing, conditionality, enforceability, termination or the aggregate principal amount of such financing) may be redacted in a customary manner from such true, correct and complete copies) (collectively, including all exhibits, schedules, amendments, supplements, modifications and annexes thereto, the “Debt Commitment Letters”), pursuant to which, and subject to the terms and conditions thereof, the Debt Financing Sources party thereto have committed to lend the aggregate amount of debt financing set forth therein to Guarantor, the proceeds of which will be directly or indirectly available to Parent and Merger Sub for the purpose of funding the Contemplated Transactions (together with any Alternative Financing pursuant to Section 6.17(d), the “Debt Financing”).
(b)   As of the date hereof, (i) the Debt Commitment Letters are in full force and effect, (ii) the Debt Commitments Letters have not been restated, modified, amended or supplemented in any respect or waived and no such restatement, modification, amendment, supplement or waiver is contemplated (other than as permitted by Section 6.17(b)), and (iii) the respective obligations and commitments contained in the Debt Commitment Letters have not been withdrawn, reduced, rescinded, amended, restated, otherwise modified or repudiated in any respect or terminated. The Debt Commitment Letters in the forms so delivered, constitute legal, valid and binding obligations of Guarantor and (to the Knowledge of Parent and Merger Sub) the other parties thereto and are enforceable in accordance with their respective terms against Guarantor and (to the Knowledge of Parent and Merger Sub) against each of the other parties thereto, subject to the Enforceability Exceptions. Except for the Fee Letters, there are no engagement letters, side letters or other Contracts to which Guarantor, any Affiliate thereof or Merger Sub is a party relating to the Debt Financing. As of the date hereof, neither Guarantor, nor (to the Knowledge of Guarantor) any other party to any of the Debt Commitment Letters, is in default in the performance, observation or fulfillment of any obligation, covenant or condition contained in any Debt Commitment Letter. As of the date hereof, assuming the accuracy in all material respects of the representations and warranties set forth in Article 4, no event has occurred or circumstance exists which, with or without notice, lapse of time or both, would or would reasonably be expected to (i) constitute or result in a default under or breach on the part of Guarantor, or to the Knowledge of Guarantor, or on the part of any other party under the Debt Commitment Letters,

(ii) constitute or result in a failure by Guarantor or, to the Knowledge of Guarantor, or any other party to the Debt Commitment Letters to satisfy (or any delay in satisfaction of) any condition or other contingency to the full funding of the Debt Financing under the Debt Commitment Letters or (iii) otherwise result in any portion of the Debt Financing to be unavailable on a timely basis, and in any event, not later than the Closing. As of the date hereof, assuming conditions set forth in Article 7 will be satisfied, neither Guarantor, Parent nor Merger Sub has reason to believe that it will be unable to satisfy on a timely basis, and in any event, not later than the Closing, any term or condition to the Debt Commitment Letters required to be satisfied by it or that the full amounts committed pursuant to the Debt Commitment Letters will not be available at the Closing if the terms or conditions to be satisfied by it contained in the Debt Commitment Letters are satisfied. Guarantor, Parent and Merger Sub have fully paid, or caused to be fully paid, any and all commitment fees or other fees or deposits required by the Debt Commitment Letters or the Debt Financing, in each case, to be paid by it on or before the date of this Agreement. The aggregate proceeds from the Debt Financing (after netting out applicable fees, expenses, original issue discount and similar premiums and charges and after giving effect to the maximum amount of “flex” (including any original issue discount flex) provided for under the Debt Commitment Letters) when funded in accordance with the Debt Commitment Letters, together with cash on hand of Guarantor and its Subsidiaries, will be sufficient to (i) fund all of the amounts required to be provided by Parent or Merger Sub for the consummation of the Contemplated Transactions, (ii) perform all of Parent’s and Merger Sub’s payment obligations under this Agreement, including the payment of the Merger Consideration, all amounts in respect of the repayment, redemption and/or refinancing of any outstanding Indebtedness of the Company and its Subsidiaries required in connection with the Contemplated Transactions or the Debt Commitment Letter and all amounts payable pursuant to Section 6.18(d) and (iii) fund the payment of all associated costs and expenses of the Merger (including any fees (including original issue discount), premiums and expenses related to the Contemplated Transactions, including the Debt Financing) (collectively, the “Funding Obligations” and such sufficient proceeds, the “Funds”). There are no conditions precedent or other contingencies related to the funding of the full net proceeds (or any portion) of the Debt Financing at or prior to the Closing, other than as expressly set forth in the Debt Commitment Letters as in effect on the date hereof, except as permitted by Section 6.17(b). Notwithstanding anything contained in this Agreement to the contrary, Parent and Merger Sub acknowledge and agree that their respective obligations hereunder are not conditioned in any manner whatsoever upon obtaining the Funds to satisfy the Funding Obligations.
Section 5.12   Solvency.   Parent is not entering into this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of itself or any of its Affiliates. Assuming (a) the satisfaction or waiver of the condition to Parent’s and Merger Sub’s obligations to consummate the Merger set forth in Section 7.3(c) and (b) the representations of the Company set forth in Article 4 are true and correct, immediately after giving effect to the consummation of the Contemplated Transactions, Parent and its Subsidiaries, on a consolidated basis, will be Solvent.
ARTICLE 6
COVENANTS AND AGREEMENTS
Section 6.1   Conduct of Business of the Company.
(a)   From and after the date hereof and prior to the earlier of the Effective Time and the date, if any, on which this Agreement is earlier terminated pursuant to Section 8.1 (the “Termination Date”), except (i) as may be required by applicable Law, any Governmental Entity of competent jurisdiction or the rules or regulations of the NYSE or the CSE, (ii) as may be agreed in writing in advance by Parent, which consent shall not be unreasonably withheld, delayed or conditioned, (iii) as may be required or expressly permitted by this Agreement, (iv) as set forth in Section 6.1 of the Company Disclosure Letter or (v) for any action reasonably taken, or reasonably omitted to be taken, pursuant to any COVID-19 Measures, as otherwise necessary or appropriate to protect the health and safety of employees or others having business dealings with the Company, or in response to any bona fide Emergency, the Company shall, shall cause its Subsidiaries to, and shall use commercially reasonable efforts to cause the Specified Joint Ventures to, conduct its business in all material respects in the ordinary course of business and use commercially reasonable efforts to (w) maintain existing relationships with Governmental Entities and material business relationships, (x) preserve intact its business organization, material assets, properties and Governmental Authorizations, (y) keep available the services of its key employees and (z) maintain its insurance coverage with regard to any material assets or properties; provided, that this sentence shall in no event prohibit allowing any Company Contracts with employees, service providers, suppliers, customers, distributors, and other Persons having business relationships with the Acquired Companies (or the Specified Joint Ventures, as applicable) to expire in accordance with their terms; provided, further, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 6.1(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such provision of Section 6.1(b).
(b)   From and after the date hereof and prior to the earlier of the Effective Time and the Termination Date, and except (v) as may be required by applicable Law, any Governmental Entity of competent jurisdiction or the rules or regulations of the NYSE or the CSE, (w) as may be agreed in writing in advance by Parent, which consent shall not be unreasonably withheld, delayed or conditioned, or (x) as may be required or expressly permitted by this Agreement, (y) as set forth in Section 6.1(b) of the Company Disclosure Letter or (z) for any action reasonably taken, or reasonably omitted to be taken, pursuant to any COVID-19 Measures, as otherwise necessary or appropriate to protect the health and safety of employees or others having business dealings with the Company, or in response to any bona fide Emergency, the Company shall not, and shall not permit any of its Subsidiaries to and shall use commercially reasonable efforts to cause the Specified Joint Ventures not to:
(i)   authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities of the Company or its Subsidiaries), except for (A) the authorization and payment by the Company of its regular quarterly dividend in cash, consistent with past practice, at a rate not to exceed the amount set forth in Section 6.1(b)(i) of the Company Disclosure Letter and with record and payment dates consistent with past practice of the Company during the prior 12 months, (B) dividends and distributions, in each case, paid in cash by wholly owned Subsidiaries of the Company to the Company or to any of its other wholly owned Subsidiaries, or (C) dividends and distributions, in each case, paid in cash by wholly owned Subsidiaries on a pro rata basis to its direct equityholders;
(ii)   split, combine, subdivide, combine, exchange, reverse split or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for any transaction by a wholly owned Subsidiary of the Company that remains a wholly owned Subsidiary after consummation of such transaction;
(iii)   except as required by existing written agreements or Company Employee Plans that are listed on Section 4.16(e) of the Company Disclosure Letter, (A) (1) enter into or amend any Collective Bargaining Agreement, or (2) voluntarily recognize any Union as the collective bargaining representative for any employees of the Acquired Companies who are currently not represented by a Union, (B) increase the compensation or other benefits payable or provided to any current or former employee, officer, director or individual independent contractor of the Acquired Companies, it being understood that the cost of compensation and benefits of a new hire permitted under Section 6.1(b)(iii)(E) shall not constitute an increase in compensation or benefits in the year of hire, unless there is an increase of compensation and benefits above the initial new hire package for a similarly situated employee in the year of hire, (C) enter into or expand the coverage of any employment, change of control, severance, deferred compensation, transaction or retention agreement or plan, (D) materially amend, adopt, establish, agree to establish, enter into, terminate, increase or accelerate the vesting or payment of benefits under, or materially modify any funding arrangement with respect to, any material Company Employee Plan or any plan, practice, program, agreement, contract, policy or arrangement that would have been a material Company Employee Plan if it had been in existence on the date of this Agreement (it being understood that any Company Employee Plan or compensation or award thereunder that is described in subsection (C) or (G) shall be governed by the terms of such subsections), in each case, with respect to any current or former director, officer, employee or independent contractor of any Acquired Company, (E) terminate the employment (other than for cause) or hire or promote any employee, officer or director whose annual base compensation is in excess of $300,000 per year, (F) effectuate a “plant closing,” “mass layoff,” or similar action under the WARN Act, or (G) issue, grant, or authorize the issuance or grant of, or accelerate or amend, any Company Equity Award or other equity or equity-based incentive to any current or former employee, officer, director, or individual independent contractor of the Acquired Companies (including any new hires);

(iv)   enter into or make any loans or advances to any director, employee, officer or other individual service provider of any Acquired Company (other than loans or advances in the ordinary course of business) or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons, except as required by the terms of any Company Employee Plan;
(v)   change its fiscal year or materially change any financial, actuarial, reserving or accounting methods, accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes or revalue any of its material assets, except as required by GAAP or SEC rule or policy;
(vi)   except as required by the rules or requirements of any stock exchange, adopt (A) any amendments to the Company’s certificate of incorporation or bylaws or (B) any material amendments to the certificate of incorporation or bylaws (or equivalent organizational documents) of any of the Company’s Subsidiaries;
(vii)   except for transactions among the Company and/or its wholly owned Subsidiaries, grant, issue, sell, pledge, dispose of or encumber, or authorize the grant, issuance, sale, pledge or disposition of, or the creation of any Lien on, any shares of capital stock or other securities or ownership interests in the Company or any Subsidiaries of the Company or any securities convertible into, exercisable for or exchangeable for any such shares, securities or ownership interests, or take any action to cause to be vested any otherwise unvested Company Equity Award (except as otherwise required by the terms of this Agreement or the express terms of any such Company Equity Award, in each case, outstanding as of the date of this Agreement), other than (A) issuances of Shares in respect of any exercise of or settlement of Company Equity Awards outstanding on the date hereof, (B) any Permitted Lien or (C) settlement of any Company Notes solely for cash and not for shares of capital stock of any Acquired Company;
(viii)   except for transactions among the Company and/or its wholly owned Subsidiaries, directly or indirectly purchase, redeem or otherwise acquire any shares of capital stock, securities or ownership interests in any Acquired Company or any rights, warrants or options to acquire any such shares, securities or ownership interests, other than the acquisition of Shares from a holder of a Company Equity Award in satisfaction of withholding obligations or the payment of exercise price;
(ix)   (A) incur, assume or guarantee, any Indebtedness for borrowed money, except for (1) any Indebtedness among the Company and/or its Subsidiaries incurred in the ordinary course of business, (2) any Indebtedness incurred to replace, renew, extend or refinance any Indebtedness of the Company or its Subsidiaries in existence on the date of this Agreement (including Indebtedness incurred to repay or refinance related fees, expenses, premiums and accrued and unpaid interest) so long as such replacement, renewal, extension or refinancing does not add any prepayment or redemption penalty or premium that is not in the Indebtedness being replaced, renewed, extended or refinanced or materially increase the prepayment or redemption penalty or premium payable under the Indebtedness incurred in such replacement, renewal, extension or refinancing as compared to the corresponding prepayment or redemption penalty or premium payable on the Indebtedness being replaced, renewed, extended or refinanced if such Indebtedness being replaced, renewed, extended or refinanced were to be paid off on the Closing Date, (3) guarantees or credit support provided by the Company or any of its Subsidiaries for Indebtedness of the Company or any of its Subsidiaries, to the extent such Indebtedness is (x) in existence on the date of this Agreement and such guarantees or credit support are required by the terms of such Indebtedness or (y) incurred in the ordinary course of business and is otherwise not prohibited by this Section 6.1(b)(ix), (4)Indebtedness incurred pursuant to the Company Credit Facilities and the agreements set forth on Section 6.1(b)(ix) of the Company Disclosure Letter (or amendments, replacements, renewals, extensions or refinancings thereof in compliance with this Section 6.1(b)(ix)), for the purpose of funding capital expenditures pursuant to Section 6.1(b)(xiii), excluding any DOE Financing, (5) Indebtedness (excluding any DOE Financing) incurred in the ordinary course of business not to exceed $100,000,000 in aggregate principal amount outstanding at any time incurred by the Company or any of its Subsidiaries and (6) leases of equipment in the ordinary course of business or (B) amend, modify or supplement any of the Company Credit Facilities or any of the Company Indentures in a manner that either (1) is materially adverse to Guarantor, Parent or Merger Sub or

(2) adds any prepayment or redemption penalty or premium or that materially increases the prepayment or redemption penalty or premium payable under such Indebtedness;
(x)   acquire (by purchase, merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, exchange offer, recapitalization, reorganization, share exchange, business combination or similar transaction), or make any investment in, any Entity, business, business line or material amount of assets other than (A) acquisitions pursuant to Contracts in effect on the date hereof and set forth in Section 6.1(b)(x) of the Company Disclosure Letter, (B) acquisitions from the Company or a wholly owned Subsidiary of the Company, (C) any such acquisition (x) that, individually or in the aggregate, would not reasonably be expected to prevent, delay, impede or otherwise adversely affect the consummation of the Merger and the other Contemplated Transactions and (y) pursuant to which the total value or purchase price paid or payable by the Company and its Subsidiaries would not exceed $10,000,000 individually or $50,000,000 in the aggregate or (D) acquisitions of supplies, equipment or inventory in the ordinary course of business;
(xi)   (A) sell, lease, license, transfer, exchange or swap, or subject to any Lien (other than Permitted Liens) or otherwise dispose of any material portion of any of its material properties or assets, including the capital stock of Subsidiaries and material Company IP, other than (x) non-exclusive licenses, inventory and obsolete assets in the ordinary course of business, (y) pursuant to existing agreements in effect prior to the execution of this Agreement (or refinancings thereof permitted pursuant to Section 6.1(b)(ix)(y)), or (z) subject to Section 6.7, as may be required by any Governmental Entity in order to permit or facilitate the consummation of the Contemplated Transactions or (B) disclose any of its material trade secrets to a third party (including source code for any Company Software), other than pursuant to a confidentiality agreement in the ordinary course of business;
(xii)   enter into, modify, amend, cancel or terminate (other than expiration in accordance with their terms), waive any material rights under or release or assign (other than to the Company or any of its wholly owned Subsidiaries) any material rights or claims under any Material Contract or any Company Contract that would be a Material Contract if in existence as of the date of this Agreement or after giving effect to such amendment, except for any modifications or amendments made in the ordinary course of business and in a manner that is not adverse to the Company or any of its Subsidiaries in any material respect;
(xiii)   make or authorize any payment of, accrual or commitment for, any capital expenditures, except as contemplated by Section 6.1(b)(xiii) of the Company Disclosure Letter and except for reasonable expenditures made in response to a bona fide Emergency;
(xiv)   settle, pay, discharge or satisfy any pending or threatened Action or Legal Proceeding, other than any Action or Legal Proceeding (x) relating to Taxes or (y) any Action (A) that does not relate to any Action or Legal Proceeding brought by the stockholders of the Company against the Company and/or its directors relating to the Contemplated Transactions or a breach of this Agreement or any other agreements contemplated by this Agreement, (B) the settlement payment, discharge or satisfaction of which does not result in the imposition of equitable or other non-monetary relief on, or the admission of wrongdoing by, the Company or any of its Subsidiaries, or relate to any actual or potential violation of any criminal Law and (C)(1) results solely in a monetary obligation involving only the payment of monies by the Company and its Subsidiaries of not more than $10,000,000, individually, or $30,000,000, in the aggregate (excluding any settlements made under the following clause (2)); (2) results solely in a monetary obligation that is funded by an indemnity obligation to, or an insurance policy of, the Company or any of its Subsidiaries and the payment of monies by the Company or any of its Subsidiaries is not more than $10,000,000 individually or $30,000,000 in the aggregate (not funded by an indemnity obligation or through insurance policies); or (3) results in no monetary obligation of the Company or any of its Subsidiaries or their receipt of payment; provided, that the settlement, release, waiver or compromise of any Action, Legal Proceeding or claim brought by the stockholders of the Company against the Company and/or its directors relating to the Contemplated Transactions shall be subject to Section 6.11 rather than this Section 6.1(b);
(xv)   adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, or terminate or dissolve any Specified Joint Venture of the Company;

(xvi)   (A) adopt (other than in the ordinary course of business), change or revoke any material method of Tax accounting, change any material annual Tax accounting period or make (other than in the ordinary course of business), change or revoke any material Tax election, in each case, in a manner that is inconsistent with the corresponding position taken, election made or method used, if any, in preparing or filing Tax Returns with respect to periods ending prior to the Closing; (B) settle or otherwise compromise any Tax Proceeding or enter into, cancel or modify any closing agreement with respect to a Tax Proceeding, in each case, for an amount materially in excess of amounts reserved therefor (if any) in accordance with GAAP in the financial statements contained or incorporated by reference in the Company SEC Reports; (C) request any ruling from a Governmental Entity with respect to material Taxes or Tax Returns; (D) extend or waive the period of assessment or collection for any material Taxes (in each case other than (i) extensions or waivers in connection with routine Tax Return filings which extensions or waivers have been consistently applied for and granted with respect to periods ending prior to the Closing, and (ii) extensions or waivers automatically granted under applicable Law); (E) enter into any Tax Sharing Agreement relating to any material Taxes; (F) take any affirmative action to surrender any right to claim any material Tax refund; or (G) file any materially amended Tax Return or otherwise amend any material Tax Return, in the case of each of clauses (A) through (G), if such action would result in a material net increase in the Tax liability of the Company and its Subsidiaries or a material net decrease in the Tax assets of the Company and its Subsidiaries;
(xvii)   cease or materially curtail operations at any material mill, mine, plant or other facility operated by an Acquired Company other than routine downtime for maintenance in the ordinary course of business or actions reasonably taken in response to a bona fide Emergency;
(xviii)   waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement or other analogous restrictive covenant obligation of any Person whose base compensation is (or was at the time of termination) greater than $300,000; or
(xix)   agree, in writing or otherwise, to take any of the foregoing actions.
Section 6.2   Control of Operations.   Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.
Section 6.3   Access.
(a)   Subject to compliance with applicable Laws, the Company shall afford to Parent and to its officers, directors, employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives (collectively, “Representatives”) reasonable access during normal business hours, upon reasonable advance notice, throughout the period prior to the earlier of the Effective Time and the Termination Date, to the Company’s and its Subsidiaries’ employees, officers, properties, contracts, commitments, books and records, other than any such matters that relate to the negotiation and execution of this Agreement, including with respect to the consideration or valuation of the Merger or any financial or strategic alternatives thereto, or that relate to any Alternative Proposal or Superior Proposal, in each case, solely for purposes of consummating the Merger (including for integration planning) (but without limiting the Company’s obligations under Section 6.4 in respect of an Alternative Proposal or Superior Proposal). The foregoing notwithstanding, the Company shall not be required to afford such access (i) if such access would, in the Company’s good-faith discretion, (x) unreasonably disrupt the operations of the Company or any of its Subsidiaries, (y) jeopardize the health and safety of any officer or employee of the Company or any of its Subsidiaries, or any attorney-client or other legal privilege or trade secret protection or (z) contravene any applicable Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement (including any confidentiality agreement to which the Company or any of its Affiliates is a party); provided, that, at Parent’s written request, the Company shall use commercially reasonable efforts to (A) make appropriate substitute arrangements under circumstances in which any of the foregoing restrictions apply to allow access in a manner that does not result in such effect or (B) obtain waivers of any such restrictions; or (ii) to such information that relates to the minutes of the meetings of the Company Board or its committees where the Company Board or any applicable committee discussed the Contemplated Transactions or any similar transaction between the Company and any other Person (including any presentations or other materials prepared by or for the Company Board, whether in connection with a specific meeting, or otherwise relating to such subject matter). Notwithstanding anything contained in this Agreement to the contrary, the Company shall not be required to provide any access or make any disclosure pursuant to this Section 6.3 to the extent such access or information is reasonably pertinent to a litigation where the Company or any of its Affiliates, on the one hand, and Parent, Merger Sub or any of their respective Affiliates, on the other hand, are adverse parties or reasonably likely to become adverse parties, and any such access will be subject to the Company’s reasonable security measurements and insurance requirements. Notwithstanding anything to the contrary contained in this Section 6.3(a), any document, correspondence or information or other access provided pursuant to this Section 6.3(a) may be redacted or otherwise limited to prevent disclosure of information concerning the valuation of the Company and the Merger or other confidential or competitively sensitive information. To the extent that the Company reasonably determines doing so may be required for the purpose of complying with applicable Antitrust Laws or Foreign Investment Laws, information disclosed pursuant to this Section 6.3 may be disclosed subject to execution of a joint defense agreement in customary form, and disclosure may be limited to external counsel for Parent, provided, that such disclosure would reasonably permit the disclosure of information without violating applicable Law or jeopardizing applicable legal privilege. Notwithstanding anything to the contrary in this Agreement, the Company may satisfy its obligations set forth above to provide access to employees, officers, properties, contracts, commitments, books and records and any other documents and information by electronic means if physical access is not reasonably feasible or would not be permitted under applicable Law (including any COVID-19 Measures). Notwithstanding anything to the contrary contained in this Section 6.3(a), in no event shall the work papers of the Company’s and its Subsidiaries’ independent accountants and auditors be accessible to Parent or any of its Representatives unless and until such accountants and auditors have provided a consent related thereto in form and substance reasonably acceptable to such auditors or independent accountants; provided, that the Company shall use commercially reasonable efforts to assist Parent or any of its Representatives in obtaining such consent at the request of Parent. Notwithstanding the foregoing, Parent and its Representatives shall not be permitted to perform any intrusive environmental study or assessment with respect to any property of the Company or any of its Subsidiaries without the prior written consent of the Company.
(b)   Parent agrees that all information provided to it or any of its Representatives in connection with this Agreement and the consummation of the Contemplated Transactions shall be deemed to be Confidential Information and/or Transaction Information, as applicable, as such terms are used in, and shall be treated in accordance with, the confidentiality agreement, dated as of August 29, 2023, between the Company and Parent, as supplemented by the Clean Team Agreement by and between the Company and Parent, dated as of October 11, 2023 (together, the “Confidentiality Agreement”), which, notwithstanding anything to the contrary set forth therein, shall continue in full force and effect until the Closing Date. If for any reason this Agreement is terminated prior to the Closing Date, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms.
Section 6.4   No Solicitation.
(a)   Subject to the provisions of this Section 6.4, from the date hereof until the earlier of the Effective Time and the Termination Date, the Company agrees that it shall not, and shall cause its Subsidiaries not to, and shall use its reasonable best efforts to cause their respective Representatives not to, directly or indirectly, (i) solicit, initiate, induce, knowingly facilitate or knowingly encourage the making or submission of, any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, any Alternative Proposal or (ii) engage in, continue or otherwise participate in any negotiations or discussions regarding any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Proposal or furnish any non-public information regarding the Company or any of its Subsidiaries or provide access to their respective operational properties to any Person (other than Guarantor, Parent, Merger Sub and their respective Representatives) relating to any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Proposal (except, in each case, to (x) notify such Person that the provisions of this Section 6.4 prohibit any such discussions or negotiations or (y) ascertain facts from the Person making (or considering making) such Alternative Proposal solely for the purpose of informing itself about such Alternative Proposal and the Person making (or considering making) such Alternative Proposal to determine whether or not such Alternative Proposal constitutes, or could reasonably be expected to result in, a Superior Proposal).

(b)   The Company agrees that it shall, and shall cause its Subsidiaries to, and shall use reasonable best efforts to cause their respective Representatives to, (i) immediately following execution of this Agreement cease and cause to be terminated any solicitations, discussions or negotiations with any Person (other than Guarantor, Parent, Merger Sub and their respective Representatives) in connection with any Alternative Proposal submitted as of, or on or prior to, the date of this Agreement, (ii) terminate access to the Dataroom (or any other physical or electronic data room maintained by the Company relating to the Company’s exploration of strategic alternatives) by any Person (other than (x) Guarantor, Parent, Merger Sub and their respective Representatives and (y) the Company, its Subsidiaries and their respective Representatives) and (iii) promptly following execution of this Agreement request that each Person that has executed a confidentiality agreement within the nine (9)-month period prior to the date hereof in connection with its consideration of any Alternative Proposal (other than Guarantor, Parent, Merger Sub and their respective Representatives) return or destroy all confidential information regarding the Company and its Subsidiaries in accordance with the applicable confidentiality agreement between the Company and such Person (it being understood that compliance with the express requirements of this Section 6.4(b) shall not in and of itself be deemed a breach of Section 6.4(a)). Notwithstanding anything to the contrary herein, the Company (A) shall not modify, amend or terminate, or waive, release, or assign any standstill provisions or similar agreements with any Person and (B) shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreements; provided, that the Company may waive any standstill or similar agreement solely to the extent necessary to allow for an Alternative Proposal to be made to the Company Board in a confidential manner so long as the Company promptly notifies Parent thereof (including the identity of such counterparty) concurrently with granting any such waiver. Without limiting the foregoing, it is understood that any violation of the restrictions contained in this Section 6.4 by any of the Company’s Subsidiaries, or any of the Company’s or its Subsidiaries’ respective Representatives, shall be deemed to be a breach of this Section 6.4 by the Company.
(c)   From and after the date hereof until the earlier of the Effective Time and the Termination Date, the Company shall (i) promptly (and in any event within twenty-four (24) hours of receipt) notify Parent (orally and in writing) of the receipt by the Company or any of its Subsidiaries or their respective Representatives of any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Proposal, which notice shall include a summary of the material terms and conditions of (and the identity of the Person making) such proposal, offer, inquiry or request and shall include with such notice copies of such proposal, offer, inquiry or request and copies of any other documents, in each case, evidencing or specifying the material terms and conditions of such proposal, offer, inquiry or request, in each case, to the extent provided in writing and (ii) thereafter keep Parent reasonably informed on a prompt (and, in any event within twenty-four (24) hours) basis of any material developments with respect to, or any material change to the terms of, any such Alternative Proposal, including by providing copies of any additional draft agreements relating to, or written proposals containing any material term of, any such Alternative Proposal received by the Company, any of its Affiliates or any of their respective Representatives.
(d)   Notwithstanding anything in this Section 6.4 to the contrary, if, at any time following the date hereof and prior to the receipt of the Required Company Stockholder Vote, the Company receives a bona fide written Alternative Proposal, which Alternative Proposal did not result from a breach of this Section 6.4, and the Company Board determines in good faith after consultation with its outside legal and financial advisors that (x) such Alternative Proposal constitutes, or could reasonably be expected to result in, a Superior Proposal, and (y) the failure to take such action could reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law, the Company may take the following actions: (i) furnish information, including material non-public information, to any Person making such Alternative Proposal, as well as its Representatives and potential financing sources, if, and only if, prior to so furnishing such information, the third party has executed a confidentiality agreement with the Company having provisions as to confidential treatment of information that are not materially less favorable in any substantive respect to the Company than the confidentiality provisions of the Confidentiality Agreement (it being understood that (A) any confidentiality agreement need not contain any “standstill,” employee non-solicitation or similar provisions or otherwise prohibit the making or amendment of any Alternative Proposal and (B) any confidentiality agreement shall not prohibit the Company from satisfying its obligations hereunder) (provided, that the Company shall, prior to or concurrently with such disclosure, make available to Parent any non-public information that is made available to such Person to the extent not previously provided to

Parent or its Representatives), and (ii) engage in discussions or negotiations with any Person (as well as its Representatives) with respect to the Alternative Proposal. It is understood and agreed that any contacts, disclosures, discussions or negotiations expressly permitted under this Section 6.4(d), including any public announcement (solely to the extent required by applicable Law) that the Company or the Company Board has made any determination contemplated under this Section 6.4(d) to take or engage in any such actions, shall not, in and of itself, constitute a Change of Recommendation or constitute a basis for Parent to terminate this Agreement pursuant to Section 8.1(g)(ii).
(e)   Except as set forth in this Section 6.4, the Company Board shall not, directly or indirectly, (i) withhold, withdraw or qualify (or modify or amend in any manner adverse to Guarantor, Parent or Merger Sub), or propose publicly to withhold, withdraw or qualify (or modify or amend in any manner adverse to Guarantor, Parent or Merger Sub), the Recommendation, (ii) approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable, any Alternative Proposal, (iii) fail to include the Recommendation in the Proxy Statement, (iv) fail to publish, send or provide to the holders of Shares, pursuant to Rule 14e-2(a) under the Exchange Act a statement recommending against any Alternative Proposal that is a tender or exchange offer and publicly reaffirm the Recommendation within ten (10) Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer or fail to maintain such recommendation against such offer at any time before such offer has expired or been withdrawn, (v) if an Alternative Proposal (other than an Alternative Proposal that is a tender or exchange offer) shall have been publicly announced or disclosed, fail to recommend against such Alternative Proposal or fail to reaffirm the Recommendation on or prior to the earlier of ten (10) Business Days after such Alternative Proposal shall have been publicly announced or disclosed two (2) Business Days prior to the Company Stockholders’ Meeting or (vi) resolve to effect or publicly announce an intention to effect any of the foregoing (any such action described in the foregoing clauses (i) through (vi), a “Change of Recommendation”). Notwithstanding anything to the contrary set forth in this Agreement, prior to obtaining the Required Company Stockholder Vote, the Company Board may, in response to an Alternative Proposal received by the Company after the date of this Agreement that has not been subsequently withdrawn, which Alternative Proposal did not result from a material breach of this Section 6.4, and with respect to which the Company Board determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, (1) such Alternative Proposal would if consummated, constitute a Superior Proposal and (2) the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law, (x) make a Change of Recommendation with respect to such Superior Proposal and/or (y) cause the Company to terminate this Agreement pursuant to Section 8.1(g)(i); provided, that the Company Board shall not be entitled to make such a Change of Recommendation or cause such termination of this Agreement pursuant to Section 8.1(g)(i) unless, in each case, (A) the Company shall have given Parent at least five (5) Business Days’ written notice (a “Superior Proposal Notice”) advising Parent of its intention to make such a Change of Recommendation or terminate this Agreement, which Superior Proposal Notice shall include a description of the material terms and conditions of the Superior Proposal and the other information specified in Section 6.4(c), (B) during such five (5)-Business Day period, if requested by Parent, the Company, its Subsidiaries and their respective Representatives shall engage in good faith negotiations with Parent and its Representatives (to the extent Parent so desires to negotiate) to consider amendments to the terms and conditions of this Agreement in such a manner so that such Alternative Proposal would cease to constitute a Superior Proposal and (C) at the end of such five (5)-Business Day period, after taking into account any irrevocable commitments or binding proposals made by Parent to the Company in writing to amend the terms of this Agreement during such five (5)-Business Day period, the Company Board determines in good faith after consultation with the Company’s financial advisors and outside legal counsel that (I) the Alternative Proposal giving rise to the Superior Proposal Notice continues to constitute a Superior Proposal and (II) the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law; provided, that in the event of any material modification of the financial terms or any other material modifications to the terms of such Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to again comply with the requirements of this Section 6.4(e) with respect to such new written notice, except that the notice period under clause (A) shall be three (3) Business Days. For the avoidance of doubt, the delivery of a Superior Proposal Notice, in and of itself, will not constitute a Change of Recommendation or violate this Section 6.4.

(f)   Notwithstanding anything to the contrary set forth in this Agreement, prior to obtaining the Required Company Stockholder Vote, the Company Board may, in response to an Intervening Event that is continuing, make a Change of Recommendation if the Company Board determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that the failure of the Company Board to make a Change of Recommendation in response to such Intervening Event would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law; provided, that the Company Board shall not be entitled to make such a Change of Recommendation unless (i) the Company shall have given Parent at least five (5) Business Days’ written notice (an “Intervening Event Notice”) advising Parent of its intention to make such a Change of Recommendation, which Intervening Event Notice shall include a description of the applicable Intervening Event, (ii) to the extent requested by Parent during such five (5)-Business Day period, the Company, its Subsidiaries and their respective Representatives shall have engaged in good faith negotiations with Parent and its Representatives (to the extent Parent so desires to negotiate) to consider amendments to the terms and conditions of this Agreement in such a manner that would permit the Company Board, consistent with the directors’ fiduciary duties, not to make such Change of Recommendation and (iii) at the end of such five (5)-Business Day period, after taking into account any irrevocable commitments or binding proposals made by Parent to the Company in writing to amend the terms of this Agreement during such five (5)-Business Day period, the Company Board determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that the failure of the Company Board to make such Change of Recommendation would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law (it being understood that any such determination in and of itself shall not be deemed a Change of Recommendation). For the avoidance of doubt, the delivery of an Intervening Event Notice, in and of itself, will not constitute a Change of Recommendation or violate this Section 6.4.
(g)   Nothing contained in this Agreement shall prohibit the Company or the Company Board from (i) complying with its disclosure obligations under applicable Law or NYSE or CSE rules and regulations, including taking or disclosing to its stockholders a position contemplated by Rules 14d-9, 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder (and no communication that consists solely of a “stop, look and listen” statement, in and of itself, will be considered a Change of Recommendation) or (ii) making any disclosure to its stockholders if the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that such disclosure is required by applicable Law; provided that no disclosure or communication will be permitted pursuant to the foregoing sentence that constitutes a Change of Recommendation or shall require the giving of a Superior Proposal Notice or an Intervening Event Notice except in accordance with Section 6.4(e) or Section 6.4(f). It is understood and agreed that, for purposes of this Agreement, a public statement by the Company or the Company Board that describes the receipt of an Alternative Proposal, the identity of the Person making such Alternative Proposal, the material terms of such Alternative Proposal and the operation of this Agreement with respect thereto (that does not otherwise indicate or suggest that such Alternative Proposal constitutes a Superior Proposal) will not be deemed to be (A) a withholding, withdrawal, modification or proposal by the Company Board to withhold, withdraw, or modify, the Recommendation; (B) an approval, recommendation or declaration of advisability with respect to such Alternative Proposal; or (C) a Change of Recommendation.
(h)   “Alternative Proposal” means any inquiry, proposal or offer made by any Person (other than Guarantor, Parent, Merger Sub or any of their respective Affiliates) relating to or concerning (i) the direct or indirect acquisition by any Person of (including through the acquisition of any equity interests of one or more Subsidiaries of the Company comprising) (A) twenty percent (20%) or more of the assets of the Company and its Subsidiaries, on a consolidated basis, or (B) assets of the Company and its Subsidiaries to which twenty percent (20%) or more of the revenues or earnings of the Company and its Subsidiaries, on a consolidated basis, are attributable for the most recent fiscal year for which the audited financial statements are then available (other than, in each case, sales of inventory, leases and nonexclusive licenses in the ordinary course of business) or (ii) the direct or indirect acquisition by any Person (including by way of merger, reorganization, division, consolidation, share exchange, business combination, recapitalization or other similar transaction), or a tender offer or exchange offer that if consummated would result in any Person beneficially owning, twenty percent (20%) or more of the total voting power of the equity securities of the Company (or any direct or indirect parent company thereof), as applicable, immediately following such transaction, in each of the foregoing clauses (i) and (ii), whether in a single or series of related transactions.

(i)   “Superior Proposal” means a bona fide written Alternative Proposal, substituting in the definition thereof “fifty percent (50%)” for “twenty percent (20%)” in each place it appears, made after the date hereof that the Company Board determines in good faith, after consultation with the Company’s outside financial and legal advisors, and considering such factors as the Company Board considers to be relevant (including the conditionality, timing and likelihood of consummation of such proposal, as well as, to the extent third party financing is contemplated, the nature of such financing and any commitments with respect thereto, and whether such proposal is reasonably capable of being satisfied in accordance with its terms (if accepted)), to be more favorable from a financial point of view to the Company’s stockholders than the Contemplated Transactions.
(j)   “Intervening Event” means any event, change, occurrence, development, condition, effect or state of facts or circumstances that (i) is material to the Acquired Companies, taken as a whole, (ii) was unknown to, and not reasonably foreseeable by, the Company Board as of the date of this Agreement, or if known and reasonably foreseeable to the Company Board as of the date of this Agreement, the material consequences of which were not known or reasonably foreseeable to the Company Board as of the date of this Agreement, and (iii) does not involve or relate to (A) an Alternative Proposal or (B) the fact that the Acquired Companies exceed any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or exceed any internal or published projections, budgets, plans or forecasts of revenues, earnings or other financial performance or results of operations, in and of itself, or any change in the price or trading volume of the Shares or the credit rating of the Company (provided, that, for purposes of clause (B), the matters giving rise to or contributing to such events may be deemed to constitute, or be taken into account in determining whether there has been, an Intervening Event).
Section 6.5   Filings; Other Actions.
(a)   As promptly as reasonably practicable after the date hereof (but in any event within twenty-five (25) Business Days after the date hereof), the Company shall prepare and file with the SEC the preliminary Proxy Statement, which shall, subject to Section 6.4, include the Recommendation, and shall use reasonable best efforts to respond to any comments by the SEC staff in respect of the preliminary Proxy Statement as promptly as reasonably practicable after the receipt thereof, and shall cause the definitive Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable following the time the Proxy Statement is cleared by the SEC for mailing to the Company’s (and in any event within ten Business Days after such time). Parent and Merger Sub shall provide to the Company such information concerning themselves and their Affiliates as is customarily included in a proxy statement prepared in connection with a transaction of the type contemplated by this Agreement or as otherwise required by Law, requested by the SEC or its staff or as the Company may reasonably request. The Company will notify Parent promptly of the receipt of any comments or other communications, whether written or oral, that the Company or its Representatives may receive from time to time from the SEC or the staff of the SEC in connection with the Contemplated Transactions and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information with respect to the Proxy Statement or the transactions contemplated hereby and the Company will supply Parent with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the Contemplated Transactions. Subject to applicable Law, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any written comments of the SEC staff with respect thereto, the Company shall provide Parent and its counsel a reasonable opportunity to review and to propose comments on such document or response and the Company shall consider and implement in good faith such comments reasonably proposed by Parent or its counsel for inclusion therein. If at any time prior to the Company Stockholders’ Meeting (or any adjournment or postponement thereof) any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, is discovered by a Party that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information will promptly notify the other Parties hereto and an appropriate amendment or supplement describing such information will be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company.

(b)   Subject to the other provisions of this Agreement, the Company shall (i) take all action required by the NYSE, the CSE and the SEC rules and as required by the DGCL and its certificate of incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its stockholders promptly (but in no event later than forty-five (45) days following the mailing of the Proxy Statement) for the purpose of obtaining (A) the Required Company Stockholder Vote and (B) if so desired and mutually agreed between the Company and Parent, a vote upon other matters of the type customarily brought before a meeting of stockholders in connection with the approval of a merger agreement or the transactions contemplated by such agreement (as it may be adjourned or postponed in accordance with this Agreement, the “Company Stockholders’ Meeting”); provided, that, such Company Stockholders’ Meeting may also be the Company’s annual meeting of stockholders; provided, further, that the foregoing obligations shall not be affected by a Change of Recommendation (it being understood and agreed that in the event of a Change of Recommendation, the Company shall have no obligation to solicit proxies to obtain the Required Company Stockholder Vote under the following clause (ii)), and (ii) use reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement (it being understood and agreed that the foregoing shall not require the Company Board to recommend in favor of the adoption of this Agreement, if a Change of Recommendation has been validly effected in accordance with Section 6.4). The Company shall consult with Parent regarding the record date of the Company Stockholders’ Meeting, prior to setting such date. Notwithstanding anything to the contrary in this Agreement, (x) the Company may adjourn, recess, or postpone, and at the request of Parent it shall adjourn, recess or postpone, the Company Stockholders’ Meeting for a reasonable period to solicit additional proxies, if the Company or Parent, respectively, reasonably believes there will be insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders’ Meeting or to obtain the Required Company Stockholder Vote (provided, that, unless agreed in writing by the Company and Parent, all such adjournments, recesses or postponements shall be for periods of no more than ten (10) Business Days each (not to exceed twenty (20) Business Days in the aggregate without Parent’s written consent)) and (y) the Company may adjourn, recess, or postpone the Company Stockholders’ Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholders of the Company within a reasonable amount of time in advance of the Company Stockholders’ Meeting. The Company shall use its reasonable best efforts to provide Parent with periodic updates (including voting reports) concerning proxy solicitation results, as reasonably requested by Parent.
Section 6.6   Employee Matters.
(a)   For a period of twelve (12) months following the Effective Time (or, if shorter, the applicable employee’s period of employment following the Closing Date), Parent shall provide, or shall cause to be provided, to each employee of the Company and the Company’s Subsidiaries who is employed immediately prior to the Effective Time and who remains employed following the Effective Time (each, a “Company Employee”, and collectively, the “Company Employees”) (i) a base salary or wage rate (as applicable) and an annual target cash incentive opportunity (excluding, for the avoidance of doubt, severance, any change in control, retention or transaction bonus payments, and any equity or equity-based incentive opportunity or arrangement) that, in each case, is no less favorable than that provided to the Company Employee immediately before the Effective Time and (ii) broad-based employee health, welfare, and retirement benefits (excluding, for the avoidance of doubt, defined benefit pension, non-qualified deferred compensation, and retiree or other post-employment health and welfare benefits, the “Excluded Benefits”) that are substantially similar, in the aggregate, to those provided to Company Employees immediately before the Effective Time. Without limiting the generality of the immediately preceding sentence, Parent shall or shall cause the Surviving Corporation to provide to each Company Employee whose employment terminates during the one (1)-year period following the Effective Time severance benefits equal to the severance benefits that would have been provided to the Company Employee under the Company’s severance arrangements in effect immediately prior to the Effective Time and set forth on Section 4.16(e) of the Company Disclosure Letter. Notwithstanding the foregoing, compensation and employee benefits for Company Employees covered by a Collective Bargaining Agreement shall be provided in accordance with the applicable Collective Bargaining Agreement as in effect from time to time and shall not be covered by this Section 6.6. For the avoidance of doubt, Parent shall not be prohibited by this Section 6.6(a) from terminating the employment of or changing or modifying the terms and conditions of employment for any Company Employee following the Closing Date.

(b)   If Company Employees participate in the employee benefit plans of the Surviving Corporation or its Subsidiaries after the Effective Time (the “New Plans”), for all purposes (including for purposes of vesting, eligibility to participate and level of benefits (other than the Excluded Benefits)) under the New Plans, Parent shall use commercially reasonable efforts to cause each Company Employee to be credited with his or her years of service with the Company and the Company’s Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under the analogous Company Employee Plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time, provided, that the foregoing shall not apply to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, if Company Employees participate in the New Plans, Parent shall use commercially reasonable efforts to cause (i) each Company Employee to be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is comparable to a Company Employee Plan in which such Company Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”), and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall use commercially reasonable efforts to cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plans ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
(c)   Parent acknowledges that a “change in control” (or similar phrase) within the meaning of the Company Employee Plans will occur at or immediately prior to the Effective Time, as applicable.
(d)   All broad-based communications by an Acquired Company or its agents to the employees, officers, directors or other individual service providers of the Company and its Subsidiaries pertaining to compensation or benefit matters related to this Agreement or the Contemplated Transactions, post-Closing operations of the Acquired Companies or otherwise relating to Parent or its Affiliates shall be subject to Parent’s prior written consent (not to be unreasonably withheld, conditioned or delayed), unless such communication is consistent in all material respects with a communication previously approved by Parent. The Company shall provide Parent with a copy of the intended communication covered by this Section 6.6(d), and Parent shall have a reasonable period of time to review and comment on each such communication (such review and comments not to be unreasonably withheld, conditioned or delayed).
(e)   The Company shall (and shall cause each of its Subsidiaries and controlled Affiliates to) cooperate with Parent and use its reasonable best efforts to facilitate meetings between Parent and its representatives and the USW for purposes of, among other things, satisfying the last sentence of Section 5.9, and the Company shall (and shall cause its Subsidiaries and controlled Affiliates to) reasonably cooperate with Parent and its representatives with respect to reasonable requests related to such meetings and the satisfaction of the last sentence of Section 5.9.
(f)   Prior to the Effective Time, the Company shall (i) give prompt notice to Parent of any meetings, substantive communications, discussions or negotiations between the Company, any of its Affiliates or any of their respective Representatives and the USW or any other Union or their respective Representatives, relating to this Agreement, the Right-to-Bid Provision, the Successorship Provision or the Contemplated Transactions and (ii) provide a written description with respect to any matters for which notice is required under Section 6.6(f)(i).
(g)   Without limiting the generality of Section 9.9, the provisions of this Section 6.6 are solely for the benefit of the Parties, and no current or former officer, director, employee or other individual service provider or any other person shall be (i) conferred any rights or remedies under any Company Employee Plan or any New Plan or other compensation or benefit plan, program or arrangements, including any right to employment or continued employment for any period or terms of employment; or (ii) a third-party beneficiary of this Agreement. Nothing in this Agreement shall be construed as an amendment or modification to, or establishment of, or limiting the ability to modify, terminate, amend, any Company Employee Plan or other compensation or benefit plan or arrangement for any purpose. The provisions of this Section 6.6 shall survive the consummation of the Merger.
Section 6.7   Efforts.
(a)   Subject to the terms and conditions set forth in this Agreement, each of the Parties shall use (and shall cause their respective Subsidiaries and controlled Affiliates to use) their respective reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Merger and the other Contemplated Transactions as promptly as practicable and in any event prior to the End Date, including (i) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, approvals and expirations or terminations of waiting periods, including the Required Approvals, from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval, clearance or waiver from, or to avoid an Action or Legal Proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any Actions, lawsuits or other Legal Proceedings, whether judicial or administrative, challenging this Agreement or challenging, hindering, impeding, interfering with or delaying the consummation of the Merger and the other Contemplated Transactions, including seeking to have any stay, temporary restraining order or injunction entered by any court or other Governmental Entity in connection with the foregoing vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the Contemplated Transactions; provided, that in no event shall the Company or any of its Subsidiaries be required to pay prior to the Effective Time any fee, penalty or other consideration to any third party for any consent or approval required for or triggered by the consummation of the Contemplated Transactions under any contract or agreement or otherwise.
(b)   Subject to the terms and conditions in this Agreement and without limiting the foregoing, the Company and Parent shall (and shall cause their respective Subsidiaries and controlled Affiliates to) (i) promptly, but in no event later than twenty-five (25) Business Days after the date hereof, file or cause to be filed any and all required notification and report forms under the HSR Act with respect to the Merger and the other Contemplated Transactions and (ii) as promptly as practicable after the date hereof, file or cause to be filed any and all required notifications (including draft notifications for the purpose of any prenotification procedures), filings and consents as necessary in connection with obtaining the Required Approvals (other than CFIUS, which is addressed in Section 6.7(h)). The Company and Parent shall (and shall cause their respective Subsidiaries and controlled Affiliates to) use all reasonable best efforts to cause the expiration or termination of any applicable waiting periods under the HSR Act and the other Required Approvals; provided, that neither the Company nor any of its Affiliates shall be required to become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order to sell, divest, license, hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets, operations or business of the Company or any of its Affiliates, unless such requirement, condition, understanding, agreement or order is binding on or otherwise applicable to the Company or its Affiliates only from and after the Effective Time in the event that the Closing occurs. Parent may not (x) commit to or agree with any Governmental Entity to voluntarily stay, toll or extend any applicable HSR Act waiting period or review period, (y) enter into any timing agreement with any Governmental Entity, or (z) pull and refile any filing under the HSR Act or any other applicable Antitrust Law or Foreign Investment Law, without the Company’s prior written consent.
(c)   In furtherance and not in limitation of the foregoing, Parent and the Company (and their respective Subsidiaries and controlled Affiliates) shall take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the Merger and the other Contemplated Transactions, by taking all such further action as may be necessary to resolve such objections, and to avoid or eliminate each and every impediment, in each case, under any Foreign Investment Law or Antitrust Law that may be asserted by the United States Federal Trade Commission (“FTC”), the Antitrust Division of the United States Department of Justice (“DOJ,” and together with the FTC, the “U.S. Antitrust Agencies”), state antitrust enforcement authorities, or any other Governmental Entity or Person with respect to the Merger and the other Contemplated Transactions so as to enable the Closing to occur as promptly as practicable after the date hereof (and in any event no later than the End Date), including

(i) supplying or causing to be supplied to any Governmental Entity as promptly as practicable any and all additional information or documentary material that may be requested, and certifying compliance with such request (as applicable), under any Law or by such Governmental Entity, including pursuant to a Request for Additional Information and Documentary Material by the U.S. Antitrust Agencies (a “Second Request”), (ii) proposing, negotiating, committing to, effecting, agreeing to and executing, by consent decree, settlement, undertaking, stipulations, hold separate order, binding agreement with a third part(ies) or otherwise, the sale, divestiture, transfer, license, hold separate or disposition of any and all of the share capital or other equity voting interests, assets (whether tangible or intangible), businesses, divisions, operations, products or product lines of Parent (including its Subsidiaries and Affiliates) and of the Company (including its Subsidiaries), (iii) terminating, transferring or creating relationships, contractual rights or other obligations of Parent (including its Subsidiaries and Affiliates) and the Company (including its Subsidiaries), and (iv) otherwise taking or committing to take any actions or agree to any undertakings that would limit Parent’s (including its Subsidiaries’, Affiliates’, and the Surviving Corporation’s) freedom of action with respect to, or their ability to retain, or impose obligations on Parent’s (including its Subsidiaries’, Affiliates’, and the Surviving Corporation’s) future operations with respect to, assets (whether tangible or intangible), businesses, divisions, personnel, operations, products or product lines or contractual or supply relationships of Parent (and its Subsidiaries and Affiliates, including the Surviving Corporation) or the Company (and its Subsidiaries), in each case so as to satisfy the conditions to the Closing or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any Legal Proceeding that would otherwise have the effect of preventing the Closing or delaying the Closing beyond the End Date (each such action in the foregoing clauses (ii), (iii) and (iv), individually or collectively, a “Remedial Action”); provided, that the Company (and its Subsidiaries) shall not be permitted to offer or agree to or effectuate any Remedial Action without the prior written consent of Parent; provided, further, that neither Parent nor any of its Affiliates shall be required to become subject to, or consent or agree to or otherwise take any action with respect to any Remedial Action, unless such Remedial Action is binding on or otherwise applicable to Parent or its Affiliates only from and after the Effective Time in the event that the Closing occurs.
(d)   The Company, Parent and Merger Sub shall cooperate and consult with each other in connection with the making of all registrations, filings, notifications, communications, submissions and any other actions pursuant to this Section 6.7(d), and, subject to applicable legal limitations and the instructions of any Governmental Entity, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall keep each other apprised of the status of matters relating to the completion of the Contemplated Transactions, including promptly furnishing the other with copies of notices or other communications provided to or received by or on behalf of the Company or Parent, as the case may be, or any of their respective Subsidiaries or Affiliates, from any third party and/or any Governmental Entity with respect to the Contemplated Transactions. Subject to applicable Law relating to the exchange of information, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall permit counsel for the other Party a reasonable opportunity to review in advance, and consider in good faith the views of the other Party in connection with, any proposed notifications or filings and any written communications or submissions, and with respect to any such notification, filing, written communication or submission, any documents submitted therewith to any Governmental Entity; provided, that materials may be redacted (i) to remove references concerning the valuation of the businesses of the Company and its Subsidiaries, or proposals from third parties with respect thereto, (ii) as necessary to comply with contractual agreements and (iii) as necessary to address reasonable privilege or confidentiality concerns. The Parties, as they deem advisable and necessary, may designate any competitively sensitive material provided to the other under this Section 6.7(d) as “Outside Counsel Attorneys Only Material,” and such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed to other Representatives of the recipient unless express written permission is obtained in advance from the source of the materials or its legal counsel. Each of the Company, Parent and Merger Sub agrees not to participate in any meeting or discussion, either in Person, by videoconference, or by telephone, with any Governmental Entity in connection with the proposed transactions unless it consults with the other Party in advance and, to the extent not prohibited by such Governmental Entity, gives the other Party the opportunity to attend and participate.
(e)   Parent shall, in consultation with the Company, control the (i) strategy for obtaining all necessary actions or nonactions, waivers, consents, clearances, approvals and expirations or terminations of waiting periods, including the Required Approvals (including CFIUS Approval), (ii) response to any request from, inquiry by, or investigation by (including the timing, nature and substance of all such responses) any Governmental Entity with respect to the Merger and the other Contemplated Transactions and (iii) strategy for the defense and settlement of any action brought by or before any Governmental Entity that has authority to enforce the applicable Antitrust Laws.
(f)   In furtherance and not in limitation of the covenants of the Parties contained in this Section 6.7, if any administrative or judicial action or proceeding, including any proceeding by a Governmental Entity or by a private party, is instituted (or threatened to be instituted) challenging, hindering, impeding, interfering with or delaying any Contemplated Transactions, in each case, as violative of any Law, each of the Company, Parent and Merger Sub shall cooperate in all respects with each other and shall use their respective reasonable best efforts to contest and resist any such Action or Legal Proceeding and to have vacated, lifted, reversed or overturned any Action, decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger and the other Contemplated Transactions.
(g)   Without limiting any other obligation under this Agreement, during the period from the date of this Agreement until the Closing Date or earlier termination of this Agreement in accordance with Article 8, each of Parent and the Company shall not, and shall cause its respective Subsidiaries and controlled Affiliates to not, acquire or agree to acquire any other Person or business or any material assets or properties of any other Person if such acquisition would reasonably be expected to materially impede, prevent or materially delay the Parties from obtaining any Required Approval in connection with the Contemplated Transactions, or to prevent or materially delay or materially impede the consummation of the Contemplated Transactions.
(h)   Parent and the Company shall submit, or cause to be submitted, (i) as promptly as practicable following the execution of this Agreement, a draft of the joint notice to CFIUS (“CFIUS Notice”) contemplated under 31 C.F.R. § 800.501(g) with respect to the Contemplated Transactions, (ii) as promptly as practicable after receiving feedback from CFIUS regarding the draft CFIUS Notice referenced in clause (i), a formal CFIUS Notice as contemplated by 31 C.F.R. § 800.501(a), and (iii) as soon as possible (and in any event in accordance with applicable regulatory requirements) any other submissions that are formally requested by CFIUS to be made, or which Parent and the Company mutually agree should be made, in each case in connection with this Agreement and the Contemplated Transactions. Parent and the Company shall cooperate with each other in connection with any such filing or the provision of any such information (including, to the extent permitted by applicable law, (A) providing copies, or portions thereof, of all such documents to the non-filing party prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith; and (B) keeping each other timely apprised of the status and content of any material communications with, and any inquiries or requests for additional information or documentary material from, CFIUS) and in connection with resolving any investigation or other inquiry of any Governmental Entity under Section 721 with respect to any such filing or any such transaction; provided, that, notwithstanding anything to the contrary in this Agreement, no Person shall be required to share communications containing its confidential business information or information that is protected by attorney-client privilege.
(i)   In furtherance of and not in limitation of the obligations contained in this Section 6.7, Parent and its controlled Affiliates shall take, or cause to be taken, all action necessary to receive CFIUS Approval so as to enable the Closing, including providing all such assurances as may be requested or required by CFIUS, including entering into a mitigation agreement, letter of assurance, national security agreement, proxy agreement, trust agreement or other similar arrangement or agreement, in relation to the business and assets of the Company; provided. that, notwithstanding anything herein to contrary, Parent and its Affiliates shall not be required, in order to obtain CFIUS Approval, to take any action (i) that would violate any Law applicable to Parent or its Affiliates or (ii) with respect to the assets or businesses of Parent or its Affiliates (other than the Acquired Companies) that would reasonably be expected to have a material adverse effect on Parent and its Affiliates (other than the Acquired Companies), taken as a whole (for this purpose, measured as if Parent and its Affiliates, taken as a whole, were the size of, and with the financial profile of, Parent, its Affiliates and the Acquired Companies, taken as a whole).

(j)   For purposes of this Section 6.7, references to Affiliates (including controlled Affiliates) of Parent shall be deemed to include Guarantor and the Specified Parent Joint Ventures.
Section 6.8   Takeover Statute.   If any Takeover Statute may become, or may purport to be, applicable to this Agreement or the Contemplated Transactions, each of the Company, Parent and Merger Sub and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the Contemplated Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on the Contemplated Transactions.
Section 6.9   Public Announcements.   The Company, Parent and Merger Sub shall consult with and provide each other the opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the Contemplated Transactions and shall not issue any such press release or other public statement or comment without obtaining the other Parties’ prior written consent, except that, after having consulted with the other Parties in accordance with this Section 6.9, no such consent shall be required to the extent such press release or other public statement or comment is required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange or the Tokyo Stock Exchange, the Sapporo Securities Exchange, the Nagoya Stock Exchange or the Fukuoka Stock Exchange or as may be requested by a Governmental Entity; provided, that the restrictions in this Section 6.9 shall not apply to (i) any communication regarding an Alternative Proposal or from and after a Change of Recommendation, in each case, with respect to the Company, to the extent permitted by Section 6.4 or (ii) any press release, filings with the SEC or other public statement or comment the contents of which are substantially consistent with prior public statements and other communications made by the Company, Parent or Merger Sub in compliance with this Agreement. Parent and the Company agree to issue a joint press release as the first public disclosure of this Agreement; provided, that Guarantor may issue substantially concurrently with the issuance of such joint press release, a press release in Japan in a form agreed by the Parties prior to issuance thereof.
Section 6.10   Indemnification and Insurance.
(a)   Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors, officers or employees, as the case may be, of the Company or its Subsidiaries (or directors or officers of an Acquired Company to the extent serving as fiduciaries with respect to any Company Employee Plan maintained by any Acquired Company) as provided in their respective articles or certificates of incorporation or bylaws or other organizational documents or in any Contract (including indemnification agreements identified on Section 6.10 of the Company Disclosure Letter) of the Company or its Subsidiaries with any of their respective directors, officers or employees as in effect immediately prior to the Effective Time shall survive the Merger and shall continue at and after the Effective Time in full force and effect. For a period of six (6) years after the Effective Time, the Surviving Corporation shall maintain in effect the exculpation, indemnification and advancement of expenses provisions of the Company’s and any of its Subsidiaries’ articles or certificates of incorporation and bylaws or similar organizational documents as in effect as of immediately prior to the Effective Time or in any Contract (including indemnification agreements identified on Section 6.10 of the Company Disclosure Letter) of the Company or its Subsidiaries with any of their respective current or former directors, officers or employees as in effect immediately prior to the Effective Time, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of the Company or any of its Subsidiaries; provided, that all rights to indemnification in respect of any Action pending or asserted or any claim made within such period shall continue until the final disposition of such Action or resolution of such claim, even if beyond such six (6)-year period. From and after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to honor in accordance with their respective terms, each of the covenants contained in this Section 6.10.
(b)   For a period of six (6) years after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing or any related expenses) each current and former director, officer or employee of the Company or any of its Subsidiaries and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of the Company or its Subsidiaries (or directors or officers of an Acquired Company to the extent serving as fiduciaries with respect to any Company Employee Plan), in each case, at or prior to the Effective Time (each, together with such Person’s heirs, executors or administrators, and successors and assigns, an “Indemnified Party”) against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any Action to each Indemnified Party to the fullest extent permitted by Law following receipt of a written undertaking by or on behalf of such Indemnified Party to repay such advanced amounts if it is ultimately determined by final and non-appealable adjudication that such Indemnified Party was not entitled to indemnification under this Section 6.10(b)), liabilities and losses, reasonably incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an “Action”), arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions in connection with any such Indemnified Party serving as an officer, director, employee or other fiduciary in any entity if such service was at the request or for the benefit of the Company or its Subsidiaries). In the event of any such Action, Parent and the Surviving Corporation shall cooperate with the Indemnified Party in the defense of any such Action.
(c)   For a period of six (6) years from and after the Effective Time, the Surviving Corporation shall either cause to be maintained in effect the current policies of directors’ and officers’ and fiduciary liability insurance maintained by or for the benefit of the Company and its Subsidiaries and their respective current and former directors and officers or provide substitute policies for the Company and its Subsidiaries and their respective current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by or for the benefit of the Company and its Subsidiaries, in either case, of not less than the existing coverage and having other terms not less favorable to the insured Persons than the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by or for the benefit of the Company and its Subsidiaries and their respective current and former directors and officers with respect to claims arising from facts or events that occurred at or before the Effective Time (regardless of when such claims are brought) (with insurance carriers having the same or better A.M. Best financial rating as the Company’s current directors’ and officers’ and fiduciary liability insurance carriers), except that in no event shall Parent or the Surviving Corporation be required to pay with respect to such insurance policies more than 300% of the aggregate annual premium most recently paid by the Company and its Subsidiaries (the “Maximum Amount”). If the Surviving Corporation is unable to obtain the insurance required by this Section 6.10(c) because its cost exceeds the Maximum Amount, it shall obtain as much comparable insurance as possible for the years within such six (6)-year period for a premium equal to the Maximum Amount. In lieu of such insurance, prior to the Closing Date the Company may, at its option, purchase, or Parent may, at its option request that the Company purchase, a six (6)-year prepaid “tail” directors’ and officers’ and fiduciary liability insurance policy for the Company and its Subsidiaries and their respective current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by or for the benefit of the Company and its Subsidiaries, such tail policy to provide coverage in an amount not less than the existing coverage and to have other terms not less favorable to the insured Persons than the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by or for the benefit of the Company and its Subsidiaries with respect to claims arising from facts or events that occurred at or before the Effective Time; provided, however, that the Company shall not pay an aggregate amount for such policy in excess of the Maximum Amount. Parent shall cause the Surviving Corporation to maintain such policies in full force and effect and to continue to honor the obligations thereunder.
(d)   Parent shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 6.10 (subject to the undertakings described in Section 6.10(b)).
(e)   The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the articles of incorporation or bylaws or other organizational documents of the Company or any of its Subsidiaries or the Surviving Corporation, any other indemnification arrangement, the DGCL or otherwise. The provisions of this Section 6.10 shall survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties.

(f)   In the event that Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.10.
Section 6.11   Certain Litigation.   Prior to the earlier of the Effective Time or the valid termination of this Agreement, the Company shall control the defense of any pending or threatened Legal Proceeding against the Company and/or its directors relating to this Agreement, the Merger or the other Contemplated Transactions (whether directly or on behalf of the Company and its Subsidiaries or otherwise); provided, that the Company shall promptly notify Parent of any such Legal Proceeding, keep Parent reasonably and promptly informed with respect to the status thereof, give Parent the right to participate in, and the right to review and comment on all material filings or responses to be made by the Company in connection with, any such Legal Proceeding (and shall give due consideration to Parent’s comments and other advice with respect to such Legal Proceeding, including with respect to strategy and any significant decisions related thereto), and give Parent the opportunity to consult on the settlement, release, waiver or compromise of any such Legal Proceeding, provided, that this Section 6.11 shall not require the Company or any of its Subsidiaries to provide, or cause to be provided, any information the disclosure of which would reasonably be expected to result in the loss of any attorney-client privilege; provided, further that the Company shall use reasonable best efforts to make appropriate substitute arrangements to allow access in a manner that does not result in waiver of such privilege. The Company shall in good faith take such comments into account, and no such settlement, release, waiver or compromise of such litigation shall be agreed to without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). This Section 6.11 is without prejudice to the provisions in Section 3.1(b) relating to Dissenting Shares and shall not apply to Legal Proceedings between the Company, on the one hand, and Parent or Guarantor, on the other hand.
Section 6.12   Stock Exchange De-listing; Exchange Act Deregistration.   Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE, the CSE and the SEC to enable the de-listing by the Surviving Corporation of the Common Stock from the NYSE and the CSE and the deregistration of the Common Stock under the Exchange Act as promptly as practicable after the Effective Time.
Section 6.13   Rule 16b-3.   Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable to cause dispositions of (or other transactions in) Company equity securities (including derivative securities) pursuant to the Contemplated Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 6.14   Obligations of Parent; Obligations of the Company.
(a)   Parent shall cause Merger Sub, each of Parent’s other Subsidiaries, and the Surviving Corporation, to comply with, duly perform, satisfy and discharge on a timely basis, all of their respective covenants, obligations and liabilities under this Agreement, and Parent shall be jointly and severally liable with the Subsidiaries for the due and timely performance, satisfaction and discharge of each of the said covenants, obligations and liabilities. Parent, in its capacity as the sole stockholder of Merger Sub, shall approve and adopt this Agreement by written consent immediately following its execution.
(b)   The Company shall cause each of its Subsidiaries to comply with, duly perform, satisfy and discharge on a timely basis, all of their respective covenants, obligations and liabilities under this Agreement, and the Company shall be jointly and severally liable with the Subsidiaries for the due and timely performance, satisfaction and discharge of each of the said covenants, obligations and liabilities.
Section 6.15   No Employment Discussions.   Except as approved by the Company Board, at all times prior to the Closing, Parent and Merger Sub will not, and will not permit any of their controlled Affiliates to, make or enter into, or commit or agree to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any executive officer of the Company (a) regarding any continuing employment or consulting relationship with the Surviving Corporation from and after the Effective Time, (b) pursuant to which any such individual would be entitled to receive consideration of a different amount or nature than the Merger Consideration in respect of such holder’s Shares or (c) pursuant to which such individual would agree to provide, directly or indirectly, equity funding or investment to Parent, Merger Sub or the Company to finance any portion of the Merger.
Section 6.16   Company Indebtedness.
(a)   At least three (3) Business Days prior to the Closing Date, the Company shall deliver to Parent fully executed payoff letters (the “Payoff Letters”), in each case, with respect to the Indebtedness identified on Section 6.16(a)(iii) of the Company Disclosure Letter and which Payoff Letters shall (i) evidence the repayment of the applicable Indebtedness, (ii) provide instructions for the payment of all amounts necessary to cause the payment in full of the applicable Indebtedness, (iii) provide for, upon receipt of such amounts, the automatic termination and release of all Liens on the assets of the Acquired Companies securing such Indebtedness and the automatic termination and release of all guarantees by the Acquired Companies of such Indebtedness and (iv) otherwise be in customary form; provided, that Parent may, in its sole discretion and upon written notice to the Company, waive the requirement to provide a Payoff Letter with respect to any Indebtedness identified on Section 6.16(a)(iii) of the Company Disclosure Letter.
(b)   Parent or Merger Sub will be permitted to commence and conduct, in accordance with the terms of the Company Indentures and applicable Law, including SEC rules and regulations, one or more offers to purchase, including any “Change of Control Offer” or any offer in connection with a “Fundamental Change” (as such terms, or any similar terms, are defined in the applicable Company Indenture), any tender offer or any exchange offer, and/or to conduct a consent solicitation, if any (each, a “Debt Offer” and collectively, the “Debt Offers”) with respect to any or all of the outstanding aggregate principal amount of the Company Notes in connection with the Merger and the other Contemplated Transactions; provided, that the closing of any such Debt Offer shall not be consummated prior to the Closing and any such transaction shall be funded using consideration provided by Guarantor, Parent and/or Merger Sub or any of their respective Subsidiaries (other than the Company or one of its Subsidiaries). Parent and Merger Sub shall keep the Company reasonably informed of any Debt Offers, including the timing and commencement of any Debt Offers and any tender deadlines. Parent and Merger Sub shall not be permitted to commence any Debt Offer until Parent shall have provided to the Company the necessary offer to purchase, letter of transmittal and press release, if any, in connection therewith, and each other document relevant to the transaction that will be distributed by Parent or Merger Sub to holders of the applicable Company Notes (collectively, the “Debt Offer Documents”) a reasonable period of time in advance of commencing the applicable Debt Offer to allow the Company and its counsel to review and comment on such Debt Offer Documents (and Parent shall consider in good faith comments of the Company and its counsel thereon). In no event shall the Company or any of its Subsidiaries be required to incur any financing or provide assistance in obtaining any financing for a Debt Offer; it being understood and agreed that no such Debt Offer shall delay the Closing beyond the date that it is required to occur under this Agreement. The closing of the Debt Offers will be expressly conditioned on the occurrence of the Closing; provided, that the consummation of a Debt Offer with respect to the Company Notes will not be a condition to Parent’s obligations to consummate the transactions contemplated by this Agreement.
(c)   If requested by Parent, the Company shall, and shall cause its Subsidiaries and direct their respective Representatives to, in each case in accordance with the terms of the applicable Company Credit Facility or Company Indenture, use their reasonable best efforts to (x) obtain any waivers and/or consents with respect to any “Change of Control” or “Fundamental Change” (as such terms, or any similar terms, are defined in the applicable Company Credit Facilities) and (y) enter into any amendments and/or supplements to the Company Credit Facilities or Company Indentures in connection therewith, and will use reasonable best efforts to cause the agents, trustees, holders and/or lenders under the applicable Company Credit Facility (collectively, the “Agents”) to enter into such amendments and/or supplements, which shall become operative before or substantially simultaneously with the consummation of the Merger and the other Contemplated Transactions as determined by Parent.
(d)   In connection with any consent solicitation and subject to the receipt of any requisite consents, the Company and its Subsidiaries, as applicable, will execute one or more supplemental indentures or amendments to the Company Indentures in accordance with the Company Indentures, amending the terms and provisions of the Company Indentures as described in the Debt Offer Documents as reasonably requested by Parent, which supplemental indentures shall become operative no earlier than the Closing Date, and will use reasonable best efforts to cause the trustees or lenders under the applicable Company Indenture (the “Trustees”) to enter into such supplemental indenture or amendment before or substantially simultaneously with the consummation of the Merger and the other Contemplated Transactions as determined by Parent. Subject to the terms and conditions of this Section 6.16, the Company will provide and will use reasonable best efforts to have its Representatives and Subsidiaries provide all cooperation reasonably requested by Parent in connection with the execution of any supplemental indentures or amendments.
(e)   If requested by Parent, in lieu of or in addition to Parent commencing Debt Offers for the Company Notes, the Company shall (i) send any notices of redemption with respect to all or a portion of the outstanding aggregate principal amount of the Company Notes (which shall be in the form required under the applicable Company Indentures and conditioned upon the consummation of the Closing, if sent prior to the Closing, and shall become irrevocable upon the consummation of the Closing) to the applicable Trustee, (ii) use reasonable best efforts to take such actions as may be required under the applicable Company Indenture to cause the applicable Trustee to proceed with the redemption of the applicable Company Notes under such Company Indenture and to provide the notice of redemption (conditioned upon consummation of the Closing if provided prior to the Closing) to the holders of such Company Notes pursuant to the applicable Company Indenture and (iii) use reasonable best efforts to prepare and deliver all other documents required under the applicable Company Indenture (including any officer’s certificates and legal opinion) to issue notices of redemption (conditioned upon consummation of the Closing, if issued prior to the Closing) for such Company Notes in accordance with the applicable Company Indenture providing (x) for the redemption on the Closing Date or such later date as shall be specified by Parent of such Company Notes or (y) for satisfaction and discharge of the Company Notes on the Closing Date and the applicable Company Indentures, in each case, pursuant to the requisite provisions of the applicable Company Indenture (subject to the consummation of the Closing, if sent prior to the Closing) (the “Redemption” and, together with the Debt Offers, the “Repayments”).
(f)   The notices of redemption delivered to the applicable Trustees and holders of the Company Notes (if delivered prior to the Closing) may state that the redemption date may be delayed until such time as any condition to redemption stated therein shall be satisfied or such Redemption may not occur and such notice may be rescinded in the event such condition shall not have been satisfied.
(g)   The Company shall, and shall cause its Subsidiaries and direct their respective Representatives to, in each case, use their reasonable best efforts to provide all cooperation, at Parent’s sole cost and expense, reasonably requested by Parent or Merger Sub in connection with this Section 6.16, including by (i) causing the applicable trustee or lender to agree to proceed with the Repayments, (ii) waiving any conditions to the Repayments as may be reasonably requested by Parent that may be legally waived and may be waived under the terms of the applicable Company Indenture (and not, without the written consent of Parent, waive any condition to the Repayments or make any changes to the Repayments unless required by the applicable Company Indenture or by Law), (iii) commencing the Repayments on such terms and conditions, including pricing terms and amendments to the terms and provisions of the applicable Company Indentures, that are specified, from time to time, by Parent or Merger Sub, (iv) in connection with any consent solicitations, assuming the applicable requisite consents are received, executing (and using reasonable best efforts to cause the applicable trustee or lender to execute) supplemental indentures to the applicable indenture or amendments to the applicable agreement promptly after the requisite consents are obtained, provided, that such supplemental indentures or amendments will not become operative prior to the Closing Date, (v) upon the request of Parent, extending the offer period or consent period applicable to a Repayment to a date selected by Parent in accordance with the terms of the applicable Company Indenture and Repayments; provided, that in no event will the Company or any of its Subsidiaries be required to commence or settle any Repayments or make any consent payment prior to the Closing Date, unless Parent funds the settlement of the Repayments and makes any consent payment therewith to satisfy any obligations of the Company to the debt holders of the Company or any of its Subsidiaries that may arise as a result of such Repayments; provided, further that the dealer manager, solicitation agent, information agent, depositary or other agent retained in connection with the Repayments will be selected by Parent after consultation with the Company,

(vi) in connection with any exchange offer, providing such information as may be requested pursuant to Section 6.18(a)(ii) and obtain a comfort letter and updates thereof from the Company’s independent public accountants, in customary form and covering such matters as are customarily covered by such comfort letters delivered to dealer managers in exchange offers and (vii) if requested by Parent, causing its legal counsel to provide all customary legal opinions required in connection with any of the transactions contemplated by this Section 6.16 to the extent such legal opinions are required to be delivered before the Closing Date. The cooperation and other obligations contemplated by this Section 6.16 shall not require (i) the Company to cooperate with respect to any Debt Offer that would reasonably be expected to be inconsistent with the terms of the applicable Company Indentures or applicable Law, (ii) the Company or any of its officers, directors or other Representatives to authorize, adopt or execute any amendments or other agreement that would reasonably be expected to be inconsistent with the terms of the applicable Company Indentures, the applicable Company Credit Facilities or applicable Law or that would become operative before the Closing Date, or (iii) the Company’s legal counsel to give any opinion that is not required pursuant to the applicable Company Credit Facilities or the applicable Company Indentures or any opinion that, in the opinion of such legal counsel, does not comply with applicable Laws.
Section 6.17   Financing.
(a)   Each of Parent and Merger Sub shall, and shall cause Guarantor and their respective Subsidiaries and each of their respective Representatives and controlled Affiliates to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate the Debt Financing as contemplated by the Debt Commitment Letters, as the same may be amended in compliance with Section 6.17(b), subject only to the conditions set forth in the Debt Commitment Letters or any Alternative Financing (including any “flex” provisions applicable to the Debt Financing), including using (and causing its controlled Affiliates to use) their respective reasonable best efforts to: (i) comply with and maintain in full force and effect the Debt Commitment Letters, (ii) negotiate, enter into and deliver (and cause its controlled Affiliates to negotiate, enter into and deliver) definitive agreements with respect to the Debt Financing on the terms and conditions set forth in the applicable Debt Commitment Letters (including any “flex” provisions applicable to the Debt Financing), or on such other terms and conditions, subject to Section 6.17(b), satisfactory to Guarantor or otherwise not less favorable to Guarantor and its controlled Affiliates (as determined by Guarantor in good faith) than the terms and conditions contained in the applicable Debt Commitments Letters, which definitive agreements shall be in effect no later than the Closing, (iii) satisfy, at or prior to the Closing, all conditions to the availability of the Debt Financing to the extent within Guarantor’s or its respective controlled Affiliates’ control and assist in the satisfaction of all other conditions to the Debt Financing and the definitive agreements entered into with respect to the Debt Commitment Letters, (iv) upon satisfaction of the conditions set forth in the Debt Commitment Letters (other than those to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing), to consummate the Debt Financing at Closing and (v) enforce their rights under the Debt Commitment Letters and the definitive agreements related to the Debt Financing.
(b)   Neither Parent nor its controlled Affiliates shall, and Parent shall cause Guarantor not to, obtain any replacement of, agree to or permit any amendments, supplements or other modifications to, or grant any waivers of, any condition, remedy or other provision of the Debt Commitment Letters (other than to effect any flex provisions set forth in the Debt Commitment Letters) without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that Parent and its Affiliates may amend, supplement, replace, waive or modify the Debt Commitment Letters if such amendments, supplements, replacements, waivers or modifications would not or would not reasonably be expected to (i) reduce the aggregate amount of the Debt Financing or the net cash proceeds available from the Debt Financing (including, in each case, by changing the amount of fees or other amounts to be paid (including original issue discount) with respect to the Debt Financing) below an amount necessary to satisfy the Funding Obligations, (ii) impose new or additional conditions or contingencies to the Debt Financing or otherwise expand, amend, waive or modify any of the conditions or contingencies to the Debt Financing, in each case, that would materially delay or prevent the Closing or (iii) otherwise expand, amend, waive or modify any provisions of, or remedies under, the Debt Commitment Letters in a manner that would or would reasonably be expected to (x) prevent or materially delay or make materially less likely the funding of the Debt Financing (or the satisfaction of the conditions to the Debt Financing) at the Closing or impair the ability of Parent to consummate the Merger and the other Contemplated Transactions or (y) adversely impact the ability of Guarantor or any of its Affiliates’ to enforce their respective rights against the Debt Financing Sources or any of the other parties to the Debt Commitment Letters or the definitive agreements with respect thereto (any such adverse effect, an “Adverse Effect on Financing”); provided, that subject to compliance with the other provisions of this Section 6.17, (A) Guarantor, Parent and Merger Sub may amend, supplement or otherwise modify the Debt Commitment Letters to assign or reassign or reallocate commitments and roles to lenders, agents, arrangers, bookrunners or other Debt Financing Sources that have not executed the applicable Debt Commitment Letter as of the date hereof and (B) so long as there is no Adverse Effect on Financing, Guarantor, Parent and Merger Sub may amend, modify, replace, reduce or terminate the Debt Commitment Letters furnished to the Company on or prior to the date hereof, to reduce or replace the commitments thereunder (or terminate the commitments of any of the Debt Financing Sources) so long as any amount so terminated, replaced or reduced is replaced or supplemented by new debt commitments under one or more new debt commitment letters (“Replacement Debt Commitment Letters”). For purposes of this Agreement, references to “Debt Financing” shall include the financing contemplated by the Debt Commitment Letters, as hereafter amended, supplemented, replaced (including pursuant to any Replacement Debt Commitment Letters) or modified, to the extent such amendment, supplementation, replacement or modification is permitted by this Section 6.17(b), and references to “Debt Commitment Letter,” “Debt Financing Sources” or “Debt Financing” shall include such documents, as hereafter amended, modified, supplemented or replaced (or commitments or financing sources, as applicable), to the extent permitted by this Section 6.17(b). In the event Guarantor, Parent or Merger Sub enters into an amendment, supplement, replacement (including pursuant to any Replacement Debt Commitment Letters) or modification permitted by this Section 6.17(b), Parent or Merger Sub shall promptly thereafter provide a copy of such amendment, supplement, replacement or modification to the Company (and, in the case of any amendment, supplement, replacement or modification of any Fee Letter(s), with such Fee Letter(s) permitted to be redacted in the same manner contemplated by Section 5.11(a)).
(c)   In no event shall Parent or Merger Sub or any of their Affiliates directly or indirectly (i) award any agent, broker, investment banker, financial advisors or other firm or Person, except as specified on Section 6.17(c) of the Parent Disclosure Letter, any financial advisory role on an exclusive basis in connection with the Merger or the other Contemplated Transactions or (ii) knowingly or intentionally prohibit or seek to prohibit any bank or investment bank or other potential provider of debt or equity financing, including the Debt Financing Sources, from providing or seeking to provide financing or financial advisory services to any Person in connection with a transaction relating to the Company or its Subsidiaries or in connection with the Merger or the other Contemplated Transactions.
(d)   In the event that all or any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letters, Parent and Merger Sub shall, and shall cause Guarantor and their respective controlled Affiliates to, promptly after the occurrence of such event, notify the Company in writing thereof and promptly after the occurrence of such event, (A) use their respective reasonable best efforts to arrange and obtain alternative debt financing from the same or alternative financial institutions in an amount sufficient to enable Parent and Merger Sub to consummate the Contemplated Transactions in accordance with the terms of this Agreement, on terms and conditions, taken as a whole, no less favorable to Guarantor, Parent and Merger Sub (as determined by Parent in good faith) than the terms and conditions set forth in the then applicable Debt Commitment Letters, that does not impose any additional conditions or contingencies that would constitute an Adverse Effect on Financing as compared to the conditions and other terms set forth in the applicable Debt Commitment Letters as of the date hereof (as amended, supplemented, replaced, waived or modified in accordance with Section 6.17(b)), taking into account any flex provisions thereof as promptly as practicable, following the occurrence of such event (the “Alternative Financing”) and (B) obtain and deliver a debt commitment letter to the Company with respect to such Alternative Financing, including true, correct and complete copies of any related executed fee letters, engagement letters or other agreements (provided, that such fee letters may be redacted in the same manner as permitted by Section 5.11(a)) (collectively, including all exhibits, schedules, amendments, supplements, modifications and annexes thereto, a “New Debt Commitment Letter”). For purposes of this Agreement, references to “Debt Financing” shall include the financing contemplated by any Alternative Financing and New Debt Commitment Letter to the extent permitted by this Section 6.17(d), and references to “Debt Commitment Letter,” “Debt Financing Sources” or “Debt Financing” shall include such documents (or commitments or financing sources, as applicable) in connection with any Alternative Financing and New Debt Commitment Letter to the extent permitted by this Section 6.17(d).

(e)   Each of Parent and Merger Sub expressly acknowledges and agrees that neither the availability, the terms nor the obtaining of the Debt Financing or any Alternative Financing, nor the completion of any issuance of securities contemplated by the Debt Financing or any Alternative Financing, is in any manner a condition to the Merger, the Closing or the obligations of Parent and Merger Sub to consummate the Contemplated Transactions, and reaffirms its obligation to consummate the Merger and the other the Contemplated Transactions irrespective and independently of the availability of the Debt Financing or any Alternative Financing, or the completion of any such issuance, subject to the applicable conditions set forth in Section 7.1 and Section 7.3.
(f)   Upon the reasonable request of the Company, Parent and Merger Sub shall keep the Company reasonably informed of the status of the efforts of Guarantor, Parent or Merger Sub to arrange the Debt Financing. Parent and Merger Sub shall (i) give the Company prompt written notice of any (A) material breach or material default or any event that, with or without notice, lapse of time or both, would (or would reasonably be expected to) give rise to any material default or material breach by any party to the Debt Commitment Letters of which Parent or Merger Sub becomes aware, including the receipt of any written notice or other written communication from any Debt Financing Source with respect to any material breach or material default (or alleged material breach or material default) by any party to the Debt Commitment Letters, in each case, that would materially delay or prevent the Closing, (B) written withdrawal, repudiation or termination or threatened in writing withdrawal, repudiation or termination thereof of which Parent or Merger Sub becomes aware, or (C) incurable event or circumstance that makes a condition precedent relating to the Debt Financing unable to be satisfied (in the good faith determination of Parent) by any party of which Parent or Merger Sub becomes aware and (ii) notify the Company promptly if for any reason Parent or Merger Sub no longer believes in good faith that it or Guarantor, as applicable, will be able to obtain all or any portion of the Debt Financing contemplated by the Debt Commitment Letters from the sources described therein and (iii) upon reasonable request of the Company, otherwise keep the Company reasonably and promptly informed of the status of the efforts of Guarantor, Parent or Merger Sub to arrange the Debt Financing (including any Alternative Financing). As soon as reasonably practicable following the date the Company delivers to Parent a written request, Parent shall provide any information reasonably requested by the Company in writing relating to any circumstance referred to in the immediately preceding sentence; provided, that, that nothing in this sentence or the immediately preceding sentence shall require Parent or Merger Sub to disclose any information that is subject to the attorney-client or work product or similar privilege or the disclosure of which would result in the breach of any of Guarantor’s or Parent’s confidentiality obligations set forth in the applicable Debt Commitment Letters.
Section 6.18   Financing Cooperation.
(a)   Prior to the Closing, the Company shall use reasonable best efforts to, and shall cause its Subsidiaries and its and their respective Representatives to use their reasonable best efforts to, in each case at Parent’s sole cost and expense, provide customary cooperation that is reasonably requested by Parent or Merger Sub to assist Guarantor, Parent and Merger Sub in connection with causing the conditions to the Debt Financing to be satisfied or as is otherwise reasonably requested by Parent or Merger Sub solely in connection with their efforts to obtain the Debt Financing or to effect the Repayments, which cooperation shall include using reasonable best efforts to:
(i)   participate (which shall be limited to teleconference or virtual meeting platforms) in a reasonable number of lender meetings, lender presentations, due diligence sessions and rating agency meetings, in each case, upon reasonable advance notice, during normal business hours and at mutually agreed times;
(ii)   provide reasonable assistance to Parent in its preparation of customary rating agency presentations, customary bank information memoranda and similar documents reasonably and customarily required in connection with the Debt Financing, in each case, solely with respect to information relating to the Company (to the extent related to its business) and its Subsidiaries, and promptly furnish, to the extent practicable, to Parent and Merger Sub such information regarding the Company and its Subsidiaries (and updates thereto as reasonably requested by such Persons), including historical financial information, in each case, that is readily available from the books and records of the Company and its Subsidiaries in the ordinary course of business, and other customary financial information as is reasonably requested by Parent and Merger Sub in connection with the Debt Financing or the Repayments, or that is customarily required in connection with the execution of financings of a type similar to the Debt Financing or the Repayments;
(iii)   ensure that an officer of the Company executes prior to the Closing customary “authorization” letters in connection with bank information memoranda authorizing the distribution of information to prospective lenders; and
(iv)   deliver at least four (4) Business Days prior to the Closing Date information and documentation related to the Company and its Subsidiaries required and reasonably requested in writing by Parent or Merger Sub at least eight (8) Business Days prior to the Closing Date with respect to compliance under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
(b)   The cooperation and other obligations contemplated by Section 6.18(a) shall not (A) require any action that would (or would reasonably be expected to) cause any condition of the Company to Closing to fail to be satisfied, (B) require the Company or any of its Subsidiaries or their respective Representatives to (i) other than with respect to the authorization letter contemplated by Section 6.18(a)(iii), execute, deliver, enter into, approve or perform any agreement, commitment, document, certificate or instrument, or modification of any agreement, commitment, document, certificate or instrument or incur any other actual or potential liability or obligation relating to the Debt Financing, in each case, that becomes effective prior to the Closing, (ii) deliver or cause the delivery of any legal opinions or reliance letters or any certificate as to solvency or any other certificate in connection with the Debt Financing, excluding any customary authorization letters contemplated by Section 6.18(a)(iii) (provided, that such customary authorization letters (or the bank information memoranda in which such letters are included) shall include language that exculpates the Company and each of its Subsidiaries and their respective Representatives and Affiliates from any liability in connection with the unauthorized use by the recipients thereof of the information set forth in any such bank confidential information memoranda or similar memoranda or report distributed in connection therewith), (iii) adopt any resolutions, execute any consents or otherwise take any corporate or similar action or deliver any certificate, in connection to the Debt Financing or the incurrence of indebtedness thereby, in each case, that becomes effective prior to the Closing or (iv) pay any commitment or other similar fee, incur or reimburse any costs or expenses or incur any liability or obligation of any kind or give any indemnities prior to the Closing in connection with the Debt Financing, other than any payment or reimbursement of incidental out-of-pocket costs and expenses that are subject to reimbursement by Parent or Merger Sub, (C) require the Company or any of its Subsidiaries or their respective Affiliates and Representatives to deliver any certificate or take any action pursuant to Section 6.18(a) if doing so could reasonably be expected to result in liability to the Company or such Subsidiary, Affiliate or Representative, (D) require the Company or any of its Subsidiaries to provide, or cause to be provided, any information the disclosure of which is prohibited or restricted under applicable Law or any binding agreement with a third party that is not entered into for the purpose of evading this covenant or is legally privileged or consists of attorney work product or could reasonably be expected to result in the loss of any attorney-client privilege, (E) require the Company or any of its Subsidiaries to take any action that will conflict with or violate any applicable Laws or result in a violation or breach of, or default under, any agreements to which the Company or any of its Subsidiaries is a party (other than any agreement entered into for the purpose of evading this covenant), (F) unreasonably interfere with the ongoing operations of the Company and its Subsidiaries, or (G) require the preparation or delivery of any financial statements or other financial data that are not prepared in the ordinary course of its financial reporting practice, in each case, except as contemplated by Section 6.18(a)(ii); it being understood and agreed that under no circumstances shall the Company and its Subsidiaries be required to provide projections, estimates or pro forma financial information, including any pro forma cost savings, synergies, capitalization or other pro forma adjustments to be incorporated into any pro forma financial information, all of which shall be the responsibility of Parent and Merger Sub.
(c)   Without limitation of any other provision of this Agreement, neither the Company nor any of its Affiliates or Subsidiaries shall have any liability to Parent or Merger Sub in respect of any financial statements, other financial information or data or other information, solely by virtue of providing such information pursuant to this Section 6.18. All non-public or other confidential information provided by the Company to Parent or its Affiliates pursuant to this Section 6.18 shall be kept confidential in accordance with the Confidentiality Agreement; provided, that, notwithstanding any of the foregoing, Parent and its Affiliates and the Debt Financing Sources may disclose any such non-public or otherwise confidential information in connection with the syndication of the Debt Financing, subject to customary confidentiality undertakings consistent with the Debt Commitment Letter or otherwise as is customary in the syndication practices of the Debt Financing Sources by recipients of such non-public or otherwise confidential information.
(d)   Parent shall, following request by the Company, reimburse the Company for any reasonable and documented out-of-pocket expenses and costs (including reasonable and documented out-of-pocket outside attorneys’ fees and disbursements) incurred in connection with the Company’s or its Affiliates’ or Representatives’ obligations under this Section 6.18 and shall indemnify and hold harmless the Company, its Affiliates and their respective Representatives from and against any and all losses, damages, claims, costs (including cost of investigation), settlement payments, injuries, liabilities, judgments, awards, penalties, fines or expenses (including reasonable and documented out-of-pocket attorneys’ fees and disbursements) suffered or incurred by any of them as a result of, or in connection with, (1) such cooperation, (2) the Debt Financing, (3) any information used in connection with the Debt Financing that was not provided by, or on behalf of, the Company or any of its Affiliates or that was not included in, or discernable from, public filings by the Company or any of its Affiliates and (4) any action taken by any of them at the request of Parent or Merger Sub pursuant to this Section 6.18 or otherwise in accordance with this Section 6.18, except, in each case, to the extent such losses, damages, claims, costs (including cost of investigation), settlement payments, injuries, liabilities, judgments, awards, penalties, fines, or expenses (including outside attorneys’ fees and disbursements) arose from the gross negligence, fraud or willful misconduct by the Company, its Affiliates or any of their respective Representatives, as determined in a final, non-appealable judgment of a court of competent jurisdiction or the inaccuracy of information provided by, or on behalf of, the Company or any of its Affiliates in connection with the Debt Financing; provided, that any request for reimbursement be made before the twentieth (20th) day of any month and payment will be made on the final day of such month. Any lender presentations or bank memoranda prepared by, or on behalf of or utilized by Parent, Merger Sub or their Affiliates, or Parent’s or Merger Sub’s Debt Financing Sources, in connection with Guarantor’s financing activities in connection with the Contemplated Transactions, which include any information provided by the Company or any of its Affiliates or Representatives shall include a conspicuous disclaimer to the effect that none of the Company or any of its Subsidiaries or their respective Affiliates or any of their or their Affiliates’ respective Representatives nor any employees thereof have any responsibility or liability for the content of such document and disclaim all responsibility therefor, including any unauthorized use by the recipients thereof of the information set forth in such document. Any use of the Company’s and its Subsidiaries’ logos in connection with the Debt Financing shall require the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).
(e)   Notwithstanding anything herein to the contrary, the condition set forth in Section 7.3(b), as it applies in respect of the Company’s obligations under this Section 6.18, shall be deemed satisfied unless the Company has breached its obligations under this Section 6.18 and such breach resulted in Parent not being able to obtain the Debt Financing contemplated by any of the Debt Commitment Letters.
Section 6.19   Further Assurances.   At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.
Section 6.20   FIRPTA Certificate.   Unless not otherwise permitted by applicable Law, the Company shall deliver to Parent, at or prior to the Closing, a certificate and corresponding notice to the IRS and duly executed and acknowledged, satisfying the requirements of Treasury Regulation Sections 1.1445-2(c)(3) and 1.897-2(h)(2), as applicable.
Section 6.21   Notification of Certain Matters.   Prior to the Effective Time, Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of any notice or other communication received by such party from any Governmental Entity in connection with this Agreement or the Contemplated Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Contemplated Transactions, if the subject matter of such communication or the failure of such party to obtain such consent would reasonably be expected to be material to the Company, the Surviving Corporation or Parent and (b) any effect, change, event, fact, condition, development or occurrence known to it that (i) would reasonably be expected to, individually or taken together with all other effects, changes, events, facts, conditions, developments or occurrences known to it, result in a Company Material Adverse Effect or (ii) would reasonably be expected to cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein that would reasonably be expected to result in the failure of a condition contained in Section 7.2(a), Section 7.2(b), Section 7.3(a) or Section 7.3(b); provided, however, that (x) the delivery of any notice pursuant to this Section 6.21 shall not cure any breach of representation, warranty, covenant or agreement contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice and (y) no failure to deliver a notice required by this Section 6.21 shall be considered in determining whether there has occurred a failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3.
Section 6.22   Transition Planning.
(a)   Parent and the Company shall discuss in good faith and cooperate with respect to planning for transition and integration matters following the Merger. Promptly following the date hereof, each of the Company and Parent will designate individuals reasonably acceptable to each other to a working committee (the “Transition Committee”) for the purpose of discussing, planning and preparing to implement (following the Effective Time) transition and integration matters, which Transition Committee will have a consultative role and will meet at least monthly until the earlier of the termination of this Agreement and the Effective Time. Parent will prepare an agenda for each meeting of the Transition Committee; provided, that no less than three (3) Business Days prior to such meeting of the Transition Committee, Parent shall provide the Company the opportunity to review such agenda and consider in good faith any addition or modification proposed by the Company to such agenda.
(b)   Without limiting Parent’s rights under, or expanding the Company’s or any of its Affiliates obligations under, Section 6.3, the Company shall cooperate in good faith with reasonable requests by Parent to (a) facilitate an orderly transition to Parent ownership following the Effective Time, including preparing for contemplated organizational changes and business initiatives, and (b) provide reasonable support for the Transition Committee to effect the foregoing.
Section 6.23   Company DRIP.   The Company shall use reasonable best efforts to, as promptly as practicable after the date hereof, cause the Company DRIP to be suspended with effect, to the extent permissible in accordance with the terms thereof, from the date of this Agreement until the earlier of the Effective Time or valid termination of this Agreement.
ARTICLE 7
CONDITIONS TO THE MERGER
Section 7.1   Conditions to Obligation of Each Party to Effect the Merger.   The respective obligations of each Party to effect the Merger and the other Contemplated Transactions shall be subject to the satisfaction (or waiver by each of Parent and the Company to the extent permitted by applicable Law) at or prior to the Effective Time of the following conditions:
(a)   Stockholder Approval.   The Required Company Stockholder Vote shall have been obtained.
(b)   No Legal Restraints.   No injunction or similar Order by any Governmental Entity in the U.S. or any other jurisdiction specified in Section 7.1(c) of the Company Disclosure Letter with competent jurisdiction over any Party that prohibits the consummation of the Merger and the other Contemplated Transactions shall have been entered and shall continue to be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity with competent jurisdiction over any Party in the U.S. or any other jurisdiction specified in Section 7.1(c) of the Company Disclosure Letter that remains in effect and, in any case, prohibits or makes illegal the consummation of the Merger (any such Order, injunction or Law, a “Legal Restraint”).

(c)   Regulatory Approvals.   (i) The applicable waiting period (and any extension thereof) and any agreement with a Governmental Entity not to consummate the Contemplated Transactions under the HSR Act shall have expired or been earlier terminated, (ii) the CFIUS Approval shall have been obtained, and (iii) the approvals and clearances specified in Section 7.1(c) of the Company Disclosure Letter shall have been obtained (the approvals and clearances described in clauses (i) through (iii), collectively, the “Required Approvals”).
Section 7.2   Conditions to Obligation of the Company to Effect the Merger.   The obligation of the Company to effect the Merger and the other Contemplated Transactions is further subject to the satisfaction (or waiver by the Company to the extent permitted by applicable Law) of the following conditions:
(a)   The representations and warranties of Parent and Merger Sub set forth in Article 5 (without regard to any qualifications as to materiality or Parent Material Adverse Effect contained in such representations and warranties) shall be true and correct at and as of the Closing Date, as if made at and as of such time (except to the extent made as of an earlier date, in which case at and as of such date), except where the failure of such representations and warranties to be so true and correct does not, individually or in the aggregate, constitute a Parent Material Adverse Effect.
(b)   Parent and Merger Sub shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by them prior to the Effective Time.
(c)   Parent shall have delivered to the Company a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.
Section 7.3   Conditions to Obligations of Parent and Merger Sub to Effect the Merger.   The obligations of Parent and Merger Sub to effect the Merger and the other Contemplated Transactions are further subject to the satisfaction (or waiver by Parent and Merger Sub to the extent permitted by applicable Law) of the following conditions:
(a)   (i) The representations and warranties of the Company set forth in Section 4.1(a), the first sentence of Section 4.2(a), clauses (i) through (viii) of Section 4.2(b), Section 4.2(c) (solely with respect to the Company) and Section 4.6(a) shall be true and correct in all respects at and as of the date hereof and the Closing Date, as if made at and as of such time (except to the extent made as of an earlier date, in which case at and as of such date), except, solely in respect of the first sentence of Section 4.2(a), clauses (i) through (viii) of Section 4.2(b) and Section 4.2(c) (solely with respect to the Company), for inaccuracies that do not exceed $50,000,000 in the aggregate; (ii) the representations and warranties of the Company set forth in Section 4.2(a) (other than the first sentence thereof), Section 4.3, Section 4.21, Section 4.22 and Section 4.23, shall be true and correct in all material respects at and as of the date hereof and the Closing Date, as if made at and as of such time (except to the extent made as of an earlier date, in which case at and as of such date); and (iii) the other representations and warranties of the Company set forth in Article 4 (disregarding all materiality and Company Material Adverse Effect qualifications contained therein) shall be true and correct in all respects at and as of the date hereof and the Closing Date, as if made at and as of such time (except to the extent made as of an earlier date, in which case at and as of such date), except with respect to this clause (iii) where the failure of such representations and warranties to be so true and correct does not, individually or in the aggregate, constitute a Company Material Adverse Effect.
(b)   The Company shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.
(c)   Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect.
(d)   The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 7.3(a), Section 7.3(b) and Section 7.3(c) have been satisfied.

Section 7.4   Frustration of Closing Conditions.   No Party may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, to be satisfied if such failure was caused by such Party’s breach of any covenant or agreement of this Agreement.
ARTICLE 8
TERMINATION
Section 8.1   Termination or Abandonment.   Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval by the stockholders of the Company of the matters presented in connection with the Merger:
(a)   by the mutual written consent of the Company and Parent;
(b)   by either the Company or Parent if (i) the Effective Time shall not have occurred on or before 11:59 p.m. Eastern time on September 18, 2024 (the “End Date”) (provided, that if, as of such time and date all conditions set forth in Section 7.1, Section 7.2 and Section 7.3 shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied by action taken at the Closing and other than the conditions set forth in Section 7.1(b) or Section 7.1(c) (but only to the extent the applicable Legal Restraint relates to the Required Approvals)), then such date shall, automatically without the action of any Person, be extended to 11:59 p.m. Eastern time on March 18, 2025, and references to the “End Date” shall instead refer to such extended date, and provided, further, that if, as of such time and date all conditions set forth in Section 7.1, Section 7.2 and Section 7.3 shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied by action taken at the Closing and other than the conditions set forth in Section 7.1(b) or Section 7.1(c) (but only to the extent the applicable Legal Restraint relates to the Required Approvals)), then such date shall, automatically without the action of any Person, be extended to 11:59 p.m. Eastern time on June 18, 2025, and references to the “End Date” shall instead refer to such extended date) and (ii) the Party seeking to terminate this Agreement pursuant to this Section 8.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately caused the failure to consummate the Merger on or before such date;
(c)   by either the Company or Parent if any Governmental Entity with competent jurisdiction over any Party in the U.S. or any other jurisdiction specified in Section 7.1(c) of the Company Disclosure Letter shall have issued or enacted a Legal Restraint, and such Legal Restraint shall have become final and nonappealable; provided, that the Party seeking to terminate this Agreement pursuant to this Section 8.1(c) shall have used the efforts required by this Agreement to remove such Legal Restraint; provided, further, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to a Party if such Party breached in any material respect its obligations under this Agreement in any manner that shall have proximately caused the issuance or entry of such Legal Restraint;
(d)   by either the Company or Parent if the Company Stockholders’ Meeting (including any adjournments or postponements thereof) shall have been held and concluded and the Required Company Stockholder Vote contemplated by this Agreement shall not have been obtained;
(e)   by the Company, if Parent or Merger Sub shall have breached or failed to perform in any material respect any of their representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and (ii) cannot be cured by the End Date or, if curable, is not cured within thirty (30) Business Days following the Company’s delivery of written notice to Parent stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination; provided, that the Company is not then in material breach of any representation, warranty, agreement or covenant contained in this Agreement;
(f)   by Parent, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and (ii) cannot be cured by the End Date or, if curable, is not cured within thirty (30) Business Days following

Parent’s delivery of written notice to the Company stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(f) and the basis for such termination; provided, that neither Parent or Merger Sub is then in material breach of any representation, warranty, agreement or covenant contained in this Agreement; or
(g)   (i) by the Company, in order to enter into a definitive agreement with respect to a Superior Proposal prior to obtaining the Required Company Stockholder Vote (it being agreed that no such termination shall be effective unless (A) the Company has complied in all material respects with Section 6.4(e), (B) the Company pays the Company Termination Fee due to Parent in accordance with Section 8.3(a) prior to or at the time of such termination and (C) promptly after such termination, the Company enters into such definitive agreement with respect to such Superior Proposal) or (ii) by Parent prior to obtaining the Required Company Stockholder Vote, if a Change of Recommendation shall have occurred.
Section 8.2   Effect of Termination.   In the event of a valid termination of this Agreement pursuant to Section 8.1, the terminating Party shall give written notice thereof to the other Party or Parties and this Agreement shall terminate, and the Contemplated Transactions shall be abandoned, without further action by any of the Parties. In the event of a valid termination of this Agreement pursuant to Section 8.1, this Agreement shall immediately become null and void and there shall be no liability or obligation on the part of the Company, Parent, Merger Sub or their respective Subsidiaries or Affiliates, or their respective former, current or future directors, partners, stockholders, managers or members, except that (a) no such termination shall relieve any Party of its obligation to pay the Company Termination Fee or the Parent Termination Fee, if, as and when required pursuant to Section 8.3; (b) subject to Section 8.3, no such termination shall relieve any Party for liability or damages (which the Parties acknowledge and agree, subject to Section 8.3(b) and Section 9.5, shall not be limited to reimbursement of expenses or out-of-pocket costs, and, in the case of liabilities or damages payable by Parent and Merger Sub, would include the benefits of the Contemplated Transactions lost by the Company’s stockholders taking into consideration all relevant matters, including lost stockholder premium, other combination opportunities and the time value of money), which shall be deemed in such event to be damages of such Party, for such Party’s Willful Breach of any covenant or agreement of this Agreement or for Fraud by such Party prior to its termination; and (c) the Confidentiality Agreement, Article 1, this Section 8.2, Section 8.3 and Article 9 shall survive the termination hereof.
Section 8.3   Termination Fee.
(a)   Company Termination Fee.   Notwithstanding any provision in this Agreement to the contrary, if (i) the Company shall have terminated this Agreement pursuant to Section 8.1(g)(i), (ii) Parent shall have terminated this Agreement pursuant to Section 8.1(g)(ii), or (iii) (A) after the date of this Agreement and prior to the Company Stockholders’ Meeting, an Alternative Proposal has been publicly proposed or publicly disclosed, and not withdrawn at least two (2) Business Days prior to, the Company Stockholders’ Meeting, (B) this Agreement is subsequently terminated by Parent or the Company pursuant to Section 8.1(d) and (C) concurrently with or within nine (9) months after such termination, (x) the Company shall have entered into a definitive agreement providing for a transaction that constitutes an Alternative Proposal (which transaction is subsequently consummated, whether during or following such nine (9) month period) or (y) the Company shall have completed a transaction that constitutes an Alternative Proposal (it being understood that, for purposes of clause (A) and this clause (C), references to “twenty percent (20%)” in the definition of Alternative Proposal shall be “fifty percent (50%)” for any fee to be payable under this Section 8.3(a)), then the Company shall pay the Company Termination Fee to Parent (or its designee(s)) by wire transfer of immediately available funds to an account designated by Parent (or its designee(s)), such payment to be made prior to or concurrently with, and as a condition to the effectiveness of, termination in the case of clause (i) above, within three (3) Business Days after such termination in the case of clause (ii) above, or within three (3) Business Days after the completion of the transaction referred to in clause (iii) above; it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion. Upon the payment by the Company of the Company Termination Fee as and when required by this Section 8.3(a), together with any fees, costs, expenses and interest payable pursuant to Section 8.3(c), none of the Company, any of its Subsidiaries or any of their respective former, current or future officers, directors, employees, partners, stockholders, optionholders, managers, members, Affiliates and Representatives (collectively, “Company Related Parties”) shall have any further liability with respect to this Agreement or the Contemplated Transactions to Parent, Merger Sub or their respective Affiliates or Representatives, except to the extent provided in Section 8.2 and except in the case of a Willful Breach of this Agreement or Fraud by the Company (in which case Parent (or its designee(s)) shall be entitled to seek monetary damages, recovery or award from the Company (provided, that, in no event will the Parent Related Parties or any other Person be entitled to seek monetary damages, recovery or award for Willful Breach of this Agreement or Fraud arising out of any matter forming the basis for such termination)). Payment of the Company Termination Fee pursuant to this Section 8.3(a) shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or Representatives or any other Person in connection with this Agreement (and the termination hereof), the Contemplated Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and, upon payment of the Company Termination Fee, none of Parent, Merger Sub, any of their respective former, current or future officers, directors, employees, partners, stockholders, optionholders, managers, members, other Representatives or Affiliates (collectively, “Parent Related Parties”) or any other Person shall be entitled to bring or maintain any Action or Legal Proceeding against any of the Company Related Parties arising out of or in connection with this Agreement, any of the Contemplated Transactions or any matters forming the basis for such termination, except to the extent provided in Section 8.2 and except in the case of a Willful Breach of this Agreement or Fraud by the Company (in which case Parent (or its designee(s)) shall be entitled to seek monetary damages, recovery or award from the Company); provided, that, in no event will the Parent Related Parties or any other Person be entitled to seek monetary damages, recovery or award for Willful Breach of this Agreement or Fraud arising out of any matter forming the basis for such termination. Parent’s right (and the rights of Parent’s designee(s)) to receive payment from the Company of the Company Termination Fee pursuant to this Section 8.3(a) shall be the sole and exclusive remedy of the Parent Related Parties in circumstances where the Company Termination Fee is payable pursuant to this Section 8.3(a) against the Company Related Parties for any loss suffered as a result of the failure of the Contemplated Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of the Company Termination Fee, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Contemplated Transactions, except, in each case, to the extent provided in Section 8.2 and except in the case of a Willful Breach of this Agreement or Fraud by the Company (in which case Parent (or its designee(s)) shall be entitled to seek monetary damages, recovery or award from the Company); provided, that, in no event will any of the Company Related Parties be liable for monetary damages, recovery or award for Willful Breach of this Agreement or Fraud arising out of any matter forming the basis for such termination.
(b)   Parent Termination Fee.   Notwithstanding any provision in this Agreement to the contrary, in the event that:
(i)   this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) and, at the time of such termination, (A) one or more of the conditions set forth in Section 7.1(b) or Section 7.1(c) (with respect to Section 7.1(b), only as the result of a Legal Restraint issued or granted in respect of the Merger or the other Contemplated Transactions by (x) a Governmental Entity in the U.S. or any other jurisdiction specified in Section 7.1(c) of the Company Disclosure Letter pursuant to the HSR Act or any other applicable Antitrust Law or Foreign Investment Law or (y) CFIUS or the President of the United States) have not been satisfied or waived, (B) the condition set forth in Section 7.1(a) has been satisfied and (C) all of the other conditions set forth in Section 7.3(a), Section 7.3(b) and Section 7.3(c) have been satisfied or waived (other than any such conditions that by their nature are to be satisfied at the Closing (if such conditions would be satisfied were the Closing to occur at such time)); or
(ii)   this Agreement is terminated by Parent or the Company pursuant to Section 8.1(c), only as the result of a Legal Restraint issued or granted in respect of the Contemplated Transactions by (A) a Governmental Entity in the U.S. or any other jurisdiction specified in Section 7.1(c) of the Company Disclosure Letter pursuant to the HSR Act or any other applicable Antitrust Law or Foreign Investment Law or (B) CFIUS or the President of the United States and, at the time of such termination, the condition set forth in Section 7.1(a) has been satisfied and one or more of the conditions set forth in Section 7.1(b) and Section 7.1(c) (with respect to Section 7.1(b), only as the result of a Legal Restraint issued or granted in respect of the Merger or the other Contemplated Transactions by (x) a Governmental Entity in the U.S. or any other jurisdiction specified in Section 7.1(c) of the Company

Disclosure Letter pursuant to the HSR Act or any other applicable Antitrust Law or Foreign Investment Law or (y) CFIUS or the President of the United States) have not been satisfied or waived, and all of the other conditions set forth in Section 7.3(a), Section 7.3(b) and Section 7.3(c) have been satisfied or waived (other than any such conditions that by their nature are to be satisfied at the Closing (if such conditions would be satisfied were the Closing to occur at such time));
then, in each case, Parent shall pay the Parent Termination Fee to the Company as promptly as practicable (and, in any event, within three (3) Business Days following the date of the Company Election, which shall, for the avoidance of doubt, occur after the date of termination) by wire transfer of immediately available funds to an account designated by the Company. Promptly following a termination described in Section 8.3(b)(i) or (ii), the Company shall irrevocably elect in writing to accept or decline the Parent Termination Fee (the “Company Election”). If the Company has declined the Parent Termination Fee, the Company Election shall constitute an irrevocable waiver of the Parent Termination Fee. In no event shall Parent be required to pay the Parent Termination Fee on more than one occasion. Upon the payment by Parent of the Parent Termination Fee as and when required by this Section 8.3(b) and subject to the Company’s election to accept Parent Termination Fee specified in the Company Election, together with any fees, costs, expenses and interest payable pursuant to Section 8.3(c), none of the Parent Related Parties or any Debt Financing Source shall have any further liability with respect to this Agreement or the Contemplated Transactions to the Company Related Parties or any other Person, except to the extent provided in Section 8.2 and except in the case of a Willful Breach of this Agreement or Fraud by Parent (in which case the Company shall be entitled to seek monetary damages, recovery or award from Parent; provided, that, in no event will the Company Related Parties or any other Person be entitled to seek monetary damages, recovery or award for Willful Breach of this Agreement or Fraud arising out of any matter forming the basis for such termination if the Company has elected to accept the Parent Termination Fee in the Company Election). If the Company has elected to accept the Parent Termination Fee in the Company Election, payment of the Parent Termination Fee pursuant to this Section 8.3(b) shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Acquired Companies, any of their respective Affiliates or Representatives or any other Person in connection with this Agreement (and the termination hereof), the Contemplated Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and, upon the Company’s election to accept the Parent Termination Fee in the Company Election, none of the Company Related Parties or any other Person shall be entitled to bring or maintain any Action or Legal Proceeding against any of the Parent Related Parties or any Debt Financing Source arising out of or in connection with this Agreement, any of the Contemplated Transactions or any matters forming the basis for such termination, except, in each case, to the extent provided in Section 8.2 and except in the case of a Willful Breach of this Agreement or Fraud by Parent or Merger Sub (in which case the Company shall be entitled to seek monetary damages, recovery or award from Parent or Merger Sub); provided, that, in no event will the Company Related Parties or any other Person be entitled to seek monetary damages, recovery or award for Willful Breach of this Agreement or Fraud arising out of any matter forming the basis for such termination if the Company has elected to accept the Parent Termination Fee in the Company Election. The Company’s right to receive payment from Parent of the Parent Termination Fee pursuant to this Section 8.3(b) shall be the sole and exclusive remedy of the Company Related Parties in circumstances where the Parent Termination Fee is payable pursuant to this Section 8.3(b) against any of the Parent Related Parties or any Debt Financing Source for any loss suffered as a result of the failure of the Contemplated Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of the Parent Termination Fee, none of the Parent Related Parties or any Debt Financing Source shall have any further liability or obligation relating to or arising out of this Agreement or the Contemplated Transactions, except, in each case, to the extent provided in Section 8.2 and except in the case of a Willful Breach of this Agreement or Fraud by Parent or Merger Sub (in which case the Company shall be entitled to seek monetary damages, recovery or award from Parent or Merger Sub); provided, that, in no event will any of the Parent Related Parties be liable for monetary damages, recovery or award for Willful Breach of this Agreement or Fraud arising out of any matter forming the basis for such termination if the Company has elected to accept the Parent Termination Fee in the Company Election.

(c)   Acknowledgements.   Each Party acknowledges that the agreements contained in this Section 8.3 are an integral part of this Agreement and that, without Section 8.3(a), Parent would not have entered into this Agreement and that, without Section 8.3(b), the Company would not have entered into this Agreement. Accordingly, if the Company or Parent fails to promptly pay any amount due pursuant to this Section 8.3, the Company, or Parent, as applicable, shall pay to Parent (or its designee(s)) or the Company, respectively, all fees, costs and expenses of enforcement (including attorneys’ fees as well as expenses incurred in connection with any action initiated by such Party), together with interest on the amount of the Company Termination Fee or the Parent Termination Fee, as applicable, at the prime lending rate as published in The Wall Street Journal, in effect on the date such payment is required to be made plus two percent (2%) per annum. The Parties further acknowledge that neither the Company Termination Fee nor the Parent Termination Fee shall constitute a penalty but is each liquidated damages, in a reasonable amount that will compensate such Party in the circumstances in which either the Company Termination Fee or Parent Termination Fee, as applicable, is payable (and, with respect to the Parent Termination Fee, the Company has elected to accept the Parent Termination Fee in the Company Election) for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision.
ARTICLE 9
MISCELLANEOUS
Section 9.1   No Survival of Representations and Warranties.   None of the representations and warranties and, subject to the following sentence, covenants and agreements, in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.
Section 9.2   Expenses.   Except as set forth in Section 8.3 and subject to the following sentence, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the other Contemplated Transactions shall be paid by the Party incurring or required to incur such expenses, except that expenses incurred by any Party in connection with the printing, filing and mailing of the Proxy Statement (including applicable SEC filing fees) shall be borne equally by the Company and Parent, and all filing fees paid by any Party in respect of any HSR Act or other regulatory filing shall be borne by Parent. Except as otherwise provided in Section 3.2(b), all transfer, documentary, sales, use, stamp, registration and other similar Taxes (for the avoidance of doubt, not including income, capital gain, gross receipt and other similar Taxes) imposed on the Company or any of its Subsidiaries pursuant to the Merger (including such Taxes that are also imposed on any holder of Shares with respect to the transfer of Shares as joint and several liability) shall be borne by the Surviving Corporation.
Section 9.3   Counterparts; Effectiveness.   This Agreement may be executed in counterparts (including by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic mail or otherwise as authorized by the prior sentence) to the other Parties. No Party may raise the use of any such electronic delivery or electronic signature as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
Section 9.4   Governing Law; Jurisdiction; Waiver of Jury Trial.
(a)   This Agreement, and any Action or other Legal Proceeding arising out of or relating to this Agreement (including the enforcement of any provision of this Agreement), any of the Contemplated Transactions or the legal relationship of the Parties with respect to the Contemplated Transactions (whether at law or in equity, whether in contract or in tort or otherwise), shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, regardless of the choice of laws principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies. In any action between any of the Parties arising out of or relating to this Agreement, any of the Contemplated Transactions or the legal relationship of the Parties with respect to the Contemplated Transactions (whether at law or in equity, whether in contract or in tort or otherwise), each of the Parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware); (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (iii) agrees that it will not bring any such action in any court other than the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware). Service of any process, summons, notice or document to any Party’s address and in the manner set forth in Section 9.6 shall be effective service of process for any such action.
(b)   EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, WHETHER IN CONTRACT OR IN TORT OR UNDER ANY OTHER BODY OF LAW, TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (iii) IT MAKES SUCH WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.4.
Section 9.5   Specific Enforcement.   Except as otherwise provided herein (including the final sentence of Section 9.5), any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including any Party failing to take such actions as are required of it hereunder in order to consummate the Contemplated Transactions). Each Party agrees that, in the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement, the non-breaching Party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach or threatened breach. Each Party agrees that the provisions of Section 8.3 are not intended to and do not adequately compensate the Company, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance or other equitable relief. The pursuit of specific enforcement or other equitable remedy by any Party will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy (whether at law or in equity) to which such Party may be entitled at any time, subject to the limitations or remedies set forth in this Agreement. In circumstances where Parent and Merger Sub are obligated to consummate the Merger and the Merger has not been consummated, Parent and Merger Sub expressly acknowledge and agree that the Company and its stockholders shall have suffered irreparable harm, that monetary damages will be inadequate to compensate the Company and its stockholders, and that the Company on behalf of itself and its stockholders shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to enforce specifically Parent’s and Merger Sub’s obligations to consummate the Merger. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, hereby agrees not to raise any objection to the availability of the equitable remedy of specific performance in accordance with and subject to the limitations set forth in this Agreement or to specifically enforce the terms and provisions of this Agreement on the basis that there is adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or in equity. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.5, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. The Parties acknowledge and agree that time is of the essence and that the Parties would suffer ongoing irreparable injury for so long as any provision of this Agreement is not performed in accordance with its specific terms, including as a result of any dispute over the Parties’ obligations to consummate the Contemplated Transactions. It is accordingly agreed that, as to any Actions or Legal Proceedings in which a Party seeks specific performance or other equitable relief pursuant to this Section 9.5, the Parties shall use their reasonable best efforts to seek and obtain an expedited schedule for such proceedings and shall not oppose any Party’s request for expedited proceedings. Each Party further agrees that by seeking the remedies provided for in this Section 9.5, a Party shall not in any respect waive its right to seek at any time any other form of relief that may be available to a Party under this Agreement, and nothing set forth in this Section 9.5 shall require any Party to institute any proceeding for (or limit any Party’s rights to institute any proceeding for) specific performance under this Section 9.5 prior to or as a condition to exercising any termination right under Article 8, nor shall the commencement of any Legal Proceeding pursuant to this Section 9.5 or anything set forth in this Section 9.5 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article 8 or pursue any other remedies under this Agreement, the Debt Commitment Letter or otherwise in connection with the Debt Financing that might be available then or thereafter (subject to the terms and conditions set forth herein and therein). Notwithstanding anything herein to the contrary, while the Company may pursue both a grant of specific performance to the extent expressly permitted by this Section 9.5 and the payment of, subject to Section 8.2 and Section 8.3, other monetary damages, under no circumstances shall Parent or Merger Sub be obligated to both specifically perform the terms of this Agreement and pay other monetary damages.
Section 9.6   Notices.   Any notice required to be given hereunder shall be sufficient if in writing, and sent by email, by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:
If to the Company:
United States Steel Corporation
600 Grant Street
Pittsburgh, Pennsylvania 15219
Email: ddholloway@uss.com; jtgraziano@uss.com
Attention: Duane D. Holloway; Jessica T. Graziano
with a copy (which shall not constitute notice) to:
Milbank LLP
55 Hudson Yards
New York, New York 10001
Email: rkennedy@milbank.com; iongun@milbank.com
Attention: Robert F. Kennedy; Iliana Ongun
and
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Email: JRCammaker@wlrk.com; JELevine@wlrk.com
Attention: Joshua R. Cammaker; Jenna E. Levine
If to Parent, Merger Sub or Guarantor:
Nippon Steel Corporation
2-6-1 Marunouchi, Chiyoda-ku
Tokyo 100-8071, Japan
Email: [Intentionally omitted]
Attention: Shigekazu Iwamoto; Isao Takenami

with a copy (which shall not constitute notice) to:
Ropes & Gray LLP
1211 Avenue of the Americas
New York, New York 10036-8704
Email: Ariel.Deckelbaum@ropesgray.com;
Suni.Sreepada@ropesgray.com
Attention: Ariel Deckelbaum; Suni Sreepada
or to such other address as any Party shall specify by written notice so given, and such notice shall be deemed to have been delivered (a) when received when sent by email, provided, that the recipient confirms in writing its receipt thereof, (b) upon proof of service when sent by reliable overnight delivery service, (c) upon personal delivery in the case of hand delivery or (d) upon receipt of the return receipt when sent by certified or registered mail. Any Party may notify any other Party of any changes to the address or any of the other details specified in this paragraph; provided, that such notification shall only be effective on the date specified in such notice or two (2) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.
Section 9.7   Assignment; Binding Effect.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties and any prohibited assignment is void, except that each of Parent and Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any wholly owned Subsidiary of Parent or Guarantor (and such wholly owned Subsidiary may further assign to its wholly owned Subsidiaries), but no such assignment by any Party shall relieve such Party of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.
Section 9.8   Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.
Section 9.9   Entire Agreement; No Third-Party Beneficiaries.   This Agreement (including the Company Disclosure Letter and Parent Disclosure Letter) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof. Except (a) for the provisions of Article 3 (which, from and after the Effective Time, shall be for the benefit of holders of the Common Stock and Company Equity Awards as of the Effective Time), and Section 6.10 (which, from and after the Effective Time, shall be for the benefit of the Indemnified Parties), (b) subject to Section 8.3(b) and Section 9.5, that the Company shall have the right to pursue damages, on behalf of its stockholders in the event of Parent or Merger Sub’s Fraud or Willful Breach of this Agreement, which right is acknowledged by Parent and Merger Sub, and (c) for the limitations on liability of the Company Related Parties and the Parent Related Parties set forth in Section 8.3, this Agreement is for the sole benefit of the Parties and their permitted assigns and nothing in this Agreement is intended to and shall not confer upon any Person other than the Parties any rights or remedies hereunder. Notwithstanding anything to the contrary in this Agreement, (x) without limitation to the foregoing, subject to Section 8.3(b) and Section 9.5, Parent and Merger Sub expressly acknowledge and agree that the Company shall have the right, on behalf of its stockholders, to pursue damages against Parent and/or Merger Sub for the loss of the Merger Consideration (including, for the avoidance of doubt, damages based on the loss of the economic benefits of the Merger, including the loss of the premium offered to each such holder) in the event of any Fraud or Willful Breach of this Agreement by Parent or Merger Sub in respect of which the Company is entitled to bring a claim hereunder and (y) Section 9.4, Section 9.7, Section 9.8, this Section 9.9, Section 9.10 and Section 9.14 are intended for the benefit of the Debt Financing Sources and the Debt Financing Sources shall be entitled to rely on and enforce the provisions of such Sections.

Section 9.10   Amendments; Waivers.   At any time prior to the Effective Time, whether before or after receipt of the Required Company Stockholder Vote, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub, or in the case of a waiver, by the Party against whom the waiver is to be effective; provided, that after receipt of the Required Company Stockholder Vote, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of the NYSE or the CSE require further approval of the stockholders of the Company or the sole stockholder of Merger Sub, as applicable, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders of the Company or the sole stockholder of Merger Sub, as applicable. The foregoing notwithstanding, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.
Section 9.11   Headings.   Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 9.12   Obligations of Merger Sub.   Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Merger Sub to take such action.
Section 9.13   Guaranty.
(a)   To induce the Company to enter into this Agreement, Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as principal and not as surety, to the Company, the Surviving Corporation and their successors and assigns the due and punctual payment and performance of each of the covenants, obligations and Liabilities of Parent and Merger Sub, as applicable (the “Guaranteed Obligations”). This guaranty is an absolute, unconditional and continuing guaranty of the full and punctual discharge and performance of the Guaranteed Obligations. This guaranty is a guaranty of payment and performance and not of collection. Any breach or nonperformance of any such obligations of Merger Sub or Parent (or any of their successors or assigns) shall also be deemed to be a default of Guarantor. So long as this Section 9.13 is in effect, Guarantor shall not exercise any right or remedy arising by reason of its performance of its guaranty, whether by subrogation, reimbursement, indemnification, contribution or otherwise, against the Company, the Surviving Corporation or their successors and assigns or any express intended third party beneficiary described in Section 9.9 of any Guaranteed Obligations, or any other guarantor of the Guaranteed Obligations or any security therefor.
(b)   If and whenever Parent or Merger Sub defaults for any reason whatsoever in the performance of any of the Guaranteed Obligations, Guarantor shall, as soon as reasonably practicable following demand, unconditionally perform (or procure the performance of) and satisfy (or procure the satisfaction of) the Guaranteed Obligations in regard to which such default has been made in the manner prescribed by this Agreement and so that the same benefits are conferred on the Company, the Surviving Corporation and their successors and assigns as such Person would have received if the Guaranteed Obligations had been duly performed and satisfied by Parent and Merger Sub.
(c)   Guarantor represents and warrants to the Company as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent any representation or warranty expressly relates to an earlier date or period, in which case as of such date or period) as follows.
(i)   Guarantor is a legal Entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.
(ii)   Guarantor has all requisite corporate power and authority to enter into this Section 9.13 and to perform its obligations under this Section 9.13.   The execution, delivery and performance of this Section 9.13 by the Guarantor, have been duly and validly authorized by the boards of directors of the Guarantor, and this Section 9.13 has been duly and validly executed and delivered by Guarantor and, assuming this Agreement constitutes the valid and binding agreement of the Company, this

Section 9.13 constitutes the valid and binding agreement of Guarantor, enforceable against Guarantor in accordance with its terms, subject to the Enforceability Exceptions.
(d)   Except for the representations and warranties expressly set forth in this Section 9.13, neither Guarantor nor any other Person makes any other express or implied representation or warranty on behalf of Guarantor or any of its Affiliates (other than the representations and warranties of Parent and Merger Sub set forth in Article 5). Guarantor’s obligations under this Section 9.13 are expressly limited to Guaranteed Obligations and shall automatically expire upon the full discharge and performance of all Guaranteed Obligations and thereafter, Guarantor shall no longer have any duties or obligations under this Agreement.
(e)   This guaranty is to be a continuing guaranty and accordingly is to remain in force until all the Guaranteed Obligations have been performed or satisfied. This guaranty is in addition to and without prejudice to and not in substitution for any rights that the Company, the Surviving Corporation, their successors and assigns and any third-party beneficiary may now or in future have or hold for the performance and observance of the Guaranteed Obligations. The Guaranteed Obligations shall be discharged as a result of (i) indefeasible payment in full of the Guaranteed Obligations in accordance with the terms of this Agreement, or (ii) those defenses to the payment of the Guaranteed Obligations that Parent or Merger Sub has (A) arising from Fraud or Willful Breach by the Company or (B) under the specific terms of this Agreement.
(f)   As a separate and independent stipulation, Guarantor acknowledges, confirms and agrees that any of the Guaranteed Obligations (including any monies payable) that is or becomes unenforceable against, or not capable of recovery from, Parent or Merger Sub by reason of any legal limitation, disability or incapacity on or of Parent or Merger Sub or any other fact or circumstances (other than any limitation imposed by this Agreement) will nevertheless be enforceable against and recoverable from Guarantor as though the same had been incurred by Guarantor and Guarantor were the sole or principal obligor in respect of that Guaranteed Obligation. Without limiting the generality of the foregoing, (i) Guarantor hereby waives: (A) notice of acceptance of this guaranty, and of the creation or existence of any of the Guaranteed Obligations and of any action by the Company in reliance hereon or in connection herewith; (B) presentment, demand for payment, notice of dishonor or nonpayment, protest and notice of protest with respect to the Guaranteed Obligations; and (C) any requirement that suit be brought against, or any other action by the Company, the Surviving Corporation, their successors and assigns and any third-party beneficiary be taken against, or any notice of default or other notice be given to, or any demand be made on, Parent, Merger Sub or any other Person, or that any other action be taken or not taken as a condition to Guarantor’s liability for the Guaranteed Obligations or as a condition to the enforcement of this Agreement or the Guaranteed Obligations against Guarantor; and (ii) the liability of Guarantor under this Agreement and the Guaranteed Obligations shall be irrevocable and enforceable irrespective of: (A) any change in the time, manner, terms, place of payment, or in any other term of all or any of the Guaranteed Obligations, or any other document executed in connection therewith; (B) any sale, exchange, release, or non-perfection of any property standing as security for the Guaranteed Obligations, or any release, amendment, waiver, or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations; (C) failure, omission, delay, waiver, or refusal by the Company, the Surviving Corporation, their successors and assigns and any third-party beneficiary to exercise, in whole or in part, any right or remedy held by such Person with respect to the Guaranteed Obligations; (D) any change in the existence, structure, or ownership of Guarantor, Parent or Merger Sub, or any insolvency, bankruptcy, reorganization, or other similar proceeding; and (E) any other circumstance that might otherwise constitute a defense available to, or discharge of, Guarantor not available to Parent.
(g)   Notwithstanding anything to the contrary set forth herein, the Company hereby acknowledges and agrees that (i) no recourse hereunder may be had against any Representative of Guarantor, whether by or through attempted piercing of the corporate veil or otherwise, by the enforcement of any judgment or assessment or by any legal or equitable Legal Proceeding, by virtue of any Law, or otherwise, and (ii) no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any Representative of Guarantor under this Section 9.13 or for any claim based on, in respect of or by reason of the Guaranteed Obligations. The Company acknowledges and agrees that Guarantor is agreeing to enter into this Section 9.13(g) in reliance on the provisions set forth in this Section 9.13(g) and that this Section 9.13(g) shall survive the termination of this Agreement. For the avoidance of doubt, in no event shall the potential liability of Guarantor in connection with this Agreement or the Contemplated Transactions exceed that of Parent in connection with this Agreement or the Contemplated Transactions.
(h)   The Company will not owe any obligations or have any liability to Guarantor under or in connection with this Agreement. Guarantor irrevocably and unconditionally waives any claim or other remedy that Guarantor may have against the Company and any third-party beneficiary in respect of any liability. Without prejudice to the generality of the foregoing, Guarantor accepts all of the exclusions, disclaimers and limitations of, and any acknowledgement of the Company or other provision that would have the effect of reducing, the liability of the Company and its Affiliates under or in connection with this Agreement as if Guarantor were Parent and Merger Sub.
Section 9.14   Debt Financing Matters.   The parties hereby agree that (a) no Debt Financing Source shall have any liability to the Company (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or losses arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach (provided, that nothing in this Section 9.14 shall limit the liability or obligations of the Debt Financing Sources under any of the Debt Commitment Letters or the Fee Letters or the obligations of Parent and Merger Sub to enforce their rights under the Debt Commitment Letters and the definitive agreements related to the Debt Financing pursuant to Section 6.17(a)(v)), (b) any claim, suit, action or proceeding of any kind or description (whether at law, in equity, in contract, in tort or otherwise) involving any Debt Financing Source arising out of or relating to the transactions contemplated pursuant to this Agreement, the Debt Financing, the Debt Commitment Letters, the Fee Letters or the performance of services thereunder shall be subject to the exclusive jurisdiction of any New York State court or Federal Court of the United States of America sitting in the Borough of Manhattan in the City of New York or the Tokyo District Court, as applicable and as specified in the Debt Commitment Letters, (c) no party hereto will bring, permit any of their respective Affiliates to bring, or support anyone else in bringing, any such claim, suit, action or proceeding in any other court, (d) the waiver of rights to trial by jury set forth in Section 9.4(b) applies to any such claim, suit, action or proceeding, (e) only Guarantor, Parent (including its successors and permitted assigns under the Debt Commitment Letter) and the other parties to the Debt Commitment Letters at their own direction shall be permitted to bring any claim against a Debt Financing Source for failing to satisfy any obligation to fund the Debt Financing pursuant to the terms of any of the Debt Commitment Letters, (f) no amendment or waiver of this Section 9.14 that is adverse in any material respect to the Debt Financing Sources shall be effective without the prior written consent of the Debt Financing Sources party to the Debt Commitment Letters and (g) the Debt Financing Sources are express and intended third party beneficiaries of this Section 9.14.   This Section 9.14 shall, with respect to the matters referenced herein, supersede any provision of this Agreement to the contrary.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto and Guarantor have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
NIPPON STEEL NORTH AMERICA, INC.
By:	/s/ Hiroshi Ono
	Name:	Hiroshi Ono
	Title:	President
2023 MERGER SUBSIDIARY, INC.
By:	/s/ Hiroshi Ono
	Name:	Hiroshi Ono
	Title:	President
[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties hereto and Guarantor have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
NIPPON STEEL CORPORATION (solely for purposes of Section 9.13)
By:	/s/ Takahiro Mori
	Name:	Takahiro Mori
	Title:	Representative Director and Executive Vice President
[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties hereto and Guarantor have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
UNITED STATES STEEL CORPORATION
By:	/s/ David B. Burritt
	Name:	David B. Burritt
	Title:	President and Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

ANNEX B
745 Seventh Avenue New York, NY 10019 United States
12/18/2023
Board of Directors
United States Steel Corporation
600 Grant Street, 61st Floor
Pittsburgh, PA 15219
Members of the Board of Directors:
We understand that United States Steel Corporation, a Delaware corporation (the “Company”), intends to enter into a transaction (the “Proposed Transaction”) with Nippon Steel North America, Inc., a New York corporation (“Parent”), a wholly owned subsidiary of Nippon Steel Corporation, a Japanese corporation (“Nippon”), 2023 Merger Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Nippon, pursuant to which (i) Merger Sub will be merged with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned subsidiary of Parent and (ii) each share of common stock, par value $1.00 per share (the “Shares”), of the Company, outstanding immediately prior to the effective time of the Merger other than Shares that are Cancelled Shares and Dissenting Shares (each as defined in the Agreement (as defined below)) will be converted into the right to receive an amount in cash equal to $55.00 per Share (the “Merger Consideration”). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger, dated as of December 18, 2023 (the “Agreement”), among the Company, Merger Sub, Nippon, solely as provided in Section 9.13 of the Agreement, and Parent. The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement.
We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the holders of Shares of the Merger Consideration to be offered to such holders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the consideration to be offered to the holders of Shares in the Proposed Transaction or otherwise. Our opinion does not address the relative merits of the Proposed Transaction as compared to any other transaction or business strategy in which the Company might engage.
In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023; (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by the management of the Company (the “Company Projections”); (4) a trading history of Shares from December 15, 2021 to December 15, 2023 and a comparison of that trading history with those of other companies that we deemed relevant; (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant; (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other recent transactions that we deemed relevant; (7) published estimates of independent research analysts with respect to the future financial performance and price targets of the Company; and (8) the results of our efforts to solicit indications of interest from third parties with respect to a sale of all or a part of the Company. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects, and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Company Projections, upon the advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter.
We have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We have also assumed, upon the advice of the Company, that all material governmental, regulatory and third-party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.
Based upon and subject to the foregoing, we are of the opinion as of the date hereof that the Merger Consideration to be offered to the holders of Shares in the Proposed Transaction is fair to such holders from a financial point of view.
We are acting as financial advisor to the Company in connection with the Proposed Transaction and will receive fees for our services, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse a portion of our expenses and indemnify us for certain liabilities that may arise out of our engagement and the rendering of this opinion. We have performed various investment banking services for the Company in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services. Specifically, in the past two years, we have performed the following investment banking and financial services for the Company: (i) in August 2022, acted as a co-manager on the Company’s offering of $290 million of muni bonds, (ii) in May 2023, acted as a co-manager on the Company’s offering of $240 million of muni bonds, (iii) acted as financial advisor to the Company in connection with certain potential divestiture transactions, and (iv) participated as a lender under the Company’s existing credit facilities. We have not received investment banking fees from Nippon or any of its subsidiaries in the past two years.
Barclays Capital Inc., its subsidiaries and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company, Parent and Nippon for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.
This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.
Very truly yours,
BARCLAYS CAPITAL INC.

ANNEX C
200 West Street | New York, NY 10282-2198
Tel: 212-902-1000 | Fax: 212-902-3000
PERSONAL AND CONFIDENTIAL
December 18, 2023
Board of Directors
United States Steel Corporation
600 Grant Street, 61st Floor
Pittsburgh, PA 15219
Ladies and Gentlemen:
You have requested our opinion as to the fairness from a financial point of view to the holders (other than Nippon Steel Corporation (“Nippon”) and its affiliates) of the outstanding shares of common stock, par value $1.00 per share (the “Shares”), of United States Steel Corporation (the “Company”) of the $55.00 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of December 18, 2023 (the “Agreement”), by and among Nippon Steel North America, Inc. (“Parent”), a wholly owned subsidiary of Nippon, 2023 Merger Subsidiary, Inc., a wholly owned subsidiary of Parent, solely as provided in Section 9.13 of the Agreement, Nippon, and the Company.
Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending, and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Nippon, Parent, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as co-manager with respect to the issuance of unsecured bonds of the Company in May 2023; as co-manager with respect to the issuance of unsecured bonds of the Company in September 2022; and as co-manager with respect to the tender offer to purchase senior notes of the Company and certain of its subsidiaries in September 2022. We may also in the future provide financial advisory and/or underwriting services to the Company, Nippon, Parent and their respective affiliates for which Goldman Sachs Investment Banking may receive compensation.
In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 2022; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the “Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information

C-1

for the Company with similar information for certain other companies, the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the steel industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.
For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation, appraisal or geological or technical assessment of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.
Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Nippon and its affiliates) of Shares, as of the date hereof, of the $55.00 in cash per Share to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $55.00 in cash per Share to be paid to the holders (other than Nippon and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which the Shares will trade at any time or as to the potential effects of volatility in the credit, financial and stock markets on the Company or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or the ability of the Company to pay its obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $55.00 in cash per Share to be paid to the holders (other than Nippon and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.
Very truly yours,
(GOLDMAN SACHS & CO. LLC)

C-2

ANNEX D
SECTION 262 OF THE GENERAL CORPORATION LAW
OF THE STATE OF DELAWARE
§ 262. Appraisal rights
(a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):
(1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:
a.   Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;
b.   Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.   Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d.   Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4)   [Repealed.]
(c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d)   Appraisal rights shall be perfected as follows:
(1)   If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2)   If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3)   Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e)   Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.
(f)   Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g)   At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h)   After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.
(i)   The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.
(j)   The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k)   Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.
(l)   The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV37892-Z87173For Against Abstain! ! !! ! !! ! !UNITED STATES STEEL CORPORATIONUNITED STATES STEEL CORPORATION600 GRANT STREETPITTSBURGH, PA 15219Please sign exactly as your name(s) appear(s) hereon. When signing as attorney,executor, administrator, or other fiduciary, please give full title as such. Joint ownersshould each sign personally. All holders must sign. If a corporation or partnership,please sign in full corporate or partnership name by authorized officer.Proposal 1. To adopt the Agreement and Plan of Merger, dated as of December 18, 2023, by and among United States Steel Corporation,Nippon Steel North America, Inc., 2023 Merger Subsidiary, Inc., and, solely as provided in Section 9.13 therein, Nippon SteelCorporation (as it may be amended form time to time, the "Merger Agreement").Proposal 2. To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to United States Steel Corporation'snamed executive officers that is based on or otherwise relates to the Merger Agreement and the transaction contemplated bythe Merger Agreement.Proposal 3. To approve any adjournment of the special meeting of stockholders of United States Steel Corporation (the "Special Meeting"),if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the timeof the Special Meeting.THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery information.Vote by 11:59 PM ET on April 11, 2024. Have your proxy card in hand when you accessthe website and follow the instructions to obtain your records and to create an electronicvoting instruction from.During The Meeting - Go to www.virtualshareholdermeeting.com/X2024SMYou may attend the meeting via the internet and vote during the meeting. Have theinformation that is printed in the box marked by the arrow available and follow instructions.VOTE BY PHONE - 1-800-690-6903Use any touch tone telephone to transmit your voting instructions. Vote by11:59 PM ET on April 11, 2024. Have your proxy card in hand when you call and thenfollow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY11717. Proxies submitted by mail must be received by 11:59 p.m. ET on April 11, 2024.SCAN TOVIEW MATERIALS & VOTE

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement is available at www.proxyvote.com.V37893-Z87173PROXYUNITED STATES STEEL CORPORATIONSpecial Meeting of StockholdersApril 12, 2024, 1:00 p.m. Eastern timeThis proxy is solicited on behalf of the Board of DirectorsThe undersigned stockholder of UNITED STATES STEEL CORPORATION, a Delaware corporation, hereby acknowledgesreceipt of the Notice of the Special Meeting of Stockholders and Proxy Statement, each dated March 12, 2024,and hereby appoints David B. Burritt and David S. Sutherland, and each of them, proxies and attorneys-in-fact, with fullpower of substitution, on behalf and in the name of the undersigned, to represent the undersigned at theSpecial Meeting of Stockholders of UNITED STATES STEEL CORPORATION to be held on April 12, 2024 at 1:00 p.m. ET, atwww.virtualshareholdermeeting.com/X2024SM, and at any adjournment thereof, and to vote all shares of Common Stock whichthe undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and,in their discretion, upon any other business that may properly come before said meeting.THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED INACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF UNITED STATES STEEL CORPORATION.THE BOARD OF DIRECTORS OF UNITED STATES STEEL CORPORATION RECOMMENDS THAT YOU VOTE FOR PROPOSALS1, 2, AND 3.Continued and to be signed on reverse side

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYProposal 1. To adopt the Agreement and Plan of Merger, dated as of December 18, 2023, by and among United States Steel Corporation, NipponSteel North America, Inc., 2023 Merger Subsidiary, Inc., and, solely as provided in Section 9.13 therein, Nippon Steel Corporation(as it may be amended form time to time, the "Merger Agreement").Proposal 2. To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to United States Steel Corporation'snamed executive officers that is based on or otherwise relates to the Merger Agreement and the transaction contemplated bythe Merger Agreement.Proposal 3. To approve any adjournment of the special meeting of stockholders of United States Steel Corporation (the "Special Meeting"),if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the timeof the Special Meeting.V37894-Z87173For Against Abstain! ! !! ! !! ! !UNITED STATES STEEL CORPORATIONTHE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.I hereby instruct Fidelity Management Trust Company to vote the number of shares of United States Steel Corporation stock attributableto my account as specified above.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney,executor, administrator, or other fiduciary, please give full title as such. Joint ownersshould each sign personally. All holders must sign. If a corporation or partnership,please sign in full corporate or partnership name by authorized officer.UNITED STATES STEEL CORPORATION600 GRANT STREETROOM 1681PITTSBURGH, PA 15219ATTENTION: TUCKER J. KULPSCAN TOVIEW MATERIALS & VOTE wVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information.Have your proxy card in hand when you access the website and follow the instructions to obtainyour records and to create an electronic voting instruction form. Voting instructions must bereceived by 11:59 p.m. Eastern Time on April 9, 2024 (the "cut-off date") for participants inthe United States Steel Corporation Savings Fund Plan for Salaried Employees.During The Meeting - Go to www.virtualshareholdermeeting.com/X2024SMYou may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.Eastern Time on the cut-off date. Have your proxy card in hand when you call and thenfollow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.

V37895-Z87173Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.UNITED STATES STEEL CORPORATIONSpecial Meeting of StockholdersApril 12, 2024UNITED STATES STEEL CORPORATIONSpecial Meeting of StockholdersApril 12, 2024 1:00 PM Eastern timeThis instruction card is solicited by Fidelity Management Trust CompanyAs a participant in the United States Steel Corporation Savings Fund Plan for Salaried Employees, you have the right to directFidelity Management Trust Company regarding how to vote the shares of United States Steel Corporation common stockattributable to your account at the Special Meeting of Stockholders to be held on April 12, 2024. Your voting directionswill be tabulated confidentially. Only Fidelity will have access to your individual voting directions.Unless otherwise required by law, the shares attributable to your account will be voted as directed; if no directionis made or if the card is not signed or the card is not received by April 9, 2024, the shares attributable to youraccount will be voted in the same proportion as directions received from participants.Continued and to be signed on reverse side

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYProposal 1. To adopt the Agreement and Plan of Merger, dated as of December 18, 2023, by and among United States Steel Corporation,Nippon Steel North America, Inc., 2023 Merger Subsidiary, Inc., and, solely as provided in Section 9.13 therein, Nippon Steel Corporation(as it may be amended form time to time, the "Merger Agreement").Proposal 2. To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to United States Steel Corporation'snamed executive officers that is based on or otherwise relates to the Merger Agreement and the transaction contemplated bythe Merger Agreement.Proposal 3. To approve any adjournment of the special meeting of stockholders of United States Steel Corporation (the "Special Meeting"),if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the timeof the Special Meeting.V37896-Z87173For Against Abstain! ! !! ! !! ! !UNITED STATES STEEL CORPORATIONTHE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.I hereby instruct Fidelity Management Trust Company to vote the number of shares of United States Steel Corporation stock attributableto my account as specified above.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney,executor, administrator, or other fiduciary, please give full title as such. Joint ownersshould each sign personally. All holders must sign. If a corporation or partnership,please sign in full corporate or partnership name by authorized officer.UNITED STATES STEEL CORPORATION600 GRANT STREETROOM 1681PITTSBURGH, PA 15219ATTENTION: TUCKER J. KULPSCAN TOVIEW MATERIALS & VOTE wVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information.Have your proxy card in hand when you access the website and follow the instructions to obtainyour records and to create an electronic voting instruction form. Voting instructions must bereceived by 11:59 p.m. Eastern Time on April 9, 2024 (the "cut-off date") for participants inthe USS 401(k) Plan for USW-Represented Employees.During The Meeting - Go to www.virtualshareholdermeeting.com/X2024SMYou may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.Eastern Time on the cut-off date. Have your proxy card in hand when you call and thenfollow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.

V37897-Z87173Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.UNITED STATES STEEL CORPORATIONSpecial Meeting of StockholdersApril 12, 2024UNITED STATES STEEL CORPORATIONSpecial Meeting of StockholdersApril 12, 2024 1:00 PM Eastern timeThis instruction card is solicited by Fidelity Management Trust CompanyAs a participant in the USS 401(k) Plan for USW-Represented Employees, you have the right to direct Fidelity Management Trust Companyregarding how to vote the shares of United States Steel Corporation common stock attributable to your account at theSpecial Meeting of Stockholders to be held on April 12, 2024. Your voting directions will be tabulated confidentially. OnlyFidelity will have access to your individual voting directions.Unless otherwise required by law, the shares attributable to your account will be voted as directed; if no directionis made or if the card is not signed or the card is not received by April 9, 2024, the shares attributable to youraccount will be voted in the same proportion as directions received from participants.Continued and to be signed on reverse side

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYProposal 1. To adopt the Agreement and Plan of Merger, dated as of December 18, 2023, by and among United States Steel Corporation,Nippon Steel North America, Inc., 2023 Merger Subsidiary, Inc., and, solely as provided in Section 9.13 therein, Nippon Steel Corporation(as it may be amended form time to time, the "Merger Agreement").Proposal 2. To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to United States Steel Corporation'snamed executive officers that is based on or otherwise relates to the Merger Agreement and the transaction contemplated bythe Merger Agreement.Proposal 3. To approve any adjournment of the special meeting of stockholders of United States Steel Corporation (the "Special Meeting"),if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the timeof the Special Meeting.UNITED STATES STEEL CORPORATION600 GRANT STREETROOM 1681PITTSBURGH, PA 15219ATTENTION: TUCKER J. KULPSCAN TOVIEW MATERIALS & VOTE wVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information.Have your proxy card in hand when you access the website and follow the instructions to obtainyour records and to create an electronic voting instruction form. Voting instructions must bereceived by 11:59 p.m. Eastern Time on April 9, 2024 (the "cut-off date") for participants inthe Big River Steel 401(k) Plan.During The Meeting - Go to www.virtualshareholdermeeting.com/X2024SMYou may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.Eastern Time on the cut-off date. Have your proxy card in hand when you call and thenfollow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.V37898-Z87173For Against Abstain! ! !! ! !! ! !UNITED STATES STEEL CORPORATIONTHE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.I hereby instruct Fidelity Management Trust Company to vote the number of shares of United States Steel Corporation stock attributableto my account as specified above.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney,executor, administrator, or other fiduciary, please give full title as such. Joint ownersshould each sign personally. All holders must sign. If a corporation or partnership,please sign in full corporate or partnership name by authorized officer.

V37899-Z87173Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.UNITED STATES STEEL CORPORATIONSpecial Meeting of StockholdersApril 12, 2024Continued and to be signed on reverse sideUNITED STATES STEEL CORPORATIONSpecial Meeting of StockholdersApril 12, 2024 1:00 PM Eastern timeThis instruction card is solicited by Fidelity Management Trust CompanyAs a participant in the Big River Steel 401(k) Plan, you have the right to direct Fidelity Management Trust Company regardinghow to vote the shares of United States Steel Corporation common stock attributable to your account at the Special Meeting ofStockholders to be held on April 12, 2024. Your voting directions will be tabulated confidentially. Only Fidelity will have accessto your individual voting directions.Unless otherwise required by law, the shares attributable to your account will be voted as directed; if no directionis made or if the card is not signed or the card is not received by April 9, 2024, the shares attributable to youraccount will be voted in the same proportion as directions received from participants.